    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 16, 1999


                                                      REGISTRATION NO. 333-74483
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                                AMENDMENT NO. 4


                                       TO

                                    FORM F-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           --------------------------

  WILLIS CORROON GROUP      WILLIS CORROON PARTNERS        WILLIS CORROON
         LIMITED                                             CORPORATION
(Exact Name of Registrant  (Exact Name of Registrant  (Exact Name of Registrant
   Parent Guarantor as     Guarantor as Specified in   Issuer as Specified in
Specified in its Charter)        its Charter)               its Charter)
    ENGLAND AND WALES              DELAWARE                   DELAWARE
     (State or other            (State or other            (State or other
     jurisdiction of            jurisdiction of            jurisdiction of
    incorporation or           incorporation or           incorporation or
      organization)              organization)              organization)
          6411                       6411                       6411
    (Primary Standard          (Primary Standard          (Primary Standard
       Industrial                 Industrial                 Industrial
   Classification Code        Classification Code        Classification Code
         Number)                    Number)                    Number)
          NONE                    62-1761909                 13-5654526
    (I.R.S. Employer           (I.R.S. Employer           (I.R.S. Employer
 Identification Number)     Identification Number)     Identification Number)

                           --------------------------

                               TEN TRINITY SQUARE
                                LONDON EC3P 3AX
                                    ENGLAND
                             (011) 44-171-488-8111

              (Address, including zip code, and telephone number, including area code, of registrant parent guarantor's principal executive offices)

                         ------------------------------

                             BART R. SCHWARTZ, ESQ.
                              26 CENTURY BOULEVARD
                                P.O. BOX 305026
                              NASHVILLE, TN 37214
                                 (615) 872-3000

              (Address, including zip code, and telephone number, including area code, of registrant issuer's principal executive offices)
                      (Name, address, including zip code,
        and telephone number, including area code, of agent for service)

                         ------------------------------

                                WITH A COPY TO:
                           EDWARD P. TOLLEY III, ESQ.
                           SIMPSON THACHER & BARTLETT
                              425 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 455-2000

                           --------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration number of the earlier effective Registration Statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Registration Statement number of the earlier effective Registration Statement for the same offering. / /

                           --------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Prospectus

$550,000,000

WILLIS CORROON CORPORATION

OFFER TO EXCHANGE ALL OUTSTANDING 9% SENIOR SUBORDINATED
NOTES DUE 2009 FOR 9% SENIOR SUBORDINATED NOTES DUE 2009,
WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

UNCONDITIONALLY GUARANTEED ON A SENIOR SUBORDINATED BASIS BY WILLIS CORROON GROUP LIMITED AND WILLIS CORROON PARTNERS

THE EXCHANGE OFFER

- Willis Corroon Corporation will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradeable.

- You may withdraw tenders of outstanding notes at any time prior to the expiration of the exchange offer.


- The exchange offer expires at 5:00 p.m., New York City time, on September 17, 1999, unless extended. We do not currently intend to extend the expiration date.


THE EXCHANGE NOTES

- The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the exchange notes will be freely tradeable.

LISTING OF EXCHANGE NOTES

- We have applied for listing of the exchange notes on the Luxembourg Stock Exchange.

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 16 OF THIS PROSPECTUS BEFORE PARTICIPATING IN THE EXCHANGE OFFER.

                     --------------------------------------

         The exchange notes are only being offered in the United Kingdom to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business and neither this prospectus nor any other document issued in connection with the offering may be passed on to any person in the United Kingdom unless that person is sufficiently expert to understand the risks involved as described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom the document may otherwise lawfully be issued or passed on. All applicable provisions of the Financial Services Act 1986 must be complied with in respect of anything done in relation to the exchange notes in, from or otherwise involving the United Kingdom.

                   ------------------------------------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   ------------------------------------------


                The date of this prospectus is August 18, 1999.

                               TABLE OF CONTENTS

                                           PAGE
                                           -----
Prospectus Summary....................           1
Risk Factors..........................          16
Forward Looking Statements............          30
Presentation of Currency and Financial
  Information; Exchange Rates.........          31
The Tender Offer and Related
  Financings..........................          32
Use of Proceeds.......................          35
Capitalization........................          36
Unaudited Condensed Pro Forma
  Consolidated Financial
  Information.........................          37
Selected Historical Consolidated
  Financial Data......................          43
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................          44
Supplemental Constant Currency
  Financial Data......................          64
Business..............................          67
Management............................          89
Shareholders..........................          94

                                           PAGE
                                           -----

Certain Relationships and Related
  Transactions........................          98
Description of the Senior Credit
  Facilities..........................          99
Description of Preference Shares......         102
The Exchange Offer....................         104
Description of the Notes..............         116
Registration Rights Agreement.........         177
United States Federal Income Tax
  Consequences of the Exchange Offer..         181
United States Federal Income Tax
  Consequences to Non-U.S. Holders....         181
Material United Kingdom Tax
  Consequences of Payments by Willis
  Corroon Group as Guarantor..........         184
Material United Kingdom Tax
  Consequences of the Exchange Offer..         184
Book-Entry; Delivery and Form.........         185
Plan of Distribution..................         189
Legal Matters.........................         190
Experts...............................         190
Where You Can Find More Information...         190
Listing and General Information.......         191
Index to Financial Statements.........         F-1
Appendix A............................         A-1

                               PROSPECTUS SUMMARY

         THIS SUMMARY HIGHLIGHTS KEY INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. IT MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. FOR A MORE COMPLETE UNDERSTANDING OF THE EXCHANGE OFFER, WE ENCOURAGE YOU TO READ THIS PROSPECTUS IN ITS ENTIRETY. IN THIS PROSPECTUS, "WILLIS CORROON," "WE," "US" OR "OUR" REFERS TO WILLIS CORROON GROUP LIMITED AND ITS CONSOLIDATED SUBSIDIARIES, EXCLUDING OUR "ASSOCIATES," ENTITIES IN WHICH WILLIS CORROON MAINTAINS AN OWNERSHIP INTEREST OF AT LEAST 20% BUT NO MORE THAN 50%. UNLESS OTHERWISE SPECIFICALLY INDICATED, ALL MARKET INFORMATION OR OTHER STATEMENTS PRESENTED IN THIS PROSPECTUS REGARDING WILLIS CORROON'S POSITION RELATIVE TO ITS COMPETITION ARE BASED UPON STATISTICAL DATA OR INFORMATION, INCLUDING BROKERAGE REVENUES, PUBLISHED IN BUSINESS INSURANCE (JULY 20, 1998). FOR PURPOSES OF THE BUSINESS INSURANCE RANKINGS, BROKERAGE REVENUES ARE DEFINED AS GROSS REVENUES GENERATED BY INSURANCE BROKERAGE, CONSULTING AND RELATED SERVICES.

                                 WILLIS CORROON

         We are the third largest insurance broker in the world. We provide a broad range of value-added risk management consulting and insurance brokering services to some 50,000 clients worldwide. We trace our history to 1828 and we are a leading insurance broker in the U.K., the U.S. and, directly and through our associates, in many other countries. We are a recognized leader in providing specialized risk management advisory and other services on a global basis to clients in various industries.

         We and our associates serve a diverse base of clients located in more than 125 countries. With approximately 12,000 employees around the world and a network of more than 250 offices in 69 countries, in each case including our associates, we believe we are one of only three insurance brokers in the world possessing the global operating presence, broad product expertise and extensive distribution network necessary to effectively meet the global risk management needs of many of our clients. For the twelve months ended December 31, 1998, our Reported Revenues were L718.2 million ($1,192.2 million).

                               INDUSTRY OVERVIEW

         Insurance brokers, such as Willis Corroon, provide essential services to users of insurance and reinsurance products. Such users include corporations, public institutions and insurance carriers. Brokers distribute insurance products and provide highly specialized, and often highly technical, value-added risk management consulting services. Through its knowledge of the insurance market and risk management techniques, the broker provides value to its clients and the insurance carriers with whom the broker deals by:

                    VALUE TO CLIENTS                                    VALUE TO INSURANCE CARRIERS
--------------------------------------------------------  --------------------------------------------------------

- assisting clients in their analysis of risk;            - assessing a potential insurance user's risk management
- helping clients formulate appropriate strategies to       needs, structuring an appropriate insurance program to
  manage those risks;                                       meet those needs and placing risks to be insured with
- negotiating insurance policy terms and conditions;        an insurance carrier;
- placing risks to be insured with insurance carriers     - acting as a principal distribution channel for
  through its distribution network and taking advantage     insurance products; and
  of its ability to place insurance at rates often lower  - providing access to insurance buyers that most
  than the client could achieve on its own; and             insurance companies are not equipped to reach on their
- providing specialized self-insurance consulting and       own.
  other risk management consulting services apart from
  its traditional intermediary role.

         There are three main subsectors of the brokerage industry:

       - retail brokering, which involves business and services transacted between brokers and commercial or individual customers;

       - wholesale brokering, which involves business and services transacted between two brokers, or agents, when one broker uses the services or products of another broker; and

       - reinsurance brokering, which involves placing reinsurance coverage for primary insurance and reinsurance carriers.

         Industry revenue has been relatively stable in recent years. According to BUSINESS INSURANCE, the 192 largest commercial insurance brokers globally reported brokerage revenues totaling $16.7 billion in 1997. Recent consolidation among the largest insurance brokers, however, has significantly altered the industry's competitive dynamics. Significant factors in broker consolidation include:

       - the increased need by clients for products and services with a global scope; and

       - better economies of scale available to larger firms.

As a result, the insurance brokerage industry is now led by its three global participants: Marsh & McLennan Companies, Inc. (with approximately 35% of the worldwide market comprised of the 192 brokers in 1997 referred to above, 9% of which is attributable to Sedgwick Group plc, a company acquired by Marsh & McLennan in 1998), Aon Corporation (with approximately 24%) and Willis Corroon (with approximately 7%). The industry is highly fragmented beyond these three brokers with the next largest broker having less than a 3% share of the $16.7 billion market.

                         RECENT MANAGEMENT INITIATIVES

         In 1996, we developed and launched a series of initiatives referred to as the "change program." The change program was designed to enhance revenues, improve efficiency and transition us from a traditional commission-based insurance broker to a more comprehensive professional advisory services firm. As part of the change program, we established certain key initiatives to:

       - enhance operating efficiencies;

       - intensify efforts to develop existing and new accounts;

       - increase cross-selling of both existing and new products and services to our existing clients; and

       - maximize leverage in placing insurance with insurance carriers.

In addition, we developed initiatives focused on maximizing the talent and expertise of our brokers and consultants. Accordingly, we:

       - developed improved techniques for recruitment and assessment;

       - instituted a new incentive structure for brokers in the U.S.;

       - implemented a new and more frequent appraisal process, including peer review;

       - created new training and development programs;

       - invested in technology to enhance communication among employees; and

       - formed practice groups to share knowledge on specific industry or product areas.

Currently, each of our business units has developed an action plan setting out the implementation of the initiatives which make up the change program. These action plans are presented annually to the board of directors of Willis Corroon Group and there are related follow-up reports and presentations during the year.

         For a complete discussion of our recent management initiatives, see "Business--Recent Management Initiatives."

                             COMPETITIVE STRENGTHS

         We believe that the following will enable us to develop our business in that we have:

       - a strong franchise with leading market positions;

       - a strong global presence;

       - an extensive and diverse client base;

       - a broad array of client-oriented services and products;

       - management with experience and incentives; and

       - strong sponsorship.

         For a complete discussion of our competitive strengths, see "Business--Competitive Strengths."

                               BUSINESS STRATEGY

         Our strategic objectives are to continue to grow revenues and cash flow and to enhance our position as a leading global provider of risk management services. The key elements of this strategy are to:

       - capitalize on our strong global franchise;

       - emphasize value-added services;

       - increase operating efficiencies; and

       - pursue strategic growth opportunities.

         For a complete discussion of our business strategy, see
"Business--Business Strategy."

                                   THE ISSUER

         Willis Corroon Corporation was incorporated in Delaware on December 20, 1928 and is an indirect, wholly-owned subsidiary of Willis Corroon Group Limited. Willis Corroon Corporation is a holding company for the operations of Willis Corroon's subsidiaries in North America. Willis Corroon Corporation's principal executive offices are located at 26 Century Boulevard, P.O. Box 305026, Nashville, TN 37214, and its telephone number is (615) 872-3000.

                                 THE GUARANTORS

         Willis Corroon Group Limited is a company with limited liability organized under the laws of England and Wales. Its principal executive offices are located at Ten Trinity Square, London EC3P 3AX, England, and its telephone number is (011) 44-171-488-8111. Willis Corroon Partners is a Delaware general partnership, the 99.9% general partner of which is Willis Corroon Group Limited and the 0.1% general partner of which is Willis Group Limited, a wholly-owned subsidiary of Willis Corroon Group Limited. Willis Corroon Partners, formed on November 11, 1998, has no independent operations, and its sole activity is to hold the capital stock of Willis Corroon Corporation. Each of Willis Corroon Group and Willis Corroon Partners have jointly and severally, fully and unconditionally, guaranteed the outstanding notes and will jointly and severally, fully and unconditionally, guarantee the exchange notes.

                    THE TENDER OFFER AND RELATED FINANCINGS

         KKR 1996 Fund (Overseas), Limited Partnership, an Alberta Canada limited partnership, formed Trinity Acquisition plc, a public limited company organized under the laws of England and Wales, in order to make a cash tender offer for all of the issued and outstanding ordinary shares of Willis Corroon Group. Trinity Acquisition completed the acquisition procedure on November 10, 1998 and assumed ownership and control of Willis Corroon Group. The outstanding notes were offered in connection with the tender offer in order to refinance certain interim financings. See "The Tender Offer and Related Financings." Where financial data is presented on a pro forma basis, it reflects the following transactions, including three recent acquisitions, as though they had taken place at the beginning of the period reflected in the financial data:

       - the offering of the outstanding notes and the application of the proceeds from that offering;

       - the 50% interest in Gruppo Ital Brokers, which was acquired in July 1998, and its merger with our existing Italian operation;

       - the 30% interest in Assurandrgruppen A/S, which was acquired in September 1998; and

       - the increased investment in our Spanish associate from 48% to 60% and the reorganization of the existing Spanish and Portuguese operations in July 1998.

                              RECENT DEVELOPMENTS


         On August 13, 1999, we issued our results for the second quarter of 1999 and the six months ended June 30, 1999 as measured against the corresponding periods in the prior year. For the complete text of the report containing our results for the second quarter and the six months ended June 30, 1999, see Appendix A to this prospectus.

                     SUMMARY OF TERMS OF THE EXCHANGE OFFER

         On February 2, 1999, Willis Corroon Corporation completed the private offering of the outstanding notes. References to "notes" in this prospectus are references to both the outstanding notes and the exchange notes.

         Willis Corroon Corporation, Willis Corroon Partners and Willis Corroon Group entered into an exchange and registration rights agreement with the initial purchasers in the private offering in which we agreed to deliver to you this prospectus and Willis Corroon Corporation agreed to complete the exchange offer within 270 days after the date of original issuance of the outstanding notes. In the exchange offer you are entitled to exchange your outstanding notes for exchange notes which are identical in all material respects to the outstanding notes except that:

       - the exchange notes have been registered under the Securities Act;

       - the exchange notes are not entitled to registration rights under the exchange and registration rights agreement; and

       - certain contingent interest rate provisions are no longer applicable.

The Exchange Offer................  Willis Corroon Corporation is offering to exchange up to
                                    $550 million aggregate principal amount of exchange
                                    notes for up to $550 million aggregate principal amount
                                    of outstanding notes. Outstanding notes may be exchanged
                                    only in integral multiples of $1,000.

Resales...........................  Based on an interpretation by the staff of the
                                    Securities and Exchange Commission, the Commission, set
                                    forth in no-action letters issued to third parties, we
                                    believe that the exchange notes issued pursuant to the
                                    exchange offer in exchange for outstanding notes may be
                                    offered for resale, resold and otherwise transferred by
                                    you (unless you are an "affiliate" of Willis Corroon
                                    within the meaning of Rule 405 under the Securities Act)
                                    without compliance with the registration and prospectus
                                    delivery provisions of the Securities Act, provided that
                                    you are acquiring the exchange notes in the ordinary
                                    course of your business and that you have not engaged
                                    in, do not intend to engage in, and have no arrangement
                                    or understanding with any person to participate in, a
                                    distribution of the exchange notes.

                                    Each participating broker-dealer that receives exchange
                                    notes for its own account pursuant to the exchange offer
                                    in exchange for outstanding notes that were acquired as
                                    a result of market-making or other trading activity must
                                    acknowledge that it will deliver a prospectus in
                                    connection with any resale of the exchange notes. See
                                    "Plan of Distribution."

                                    Any holder of outstanding notes who

                                    - is an affiliate of Willis Corroon,

                                    - does not acquire exchange notes in the ordinary course
                                    of its business, or

                                    - tenders in the exchange offer with the intention to
                                      participate, or for the purpose of participating, in a
                                      distribution of exchange notes,

                                    cannot rely on the position of the staff of the
                                    Commission enunciated in Exxon Capital Holdings
                                    Corporation, Morgan Stanley & Co. Incorporated or
                                    similar no-action letters and, in the absence of an
                                    exemption therefrom, must comply with the registration
                                    and prospectus delivery requirements of the Securities
                                    Act in connection with the resale of the exchange notes.

Expiration Date; Withdrawal
  of Tenders......................  The exchange offer will expire at 5:00 p.m., New York
                                    City time, on September 17, 1999, or such later date and
                                    time to which Willis Corroon Corporation extends the
                                    expiration date. A tender of outstanding notes pursuant
                                    to the exchange offer may be withdrawn at any time prior
                                    to the expiration date. Any outstanding notes not
                                    accepted for exchange for any reason will be returned
                                    without expense to the tendering holder promptly after
                                    the expiration or termination of the exchange offer.

Certain Conditions to the
  Exchange Offer..................  The exchange offer is subject to customary conditions, which Willis Corroon Corporation may waive. Please read
                                    the section captioned "The Exchange Offer--Certain
                                    Conditions to the Exchange Offer" of this prospectus for
                                    more information regarding the conditions to the
                                    exchange offer.

Procedures for Tendering
  Outstanding Notes...............  If you wish to accept the exchange offer, you must complete, sign and date the accompanying letter of
                                    transmittal, or a facsimile of the letter of
                                    transmittal, according to the instructions contained in
                                    this prospectus and the letter of transmittal. You must
                                    also mail or otherwise deliver the letter of
                                    transmittal, or a facsimile of the letter of
                                    transmittal, together with the outstanding notes and any
                                    other required documents, to the exchange agent at the
                                    address set forth on the cover page of the letter of
                                    transmittal. If you hold outstanding notes through The
                                    Depository Trust Company, DTC, and wish to participate
                                    in the exchange offer, you must comply with the
                                    Automated Tender Offer Program procedures of DTC, by
                                    which you will agree to be bound by the letter of
                                    transmittal. By signing, or agreeing to be bound by, the
                                    letter of transmittal, you will represent to us that,
                                    among other things:

                                    - any exchange notes that you receive will be acquired
                                    in the ordinary course of your business;

                                    - you have no arrangement or understanding with any
                                    person or entity to participate in a distribution of the
                                      exchange notes;

                                    - if you are a broker-dealer that will receive exchange
                                    notes for your own account in exchange for outstanding
                                      notes that were acquired as a result of market-making
                                      activities, that you will deliver a prospectus, as
                                      required by law, in connection with any resale of such
                                      exchange notes;

                                    - you are not an "affiliate," as defined in Rule 405 of
                                    the Securities Act, of Willis Corroon or, if you are an
                                      affiliate, you will comply with any applicable
                                      registration and prospectus delivery requirements of
                                      the Securities Act; and

                                    - if you are a person in the United Kingdom, that your
                                    ordinary activities involve you in acquiring, holding,
                                      managing or disposing of investments, as principal or
                                      agent, for the purposes of your business.

Special Procedures for
  Beneficial Owners...............  If you are a beneficial owner of outstanding notes which are not registered in your name, and you wish to tender
                                    such outstanding notes in the exchange offer, you should
                                    contact the registered holder promptly and instruct such
                                    registered holder to tender on your behalf. If you wish
                                    to tender on your own behalf, you must, prior to
                                    completing and executing the letter of transmittal and
                                    delivering your outstanding notes, either make
                                    appropriate arrangements to register ownership of the
                                    outstanding notes in your name or obtain a properly
                                    completed bond power from the registered holder.

Guaranteed Delivery
  Procedures......................  If you wish to tender your outstanding notes and your outstanding notes are not immediately available or you
                                    cannot deliver your outstanding notes, the letter of
                                    transmittal or any other documents required by the
                                    letter of transmittal or comply with the applicable
                                    procedures under DTC's Automated Tender Offer Program
                                    prior to the expiration date, you must tender your
                                    outstanding notes according to the guaranteed delivery
                                    procedures set forth in this prospectus under "The
                                    Exchange Offer--Guaranteed Delivery Procedures."

Effect on Holders of Outstanding
  Notes...........................  As a result of the making and consummation of the exchange offer, we will have fulfilled a covenant
                                    contained in the registration rights agreement and,
                                    accordingly, there will be no increase in the interest
                                    rate on the outstanding notes under the circumstances
                                    described in the registration rights agreement. If you
                                    are a holder of outstanding notes and you do not tender
                                    your outstanding notes in the exchange offer, you will
                                    continue to be entitled to all the rights and
                                    limitations applicable to the outstanding notes in the
                                    indenture, except as noted above.

                                    To the extent that outstanding notes are tendered and
                                    accepted in the exchange offer, the trading market for
                                    outstanding notes could be adversely affected.

Consequences of Failure to
  Exchange........................  All untendered outstanding notes will continue to be subject to the restrictions on transfer provided for in
                                    the outstanding notes and in the indenture. In general,
                                    the outstanding notes may not be offered or sold, unless
                                    registered under the Securities Act, except pursuant to
                                    an exemption from, or in a transaction not subject to,
                                    the Securities Act and applicable state securities laws.
                                    Other than in connection with the exchange offer, Willis
                                    Corroon Corporation does not currently anticipate that
                                    it will register the outstanding notes under the
                                    Securities Act.

U.S. Federal Income
  Tax Considerations..............  The exchange of outstanding notes for exchange notes in the exchange offer will not be a taxable event for U.S.
                                    federal

                                    income tax purposes. See "Certain United States Federal
                                    Income Tax Consequences of the Exchange Offer."

Use of Proceeds...................  We will not receive any cash proceeds from the issuance of exchange notes pursuant to the exchange offer.

Exchange Agent....................  The Bank of New York is the exchange agent for the exchange offer. The address and telephone number of the
                                    exchange agent are set forth in the section captioned
                                    "Exchange Offer-- Exchange Agent" of this prospectus.


                           SUMMARY OF TERMS OF THE EXCHANGE NOTES

Issuer............................  Willis Corroon Corporation

Securities Offered................  $550,000,000 in principal amount of 9% Senior
                                    Subordinated Notes due 2009.

Maturity Date.....................  February 1, 2009.

Interest..........................  Annual rate: 9%
                                    Payment frequency: every six months on February 1 and
                                    August 1.
                                    First payment: August 1, 1999.

Optional Redemption...............  On or after February 1, 2004, Willis Corroon Corporation may redeem some or all of the notes at the redemption
                                    prices listed in the section entitled "Description of
                                    the Notes--Optional Redemption."

                                    At any time on or prior to February 1, 2002, Willis
                                    Corroon Corporation may redeem up to $192,500,000 of the
                                    notes with the proceeds of certain public or private
                                    offerings of equity at the price listed in the section
                                    entitled "Description of the Notes--Optional
                                    Redemption."

Change of Control.................  Upon the occurrence of a change of control, you will have the right to require Willis Corroon Corporation to
                                    repurchase your notes at a price equal to 101% of the
                                    principal amount together with accrued and unpaid
                                    interest, if any, to the date of repurchase. See
                                    "Description of the Notes--Repurchase at the Option of
                                    Holders--Change of Control."

Ranking and Guarantees............  The outstanding notes are, and the exchange notes when issued will be, irrevocably and fully and
                                    unconditionally guaranteed by Willis Corroon Group
                                    Limited and Willis Corroon Partners. The notes and the
                                    guarantees are unsecured senior subordinated debts.

                                    The notes and the guarantees rank behind all of Willis
                                    Corroon Corporation's current and future indebtedness
                                    and the current and future indebtedness of Willis
                                    Corroon Group and Willis Corroon Partners (other than
                                    trade payables), except indebtedness that expressly
                                    provides that it is not senior to the notes or the
                                    guarantees and certain other types of indebtedness. See
                                    "Description of the Notes--Subordination."

                                    Assuming Willis Corroon Corporation had completed the
                                    offering of the notes on December 31, 1998 and applied
                                    the proceeds as intended, Willis Corroon Corporation:

                                    - would have had $460.1 million (L277.2 million) of
                                    senior secured debt to which the notes would be
                                      subordinated; and

                                    - would have had no senior subordinated debt with which
                                    the notes would rank equally.

                                    The notes will be effectively subordinated to creditors
                                    of the direct and indirect subsidiaries of Willis
                                    Corroon Corporation and the guarantees will be
                                    effectively subordinated to creditors of all of the
                                    direct and indirect subsidiaries of Willis Corroon Group
                                    and Willis Corroon Partners, other than Willis Corroon
                                    Corporation.

                                    As of December 31, 1998:
                                    - Willis Corroon Corporation's subsidiaries had total
                                    liabilities, including payables in respect of insurance
                                      broking transactions but excluding their guarantees
                                      under the senior credit facility agreement, of
                                      L1,103.3 million; and
                                    - Willis Corroon Group's subsidiaries, other than Willis
                                      Corroon Partners, Willis Corroon Corporation and
                                      Willis Corroon Corporation's subsidiaries, had total
                                      liabilities, including payables in respect of
                                      insurance broking transactions but excluding their
                                      guarantees under the senior credit facilities, of
                                      L2,345.0 million.

                                    See "Risk Factors--Holding Company Structure--Because
                                    each of us is a holding company, the creditors of our
                                    subsidiaries in a bankruptcy will be paid from the
                                    subsidiaries' assets before you have any claim to such
                                    assets."

Certain Covenants.................  Willis Corroon Corporation issued the outstanding notes and will issue the exchange notes under an indenture
                                    with The Bank of New York, the trustee. The indenture,
                                    among other things, restricts our ability and the
                                    ability of our subsidiaries to:

                                    - borrow money;
                                    - pay dividends on stock, purchase stock or issue
                                    certain types of stock;
                                    - make investments;
                                    - use assets as security in other transactions;
                                    - sell certain assets or merge with or into other
                                    companies; and
                                    - guarantee other indebtedness.

                                    For more details, see "Description of the Notes--Certain
                                    Covenants."

Absence of a Public Market for the
  Exchange Notes..................  The exchange notes generally will be freely transferable but will also be new securities for which there will not
                                    initially be a market. Accordingly, there can be no
                                    assurance as to the development or liquidity of any
                                    market for the exchange notes. We have applied for
                                    listing of the exchange notes on the Luxembourg Stock
                                    Exchange. We understand that the initial purchasers in
                                    the private offering of the outstanding notes intend to
                                    make a market in the exchange notes. However, they are
                                    not obligated to do so, and any market making with
                                    respect to the exchange notes may be discontinued
                                    without notice.

    SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF WILLIS CORROON

         The summary consolidated financial data presented below for the three years ended December 31, 1997 and the periods January 1 to September 1, 1998 and September 2 to December 31, 1998 and as of the end of the four years in the period ended December 31, 1998 have been derived from, and should be read in conjunction with, the audited consolidated financial statements of Willis Corroon and the notes thereto included elsewhere in this prospectus. Willis Corroon prepares its consolidated financial statements in accordance with U.K. GAAP, which differ in certain respects from U.S. GAAP. Under U.K. GAAP, the acquisition of Willis Corroon by Trinity Acquisition has no impact on the historical amounts reported subsequently by Willis Corroon and, accordingly, combined amounts for the year ended December 31, 1998 are presented. Under U.S. GAAP, the purchase of Willis Corroon by Trinity Acquisition established a new basis of accounting from September 2, 1998 for the purchased assets and liabilities. Accordingly, under U.S. GAAP, it is not appropriate to present combined amounts for the year ended December 31, 1998. Reconciliations of net income and shareholders' equity reflecting the significant differences between U.K. GAAP and U.S. GAAP are set forth in those financial statements. See Appendix A of this prospectus for Willis Corroon's results for the three month period ended March 31, 1999.

                                                              JANUARY 1 TO   SEPTEMBER 2 TO
                                 YEAR ENDED DECEMBER 31,      SEPTEMBER 1,    DECEMBER 31,
                             -------------------------------  -------------  ---------------
                               1995       1996       1997         1998            1998
                             ---------  ---------  ---------  -------------  ---------------
                                                      (IN MILLIONS)
AMOUNTS IN ACCORDANCE WITH
  U.K. GAAP:
STATEMENT OF INCOME DATA:
Continuing operations
  Operating revenues.......    L 706.4    L 725.0    L 692.0      L 468.8         L 249.2
  Operating income before
    exceptional items(b)...       79.4       87.8       92.1         56.8            26.0
  Share of profit of
    associates.............        6.8        3.5        1.9          7.7            (1.4)
  Interest expense.........       (7.2)      (2.2)      (0.7)        (2.0)           (1.2)
  Income / (loss) before
    tax....................       62.4       91.6       95.5         (1.3)           17.1
Total operations
  Net income / (loss)......       29.0       54.2       56.9        (15.6)          (25.7)

BALANCE SHEET DATA (AT END
  OF PERIOD):
Total assets(c)............    3,703.7    3,377.2    3,304.3                      4,589.0
Total long-term debt(d)....       61.9       17.9       34.0                        276.4
Total shareholders'
  equity...................      120.6      151.9      124.6                         89.0

OTHER FINANCIAL DATA:
EBITDA(e)..................      110.6      115.8      116.7         80.0            33.5
Adjusted EBITDA(f).........      106.2      127.0      130.5         92.0            47.0
EBITDA margin(g)...........       14.7%      15.5%      16.6%        15.4%           14.0%
Cash flow from
  operations...............    L 103.0    L  63.7    L 113.4      L 127.5        L  (97.7)
Cash flow from investing...       53.6        5.9      (69.5)       (28.8)          (31.9)
Cash flow from financing...      (54.3)     (43.3)      15.0         32.7            36.2
Depreciation and
  amortization.............       24.4       24.5       22.7         15.5             8.9
Capital expenditures.......       21.6       28.9       26.5         20.1             9.8
Ratio of earnings to fixed
  charges(h)...............        4.3x       7.6x      10.5x          --            10.9x


                            YEAR ENDED
                           DECEMBER 31,
                           -------------
                           1998   1998
                           --  ---------

AMOUNTS IN ACCORDANCE WITH
  U.K. GAAP:
STATEMENT OF INCOME DATA:
Continuing operations
  Operating revenues.......L 718.0 $ 1,191.9(a)
  Operating income before
    exceptional items(b)...82.8     137.4
  Share of profit of
    associates.............6.3      10.5
  Interest expense.........(3.2)      (5.3)
  Income / (loss) before
    tax....................15.8      26.2
Total operations
  Net income / (loss)......(41.3)     (68.6)
BALANCE SHEET DATA (AT END
  OF PERIOD):
Total assets(c)............4,589.0   7,617.7
Total long-term debt(d)....276.4     458.8
Total shareholders'
  equity...................89.0     147.7
OTHER FINANCIAL DATA:
EBITDA(e)..................113.5     188.4
Adjusted EBITDA(f).........139.0     230.7
EBITDA margin(g)...........14.9%      14.9%
Cash flow from
  operations...............L  29.8 $    49.5
Cash flow from investing...(60.7)    (100.3)
Cash flow from financing...68.9     114.4
Depreciation and
  amortization.............24.4      40.5
Capital expenditures.......29.9      49.6
Ratio of earnings to fixed
  charges(h)...............2.9x       2.9x

 See Notes to Summary Historical and Unaudited Pro Forma Consolidated Financial
                                  Information

                                                              JANUARY 1 TO   SEPTEMBER 2 TO
                                 YEAR ENDED DECEMBER 31,      SEPTEMBER 1,    DECEMBER 31,
                             -------------------------------  -------------  ---------------
                               1995       1996       1997         1998            1998
                             ---------  ---------  ---------  -------------  ---------------
                                                      (IN MILLIONS)
AMOUNTS IN ACCORDANCE WITH
  U.S. GAAP:
STATEMENT OF INCOME DATA:
Continuing operations
  Operating revenues.......    L 706.4    L 725.0    L 692.0      L 468.8         L 249.2
  Operating income.........        1.9       68.7       61.2          7.6             9.1
  Interest expense.........       (7.2)      (2.2)      (0.7)        (2.0)           (1.2)
  Income / (loss) before
    tax....................        1.5       74.7       66.5         (5.1)            5.2
  Share of profit of
    associates, net of
    tax....................        6.0        2.9        1.6          7.6            (3.0)
Total operations
  Net income / (loss)......      (18.0)      37.7       36.2        (19.0)          (35.9)

BALANCE SHEET DATA (AT END
  OF PERIOD):
Total assets(c)............    4,376.0    3,953.5    3,763.4                      5,369.9
Total long-term debt(d)....       61.9       17.9       34.0                        276.4
Total shareholders'
  equity...................      587.3      560.2      583.6                        875.4

OTHER FINANCIAL DATA:
EBITDA(e)..................      110.6      115.8      116.7         80.0            33.5
Adjusted EBITDA(f).........      106.2      127.0      130.5         92.0            47.0
EBITDA margin(g)...........       14.7%      15.5%      16.6%        15.4%           14.0%
Cash flow from
  operations...............    L  88.7    L  36.2    L  89.9      L 119.1        L (126.4)
Cash flow from investing...      (37.3)     (10.3)     (60.4)        36.5           (27.4)
Cash flow from financing...      (82.5)     (71.3)     (12.0)        19.4            27.9
Depreciation and
  amortization.............       42.9       42.4       40.4         27.5            15.4
Capital expenditures.......       21.6       28.9       26.5         20.1             9.8
Ratio of earnings to fixed
  charges(h)...............        1.0x       6.4x       7.6x          --             4.8x

                            YEAR ENDED
                           DECEMBER 31,
                           -------------
                           1998   1998
                           --  ---------
AMOUNTS IN ACCORDANCE WITH
  U.S. GAAP:
STATEMENT OF INCOME DATA:
Continuing operations
  Operating revenues.......
  Operating income.........
  Interest expense.........
  Income / (loss) before
    tax....................
  Share of profit of
    associates, net of
    tax....................
Total operations
  Net income / (loss)......
BALANCE SHEET DATA (AT END
  OF PERIOD):
Total assets(c)............L5,369.9 $ 8,914.0(a)
Total long-term debt(d)....276.4     458.8
Total shareholders'
  equity...................875.4   1,453.2
OTHER FINANCIAL DATA:
EBITDA(e)..................
Adjusted EBITDA(f).........
EBITDA margin(g)...........
Cash flow from
  operations...............
Cash flow from investing...
Cash flow from financing...
Depreciation and
  amortization.............
Capital expenditures.......
Ratio of earnings to fixed
  charges(h)...............

 See Notes to Summary Historical and Unaudited Pro Forma Consolidated Financial
                                  Information

SUMMARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION OF WILLIS CORROON

         The following table sets forth summary pro forma statement of income data, supplemental financial data and balance sheet data for Willis Corroon. The pro forma consolidated financial information is derived from, and should be read in conjunction with, the "Unaudited Condensed Pro Forma Consolidated Financial Information" and the notes thereto included elsewhere in this prospectus. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The pro forma statement of income data give effect to the application of the proceeds from the sale of the outstanding notes and the recent acquisitions as if those transactions had occurred as of January 1, 1998. The pro forma balance sheet data give effect to the application of the proceeds from the sale of the outstanding notes and the recent acquisitions as if those transactions had occurred as of December 31, 1998. The pro forma financial data do not purport to represent what the financial position or results of operations of Willis Corroon would actually have been had such transactions in fact occurred on the assumed dates or to project the financial position or results of operations of Willis Corroon for any future period or date.

                                                                                                 YEAR ENDED
                                                                                                DECEMBER 31,
                                                                                            --------------------
                                                                                              1998       1998
                                                                                            ---------  ---------
                                                                                               (IN MILLIONS)
AMOUNTS IN ACCORDANCE WITH U.K. GAAP:
STATEMENT OF INCOME DATA:
Continuing operations
  Operating revenues......................................................................     L735.3  $ 1,220.6(a)
  Operating income before exceptional items(b)............................................       86.0      142.8
  Share of profit of associates...........................................................        6.7       11.1
  Interest expense........................................................................      (53.4)     (88.6)
  Income / (loss) before tax..............................................................      (30.8)     (51.1)
Total operations
  Net income / (loss).....................................................................      (74.9)    (124.3)
BALANCE SHEET DATA (AT END OF PERIOD):
Total assets(c)...........................................................................    4,589.0    7,617.7
Total long-term debt(d)...................................................................      598.3      993.2
Total shareholders' equity................................................................       89.0      147.7
OTHER FINANCIAL DATA:
Ratio of earnings to fixed charges(h).....................................................         --         --
AMOUNTS IN ACCORDANCE WITH U.S. GAAP:
STATEMENT OF INCOME DATA:
Continuing operations
  Operating revenues......................................................................     L735.3  $ 1,220.6
  Operating income........................................................................       15.9       26.4
  Interest expense........................................................................      (53.4)     (88.6)
  Income / (loss) before tax..............................................................      (50.5)     (83.8)
  Share of profit of associates, net of tax...............................................        4.9        8.1
Total operations
  Net income / (loss).....................................................................      (91.9)    (152.5)
BALANCE SHEET DATA (AT END OF PERIOD):
Total assets(c)...........................................................................    5,379.3    8,929.6
Total long-term debt(d)...................................................................      607.7    1,008.8
Total shareholders' equity................................................................      875.4    1,453.2
OTHER FINANCIAL DATA:
Ratio of earnings to fixed charges(h).....................................................         --         --

 See Notes to Summary Historical and Unaudited Pro Forma Consolidated Financial
                                  Information

                   NOTES TO SUMMARY HISTORICAL AND UNAUDITED
                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

(a) U.S. dollar amounts have been translated at the noon buying rate on December 31, 1998 of $1.66 = L1.00 solely for your convenience.

(b) Exceptional items charged against operating income from continuing operations for the year ended December 31, 1995 consisted of losses of L16.6 million relating to properties that were surplus to operational requirements. For the period January 1 to September 1, 1998, exceptional items charged against operating income totalled L35.8 million and consisted of provisions of L25.0 million for claims and costs associated with the review of personal pension plans sold between 1988 and 1994 and costs of L10.8 million incurred in connection with the acquisition of Willis Corroon by Trinity Acquisition. For the period September 2 to December 31, 1998 exceptional items charged against operating income totalled L5.0 million and consisted of debt issuance costs incurred in connection with the acquisition of Willis Corroon by Trinity Acquisition. See Note 4 of the Notes to the Consolidated Financial Statements. Under U.S. GAAP, such items are not described as exceptional items.

(c) As an intermediary, Willis Corroon holds funds on a fiduciary basis for the account of third parties, typically as a result of premiums received from clients that are in transit to insurance carriers and claims due to clients that are in transit from insurance carriers. These fiduciary amounts are included in total assets but are not generally available to service Willis Corroon's indebtedness or for other general corporate purposes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(d) Under U.K. GAAP, debt issuance costs of L9.4 million ($15.6 million) are netted from the calculation of total debt and amortized over the life of the debt. Under U.S. GAAP, such costs are recorded as an asset and amortized over the life of the debt. Total long-term debt does not give effect to dollar denominated intercompany debt owed to Trinity Acquisition pursuant to group intercompany notes, which are subordinated in right of payment to the notes, and which are offset by note receivables in the form of corresponding pound sterling denominated Trinity intercompany notes. In addition, total long-term debt does not give effect to a L92.9 million interest free convertible loan owed to Trinity Acquisition, which was converted into equity of Willis Corroon Group Limited on February 3, 1999.

(e) EBITDA is defined as operating income from continuing operations before exceptional items and depreciation and amortization, plus share of profit of associates. Willis Corroon's share of profit of associates was L6.8 million, L3.5 million, L1.9 million and L6.3 million ($10.4 million) for 1995, 1996, 1997 and 1998 respectively. EBITDA is presented because management believes that it is a useful indicator of a company's ability to incur and service debt. EBITDA should not be considered by investors as an alternative to operating income or net income, as determined in accordance with either U.K. GAAP or U.S. GAAP, as an indicator of Willis Corroon's performance, nor as an alternative to cash flows from operating activities, investing activities or financing activities (as determined in accordance with either U.K. GAAP or U.S. GAAP) as a measure of liquidity. Because all companies do not calculate EBITDA identically, this presentation of EBITDA may not be comparable to other similarly entitled measures of other companies. For U.S. GAAP purposes, EBITDA has been defined so as to exclude:

    - non-cash adjustments for pension costs of L1.7 million, L(12.1) million and L(7.6) million ($(12.9) million) for 1995, 1996 and 1997, respectively, and L(1.6) million and L(1.7) million for the periods January 1 to September 1, 1998 and September 2 to December 31, 1998, respectively, and

    - non-cash adjustments for revaluation of forward exchange contracts of L(2.0) million, L10.9 million and L(5.6) million ($(9.5) million) for 1995, 1996 and 1997, respectively, and L0.2 million and L(3.7) million for the periods January 1 to September 1, 1998, and September 2 to December 31, 1998, respectively.

   The EBITDA data presented is, therefore, the same under U.S. GAAP as under U.K. GAAP.

(f) As set forth in the following table, Adjusted EBITDA represents actual EBITDA, adjusted to give effect to the following items:

    - the dispositions described on page 46 under "Management's Discussion and Analysis of Financial Condition and Results of Operations--Overview" as if they had occurred on January 1, 1995;

    - pension review claims and costs relating to the review of personal pension plans sold between 1988 and 1994;

    - costs relating to Willis Corroon's brokers' contribution to the Lloyd's Reconstruction and Renewal Plan;

    - severance costs incurred in connection with the change program;

    - other expenses relating to consulting costs incurred in connection with the change program, costs relating to acquisitions of broker teams and costs in connection with Willis Corroon's investment in the World Insurance Network; and

    - costs relating to the 1998 Projects described under "Management's Discussion and Analysis of Financial Condition and Results of Operations--Overview."

    See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                                             HISTORICAL
                                       --------------------------------------------------------------------------------------
                                                 YEAR ENDED               JANUARY 1 TO      SEPTEMBER 2 TO      YEAR ENDED
                                                DECEMBER 31,              SEPTEMBER 1,       DECEMBER 31,      DECEMBER 31,
                                       -------------------------------  -----------------  -----------------  ---------------
                                         1995       1996       1997           1998               1998              1998
                                       ---------  ---------  ---------  -----------------  -----------------  ---------------
                                                                           (IN MILLIONS)
Operating income from continuing
  operations before exceptional
  items..............................     L 79.4     L 87.8     L 92.1          L56.8              L26.0            L 82.8
Share of profit of associates........        6.8        3.5        1.9            7.7               (1.4)              6.3
Depreciation and amortization........       24.4       24.5       22.7           15.5                8.9              24.4
                                       ---------  ---------  ---------          -----              -----           -------

EBITDA...............................     L110.6     L115.8     L116.7          L80.0              L33.5           L 113.5
Adjustments for dispositions.........       (6.1)      (9.8)      (4.1)           0.6                 --               0.6
Other adjustments before exceptional
  items:
  Pension Review.....................        1.0        0.2        2.3             --                 --                --
  Lloyd's Reconstruction and Renewal
    Plan.............................         --        2.6        2.2            1.3                0.7               2.0
  Severance..........................         --       11.3        3.4            4.6                5.0               9.6
  Other expenses.....................        0.7        6.9       10.0            4.4                6.1              10.5
  1998 Projects......................         --         --         --            1.1                1.7               2.8
                                       ---------  ---------  ---------          -----              -----           -------

Adjusted EBITDA......................     L106.2     L127.0     L130.5          L92.0              L47.0           L 139.0
                                       ---------  ---------  ---------          -----              -----           -------
                                       ---------  ---------  ---------          -----              -----           -------

   Adjusted EBITDA is presented because management believes that it is a useful indicator to investors of Willis Corroon's ability to incur future debt and to pay interest and principal on the notes, in each case based on Willis Corroon's present expense structure and ongoing operations. Adjusted EBITDA should not be considered by investors as an alternative to operating income or net income, as determined in accordance with either U.K. GAAP or U.S. GAAP, as an indicator of Willis Corroon's performance, nor as an alternative to cash flows from operating activities, investing activities or financing activities, as determined in accordance with either U.K. GAAP or U.S. GAAP, as a measure of liquidity. Because all companies do not calculate EBITDA identically, this presentation of Adjusted EBITDA may not be comparable to EBITDA, Adjusted EBITDA or other similarly entitled measures of other companies. Investors should not conclude from the presentation of Adjusted EBITDA that additional costs arising from the same or similar items will not be incurred in the future. The Pension Review, Lloyd's Reconstruction and Renewal Plan and the change program are on-going and could result in additional costs being incurred in the future.

(g) EBITDA margin represents EBITDA (less share of profit of associates) as a percentage of Operating Revenues. EBITDA margin is presented because management believes that it is a useful indicator to investors of Willis Corroon's profitability.

(h) The ratio of earnings to fixed charges is computed by dividing earnings from continuing operations by fixed charges. For these purposes, "earnings" consists of income before taxation less the retained equity in share of profits of associates and fixed charges. "Fixed charges" consists of interest expense (including amortization of debt issuance costs) and the interest element of operating lease rentals. After taking an exceptional charge of L25 million in the period from January 1 to September 1, 1998 for the estimated cost in connection with the pension review (see "--U.K. Pension Review"), a L10.8 million exceptional charge for payment of fees and expenses relating to the purchase of Willis Corroon Group by Trinity Acquisition and a non-cash exceptional charge of L29.6 million on the closure of Professional Liability Underwriting Management, earnings under U.K. GAAP and U.S. GAAP for the period January 1 to September 1, 1998 and the year ended December 31, 1998 on a pro forma basis were inadequate to cover fixed charges. The amounts of the deficiencies were L7.1 million and L35.1 million ($58.3 million), respectively, on a U.K. GAAP basis and L10.9 million and L54.8 million ($91.0 million), respectively, on a U.S. GAAP basis.

                                  RISK FACTORS

         BEFORE YOU PARTICIPATE IN THE EXCHANGE OFFER, YOU SHOULD BE AWARE THAT THERE ARE VARIOUS RISKS, INCLUDING THOSE DESCRIBED BELOW. YOU SHOULD CAREFULLY CONSIDER THESE RISK FACTORS, TOGETHER WITH THE OTHER INFORMATION IN THIS PROSPECTUS, BEFORE DECIDING TO PARTICIPATE IN THE EXCHANGE OFFER.

FAILURE TO EXCHANGE--IF YOU CHOOSE NOT TO EXCHANGE YOUR OUTSTANDING NOTES, THE
    PRESENT TRANSFER RESTRICTIONS WILL REMAIN IN FORCE AND THE MARKET PRICE OF YOUR OUTSTANDING NOTES COULD DECLINE.

         If you do not exchange your outstanding notes for exchange notes under the exchange offer, then you will continue to be subject to the transfer restrictions on the outstanding notes as set forth in the offering memorandum distributed in connection with the offering of the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. You should refer to "Prospectus Summary--Summary of Terms of the Exchange Offer" and "The Exchange Offer" for information about how to tender your outstanding notes.

         The tender of outstanding notes under the exchange offer will reduce the principal amount of the outstanding notes outstanding, which may have an adverse effect upon, and increase the volatility of, the market price of the outstanding notes due to a reduction in liquidity.

SUBSTANTIAL LEVERAGE--OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT OUR
    ABILITY TO OPERATE OUR BUSINESS AND OUR ABILITY TO BORROW MONEY IN THE FUTURE, THEREBY PREVENTING US FROM FULFILLING OUR OBLIGATIONS UNDER THE NOTES.

         As a result of the offering of the outstanding notes and debt incurred in connection with recent acquisitions, Willis Corroon has a substantial amount of debt. The following chart shows certain important credit statistics and is presented assuming that the offering of the outstanding notes and recent acquisitions had taken place on December 31, 1998:

Total long-term debt (net of L9.4 million of issuance costs and excluding unused commitments)...    L598.3 million
Shareholders' equity............................................................................     L89.0 million
Debt to equity ratio (U.K. GAAP)................................................................        6.7 to 1.0
Debt to equity ratio (U.S. GAAP)................................................................        0.7 to 1.0

         Our high level of debt presents the following risks to you:

       - our ability to satisfy our obligations with respect to the notes may be impaired in the future;

       - we may have difficulty borrowing money in the future for working capital, capital expenditures, acquisitions or other purposes;

       - we will need to use a large portion of the money earned by our subsidiaries to pay principal and interest on the senior credit facilities, the notes and on other debt, which will reduce the amount of money available to us to finance our operations and other business activities;

       - we may have a much higher level of debt than our competitors, which may put us at a competitive disadvantage;

       - our debt level makes us more vulnerable to economic downturns and adverse developments in our business;

       - our debt level reduces our flexibility in responding to changing business and economic conditions, including increased competition in the insurance brokerage industry; and

       - our debt level limits our ability to pursue other business opportunities, borrow more money for operations or capital in the future and implement our business strategies.

ADDITIONAL BORROWINGS AVAILABLE--DESPITE CURRENT INDEBTEDNESS LEVELS, WE MAY
    STILL BE ABLE TO INCUR SUBSTANTIALLY MORE DEBT. THIS COULD INCREASE THE IMPACT OF THE RISKS DESCRIBED ABOVE.

         Subject to restrictions in our senior credit facilities and in the indenture governing the notes, we may borrow more money for working capital, capital expenditures, acquisitions or for other purposes. If new debt is added to our current debt levels, the related risks that we now face could intensify.

ABILITY TO SERVICE DEBT--OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS
    BEYOND OUR CONTROL. IF WE ARE UNABLE TO GENERATE THE SIGNIFICANT AMOUNT OF CASH THAT WE REQUIRE TO SERVICE OUR INDEBTEDNESS, WE MAY NOT BE ABLE TO MAKE PAYMENTS ON THE NOTES.

         Our ability to make payments on or to refinance our indebtedness, including the notes, and to fund planned capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors beyond our control. See "--Premiums and Commissions."

         After taking an exceptional charge of L25 million in the period from January 1 to September 1, 1998 for the estimated cost in connection with the pension review (see "--U.K. Pension Review"), a L10.8 million exceptional charge for payment of fees and expenses relating to the purchase of Willis Corroon Group by Trinity Acquisition and a non-cash exceptional charge of L29.6 million on the closure of Professional Liability Underwriting Management, earnings under U.K. GAAP and U.S. GAAP for the period from January 1 to September 1, 1998 were inadequate to cover fixed charges. The amounts of the deficiencies were L7.1 million under U.K. GAAP and L10.9 million under U.S. GAAP. After giving pro forma effect to the offering of the outstanding notes and the recent acquisitions, our interest expense for the year ended December 31, 1998 would have been L53.4 million. Pro forma earnings under U.K. GAAP and U.S. GAAP for the year ended December 31, 1998 were inadequate to cover fixed charges. The amounts of the deficiencies were L35.1 million under U.K. GAAP and L54.8 million under U.S. GAAP.

         We cannot assure you that our business will generate sufficient cash flow, that currently anticipated cost savings and operating improvements will be realized on schedule, or that future borrowings will be available to us under our senior credit facilities in an amount sufficient to enable us to pay our indebtedness, including the notes, and/or to fund our other liquidity needs. See "--Implementation of Business Strategy."

CONTRACTUAL SUBORDINATION--YOUR RIGHT TO RECEIVE PAYMENTS ON THE NOTES IS JUNIOR
    TO OUR EXISTING DEBT AND POSSIBLY TO ALL OUR FUTURE DEBT. IN ADDITION, THE GUARANTEES ARE JUNIOR TO ALL THE GUARANTORS' EXISTING DEBT AND POSSIBLY TO ALL THEIR FUTURE DEBT.

         The notes are contractually subordinated in right of payment to all senior indebtedness of Willis Corroon Corporation and the guarantees are contractually subordinated in right of payment to all senior indebtedness of Willis Corroon Group and Willis Corroon Partners. Assuming the offering of the outstanding notes and the recent acquisitions had occurred on December 31, 1998, Willis Corroon Corporation would have had approximately $460.1 million (L277.2 million) of senior indebtedness, excluding unused commitments, all of which would have been secured, and Willis Corroon Group and Willis Corroon Partners would have had no senior indebtedness, excluding their guarantees of a credit agreement. The indenture permits Willis Corroon Corporation to borrow certain additional debt, which may be senior indebtedness.

         If Willis Corroon Corporation is declared bankrupt or insolvent, or if there is a payment default under any senior indebtedness, we are required to pay the lenders under the senior credit facilities and any other creditors who are holders of senior indebtedness in full before we pay you. Accordingly, we may not have enough assets remaining after payments to holders of such senior indebtedness to pay you. In addition, under certain circumstances, Willis Corroon Corporation may not pay any amount on the notes if certain senior indebtedness, including debt under the senior credit facilities, is not paid when due or any other default on such senior indebtedness exists. See "Description of the Notes-- Subordination."

         Further, the senior credit facilities prohibit Willis Corroon Corporation from repurchasing any notes prior to maturity, even though the indenture requires us to offer to repurchase notes in certain circumstances. If Willis Corroon Corporation, Willis Corroon Group or Willis Corroon Partners make certain asset sales or if a change of control occurs when Willis Corroon Corporation is prohibited from repurchasing notes, Willis Corroon Corporation could ask its lenders under the senior credit facilities if it may repurchase the notes or it could attempt to refinance the borrowings that contain such prohibitions. If Willis Corroon Corporation does not obtain such a consent or repay such borrowings, it would be unable to repurchase the notes. Willis Corroon Corporation's failure to repurchase tendered notes at a time when such repurchase is required by the indenture would constitute an event of default under the indenture which, in turn, would constitute a default under the senior credit facilities. In such circumstances, the subordination provisions in the indenture would restrict payments to you. See "Description of the Senior Credit Facilities" and "Description of the Notes--Subordination."

ASSET ENCUMBRANCES--IF WE DEFAULT UNDER OUR SENIOR DEBT, OUR SENIOR LENDERS CAN
    FORECLOSE ON THE ASSETS WE HAVE PLEDGED TO SECURE PAYMENT OF THE SENIOR CREDIT FACILITIES TO YOUR EXCLUSION.

         In addition to being contractually subordinated to all existing and future senior indebtedness, our obligations under the notes are unsecured while our obligations under the senior credit facilities are secured by the pledge of all of the capital stock of Willis Corroon Corporation, Willis Corroon Group and certain direct subsidiaries of Willis Corroon Corporation and Willis Corroon Group and a pledge of all the partnership interests of Willis Corroon Partners. The pledge of stock owned by Willis Corroon Group is supported by a general lien (known as a floating charge in the U.K.) filed in the U.K. against Willis Corroon Group's assets. If we default under the senior credit facilities, the lenders could declare all of the funds borrowed by Willis Corroon Corporation under the senior credit facilities, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged stock of our subsidiaries to your exclusion, even if an event of default exists under the indenture at such time. Furthermore, under the guarantees, if all shares of Willis Corroon Group or partnership interests of Willis Corroon Partners are sold to persons pursuant to an enforcement of the pledge of shares in Willis Corroon Group or the pledge of the partnership interests in Willis Corroon Partners for the benefit of the senior lenders, then the applicable guarantor will be released from its guarantee automatically and immediately upon the sale. See "Description of the Notes--Guarantee."

HOLDING COMPANY STRUCTURE--BECAUSE EACH OF US IS A HOLDING COMPANY, THE
    CREDITORS OF OUR SUBSIDIARIES IN A BANKRUPTCY WILL BE PAID FROM THE SUBSIDIARIES' ASSETS BEFORE YOU HAVE ANY CLAIM TO SUCH ASSETS.

         Willis Corroon Corporation is a holding company with assets at December 31, 1998 with a book value of $255 million, excluding the stock of its subsidiaries and intercompany receivables. In addition, Willis Corroon Group is a holding company with no significant assets other than

       - its 99.9% general partnership interest in Willis Corroon Partners and the stock of Willis Corroon Partners' subsidiaries, including Willis Corroon Corporation and Willis Corroon Corporation's subsidiaries, and

       - the stock of Willis Corroon Group's U.K. and other subsidiaries.

Willis Corroon Partners is also a holding company with no significant assets other than the stock of Willis Corroon Corporation and Willis Corroon Corporation's subsidiaries. As a holding company, each of Willis Corroon Corporation, Willis Corroon Group and Willis Corroon Partners is dependent upon dividends or other intercompany transfers of funds from its respective subsidiaries to meet its debt service and other obligations. Generally, creditors of a subsidiary will have a superior claim to the assets and earnings of such subsidiary than the claims of creditors of its parent company, except to the extent the claims of the parent's creditors are guaranteed by the subsidiary. The notes therefore will be effectively subordinated to creditors of the direct and indirect subsidiaries of Willis Corroon Corporation and the guarantees will be effectively subordinated to creditors of all of the direct and indirect subsidiaries of Willis Corroon Group and Willis Corroon Partners, other than Willis Corroon Corporation.

         As of December 31, 1998:

       - Willis Corroon Corporation's subsidiaries had total liabilities, including payables in respect of insurance broking transactions but excluding their guarantees under the senior credit facility agreement, of L1,103.3 million; and

       - Willis Corroon Group's subsidiaries, other than Willis Corroon Partners, Willis Corroon Corporation and Willis Corroon Corporation's subsidiaries, had total liabilities, including payables in respect of insurance broking transactions but excluding their guarantees under the senior credit facilities, of L2,345.0 million.

         Although the indenture limits the ability of Willis Corroon Corporation's, Willis Corroon Group's and Willis Corroon Partners' subsidiaries to incur indebtedness and issue preferred stock, there are certain significant qualifications and exceptions. The indenture does not limit such subsidiaries from incurring liabilities that are excluded from the definitions of indebtedness or preferred stock under the indenture. See "Description of the Notes--Certain Covenants--Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock."

HOLDING COMPANY STRUCTURE--BECAUSE EACH OF US IS A HOLDING COMPANY, YOUR ABILITY
    TO RECEIVE PAYMENTS ON THE NOTES IS DEPENDENT ON OUR ABILITY TO RECEIVE DIVIDENDS FROM OUR SUBSIDIARIES, WHICH IN TURN DEPENDS ON MANY FACTORS BEYOND OUR CONTROL.

         We expect to obtain the money to pay the principal and interest on the notes, the senior credit facilities and other debt from the operations of our subsidiaries and associates. We also expect TA II Limited, a company with limited liability organized under the laws of England and Wales, and an indirect parent of Willis Corroon, to obtain the money to pay dividends on its preference shares from the same sources. Our ability to meet our expenses thus depends on the future performance of our subsidiaries and associates, which will be affected by financial, business, economic and other factors. We will not be able to control many of these factors, such as economic conditions in the markets where our subsidiaries operate and pressure from competitors. We cannot be certain that the money earned by our subsidiaries will be sufficient to allow us to pay principal and interest on our debt, including the notes, and meet our other obligations. If we do not have enough money, we may be required to refinance all or part of our existing debt, including the notes, sell assets or borrow more money. We cannot guarantee that we will be able to refinance our debt, sell assets or borrow more money on terms acceptable to us. In addition, the terms of existing or future debt agreements, including the senior credit facilities and the indenture, may restrict us from adopting any of these alternatives.

         In addition, the ability of Willis Corroon Corporation's, Willis Corroon Group's and Willis Corroon Partners' subsidiaries to pay dividends and make other payments to them may be restricted by, among other things, applicable corporate and other laws and regulations and agreements of the subsidiaries. Although the indenture limits the ability of such subsidiaries to enter into consensual restrictions on their ability to pay dividends and make other payments, such limitations are subject to a number of significant qualifications and exceptions. See "Description of the Notes--Certain Covenants--Dividend and Other Payment Restrictions Affecting Subsidiaries."

U.K. INSOLVENCY LAW AND FRAUDULENT TRANSFER CONSIDERATIONS--U.K. INSOLVENCY LAW
    IS MORE FAVORABLE TO SECURED CREDITORS THAN COMPARABLE U.S. LAW PROVISIONS AND MAY INTERFERE WITH PAYMENTS UNDER WILLIS CORROON GROUP'S GUARANTEE.

         U.K. insolvency and administrative laws generally are more favorable to secured creditors than comparable provisions of U.S. laws and afford debtors only limited protection from such creditors. As a result, your ability to realize upon your claims against Willis Corroon Group may be more limited than with a U.S. guarantor. In addition, under U.K. insolvency law, the liabilities of Willis Corroon Group under its guarantee will be paid in the event of a bankruptcy or similar proceeding only after repayment of certain debts of Willis Corroon Group which are entitled to priority under U.K. law. Such debts may include:

       - amounts owed to U.K. Inland Revenue;

       - amounts owed to U.K. Customs and Excise;

       - amounts owed under U.K. Social Security contributions;

       - amounts owed in respect of occupational pension schemes;

       - amounts owed to employees; and

       - liquidation expenses.

         Under U.K. insolvency law, a court may rescind or vary a transaction entered into by a company at less than fair value, if the company was insolvent at the time of, or as a consequence of, the transaction and enters into a formal insolvency process within two years of the completion of the transaction. The basis for such rescission or variation could be a lack of fair consideration in a transaction. A court generally will not intervene if the company entered the transaction in good faith for the purposes of carrying on its business and there were reasonable grounds for believing the transaction would benefit the company. We believe that the guarantee by Willis Corroon Group was not issued at less than fair value and that the guarantee was issued in good faith for the purposes of carrying on Willis Corroon Group's business. Furthermore, we believe that there are reasonable grounds for believing that the offering of the outstanding notes would benefit Willis Corroon Group. We cannot provide any assurance, however, that the issuance of the guarantee by Willis Corroon Group will not be challenged by a liquidator or administrator or that a court would support our analysis.

U.K. FINANCIAL ASSISTANCE LAW--WILLIS CORROON GROUP'S GUARANTEE MAY BE DECLARED
    INVALID IF WILLIS CORROON GROUP DOES NOT COMPLY WITH U.K. FINANCIAL ASSISTANCE LAW. IF ITS GUARANTEE IS DECLARED INVALID, WILLIS CORROON GROUP WILL NOT BE OBLIGATED TO MAKE PAYMENTS IN RESPECT OF THE NOTES.

         The provision of the guarantee by Willis Corroon Group and certain terms of the exchange and registration rights agreement and the purchase agreement relating to the issuance of the outstanding notes may have constituted unlawful financial assistance under U.K. law. However, the Companies Act 1985 of Great Britain provides an exemption procedure which can be used in certain circumstances to approve actions which may otherwise constitute unlawful financial assistance. Willis Corroon Group has sought to comply with this procedure. The procedure requires certain statutory declarations by the directors of Willis Corroon Group relating to the solvency of Willis Corroon Group and a report by the auditors of Willis Corroon Group as to the reasonableness of such declarations in the circumstances. It is also necessary that Willis Corroon Group had net assets which were not reduced as a result of giving the financial assistance or, to the extent that they were reduced, the assistance was provided out of distributable profits only. However, if any of the requirements of the exemption procedure are not satisfied, and in particular if the giving of the guarantee or the entry by Willis Corroon Group into the exchange and registration rights agreement or the purchase agreement reduced the net assets of Willis Corroon Group, then such guarantee or the entry by Willis Corroon Group into the exchange and registration rights agreement or the purchase agreement, as the case may be, would be invalid. We believe that the requirements of the exemption procedure have been complied with. Furthermore, we believe that the issue of the guarantee and the entry by Willis Corroon Group into the exchange and registration rights agreement and/or the purchase agreement did not result in a reduction of the net assets of Willis Corroon Group, because we believe that the liabilities under the guarantee and the exchange and registration rights agreement and the purchase agreement were not likely to be or not certain to be incurred. However, we can provide no assurance that a court or a liquidator would concur with our view.

U.S. FRAUDULENT TRANSFER CONSIDERATIONS--U.S. BANKRUPTCY OR FRAUDULENT
    CONVEYANCE LAW MAY INTERFERE WITH THE PAYMENT OF THE NOTES.

         Under the U.S. federal bankruptcy law and comparable provisions of state fraudulent transfer laws, an obligation of Willis Corroon Corporation, including the notes, could be voided, or subordinated to all other debts of Willis Corroon Corporation if, among other things, at the time it issued the notes Willis Corroon Corporation,

       - incurred such debt with the intent of hindering, delaying or defrauding current or future creditors; or

       - received less than reasonably equivalent value or fair consideration for incurring such debt; and

               - was insolvent or was rendered insolvent by reason of such incurrence;

               - was engaged, or about to engage, in a business or transaction for which the assets remaining with Willis Corroon Corporation constituted unreasonably small capital to carry on its business;

               - intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured; or

               - was a defendant in an action for money damages, or had a judgment for money damages docketed against it if, in either case, after final judgment the judgment was unsatisfied.

         The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, however, Willis Corroon Corporation would be considered insolvent if, at the time it incurred the indebtedness, either

       - the sum of its debts, including contingent liabilities, is greater than its assets, at fair valuation, or

       - the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities, including contingent liabilities, as they become absolute and matured.

         On the basis of our analysis, internal cash flow projections, estimated values of Willis Corroon Corporation's assets and liabilities and other factors, we believe that at the time Willis Corroon Corporation initially incurred indebtedness represented by the outstanding notes, Willis Corroon Corporation

       - was not insolvent nor rendered insolvent as a result of the issuance of the notes,

       - was in possession of sufficient capital to run its businesses effectively,

       - was incurring debts within its ability to pay as the same matured or became due and

       - had sufficient assets to satisfy any probable money judgment against it in any pending action.

There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court passing on such questions would reach the same conclusions.

LACK OF PUBLIC MARKET--YOU MAY NOT BE ABLE TO SELL YOUR EXCHANGE NOTES.

         There is no existing market for the exchange notes, and there can be no assurance as to the liquidity of any markets that may develop for the exchange notes, your ability to sell your exchange notes or the prices at which you would be able to sell your exchange notes. Future trading prices of the exchange notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. We understand that the initial purchasers of the outstanding notes currently intend to make a market in the exchange notes. However, they are not obligated to do so and any market making may be discontinued at any time without notice. The outstanding notes are eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages system, PORTAL, of the Nasdaq Stock Market, Inc. and are listed on the Luxembourg Stock Exchange. We have applied for listing of the exchange notes on the Luxembourg Stock Exchange.

         Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in prices. It is possible that the market for the exchange notes will be subject to disruptions. Any such disruptions may have a negative effect on you, as a holder of the exchange notes, regardless of our prospects and financial performance.

FINANCING CHANGE OF CONTROL OFFER--WE MAY NOT BE ABLE TO FINANCE A CHANGE OF
    CONTROL OFFER REQUIRED BY THE INDENTURE, WHICH MAY CONSTITUTE AN EVENT OF DEFAULT UNDER THE INDENTURE. THIS EVENT MAY CAUSE THE ACCELERATION OF OUR SENIOR DEBT, WHICH, IN TURN, MAY CAUSE US TO FAIL TO MAKE PAYMENTS ON THE NOTES.

         Upon a change of control under the indenture, Willis Corroon Corporation will be required to offer to purchase all of the notes then outstanding at 101% of their principal amount, plus accrued interest to the date of repurchase. If a change of control were to occur, we can provide no assurance that Willis Corroon Corporation would have sufficient funds to pay the purchase price for the notes then outstanding, and we can provide no assurance that Willis Corroon Corporation would be able to obtain third party financing on favorable terms, if at all. In addition, the senior credit facilities restrict Willis Corroon Corporation's ability to repurchase the notes, including pursuant to an offer in connection with a change of control. A change of control under the indenture will result in an event of default under the senior credit facilities and may cause the acceleration of other senior indebtedness, if any, in which case the subordination provisions of the notes would require payment in full of the senior credit facilities and any other senior indebtedness before repurchase of the notes. See "Description of the Notes-- Repurchase at the Option of Holders--Change of Control" and "Description of the Senior Credit

Facilities." The inability to repay senior indebtedness, if accelerated, and to purchase all of the tendered notes, would constitute an event of default under the indenture.

PREMIUMS AND COMMISSIONS--WE DO NOT CONTROL THE PREMIUMS ON WHICH OUR
    COMMISSIONS ARE BASED AND CHANGES IN THESE PREMIUMS MAY AFFECT OUR ABILITY TO SERVICE AND REPAY OUR DEBT, INCLUDING THE NOTES.

         Willis Corroon is primarily engaged in insurance brokerage activities, and derives most of its revenues from commissions and fees for brokering and consulting services. Willis Corroon does not determine insurance premiums on which commissions are generally based. Historically, premiums have been cyclical in nature and have varied widely based on market conditions. Since the late 1980s, general premium levels have been depressed as a result of a number of factors, including:

       - the expanded underwriting capacity of insurance carriers;

       - consolidation of both insurance intermediaries and insurance carriers; and

       - increased competition.

         In addition, as traditional risk-bearing insurance carriers continue to outsource the production of premium revenue to non-affiliated agents or brokers such as Willis Corroon, such insurance carriers may seek to further reduce their expenses by reducing the commission rates payable to such insurance agents or brokers. Such a reduction would reduce our revenues and therefore, our ability to service and repay our indebtedness, including the notes. We cannot predict the timing or extent of future changes in commission rates or premiums and therefore cannot predict the effect, if any, that such changes would have on our operations. See "Business--Industry Overview."

SOVEREIGN/WFUM--THE OUTCOME OF THE RUN-OFF OF THE BUSINESS OF ONE OF OUR
    SUBSIDIARIES IS UNCERTAIN AND MAY AFFECT OUR ABILITY TO REPAY THE NOTES OR MAKE PAYMENTS UNDER THE GUARANTEES.

         In July 1997, an unexpected adverse arbitration award was rendered against Sovereign Marine & General Insurance Company Limited in respect of a dispute between Sovereign and one of its reinsurers regarding the enforceability of certain reinsurance arranged by Willis Faber (Underwriting Management) Limited. The directors of Sovereign were unable to secure Willis Corroon Group's support for unlimited financial backing and, as a consequence, placed Sovereign into provisional liquidation. From 1972 Sovereign's underwriting activities were managed by Willis Faber (Underwriting Management), another wholly owned subsidiary of Willis Corroon Group, which also provided underwriting agency and other services to third-party insurance companies called the stamp companies.

         Willis Faber (Underwriting Management) has been administering the business it arranged on behalf of Sovereign and the other stamp companies, referred to as handling the "run-off" of the business, since 1991, when Sovereign ceased underwriting new business. Although the run-off of this business is expected to be conducted in an orderly manner, it may ultimately prove to be a lengthy and expensive process.

         Further, following the publication of the award, issues have been raised about the enforceability of other reinsurance put in place by Willis Faber (Underwriting Management) on behalf of Sovereign and the stamp companies. Accordingly, there can be no assurance that there will be no further arbitration or litigation with respect to reinsurance arranged by Willis Faber (Underwriting Management). Also, if the provisional liquidators or the stamp companies determine that they have valid claims against Willis Corroon Group, they may seek to bring claims directly against Willis Corroon Group and hold it responsible for the liabilities of its subsidiaries. Claims could also be made against Willis Faber (Underwriting Management) and broking subsidiaries that arranged reinsurance on behalf of Sovereign and the stamp companies.

         If either the costs of the run-off of the Sovereign business are greater than expected or any of the foregoing claims are successful, it might affect our ability to repay the notes or make payments under the guarantees. See "Business--Legal Proceedings--Sovereign/Willis Faber (Underwriting Management)."

U.K. PENSION REVIEW--WE MUST MAKE PAYMENTS AS A RESULT OF THE U.K. PENSION
    REVIEW. HOWEVER, THE AMOUNT WE MUST PAY IS UNCERTAIN AND IF IT IS MORE THAN WE ANTICIPATE, IT MAY AFFECT OUR ABILITY TO REPAY THE NOTES OR MAKE PAYMENTS UNDER THE GUARANTEES.

         As is the case for many companies involved in selling personal pension plans to individuals in the United Kingdom from 1988 to 1994, we face liabilities as a result of the "pension transfers and opt-outs review" initiated by the U.K. government. Sellers of personal pension plans have since been subject to liabilities based on claims that they allegedly "mis-sold" pension products or gave improper advice. In particular, companies that engaged in this business, such as our independent financial advisory business, Willis Corroon Financial Planning Limited, are required to compensate individuals who withdrew from their previous or existing company pension plans or who were otherwise advised to set up personal pension plans, to the extent that following withdrawal, and the consequent loss of the employer contribution, such individual's personal pension plan did not produce returns equal to those that would have been achievable with an employer's company-sponsored plan. Whether compensation is due to a particular individual, and the amount thereof, is dependent on the subsequent performance of the pension plan sold and the relative cost to reinstate such individual into his or her prior company pension plan.


         We initially allocated L5.0 million for Phase I "priority" cases (individuals who were nearing retirement, had retired or died). Following proposals by the U.K. regulator issued in March 1998 with respect to Phase II, or non-priority cases, we reserved a further L25.0 million in the second quarter of 1998 to cover both the estimated costs of reviewing approximately 8,000 Phase II cases, some of which would require compensation, and the estimated additional cost of completing the Phase I reviews. However, there was uncertainty as to the number of Phase II cases which would require compensation and the amount of that compensation, which is dependent upon U.K. interest rates and other financial assumptions prescribed by the U.K. regulator prevailing at the time it is offered. Following the required mailings during the first quarter of 1999 to those individuals who might have been affected, we have now identified approximately 4,000 Phase II cases as potentially requiring compensation. While fewer than 5% of loss calculations have yet been completed, it is becoming clear that the ultimate exposure, primarily as a consequence of lower U.K. interest rates prescribed by the regulator, is likely to be higher than that originally assumed. Accordingly, we reserved a further L15.0 million in the second quarter of 1999.



         There is still uncertainty as to the ultimate exposure. This is subject to a number of variable factors, including among others, the response rate to the required mailings (further requests for review may be received up to March 31, 2000) and the effect of future changes in prescribed U.K. interest rates and other financial assumptions, which are issued by the U.K. regulator on a quarterly basis. The U.K. regulator also issued revised demographic assumptions on July 30, 1999 and announced on August 3, 1999 the target date of June 30, 2002 for the completion of Phase II of the review. The financial effect of both these announcements has yet to be fully evaluated. Although we believe our provisions are reasonable, with the uncertainties of the Phase II review there remains a possibility that the provisions made will be insufficient. There are also suggestions of further retrospective reviews of other business transacted by the life assurance industry and independent financial advisors although no regulatory requirements have yet been issued. We expect to pay out these established provisions over the next three years; however, if, our provisions are insufficient, our financial position may be adversely affected which, in turn, may impair our ability to make payments under the guarantee.


REGULATION--WE ARE SUBJECT TO INSURANCE INDUSTRY REGULATION WORLDWIDE AND OUR
    FAILURE TO COMPLY WITH, OR THE IMPLEMENTATION OF CHANGES TO, SUCH REGULATION COULD HAVE AN ADVERSE EFFECT ON OUR ABILITY TO GENERATE CASH FLOW, AND THEREBY RESTRICT OUR ABILITY TO MAKE PAYMENTS ON THE NOTES OR UNDER THE GUARANTEES.

         Our operations worldwide are subject to numerous governmental and quasi-governmental regulations. Although we believe that we are substantially in compliance with such regulations, changes in legislation or regulations and actions by regulators, including changes in administration and enforcement policies, may from time to time require operational improvements or modifications at various locations or the payment of fines and penalties, or both. See "Business--Regulation."

         The U.K. government's Department of Customs & Excise has issued its proposals to change the way in which value added tax, VAT, can be received by partially exempt groups, which include Willis Corroon and other companies in the insurance industry. We have made representations against the proposals, in common with professional advisors and others in the industry. If the proposals were implemented as drafted, the cost to us could be approximately L4 million before taxes per year although there would be various steps which could be taken to mitigate this cost.

PUT AND CALL ARRANGEMENTS--WE HAVE ENTERED INTO SIGNIFICANT PUT AND CALL
    ARRANGEMENTS WHICH MAY REQUIRE US TO PAY SUBSTANTIAL AMOUNTS TO PURCHASE SHARES IN ONE OF OUR ASSOCIATES.

         In connection with many of our investments in our associates, we retain rights to increase our ownership percentage of such associates over time and, in certain cases, the existing owners also have a right to put their shares to us at prices based on formulae related to earnings and, in certain cases, revenue at the date of exercise.

         Between 2001 and 2012, we are subject to a put arrangement whereby, if fully exercised, we would have the obligation to buy shares of Gras Savoye, other than those held by management, possibly bringing our ownership interest from 33% to 90%. Management shareholders of Gras Savoye (approximately 10% thereof) do not have general put rights between 2001 and 2012, but have certain put rights on their death, disability or retirement pursuant to which payments are not expected to exceed L15 million if the full 10% is exercised. From 2001 to 2005, the incremental 57% of Gras Savoye may be put to Willis Corroon at a price equal to the greater of approximately 800 million French francs (L86.1 million at December 31, 1998 exchange rates) for the full 57% or a price determined by a contractual formula based on earnings and revenue. After 2005, the put price is determined solely by the formula. The shareholders may put their shares individually at any time during the put period. We can provide no assurance that such amounts will not be greater. The obligation to make such repurchases could reduce our liquidity and, consequently, impair our ability to meet our obligations under the guarantees. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

COMPETITION--THE COMPETITIVE NATURE OF OUR INDUSTRY AND THE STRENGTH OF OUR
    COMPETITORS COULD IMPAIR OUR ABILITY TO HONOR OUR OBLIGATIONS UNDER THE NOTES AND THE GUARANTEES.

         Willis Corroon faces competition in all fields in which it operates. Competition in the insurance brokering and risk management businesses is based on global capability, product breadth, innovation, quality of service and price. We compete with the two other providers of global risk management services as well as with numerous regional and local firms. Insurance companies also compete with our brokers by directly soliciting insureds without the assistance of an independent broker or agent. Competition for premiums is intense in all our business lines and in every insurance market. Competition on premium rates has also exacerbated the pressures caused by a continuing reduction in demand in some classes of business. For example, insureds are currently retaining a greater proportion of their risk portfolios than previously. Industrial and commercial companies are increasingly relying upon captive insurance companies, self-insurance pools, risk retention groups, mutual insurance companies and other mechanisms for funding their risks, rather than buying insurance. Willis Corroon provides management and similar services for such alternative risk transfer programs. Additional competitive pressures arise from the entry of new market participants, such as banks, accounting firms and insurance carriers themselves, offering risk management or transfer services. We can offer no assurance that we can successfully respond to these competitive pressures or that we will be successful in otherwise realizing or maintaining any of our competitive advantages. If we are unsuccessful in responding to such pressures or if we do not maintain our competitive advantage, our revenues may decline. If our revenues are insufficient to meet our financial obligations in general, we may be unable to meet our obligations under the notes or the guarantees. See "Business--Competition."

KEY PERSONNEL--THE LOSS OF ANY MEMBER OF OUR SENIOR MANAGEMENT OR A SIGNIFICANT
    NUMBER OF OUR BROKERS COULD NEGATIVELY AFFECT OUR BUSINESS WHICH, IN TURN, MAY IMPAIR OUR ABILITY TO MAKE PAYMENTS ON THE NOTES OR UNDER THE GUARANTEES.

         Our success depends to a substantial extent not only on the ability and experience of our senior management, but also on the individual brokers and teams that service our clients and maintain client relationships. The insurance brokerage industry has in the past experienced intense competition for the services of leading individual brokers and brokerage teams, and we have lost key individuals and teams to competitors in the past. While we maintain non-competition agreements with substantially all our senior managers and brokers and 358 of our key employees invested in the shares of TA I Limited, we will continue to be subject to the risk that such individuals or teams may leave Willis Corroon. The loss of the services of one or more such persons or teams could have a negative impact on our business and therefore, adversely affect our ability to meet our obligations under the notes.

YEAR 2000--OUR OPERATIONS AND FINANCIAL RESULTS, AND THEREFORE OUR ABILITY TO
    MEET OUR OBLIGATIONS UNDER THE NOTES AND THE GUARANTEES, MAY BE NEGATIVELY AFFECTED BY THE YEAR 2000 PROBLEM.

         The "year 2000 problem" relates to computer systems that are designed using two digits, rather than four, to represent a given year. Therefore, such systems may recognize "00" as the year 1900 rather than 2000, possibly resulting in major system failures or miscalculations and causing disruptions in our operations. Also, our operations could be disrupted by reason of any failure by our clients, insurance carriers or other third parties with whom we conduct business to achieve their own year 2000 compliance in a timely fashion.

         We have conducted a review of our computer systems to identify the systems that could be affected by the year 2000 problem and are nearing completion of our plan to be year 2000 compliant prior to December 31, 1999. As part of the program, we retained outside consultants, who, working with our information technology staff, have tested computer systems and identified problem areas. We do not expect to exceed the L4.2 million we budgeted for expenditures related to our year 2000 compliance program.

         We are developing business continuity plans aimed at minimizing the impact of unforeseen problems during the year-end transition period (December 31, 1999 to January 10, 2000). All business critical applications are being tested for compliance in a simulated year 2000 environment. Leave has been cancelled for key systems support staff during December and January. It is our intention to close the processing systems in advance of normal year-end, and follow this with a controlled restart of systems from 9 a.m. on January 1, 2000. Priority will be given to business critical systems. We are continuing to monitor suppliers regarding product viability. Discussions on year 2000 readiness are underway with our strategic insurers. We have received inquiries from our clients regarding our year 2000 compliance efforts and it is likely that our clients will require us to confirm that we are year 2000 compliant substantially in advance of December 31, 1999.

         Willis Corroon is dependent on a variety of third parties with which it has business relationships, including electrical power, telephone, water and other necessary utilities. We are not aware currently of any material non-compliance by these parties that will materially affect our business operations; however, we do not control these systems and cannot assure that they will be converted in a timely fashion. While we believe that we will be taking appropriate steps to achieve our year 2000 compliance in a timely fashion, there can be no assurance that our computers, or those of third parties with whom we conduct business, will be year 2000 compliant prior to December 31, 1999, or that the costs incurred will not materially exceed amounts budgeted.

         Our planning for year 2000 compliance also covers contingency planning to handle the most reasonably likely worst-case scenario. Our contingency plans cover the potential risks to our information technology infrastructure, fuel supplies for uninterrupted power supply generators, building control systems, desk top systems, business critical systems and interfaces with banks and the London insurance market. Compliance testing of our contingency plans for interfaces with the London insurance market is required by our regulator and testing is expected to be completed by June 30, 1999 with a monitoring review in October 1999.

INTERNATIONAL OPERATIONS--OUR SIGNIFICANT INTERNATIONAL OPERATIONS EXPOSE US TO
    EXCHANGE RATE FLUCTUATIONS.

         A significant portion of our operations is conducted outside the United Kingdom. Accordingly, we are subject to legal, economic and market risks associated with operating in foreign countries, including:

       - devaluations and fluctuations in currency exchange rates;

       - imposition of limitations on conversion of foreign currencies into pounds or dollars or remittance of dividends and other payments by foreign subsidiaries;

       - imposition or increase of withholding and other taxes on remittances and other payments by subsidiaries;

       - hyperinflation in certain foreign countries;

       - imposition or increase of investment and other restrictions by foreign governments;

       - longer payment cycles;

       - greater difficulties in accounts receivable collection; and

       - the requirement of complying with a wide variety of foreign laws.

         In particular we transact business in more than 125 countries and in more than 100 currencies. Historically, we have reported our operating results in pounds sterling. Outside the U.K., we predominantly generate revenues and expenses in the local currency. Thus the exchange exposure, excluding economic exposure, is restricted to translation exposure on the profits of the operations. In the U.K., however, we earn revenue in a number of different currencies but expenses are almost entirely incurred in sterling. This mismatch creates an exchange exposure and arises mainly from Global Specialties and Global Reinsurance which serve their clients world-wide primarily from a U.K. base of operations. In 1998, approximately 22% of our total operating revenues were earned in sterling, 63% in U.S. dollars and 15% in other currencies. However, in 1998, 44% of Willis Corroon's total operating expenses were incurred in sterling, 47% in U.S. dollars and 9% in other currencies. As such, when sterling appreciates, which it has in recent years, the revenue associated with non-sterling business is translated into fewer pounds, while expenses, incurred in sterling, are not impacted. As a result, if sterling appreciates, all other things being equal, revenues, profits and margins decline.

         Given these facts, the strength of sterling in recent years has had a material negative impact on our reported results. We can provide no assurance that such risks will not have a material adverse effect on Willis Corroon in the future, and therefore, on our ability to meet our obligations under the notes.

INTRODUCTION OF THE EURO--OUR OPERATIONS AND FINANCIAL RESULTS, AND THEREFORE
    OUR ABILITY TO MEET OUR OBLIGATIONS UNDER THE NOTES AND THE GUARANTEES, MAY BE NEGATIVELY AFFECTED BY THE INTRODUCTION OF THE EURO.

         On January 1, 1999, the euro replaced the currencies of eleven member states of the European Union, including countries in which we operate. There can be no assurance that the introduction of the euro will not increase the volatility of the exchange rates for sterling or result in the future appreciation of sterling. The United Kingdom government has stated that it will not participate in the European Economic and Monetary Union at its commencement, although it is possible that under certain circumstances it may participate at a later date. If the United Kingdom were to participate in the single currency, the pound sterling would be replaced by the euro. It is not clear on what terms the United Kingdom would participate in the European Economic and Monetary Union.

         We have made certain amendments to our systems software necessary for us to be able to place, settle and account for business in euros, while retaining the flexibility to continue to transact business in the existing national currency units if necessary. We have incurred approximately L0.9 million in connection with our efforts to be euro compliant and believe that all necessary steps have been taken and tested, and staff trained in the changes to working practices.

         While we believe that we have taken appropriate steps to become euro compliant in a timely fashion, we can provide no assurance that our efforts to do so have been completed or that the costs we may still incur will not materially exceed amounts budgeted.

IMPLEMENTATION OF BUSINESS STRATEGY--IF WE DO NOT SUCCESSFULLY MEET OUR
    STRATEGIC OBJECTIVES TO INCREASE REVENUES AND CASH FLOWS, OUR ABILITY TO MAKE INTEREST PAYMENTS ON THE NOTES MAY BE IMPAIRED.

         Willis Corroon's strategic objectives are to grow revenues and cash flow and enhance its position as a leading provider of risk management services. To achieve these objectives, we implemented the change program and seek to:

       - capitalize on our strong global franchise by cross-selling existing and new products and services to our existing clients;

       - capitalize on our strong global franchise by targeting new clients in need of Willis Corroon's global reach and specialized services;

       - emphasize our value-added, fee-based risk management services;

       - increase operating efficiencies through specific cost reduction measures; and

       - strengthen our global franchise through selective acquisitions and strategic investments.

         If the change program and other initiatives do not produce improved results as and when expected, there will be less cash available to support the business after paying interest expense on the indebtedness, and consequently operating results may decrease, adversely affecting our ability to meet our obligations under the notes. In addition, there can be no assurance that further implementation of the change program across our business units or any other strategies that we have described in this prospectus will be successful or will improve operating results. Other conditions may exist, such as unforeseen costs and expenses or an economic downturn, that may offset any improved operating results that are attributable to such business strategies. Further, any growth through acquisitions and investments will be dependent upon identifying suitable acquisition or investment candidates and successfully consummating such transactions at reasonable costs. See "--Competition" and "Business--Business Strategy."

                           FORWARD LOOKING STATEMENTS

         This prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this prospectus, including, without limitation, statements regarding Willis Corroon's future financial position, strategy, projected costs and plans and objectives of management for future operations, including the benefits expected to be derived from the implementation of the change program, may be deemed to be forward-looking statements. Although Willis Corroon believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from Willis Corroon's expectations ("cautionary statements") are disclosed under "Risk Factors" and elsewhere in this prospectus, including, without limitation, in conjunction with the forward-looking statements included in this prospectus. All forward-looking statements attributable to Willis Corroon or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements.

       PRESENTATION OF CURRENCY AND FINANCIAL INFORMATION; EXCHANGE RATES

         In this prospectus, unless otherwise specified or unless the context otherwise requires, all references to "pounds sterling", "sterling", "pound", "L" and "pence" are to the lawful currency of the United Kingdom of Great Britain and Northern Ireland. In this prospectus, unless otherwise specified or unless the context otherwise requires, all references to "dollars" or "$" are to United States dollars. The consolidated financial statements of Willis Corroon are prepared in pounds sterling. Amounts stated in dollars, unless otherwise indicated, have been translated from pounds sterling at an assumed rate solely for the convenience of the reader, and should not be construed as representations that amounts in pounds sterling actually represent such dollar amounts or could be converted into dollars at the rate indicated. Except as otherwise indicated, such dollar amounts have been translated from pounds sterling at the rate of L1.00 = $1.66, the noon buying rate in the City of New York for cable transfers in pounds sterling as announced by the Federal Reserve Bank of New York for customs purposes on December 31, 1998.


         The following table sets forth, for the periods and dates indicated, certain information concerning the noon buying rate for pounds sterling expressed in dollars per L1.00. No representation is made that the pounds sterling or dollar amounts referred to herein could have been or could in the future be converted into dollars or pounds sterling, as the case may be, at any particular rate or at all. On August 13, 1999, the noon buying rate was L1.00 = $1.61.



YEAR ENDED
DECEMBER 31,                                                                 PERIOD END       AVERAGE(A)        HIGH         LOW
-------------------------------------------------------------------------  ---------------  ---------------  -----------  ---------
1993.....................................................................          1.48             1.50           1.59        1.42
1994.....................................................................          1.57             1.54           1.64        1.46
1995.....................................................................          1.55             1.58           1.62        1.53
1996.....................................................................          1.71             1.56           1.71        1.51
1997.....................................................................          1.64             1.64           1.69        1.60
1998.....................................................................          1.66             1.66           1.72        1.61
1999 (through August 13, 1999)...........................................          1.61             1.61           1.66        1.55


------------------------

(a) The average of the noon buying rates on the last day of each month during relevant period.

         Unless otherwise indicated, financial information in this prospectus has been prepared in accordance with accounting principles generally accepted in the U.K. U.K. GAAP differs in certain respects from U.S. generally accepted accounting principles. For a discussion of the most significant differences between U.K. GAAP and U.S. GAAP relevant to Willis Corroon Corporation and Willis Corroon Group, see Note 31 of the Notes to the Consolidated Financial Statements of Willis Corroon included elsewhere in this prospectus.

         Unless otherwise specifically stated in this document, none of the accounts or financial information in this document constitutes statutory accounts of Willis Corroon Group within the meaning of section 240(5) of the Companies Act 1985 of Great Britain. Statutory accounts of Willis Corroon Group relating to each completed financial period up to December 31, 1998 to which the financial information in this document relates have been delivered to the Registrar of Companies in England and Wales. The auditors of Willis Corroon Group at the relevant time have made a report of the kind required by Section 235 of the Companies Act 1985 with respect to such statutory accounts and each such report was an unqualified report and contained no statement under section 237(2) or (3) of the Companies Act 1985 (accounting records or returns inadequate, accounts not agreeing with records or returns or failure to obtain necessary information or explanations).

         Certain amounts and percentages included in this prospectus have been rounded and accordingly may not total.

         Apart from the consolidated financial statements of Willis Corroon Group, we do not publish separate financial statements for Willis Coroon Corporation or Willis Corroon Partners.

                    THE TENDER OFFER AND RELATED FINANCINGS

THE TENDER OFFER

         On July 27, 1998, Warburg Dillon Read (a division of UBS AG), Chase Manhattan plc and HSBC Investment Bank plc announced an offer on behalf of Trinity Acquisition, based on the terms and subject to the conditions described in the offer to purchase dated July 27, 1998 and the related acceptance forms, for

       - all of the outstanding ordinary shares of 12.5 pence each of Willis Corroon Group for 200 pence per Willis Corroon ordinary share in cash without interest and

       - all of the American Depositary Shares, or ADSs, each representing five Willis Corroon ordinary shares and evidenced by American Depositary Receipts, of Willis Corroon Group for L10.00 per Willis Corroon ADS in cash without interest.

         The directors of Willis Corroon Group who were not connected with the tender offer unanimously recommended that all holders of Willis Corroon ordinary shares and Willis Corroon ADSs accept the tender offer.

         Under the tender offer, certain holders of Willis Corroon ordinary shares who validly accepted the tender offer were entitled to elect to receive loan notes instead of some or all of the cash consideration to which they would otherwise have been entitled. The loan notes are unsecured, and are guaranteed as to principal and interest by The Chase Manhattan Bank, and such guarantees are supported by letters of credit issued under a credit agreement. As of the completion of the tender offer, loan notes in an aggregate principal amount of L3,176,384 were outstanding.

         Prior to the announcement of the tender offer, Trinity Acquisition agreed to purchase 9.9% of Willis Corroon Group's issued share capital from Philips & Drew Fund Management Limited, conditional on the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. On September 2, 1998, having received valid acceptances from, or acquired Willis Corroon ordinary shares from, holders of approximately 54% of Willis Corroon Group's issued share capital, Trinity Acquisition determined that all the other conditions to the tender offer had been satisfied or waived and declared the tender offer "unconditional" as to acceptances. On September 25, 1998, Trinity Acquisition announced it had received acceptances from holders of more than 90% of Willis Corroon Group's issued share capital subject to the tender offer, and commenced the compulsory acquisition procedure under the United Kingdom Companies Act 1985 to acquire the remaining issued and outstanding share capital of Willis Corroon Group. The compulsory acquisition procedure was completed on November 10, 1998.

THE OUTSTANDING NOTES AND THE REFINANCINGS

         The net proceeds from the issuance and sale of the outstanding notes, which were approximately $534.4 million (approximately L321.9 million) after deduction of underwriting discounts and other expenses, were applied towards the repayment of amounts outstanding under a $575 million subordinated bridge facility, entered into on November 19, 1998, and provided by The Chase Manhattan Bank. The proceeds of borrowings under the subordinated bridge facility and the credit agreement on November 19, 1998 were applied:

       - to refinance amounts outstanding under a tender offer facility agreement;

       - to refinance a $575 million senior subordinated promissory note loaned by the KKR 1996 Fund (Overseas), Limited to Trinity Acquisition to finance in part the tender offer and for other corporate purposes;

       - to refinance other existing indebtedness; and

       - to pay related fees and expenses.

         The subordinated bridge facility had a final maturity on November 19, 2008, with no interim amortization. The loans thereunder accrued interest on the date repaid at a rate of 9.375% per annum, which rate was due to increase over time.

         The tender offer facility consisted of a $475 million, nine month delayed draw term loan, which was entered into on July 22, 1998. The term loan was used by Trinity Acquisition to purchase the shares tendered in the tender offer. In addition, a portion of the revolving credit facility, which is part of the credit agreement, was available to Willis Corroon Corporation after Trinity Acquisition had purchased more than 50% of the shares of Willis Corroon Group and was used to fund its working capital requirements and to refinance a portion of Willis Corroon's existing indebtedness. Amounts outstanding under the tender offer facility agreement were incurred periodically from September to October 1998, accrued interest on the date repaid at a rate equal to 7.8% per annum and had a final maturity on April 22, 1999.

         Amounts outstanding under the senior subordinated promissory note were periodically incurred from September to November 1998, accrued interest on the date repaid at a rate equal to 9.375% per annum and had a final maturity on September 14, 2009.

         The indebtedness that was refinanced in connection with the offering of the outstanding notes and the recent acquisitions consisted of an estimated L87.6 million under short-term revolving credit facilities used for working capital, which accrued interest at a rate per annum equal to, at the borrower's election, the cost of funds for U.S. dollar deposits at the London interbank offered rates, LIBOR, for one, two, three or six months, plus a margin ranging from 0.18% to 0.35%, and matured in October and November 1998.

         The following chart illustrates the final corporate structure of Willis
Corroon:

                                    [GRAPH]

(1) Indirect, wholly-owned subsidiary of TA II Limited.
(2) Trinity Acquisition, Willis Corroon Group Limited, Willis Corroon Partners, the U.S. subsidiaries and certain U.K. subsidiaries are guarantors of the senior credit facilities.
(3) Guarantor of the notes.

                                USE OF PROCEEDS

         Willis Corroon will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes as contemplated in this prospectus, Willis Corroon will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes. The outstanding notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the exchange notes will not result in any change in the capitalization of Willis Corroon. See "The Tender Offer and Related Financings--The Outstanding Notes and the Refinancings" for a discussion of the use of proceeds from the sale of the outstanding notes.

                                 CAPITALIZATION

         The following table sets forth the unaudited consolidated capitalization of Willis Corroon as of December 31, 1998, calculated in accordance with U.K. GAAP and U.S. GAAP on a historical basis and as of December 31, 1998, calculated in accordance with U.K. GAAP and U.S. GAAP on a pro forma basis after giving effect to the application of the proceeds from the sale of the outstanding notes and the recent acquisitions as if they had been consummated on such date. This table should be read in conjunction with "Unaudited Condensed Pro Forma Consolidated Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of Willis Corroon and the notes thereto included elsewhere herein.

         Other than as a result of the application of the proceeds from the sale of the outstanding notes, there has been no material change in the capitalization of Willis Corroon since December 31, 1998, other than as described in note (e) below.

                                                 DECEMBER 31, 1998
                        -------------------------------------------------------------------
                                         HISTORICAL                         PRO FORMA
                        --------------------------------------------  ---------------------

                             U.K. GAAP              U.S. GAAP               U.K. GAAP
                        --------------------  ----------------------  ---------------------
                                                   (IN MILLIONS)
DEBT(A):
Revolving credit
  facility(c).........     L  6.1  $    10.1(b)     L  6.1 $     10.1(b)    L  6.1 $     10.1(b)
Term loan
  facilities(d).......      270.3      448.7       270.3       448.7      270.3       448.7
Notes.................         --         --          --          --      321.9       534.4
                        ---------  ---------  ----------  ----------  ---------  ----------
Total debt(e).........     L276.4  $   458.8      L276.4  $    458.8     L598.3  $    993.2
                        ---------  ---------  ----------  ----------  ---------  ----------
SHAREHOLDERS' EQUITY:
Share capital.........       53.6       89.0        53.6        89.0       53.6        89.0
Share premium / paid
  in capital..........       28.5       47.3       850.4     1,411.7       28.5        47.3
Revaluation
  reserve(f)..........       14.9       24.7          --          --       14.9        24.7
Retained earnings
  (deficit)...........       (8.0)     (13.3)      (28.6)      (47.5)      (8.0)      (13.3)
                        ---------  ---------  ----------  ----------  ---------  ----------
Total shareholders'
  equity..............       89.0      147.7       875.4     1,453.2       89.0       147.7
                        ---------  ---------  ----------  ----------  ---------  ----------
TOTAL
  CAPITALIZATION......     L365.4  $   606.5    L1,151.8  $  1,912.0     L687.3  $  1,140.9
                        ---------  ---------  ----------  ----------  ---------  ----------
                        ---------  ---------  ----------  ----------  ---------  ----------



                        U.S. GAAP
                      --------------

DEBT(A):
Revolving credit
  facility(c).........L   6.1 $   10.1(b)
Term loan
  facilities(d).......270.3      448.7
Notes.................331.3      550.0
                      --  ----------
Total debt(e).........L 607.7 $  1,008.8
                      --  ----------
SHAREHOLDERS' EQUITY:
Share capital.........53.6       89.0
Share premium / paid
  in capital..........850.4    1,411.7
Revaluation
  reserve(f)..........--          --
Retained earnings
  (deficit)...........(28.6)      (47.5)
                      --  ----------
Total shareholders'
  equity..............875.4    1,453.2
                      --  ----------
TOTAL
  CAPITALIZATION......L1,483.1 $  2,462.0
                      --  ----------
                      --  ----------

------------------------

(a) Under U.K. GAAP, debt issuance costs are netted from the calculation of total debt and amortized over the life of the debt. Under U.S. GAAP, such costs are recorded as an asset and amortized over the life of the debt. As of December 31, 1998, there was $575 million outstanding under the subordinated bridge facility which was accounted for as a current liability. The proceeds of the issuance of the outstanding notes were used to repay a portion of the subordinated bridge facility.

(b) U.S. dollar amounts have been translated at the noon buying rate on December 31, 1998 of $1.66 = L1.00 solely for your convenience.

(c) The revolving credit facility provides for revolving loans of up to $150 million for working capital and general corporate purposes. The balance outstanding on the revolving credit facility was repaid on February 11, 1999. See "Description of the Senior Credit Facilities."

(d) The term loan facilities were borrowed by Willis Corroon Corporation on November 19, 1998 and consisted of (i) a $50 million tranche A facility,
    (ii) a $150 million tranche B facility, (iii) a $150 million tranche C facility and (iv) a $100 million tranche D facility. Willis Corroon Corporation has amended the amounts allocated to the various tranches. See "Description of the Senior Credit Facilities."

(e) Total debt does not give effect to dollar denominated intercompany debt owed to Trinity Acquisition pursuant to group intercompany notes, which are subordinated in right of payment to the notes, and which are offset by note receivables in the form of corresponding pound sterling denominated Trinity Acquisition intercompany notes. In addition, total debt does not give effect to a L92.9 million interest free convertible loan owed to Trinity Acquisition, which was converted into equity of Willis Corroon on February 3, 1999. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

(f) Under U.K. GAAP, it is permissible to revalue fixed assets to market value and to credit the gain to the revaluation reserve. Willis Corroon has revalued properties in this manner. Revaluations are not permitted under U.S. GAAP.

        UNAUDITED CONDENSED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

         The following unaudited condensed pro forma consolidated financial statements of Willis Corroon are based on the consolidated financial statements of Willis Corroon Group, which are prepared in accordance with U.K. GAAP, included elsewhere in this prospectus. The Unaudited Condensed Pro Forma Consolidated Statement of Income for the year ended December 31, 1998 gives pro forma effect to the application of the proceeds of the sale of the outstanding notes and the recent acquisitions as if they had occurred on January 1, 1998 and the Unaudited Condensed Pro Forma Consolidated Balance Sheet at December 31, 1998 gives pro forma effect to the application of the proceeds of the sale of the outstanding notes as if it had occurred on December 31, 1998. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The pro forma consolidated financial statements do not purport to represent what Willis Corroon's results of operations or financial condition would actually have been had the application of the proceeds of the sale of the outstanding notes and the recent acquisitions in fact occurred on such date or to project the results of operations of Willis Corroon for any future period or the financial condition of Willis Corroon for any future date.

         The Pro Forma Consolidated Financial Statements should be read in conjunction with Willis Corroon's consolidated financial statements included elsewhere in this prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                          WILLIS CORROON GROUP LIMITED
            UNAUDITED CONDENSED PRO FORMA CONSOLIDATED BALANCE SHEET
                              AT DECEMBER 31, 1998

                                                                         PRO FORMA
                                                           HISTORICAL   ADJUSTMENTS         PRO FORMA
                                                           ----------  -------------  ---------------------
                                                                            (IN MILLIONS)
AMOUNTS IN ACCORDANCE WITH U.K. GAAP:
ASSETS
CURRENT ASSETS
Cash and short-term deposits.............................    L  317.1      L 331.3(b)   L  317.1  $   526.4(a)
                                                                              (9.4)(b)
                                                                            (321.9)(c)
Investments..............................................       281.6           --         281.6      467.5
Receivables..............................................     2,559.2           --       2,559.2    4,248.3
Loan to parent company...................................     1,235.4           --       1,235.4    2,050.7
                                                           ----------  -------------  ----------  ---------
  Total current assets...................................     4,393.3           --       4,393.3    7,292.9
FIXED ASSETS
Tangible assets..........................................       141.6           --         141.6      235.1
Intangible assets--Goodwill..............................        19.7           --          19.7       32.7
Investments..............................................        34.4           --          34.4       57.0
                                                           ----------  -------------  ----------  ---------
  Total fixed assets.....................................       195.7           --         195.7      324.8
                                                           ----------  -------------  ----------  ---------
TOTAL ASSETS.............................................     4,589.0           --       4,589.0    7,617.7
                                                           ----------  -------------  ----------  ---------
                                                           ----------  -------------  ----------  ---------
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Trade payables...........................................     2,860.3           --       2,860.3    4,748.1
Due to parent company....................................       714.1         22.1(c)      736.2    1,222.1
Corporate tax............................................        17.7           --          17.7       29.4
Accruals and deferred income.............................        67.6           --          67.6      112.2
Existing bank overdrafts.................................         6.3           --           6.3       10.5
Subordinated bridge facility.............................       344.0       (344.0)(c)        0.0       0.0
Term loans...............................................         2.4           --           2.4        4.0
Other....................................................       103.3           --         103.3      171.4
                                                           ----------  -------------  ----------  ---------
  Total current liabilities..............................     4,115.7       (321.9)      3,793.8    6,297.7
NONCURRENT LIABILITIES
Term loans...............................................       270.3           --         270.3      448.7
Revolving credit facility................................         6.1           --           6.1       10.1
Senior subordinated notes................................          --        321.9(d)      321.9      534.4
                                                           ----------  -------------  ----------  ---------
  Total long-term debt...................................       276.4        321.9         598.3      993.2
Other....................................................         5.0           --           5.0        8.3
                                                           ----------  -------------  ----------  ---------
  Total noncurrent liabilities...........................       281.4        321.9         603.3    1,001.5
PROVISIONS FOR LIABILITIES AND CHARGES...................        94.8           --          94.8      157.4
MINORITY INTERESTS.......................................         8.1           --           8.1       13.4
                                                           ----------  -------------  ----------  ---------
  Total liabilities and minority interests...............     4,500.0           --       4,500.0    7,470.0
SHAREHOLDERS' EQUITY
Share capital............................................        53.6           --          53.6       89.0
Share premium............................................        28.5           --          28.5       47.3
Revaluation reserve......................................        14.9           --          14.9       24.7
Retained earnings (deficit)..............................        (8.0)          --          (8.0)     (13.3)
                                                           ----------  -------------  ----------  ---------
  Total shareholders' equity.............................        89.0           --          89.0      147.7
                                                           ----------  -------------  ----------  ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY...............   L 4,589.0           --     L 4,589.0  $ 7,617.7
                                                           ----------  -------------  ----------  ---------
                                                           ----------  -------------  ----------  ---------
AMOUNTS IN ACCORDANCE WITH U.S. GAAP (f):
Total assets.............................................   L 5,369.9      L   9.4(g)  L 5,379.3  $ 8,929.6
Total long-term debt.....................................       276.4        331.3         607.7    1,008.8
Total shareholders' equity...............................       875.4           --         875.4    1,453.2
                                                           ----------  -------------  ----------  ---------
                                                           ----------  -------------  ----------  ---------

   See Notes to the Unaudited Condensed Pro Forma Consolidated Balance Sheet

       NOTES TO UNAUDITED CONDENSED PRO FORMA CONSOLIDATED BALANCE SHEET

(a) U.S. dollar amounts have been translated at the noon buying rate on December 31, 1998 of $1.66 = L1.00 solely for your convenience.

(b) Represents cash proceeds from the offering of outstanding notes as described in the table below. Under U.K. GAAP, debt issuance costs are netted against the related debt and amortized over the life of the debt.

                                                      DEBT       COSTS            NET DEBT
                                                    ---------  ---------  ------------------------
                                                                    (IN MILLIONS)
New debt:
Notes offering....................................     L331.3      L 9.4     L 321.9    $   534.4
                                                    ---------  ---------  -----------  -----------
                                                    ---------  ---------  -----------  -----------

(c) Represents the net proceeds from the outstanding notes that were used to refinance a portion of the subordinated bridge facility. See "The Tender Offer and Related Financings--The Outstanding Notes and the Refinancings."

                                                                                AMOUNT
                                                                         --------------------
                                                                            (IN MILLIONS)
Use of proceeds:
Repayment of subordinated bridge facility..............................     L321.9  $   534.4
                                                                         ---------  ---------
                                                                         ---------  ---------

   The balance of the total outstanding amount of the subordinated bridge facility of L344.0 million ($571.0 million) was repaid by borrowing a further L22.1 million ($36.7 million) from Trinity Acquisition.

(d) Represents the net new debt incurred in connection with the offering of outstanding notes. See note (b) above.

(e) Total long-term debt does not give effect to dollar denominated intercompany debt owed to Trinity Acquisition pursuant to group intercompany notes, which are subordinated in right of payment to the notes, and which are offset by note receivables in the form of corresponding pound sterling denominated Trinity intercompany notes. In addition, total long-term debt does not give effect to a L92.9 million interest free convertible loan owed to Trinity Acquisition, which was converted into equity of Willis Corroon Group Limited on February 3, 1999.

(f) U.K. GAAP differs in certain respects from U.S. GAAP. Summaries of the significant differences as they apply to the historical financial statements of Willis Corroon are set forth in Note 31 of the Notes to the Consolidated Financial Statements included elsewhere in this prospectus. Following the purchase of Willis Corroon Group by Trinity Acquisition, under U.S. GAAP, the effects of the purchase accounting adjustments made in the financial statements of Trinity Acquisition are required to be pushed down into the financial statements of Willis Corroon. These pushed down adjustments are already included in the historical amounts at December 31, 1998 in the table below.

                                                                    PRO FORMA
                                                      HISTORICAL   ADJUSTMENTS         PRO FORMA
                                                      -----------  ------------  ---------------------
                                                                       (IN MILLIONS)
Shareholders' equity under U.K. GAAP................      L 89.0        L   --      L 89.0  $    147.7
U.S. GAAP adjustments:
Fixed assets
  Intangible assets-goodwill........................       793.7            --       793.7     1,317.5
Current assets
  Current asset investments.........................         0.8            --         0.8         1.3
  Revaluation of forward exchange contracts.........         2.7            --         2.7         4.5
  Pension costs.....................................       (16.3)           --       (16.3)      (26.9)
  Debt issuance costs...............................          --           9.4         9.4        15.6
Noncurrent liabilities
  Senior subordinated notes.........................          --          (9.4)       (9.4)      (15.6)
Provisions for liabilities and charges
  Deferred tax on above adjustments.................         5.5            --         5.5         9.1
                                                      -----------  ------------  ---------  ----------
Shareholders' equity under U.S. GAAP................      L875.4        L   --      L875.4  $  1,453.2
                                                      -----------  ------------  ---------  ----------
                                                      -----------  ------------  ---------  ----------

(g) The pro forma adjustment to the total assets under U.S. GAAP is the debt issuance costs (L9.4 million--see note (b)).

                          WILLIS CORROON GROUP LIMITED
         UNAUDITED CONDENSED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1998

                                                              PRO FORMA     ACQUISITION
                                               HISTORICAL    ADJUSTMENTS    ADJUSTMENTS         PRO FORMA
                                               -----------  -------------  -------------  ----------------------
                                                                         (IN MILLIONS)
AMOUNTS IN ACCORDANCE WITH U.K. GAAP:
CONTINUING OPERATIONS
Commissions and fees.........................      L677.7        L   --          L17.3(d)    L695.0     $1,153.7(a)
Interest and investment income...............        40.3            --             --         40.3         66.9
                                               -----------  -------------       ------    ---------  -----------
TOTAL OPERATING REVENUES.....................       718.0            --           17.3        735.3      1,220.6
Operating expenses...........................      (635.2)           --          (14.1)(d)    (649.3)     (1077.8)
                                               -----------  -------------       ------    ---------  -----------
OPERATING INCOME
Continuing operations before exceptional
  items......................................        82.8            --            3.2         86.0        142.8
Exceptional items............................       (40.8)           --             --        (40.8)       (67.8)
                                               -----------  -------------       ------    ---------  -----------
Continuing operations........................        42.0            --            3.2         45.2         75.0
Discontinued operations......................          --            --             --           --           --
Gain on disposal of operations...............       (29.3)           --             --        (29.3)       (48.6)
Share of profit of associates................         6.3            --            0.4(e)       6.7         11.1
Interest expense.............................        (3.2)        (50.2)(b)          --       (53.4)       (88.6)
                                               -----------  -------------       ------    ---------  -----------
INCOME/(LOSS) BEFORE TAXATION................        15.8         (50.2)           3.6        (30.8)       (51.1)
Taxation.....................................       (54.4)         15.6(c)        (1.1)(c)     (39.9)       (66.3)
                                               -----------  -------------       ------    ---------  -----------
INCOME/(LOSS) AFTER TAXATION.................       (38.6)        (34.6)           2.5        (70.7)      (117.4)
Minority interests...........................        (2.7)           --           (1.5)        (4.2)        (6.9)
                                               -----------  -------------       ------    ---------  -----------
NET INCOME/(LOSS)............................      L(41.3)       L(34.6)         L 1.0       L(74.9)     $(124.3)
                                               -----------  -------------       ------    ---------  -----------
                                               -----------  -------------       ------    ---------  -----------
AMOUNTS IN ACCORDANCE WITH U.S. GAAP (f):
  Net income/(loss)..........................      L(54.9)       L(37.8)         L 0.8       L(91.9)     $(152.5)
                                               -----------  -------------       ------    ---------  -----------
                                               -----------  -------------       ------    ---------  -----------

See Notes to the Unaudited Condensed Pro Forma Consolidated Statements of Income

                     NOTES TO UNAUDITED CONDENSED PRO FORMA
                       CONSOLIDATED STATEMENTS OF INCOME

(a) U.S. dollar amounts have been translated at the noon buying rate on December 31, 1998 of $1.66 = L1.00 solely for your convenience.

(b) The pro forma adjustment for interest expense reflects (1) the elimination of the historical interest expense and (2) the interest expense that would have been incurred on the notes, the term loans and borrowings under the revolving credit facility as follows:

                                                                                           YEAR ENDED
                                                                                       DECEMBER 31, 1998
                                                                                      --------------------
                                                                                         (IN MILLIONS)
Elimination of historical interest expense..........................................  L     3.2  $     5.3
Interest expense on $1,000 million of new debt using the actual blended interest rate at December 31, 1998 of 8.6% (including the actual 9% per annum rate on the
  notes and commitment fees)........................................................      (51.5)     (85.5)
Amortization of deferred financing costs on new debt................................       (1.9)      (3.2)
                                                                                      ---------  ---------
Total interest adjustment...........................................................     L(50.2) $   (83.4)
                                                                                      ---------  ---------
                                                                                      ---------  ---------

    The effect of a 1/8% change in the average blended interest rate would be to change interest expense by L0.8 million ($1.3 million).

    A commitment fee of 0.5% of the undrawn amount under the revolving credit agreement is payable quarterly in arrears. If the revolving credit agreement remains undrawn, the amount of the commitment fee is L0.5 million ($0.8 million).

(c) Taxation expense is adjusted to reflect the tax provision effect of the pro forma interest adjustments at the U.K. statutory rate of corporation tax of 31%.

(d) This adjustment adds the results of (1) the 50% interest in Gruppo Ital Brokers, which was acquired in July 1998, and (2) the increased investment in our Spanish associate from 48% to 60% and the reorganization of the existing Spanish and Portuguese operations in July 1998 as if the acquisitions and reorganization had occurred on January 1, 1998.

(e) This adjustment adds the result of the 30% interest in Assurandrgruppen, which was acquired in September 1998, as if the acquisition had occurred on January 1, 1998.

                     NOTES TO UNAUDITED CONDENSED PRO FORMA
                 CONSOLIDATED STATEMENTS OF INCOME (CONTINUED)

(f) U.K. GAAP differs in certain respects from U.S. GAAP. Summaries of the significant differences as they apply to the historical financial statements of Willis Corroon are set forth in Note 31 of the Notes to the Consolidated Financial Statements included elsewhere herein. Following the purchase of Willis Corroon Group by Trinity Acquisition, under U.S. GAAP, the effects of the purchase accounting adjustments made in the financial statements of Trinity Acquisition are required to be pushed down into the financial statements of Willis Corroon.

                                                               PRO FORMA      ACQUISITION
                                                HISTORICAL    ADJUSTMENTS     ADJUSTMENTS         PRO FORMA
                                                -----------  -------------  ---------------  --------------------
                                                                          (IN MILLIONS)
Net income/(loss) under U.K. GAAP.............      L(41.3)      L (34.6)          L 1.0        L(74.9) $  (124.3)
U.S. GAAP adjustments:
  Goodwill amortization.......................       (18.5)         18.5(i)         (0.2)        (20.8)     (34.5)
                                                                   (20.6)(ii)
  Goodwill amortization adjustment on
    disposal..................................         9.6            --              --           9.6       15.9
  Revaluation of forward exchange contracts...        (3.5)           --              --          (3.5)      (5.8)
  Pension costs...............................        (3.3)         (1.7)( ii)           --       (5.0)      (8.3)
  Deferred tax on above adjustments...........         2.1           0.6              --           2.7        4.5
                                                -----------       ------           -----     ---------  ---------
Net income/(loss) under U.S. GAAP.............      L(54.9)       L(37.8)           L0.8        L(91.9) $  (152.5)
                                                -----------       ------           -----     ---------  ---------
                                                -----------       ------           -----     ---------  ---------

    ----------------------------

     (i)  Reversal of historical amortization of goodwill and expirations.

     (ii) Full year amortization of pushed down goodwill over 40 years.

     (iii) Revised full year pension cost pushed down.

                              SELECTED HISTORICAL
                          CONSOLIDATED FINANCIAL DATA

         The selected consolidated financial data presented below for and as of the end of the five years in the period ended December 31, 1998 have been derived from, and should be read in conjunction with, the audited consolidated financial statements of Willis Corroon and the notes thereto that are included elsewhere in this prospectus. Willis Corroon prepares its consolidated financial statements in accordance with U.K. GAAP, which differs in certain respects from U.S. GAAP. Reconciliations of net income and shareholders' equity reflecting the significant differences between U.K. GAAP and U.S. GAAP are set forth in those financial statements. Under U.K. GAAP, the acquisition of Willis Corroon by Trinity Acquisition has no impact on the historical amounts reported subsequently by Willis Corroon and, accordingly, combined amounts for the years ended December 31, 1998 are presented. Under U.S. GAAP, the purchase of Willis Corroon by Trinity Acquisition established a new basis of accounting for the purchased assets and liabilities from September 2, 1998. Accordingly, under U.S. GAAP, it is not appropriate to present combined amounts for the year ended December 31, 1998. See Appendix A of this prospectus for Willis Corroon's results for the three month period ended March 31, 1999.

                                                                                                                          YEAR
                                                                                                                          ENDED
                                                                                       JANUARY 1 TO    SEPTEMBER 2 TO   DECEMBER
                                                   YEAR ENDED DECEMBER 31,             SEPTEMBER 1,     DECEMBER 31,       31,
                                          ------------------------------------------  ---------------  ---------------  ---------
                                            1994       1995       1996       1997          1998             1998          1998
                                          ---------  ---------  ---------  ---------  ---------------  ---------------  ---------
                                                                               (IN MILLIONS)
AMOUNTS IN ACCORDANCE WITH U.K. GAAP:
STATEMENT OF INCOME DATA:
Continuing operations
  Operating revenues....................    L 709.7    L 706.4    L 725.0    L 692.0        L468.8          L 249.2       L 718.0
  Operating income before exceptional
    items(b)............................       57.9       79.4       87.8       92.1          56.8             26.0          82.8
  Share of profit of associates.........        5.9        6.8        3.5        1.9           7.7             (1.4)          6.3
  Interest expense......................       (6.4)      (7.2)      (2.2)      (0.7)         (2.0)            (1.2)         (3.2)
  Income / (loss) before tax............        8.3       62.4       91.6       95.5          (1.3)            17.1          15.8
Total operations
  Net income / (loss)...................        0.1       29.0       54.2       56.9         (15.6)           (25.7)        (41.3)
BALANCE SHEET DATA (AT PERIOD END):
Total assets............................    2,253.3    3,703.7    3,377.2    3,304.3                        4,589.0       4,589.0
Total long-term debt....................      115.1       61.9       17.9       34.0                          276.4         276.4
Total shareholders' equity..............      150.2      120.6      151.9      124.6                           89.0          89.0
OTHER FINANCIAL DATA:
Depreciation and amortization...........       28.8       24.4       24.5       22.7          15.5              8.9          24.4
Capital expenditures....................       35.3       21.6       28.9       26.5          20.1              9.8          29.9
Ratio of earnings to fixed charges(c)...        1.4x       4.3x       7.6x      10.5x           --             10.9x          2.9x
AMOUNTS IN ACCORDANCE WITH U.S. GAAP:
STATEMENT OF INCOME DATA:
Continuing operations
  Operating revenues....................    L 709.7    L 706.4    L 725.0    L 692.0        L468.8          L 249.2
  Operating income......................       42.1        1.9       68.7       61.2           7.6              9.1
  Interest expense......................       (6.4)      (7.2)      (2.2)      (0.7)         (2.0)            (1.2)
  Income / (loss) before tax............       43.1        1.5       74.7       66.5          (5.1)             5.2
  Share of profit of associates, net of
    tax.................................        5.4        6.0        2.9        1.6           7.6             (3.0)
Total operations
  Net income / (loss)...................       16.2      (18.0)      37.7       36.2         (19.0)           (35.9)
BALANCE SHEET DATA (AT PERIOD END):
Total assets............................    2,915.2    4,376.0    3,953.5    3,763.4                        5,369.9      L5,369.9
Total long-term debt....................      115.1       61.9       17.9       34.0                          276.4         276.4
Total shareholders' equity..............      629.1      587.3      560.2      583.6                          875.4         875.4
OTHER FINANCIAL DATA:
Depreciation and amortization...........       47.6       42.9       42.4       40.4          27.5             15.4
Capital expenditures....................       35.3       21.6       28.9       26.5          20.1              9.8
Ratio of earnings to fixed charges(c)...        3.4x       1.0x       6.4x       7.6x           --              4.8x

                                            1998
                                          ---------
AMOUNTS IN ACCORDANCE WITH U.K. GAAP:
STATEMENT OF INCOME DATA:
Continuing operations
  Operating revenues....................  $ 1,191.9(a)
  Operating income before exceptional
    items(b)............................      137.4
  Share of profit of associates.........       10.5
  Interest expense......................       (5.3)
  Income / (loss) before tax............       26.2
Total operations
  Net income / (loss)...................      (68.6)
BALANCE SHEET DATA (AT PERIOD END):
Total assets............................    7,617.7
Total long-term debt....................      458.8
Total shareholders' equity..............      147.7
OTHER FINANCIAL DATA:
Depreciation and amortization...........       40.5
Capital expenditures....................       49.6
Ratio of earnings to fixed charges(c)...        2.9x
AMOUNTS IN ACCORDANCE WITH U.S. GAAP:
STATEMENT OF INCOME DATA:
Continuing operations
  Operating revenues....................
  Operating income......................
  Interest expense......................
  Income / (loss) before tax............
  Share of profit of associates, net of
    tax.................................
Total operations
  Net income / (loss)...................
BALANCE SHEET DATA (AT PERIOD END):
Total assets............................  $ 8,914.0
Total long-term debt....................      458.8
Total shareholders' equity..............    1,453.2
OTHER FINANCIAL DATA:
Depreciation and amortization...........
Capital expenditures....................
Ratio of earnings to fixed charges(c)...

----------------------------------

(a) U.S. dollar amounts have been translated at the noon buying rate on December 31, 1998 of $1.66 = L1.00 solely for your convenience.

(b) Exceptional items charged against continuing operations' operating income for the year ended December 31, 1995 consisted of losses of L16.6 million relating to properties that were surplus to operational requirements. For the period January 1 to September 1, 1998, exceptional items charged against operating income totalled L35.8 million and consisted of provisions of L25.0 million for claims and costs associated with the review of personal pensions plans sold between 1988 and 1994 and costs of L10.8 million incurred in connection with the acquisition of Willis Corroon by Trinity Acquisition. For the period September 2 to December 31, 1998 exceptional items charged against operating income totalled L5.0 million and consisted of debt issuance costs incurred in connection with the acquisition of Willis Corroon by Trinity Acquisition. See Note 4 of the Notes to the Consolidated Financial Statements.

(c) The ratio of earnings to fixed charges is computed by dividing earnings from continuing operations by fixed charges. For these purposes, "earnings" consists of income before taxation less the retained equity in share of profits of associates and fixed charges. "Fixed charges" consists of interest expense (including amortization of debt issuance costs) and the interest element of operating lease rentals. Due to the exceptional charges referred to in (b) above, the earnings under U.K. GAAP and U.S. GAAP for the period January 1 to September 1, 1998 were inadequate to cover fixed charges. The amount of the deficiencies were L7.1 million under U.K. GAAP and L10.9 million under U.S. GAAP.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         THE FOLLOWING DISCUSSION GENERALLY RELATES TO THE HISTORICAL CONSOLIDATED RESULTS OF OPERATIONS AND FINANCIAL CONDITION OF WILLIS CORROON AND SHOULD BE READ IN CONJUNCTION WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF WILLIS CORROON INCLUDED ELSEWHERE HEREIN. FOR INFORMATION REGARDING THE PRO FORMA FINANCIAL CONDITION OF WILLIS CORROON, SEE "UNAUDITED CONDENSED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION" AND "--LIQUIDITY AND CAPITAL RESOURCES." THE FOLLOWING DISCUSSION AND ANALYSIS IS BASED ON THE CONSOLIDATED FINANCIAL STATEMENTS OF WILLIS CORROON, WHICH ARE PREPARED IN ACCORDANCE WITH U.K. GAAP. THE PRINCIPAL DIFFERENCES BETWEEN U.K. GAAP AND U.S. GAAP AS THEY RELATE TO WILLIS CORROON ARE DISCUSSED IN NOTE 31 OF THE NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS OF WILLIS CORROON INCLUDED ELSEWHERE HEREIN.

OVERVIEW

         Willis Corroon generates revenue from:

       - commissions and fees on insurance placements;

       - fees from consulting and other services; and

       - interest earned on premiums held prior to remission to the insurer and on claims held prior to payment to the insured.

Although commissions and interest have traditionally been the greatest sources of revenues, fee income, from both insurance placements and consulting and other services, has been increasing as a percentage of total revenues in recent years, while commission income has been declining largely because of (1) increased demand by clients for fee-generating risk management consulting services and (2) pressure on insurance premium rates (and therefore brokerage commissions) due to competitive factors impacting the insurance industry. Willis Corroon expects this trend toward increasing fee income to continue. See "Business--Industry Overview."

         Willis Corroon is a holding company, with two groups of subsidiary companies, one based in North America and one based in the U.K. From an operating standpoint, Willis Corroon conducts its activities through five business units:

         - North American Operations;

         - U.K. Retail;

         - Global Specialties;

         - Global Reinsurance; and

         - International.

See "Business."

         During fiscal 1998, 41% of Willis Corroon's total revenues were derived from North American Operations, 22% were from Global Specialties, 18% were from U.K. Retail, 10% were from Global Reinsurance and 9% were from International operations. In terms of 1998 EBITDA (defined as operating income from continuing operations before exceptional items and depreciation and amortization, plus share of profit of associates), Global Specialties and U.K. Retail produced a higher percentage of EBITDA than revenues and North American Operations produced a lower percentage.

         In December 1995, John Reeve became Executive Chairman and the changes started in 1994, including cost controls and disposals of non-core businesses, were refocused and expanded with the development of the change program. The initiatives under the change program were launched in 1996 and are designed to enhance revenues, improve efficiency and change Willis Corroon from a traditional commission-based insurance broker to a more comprehensive professional advisory services firm. As part of the change program, Willis Corroon has established certain key initiatives to:

       - enhance operating efficiencies;

       - intensify its efforts to develop existing and new accounts; and

       - increase cross-selling of both existing and new products and services to its existing clients, thereby creating direct economic benefits for clients, carriers and Willis Corroon.

Willis Corroon also intends to streamline administrative processes with a selected number of insurance carriers and also work closely with certain insurance carriers to generate new product and service ideas. In addition, Willis Corroon has developed initiatives focused on maximizing the talent and expertise of its brokers and consultants in order to more efficiently manage these resources. Accordingly, Willis Corroon has developed improved techniques for recruitment and assessment; implemented a new and more frequent appraisal process, including peer review; created new training and development programs; implemented a new incentive structure for producers in the U.S.; invested in technology to enhance communication and knowledge sharing among employees; and formed practice groups to share knowledge on specific industry or product areas.

         Willis Corroon expects that the change program will be substantially completed by 2001. During 1998, Willis Corroon incurred approximately L12.0 million in severance and external consulting costs in connection with the change program and Willis Corroon expects that costs incurred in 1999 in connection with the change program will be approximately the same amount. Willis Corroon expects to continue to incur severance and external consulting costs through to the end of the change program and expects to receive significant benefits, only a portion of which have been realized to date, over the following three to five years. Willis Corroon expects to fund these change program costs out of cash flow from operations. For a discussion of the change program, its objectives and its results, see "Business-- Recent Management Initiatives."

         Since 1995, Willis Corroon has incurred a number of non-recurring expenses in its continuing operations, a portion of which relate to the change program. These expenses include the following:

       - PENSION REVIEW PROVISIONS--the provisions made for claims and costs associated with the review of personal pension plans sold between 1988 and 1994. Willis Corroon recorded provisions of L1.0 million, L0.2 million and L2.3 million for such claims and costs in 1995, 1996 and 1997, respectively and in 1998 recorded, as an exceptional item, a further L25.0 million provision for such claims. See "Business--Legal Proceedings."

       - LLOYD'S RECONSTRUCTION AND RENEWAL PLAN EXPENSES--the cost of Willis Corroon's brokers' contribution to the Lloyd's Reconstruction and Renewal Plan. See "Results of Operations-- Fiscal 1997 compared with Fiscal 1996" for a discussion of the Lloyd's Reconstruction and Renewal Plan. Willis Corroon incurred L2.6 million, L2.2 million and L2.0 million of such expenses in 1996, 1997 and 1998, respectively. There were no such expenses in 1995. Willis Corroon expects to continue to incur such expenses in 1999 and 2000.

       - SEVERANCE PROVISIONS--the provisions recorded for severance costs incurred as part of the change program. Willis Corroon incurred L11.3 million, L3.4 million and L9.6 million of such severance costs in 1996, 1997 and 1998, respectively. There were no provisions for severance costs connected with the change program recorded in 1995.

       - OTHER EXPENSES--consulting expenses primarily incurred in connection with the change program and costs incurred in connection with Willis Corroon's investment in World Insurance Network, a project set up by the then six largest brokers in the world to establish a secure and reliable medium for electronic commerce between insurance and reinsurance carriers, brokers and clients. Additionally, the 1997 and 1998 expenses included costs related to the acquisition of broker teams. Willis Corroon incurred L0.7 million, L6.9 million, L10.0 million and L10.5 million of such expenses in 1995, 1996, 1997 and 1998, respectively. Expenses for 1998 also included, as an exceptional item, L15.8 million in expenses arising out of the acquisition of Willis Corroon by Trinity Acquisition.

       - 1998 PROJECTS--costs incurred in connection with (1) the European Economic and Monetary Union project to convert Willis Corroon's operating systems and procedures to be able to handle business denominated, accounted or settled in the euro, which was introduced as a trading currency on January 1, 1999; (2) the Peoplesoft project, which aims to provide replacement year 2000 and European Economic and Monetary Union compliant computer systems for the finance and human resources functions; (3) the Strategic Insurer Relations project in connection with Willis Corroon's efforts to enhance strategic relations with certain insurers; and (4) the Knowledge Management project, which provides an Intranet site containing information such as market and competitor news. Willis Corroon incurred L2.8 million of expenses in connection with such 1998 Projects in the year ended December 31, 1998.

         These non-recurring expenses affected Willis Corroon's actual reported results, offsetting the benefits in both margin and EBITDA improvement. While Willis Corroon will continue to incur additional severance and other costs relating to the change program in the future, these expenses are expected to decline as the remainder of the change program is implemented.

         In addition to these non-recurring expenses, in recent years Willis Corroon has completed a number of dispositions and acquisitions as part of its efforts to focus its operations out of non-core or non-profitable businesses and to expand its global capabilities. The following identifies the operations sold or closed from 1995 through 1998:

       - HEDDINGTON BROKERS LIMITED--an associate based in Bermuda in which Willis Corroon had a 50% interest, that was sold in 1995;

       - IRPC/PPC--two consulting companies, previously part of U.K. Retail, that were sold in 1996;

       - WF CORROON--a benefits consulting operation, previously part of North American Retail and U.K. Retail, that was sold in 1996;

       - CONSUMER BENEFIT LIFE INSURANCE COMPANY/MANAGEMENT SCIENCE ASSOCIATES --two North American retail business operations that were sold in 1996;

       - WILLIS FABER & DUMAS (AGENCIES) LIMITED--a Lloyd's members' agent that was sold in October 1997; and

       - PROFESSIONAL LIABILITY UNDERWRITING MANAGEMENT--part of North American Operations that was closed in the second quarter of 1998.

         In addition, in 1995 Willis Corroon sold its remaining interest in Gryphon Holdings, Inc., a discontinued operation which had been accounted for as an associate.

         During the same period, Willis Corroon has continued to expand its global presence through the following acquisitions and strategic investments:

       - GRAS SAVOYE--Willis Corroon acquired a 33% interest in Gras Savoye & Cie, France's leading insurance broker, in December 1997;

       - JASPERS WUPPESAHL--Willis Corroon's then existing German associate, C. Wuppesahl & Co. Assekuranzmakler, merged with Jaspers Industrie Assekuranz GmbH & Co., KG in January 1998 to create the third largest insurance broker in Germany, in which Willis Corroon now has a 44.6% interest;

       - YORK WILLIS CORROON--Willis Corroon increased its investment in its Brazilian associate from 30% to 100% in April 1997;

       - WILLIS CORROON SCHEUER--Willis Corroon increased its investment in its Netherlands associate from 40% to 100% in January 1997;

       - WILLIS CORROON RICHARD OLIVER PTY LTD--Willis Corroon increased its investment in its Australian associate from 49.75% to 100% in January 1997;

       - WILLIS NATIONAL--in August 1997 Willis Corroon combined the operations of Willis Corroon Financial Planning Limited, its U.K. financial advisory business, with the independent financial advisory business of Abbey National plc to form a joint venture 51% owned by Willis Corroon within U.K. Retail;

       - GRUPPO ITAL BROKERS--Willis Corroon acquired a 50% interest in an Italian subsidiary in July 1998; and

       - ASSURANDRGRUPPEN--Willis Corroon acquired a 30% interest in a Danish associate in September 1998.

       - S&C WILLIS CORROON--Willis Corroon increased its investment in its Spanish associate from 48% to 60% and reorganized its existing Spanish and Portuguese operations in July 1998.

         In addition, Willis Corroon is in the process of combining all of its existing Spanish and Portuguese operations. Willis Corroon has also announced arrangements which are expected to result in Willis Corroon having a 45% interest in a Venezuelan retail broker and an estimated 75% interest in a Venezuelan reinsurance broker.

         These acquisitions and dispositions also affect the actual trends in operating revenues and EBITDA on a continuing operations basis. Because the impact of the dispositions has exceeded the impact of the acquisitions since 1995, the growth rates in the businesses currently operated by Willis Corroon are not apparent from Willis Corroon's financial statements. Reported operating revenues from continuing operations have grown from L706.4 million in 1995 to L718.0 million in 1998, an annual growth rate of 0.5%. However, if the operating revenues from businesses sold or closed from 1995 through 1998 are excluded, adjusted operating revenues increased from L640.9 million to L717.9 million, an annual growth rate of 3.9%. Operating income before exceptional items has grown from L79.4 million in 1995 to L82.8 million in 1998, an annual growth rate of 1.4%. See footnote (b) of Notes to Summary Historical and Unaudited Pro Forma Consolidated Financial Information of Willis Corroon for a description of exceptional items. Cash flows from operations, investing and financing in

1995 were an inflow of L88.7 million, outflow L37.3 million and outflow of L82.5 million, respectively, and in 1998 were an outflow of L7.3 million, an outflow of L9.1 million and an inflow of L47.3 million, respectively. Net income in 1995 was L29.0 million and in 1998 was a loss of L41.3 million. Reported EBITDA has grown from L110.6 million in 1995 to L113.5 million in 1998, an annual growth rate of 0.8%. Excluding the effect of the nonrecurring items referred to above and businesses sold or closed from 1995 through 1998, adjusted EBITDA has grown from L106.2 million to L139.0 million, an annual growth rate of 9.3%. See footnote (f) of Notes to the Summary Historical and Unaudited Pro Forma Consolidated Financial Information of Willis Corroon for a description of how Adjusted EBITDA is calculated and its relevance for investors.

         For a further discussion of historical results from 1995 through 1998 assuming constant currency rates in all periods presented, see "Supplemental Constant Currency Financial Data." As discussed above, since 1995, Willis Corroon has incurred a number of non-recurring expenses in its continuing operations, a portion of which relate to the change program and in recent years has completed a number of dispositions and acquisitions as part of its efforts to focus its operations away from non-core or non-profitable businesses and expand its global capabilities. Adjusting for these items, Operating Revenues--Constant Currency would have grown from L605.6 million in 1995 to L720.0 million in 1998, a 5.9% annual growth rate since 1995. Operating Income--Constant Currency would have grown from L61.9 million in 1995 to L108.9 million in 1998, a 20.7% annual growth rate.

         In connection with many of its investments in associates, Willis Corroon retains rights to increase its ownership percentage of such associates over time and, in certain cases, the existing owners also have a right to put their shares to Willis Corroon. See "--Liquidity and Capital Resources." Willis Corroon typically obtains representation on the boards of directors which allows it to exercise influence over the associates' businesses. Willis Corroon's Consolidated Statement of Income includes an item captioned "Share of Profit of Associates." This item reflects Willis Corroon's share of the pre-tax profits of its associates, entities in which it owns more than 20% but no more than 50%. This amount on the income statement, however, does not reflect the cash flow from the associates. Willis Corroon typically receives a cash dividend, generally based on a percentage of net income, if positive. Willis Corroon's Consolidated Statement of Cash Flows includes the line entitled "Dividends from Associates".

         Like many insurance brokers, Willis Corroon earns revenue in an uneven fashion during the year, primarily due to the timing of insurance policy renewals. Although the majority of revenue and profit has historically been earned in the first quarter and substantially all of such revenue and profit has historically been earned in the first half of the year, in recent years Willis Corroon's revenues and profits have been spread more equally throughout the year. For example, in 1994, Willis Corroon earned 72% of its annual operating income in the first quarter and 95% in the first half, as compared to 45% in the first quarter and 62% in the first half of 1998. The trend of declining premiums has contributed to the shifting of revenue into later in the year ("re-phasing") as clients delay purchasing long-term policies in order to benefit from declining rates. In addition, contingent commissions, which are generally based on volume placements or on the profitability of a risk class, have increased in recent years and are typically paid at the end of the year, further adding to revenue and profit in the fourth quarter. Expenses are incurred on a relatively even basis throughout the year. As a result of these re-phasing differences, period to period comparisons that are based on less than full year periods may not be valid.

         In recent years, operating revenues have not been significantly influenced by inflation. However, with Willis Corroon's staff and related costs generally accounting for approximately 65% of Willis Corroon's total operating expenses, Willis Corroon is affected by general inflationary pressures in each of the countries in which it operates.

         As an intermediary, Willis Corroon holds funds in a fiduciary capacity for the account of third parties, typically as the result of premiums received from clients that are in transit to insurance carriers and claims due to clients that are in transit from insurance carriers. Premiums which are held on account of or due from policyholders are reported as assets of Willis Corroon with a corresponding liability due to the insurance carriers. Claims held by or due to Willis Corroon which are due to clients are also shown as both assets and liabilities of Willis Corroon. All such balances due or payable are included in "receivables" and "trade payables" on the balance sheet. Willis Corroon earns interest on such funds during the time between the receipt of the cash and the time the cash is paid out. Fiduciary cash must be kept in certain regulated bank accounts subject to guidelines, which generally emphasize capital preservation and liquidity, and is not generally available to service Willis Corroon's debt or for other corporate purposes. Therefore, despite short-term deposits and cash of L317.1 million and investments of L281.6 million at December 31, 1998, Willis Corroon had minimal excess cash which it could access at such date. See "--Liquidity and Capital Resources."

         Although Willis Corroon discontinued its U.K. underwriting operations in 1991, it is still required to handle the administration of claims arising from insurance business previously written by Willis Faber (Underwriting Management) on behalf of Sovereign and third party insurance carriers. Sovereign was placed into provisional liquidation on July 11, 1997. See "Risk Factors--Sovereign/ WFUM" and "Business--Legal Proceedings."

         The strength of sterling in recent years has had a material impact on Willis Corroon's reported results, both by reducing revenues and reducing margins due to Willis Corroon's large sterling expense base. The discussion set forth below under "--Results of Operations" discusses both actual results of Willis Corroon's operating units and results on a "constant currency" basis, assuming, for the TWO applicable periods being compared, that the currency exchange rates used in the later period for (1) recording the non-sterling transactions of U.K. based subsidiaries at achieved rates of exchange and (2) translating the results of non-U.K. based subsidiaries at average rates of exchange, were also in effect in the earlier period. Willis Corroon believes that when comparing results of two periods, it is relevant to consider changes on the basis of constant currency exchange rates. See "Supplemental Constant Currency Financial Data" for an analysis of historical results from 1995 through 1998 assuming constant currency rates in ALL periods presented. Willis Corroon Group is considering changing its reporting currency from pounds sterling to U.S. dollars. No decision has been made as to this matter.

RECENT DEVELOPMENTS


         On August 13, 1999, we issued our results for the second quarter of 1999 and the six months ended June 30, 1999 as measured against the corresponding periods in the prior year. For the complete text of the report containing our results for the second quarter and the six months ended June 30, 1999, see Appendix A to this prospectus.


RESULTS OF OPERATIONS

FISCAL 1998 COMPARED WITH FISCAL 1997

         The consolidated statement of income of Willis Corroon included elsewhere in this prospectus has been presented separately for the period from January 1, 1998 to September 1, 1998, the effective date of the acquisition by Trinity Acquisition of Willis Corroon, and for the period from September 2, 1998 to December 31, 1998 in accordance with the requirements of the U.S. Securities and Exchange Commission. Management believes that it is more appropriate to present financial data on a combined basis because, under U.K. GAAP, the acquisition does not change the basis of accounting for Willis Corroon. The discussion set forth below of Willis Corroon's performance is based on the combined period ended December 31, 1998 compared with the year ended December 31, 1997 which management believes is more meaningful for investors.

         The following table summarizes the combined results for the year ended December 31, 1998:

                                                                 JANUARY 1 TO      SEPTEMBER 2 TO     YEAR ENDED
                                                                 SEPTEMBER 1,       DECEMBER 31,     DECEMBER 31,
                                                                     1998               1998             1998
                                                               -----------------  ----------------  --------------
                                                                                  (IN MILLIONS)
Continuing Operations
Commissions and fees.........................................         L441.9             L235.8           L677.7
Interest and investment income...............................           26.9               13.4             40.3
                                                                     -------            -------          -------
                                                                       468.8              249.2            718.0

Discontinued Operations......................................             --                0.2              0.2
                                                                     -------            -------          -------
Total operating revenues.....................................          468.8              249.4            718.2

Net operating expenses.......................................         (412.0)            (223.4)          (635.4)
                                                                     -------            -------          -------
Operating income before exceptional items....................           56.8               26.0             82.8
Exceptional items............................................          (35.8)              (5.0)           (40.8)
                                                                     -------            -------          -------
Operating income.............................................           21.0               21.0             42.0
Share of profit of associates................................            7.7               (1.4)             6.3
Loss on closure/disposal of operations.......................          (28.0)              (1.3)           (29.3)
Interest expense.............................................           (2.0)              (1.2)            (3.2)
                                                                     -------            -------          -------
Income/(loss) before taxation................................           (1.3)              17.1             15.8
Taxation.....................................................          (13.5)             (40.9)           (54.4)
                                                                     -------            -------          -------
Income/(loss) after taxation.................................          (14.8)             (23.8)           (38.6)
Minority interests...........................................           (0.8)              (1.9)            (2.7)
                                                                     -------            -------          -------
Net income/(loss)............................................          (15.6)             (25.7)           (41.3)
                                                                     -------            -------          -------
                                                                     -------            -------          -------

SUMMARY

         Operating revenues increased by L24.2 million (3.5%) from L694.0 million in fiscal 1997 to L718.2 million in fiscal 1998. In constant currency terms, operating revenues increased by 6%. Excluding the adverse effects of foreign currency exchange rate movements (L12.8 million), the loss of operating revenues from businesses sold (L8.5 million) and the operating revenues gained from acquisitions (L23.8 million), operating revenues were 3.2% higher in fiscal 1998 than in fiscal 1997.

         Income before taxation and exceptional items decreased by L7.4 million (8%) from L93.3 million in fiscal 1997 to L85.9 million in fiscal 1998. In constant currency terms, income before taxation and exceptional items decreased by 4%. Excluding the adverse effects of foreign currency exchange rate movements (L4.1 million), the loss of income from businesses sold (L4.7 million), the income gained from acquisitions (L13.8 million) and also excluding the adverse effects of higher non-recurring expenses (L8.2 million), income before interest, taxation and exceptional items decreased by 1%. Three exceptional charges were made in fiscal 1998. A further provision amounting to L25.0 million was made as an exceptional item for costs expected to be incurred in connection with the pension review; L15.8 million was incurred by Willis Corroon in connection with the offer by Trinity Acquisition for all of the issued share capital of Willis Corroon Group; and a L29.3 million loss on disposal (which included a goodwill write-off of L29.6 million) was incurred almost entirely upon the closure of Professional Liability Underwriting Management, Willis Corroon's professional liability wholesale operation in the U.S. After these exceptional charges, income before taxation decreased by L79.7 million (83%) from L95.5 million in fiscal 1997 to L15.8 million in fiscal 1998.

         Net income decreased by L98.2 million (173%) from L56.9 million in fiscal 1997 to a loss of L41.3 million in fiscal 1998, partly as the result of the exceptional charges referred to above. In addition, the tax charge for fiscal 1998 included L33.1 million written off in respect of U.K. advance corporation tax and deferred tax balances (see "--Taxation.")

COMMISSIONS AND FEES--CONTINUING OPERATIONS

         Commissions and fees earned from Willis Corroon's continuing operations increased by L25.7 million (3.9%) from L652.0 million in fiscal 1997 to L677.7 million in fiscal 1998. In constant currency terms, commissions and fees increased by 5.9%. Excluding the effects of businesses sold (L8.0 million) and businesses acquired (L24.3 million), commissions and fees increased by 3.4% in constant currency terms predominantly from improved results in North American Retail and Global Broking Services.

         NORTH AMERICAN OPERATIONS: Commissions and fees earned by Willis Corroon's North American Retail operations increased by L13.8 million (5.5%) from L249.7 million in fiscal 1997 to L263.5 million in fiscal 1998. In constant currency terms, commissions and fees increased by 7.2%, due in part to various initiatives implemented as part of the change program, which significantly enhanced new business gains and improved performance in obtaining renewed business. Commissions and fees earned by the Willis Corroon's U.S. Wholesale operations decreased by L2.0 (6.5%) million from L30.6 million in fiscal 1997 to L28.6 million in fiscal 1998. In constant currency terms, such commissions and fees decreased by 5.3%. Of this reduction, L1.2 million was attributable to Professional Liability Underwriting Management, Willis Corroon's professional liability wholesale operation, which was closed in the second quarter of 1998. Excluding the effect of this closure, commissions and fees of Willis Corroon's U.S. Wholesale operations decreased by 1.4% in constant currency terms, primarily due to a continuing decline in the public entity and schools businesses.

         U.K. RETAIL: Commission and fees earned by Willis Corroon's U.K. Retail operations increased by L5.0 million (4.4%) from L113.8 million in fiscal 1997 to L118.8 million in fiscal 1998. In constant currency terms, commissions and fees increased by 4.5%. Of this increase, L7.4 million was attributable to the Willis National joint venture, which was formed in August 1997. Excluding the effects of the formation of Willis National, commissions and fees decreased by 1.9% in constant currency terms due to competition in soft markets and delay or cancellation of construction contracts.

         GLOBAL SPECIALTIES: Commissions and fees earned by the business units of Global Specialties increased by L5.7 million (4.2%) from L134.5 million in fiscal 1997 to L140.2 million in fiscal 1998. In constant currency terms, commissions and fees increased by 4.9%. Premium rate reductions continued to affect most business areas. Global Broking Services, however, reported a 15.7% increase in constant currency terms in commissions and fees as a result of strong new business gains and improved focus on renewals.

         GLOBAL REINSURANCE: Commissions and fees earned by Willis Corroon's Global Reinsurance business unit decreased by L2.3 million (3.3%) from L68.7 million in fiscal 1997 to L66.4 million in fiscal 1998. In constant currency terms, commissions and fees decreased by 0.7%. Expansion in the U.S. and Europe was offset by a disposal of part of the French portfolio to Gras Savoye following Willis Corroon Group's investment in Gras Savoye.

         INTERNATIONAL: Commission and fees earned by Willis Corroon's International operations increased by L12.4 million (25.9%) from L47.8 million in fiscal 1997 to L60.2 million in fiscal 1998. In constant currency terms, commissions and fees increased by 39.4%. Excluding the effect of the acquisition of Gruppo Ital Brokers, which was acquired in July 1998 and other acquisitions, commissions and fees increased by 0.3% in constant currency terms.

         WILLIS FABER & DUMAS (AGENCIES) LIMITED): Willis Faber & Dumas Agencies was sold in October 1997 to a company owned by its management. Commissions and fees earned during fiscal 1997 totalled L6.7 million.

INTEREST AND INVESTMENT INCOME

         Interest and investment income from continuing operations was L40.0 million in fiscal 1997 and L40.3 million in fiscal 1998. In constant currency terms, interest and investment income increased by 4%.

OPERATING EXPENSES

         Operating expenses for Willis Corroon's continuing operations before exceptional items increased by L35.5 million (5.9%) from L599.9 million in fiscal 1997 to L635.4 million in fiscal 1998, due to the increase in expenses from businesses acquired (L18.3 million) exceeding the reduction in expenses from businesses sold (L3.7 million). Excluding favorable foreign exchange rate movements (L8.9 million), the effects of acquisitions and dispositions and higher non-recurring costs (L8.2 million, primarily severance costs incurred as part of the change program), operating expenses increased by 3.9% in constant currency terms.

         In common with most other U.K. independent financial advisors, Willis Corroon Financial Planning has been carrying out a review, in accordance with guidelines issued by its regulator, of pension advice previously given. In this connection, a further provision of L25.0 million was made as an exceptional item during fiscal 1998. At December 31, 1998, the remaining balance of such provision amounted to L20.8 million.

ASSOCIATES

         Willis Corroon's share of income before taxation from associates increased by L4.4 million (232%) from L1.9 million in fiscal 1997 to L6.3 million in fiscal 1998. Adjusting for the increase (L5.1 million) due to investments in Gras Savoye and Jaspers Wuppesahl, which were acquired in December 1997 and January 1998, respectively, and, increased investments in some of the associates creating subsidiaries Willis Corroon's share of income from associates was in line with 1997.

INTEREST PAYABLE

         Interest payable increased by L2.5 million from L0.7 million in fiscal 1997 to L3.2 million in fiscal 1998 as a consequence of new debt incurred to finance investments made in December 1997 in Gras Savoye and in January 1998 in Jaspers Wuppesahl.

DISPOSALS

         During fiscal 1998, the loss on disposals amounted to L29.3 million, consisting mainly of goodwill written of on the closure of Professional Liability Underwriting Management.

DISCONTINUED OPERATIONS--UNDERWRITING

         Willis Corroon's U.K. underwriting operations, which consisted of Sovereign, an insurance company, and Willis Faber (Underwriting Management), an underwriting agent, were discontinued in 1991. Sovereign was placed into provisional liquidation in July 1997. Following the provisional liquidation of Sovereign, the net assets of Sovereign and its subsidiaries, amounting to L5.9 million and attributable goodwill of L4.1 million, were written off in fiscal 1997 against provisions previously established.

TAXATION

         The tax charge for fiscal 1998 amounted to L54.4 million after writing off U.K. advance corporation tax of L9.7 million and deferred tax asset balances of L23.4 million. The timing of the recoverability of these assets was uncertain and, accordingly, it was judged appropriate under U.K. GAAP to write off the amounts. Excluding these write-offs and the Professional Liability Underwriting Management goodwill write-off of L29.6 million and costs of L15.8 million incurred in connection with the offer by Trinity Acquisition for Willis Corroon Group, for which no tax relief is available and, the further provisions amounting to L25.0 million in respect of costs expected to be incurred in connection with the pension review, the effective tax rate for fiscal 1998 was 36.0% compared with an effective tax rate of 39.9% in fiscal 1997.

DIFFERENCES BETWEEN U.K. GAAP AND U.S. GAAP

         The net loss for 1998 of L41.3 million and net income for 1997 of L56.9 million, both under U.K. GAAP, compare with a net loss of L54.9 million and net income of L36.2 million, respectively, under U.S. GAAP.

         The differences arise principally from the differing accounting treatment for goodwill, forward foreign exchange contracts in respect of future income, pensions and related deferred taxation. Details of the reconciling differences are given in Note 31 of Notes to the Financial Statements.

FISCAL 1997 COMPARED WITH FISCAL 1996

SUMMARY

         Total operating revenues decreased by L36.7 million (5.0%) from L730.7 million in fiscal 1996 to L694.0 million in fiscal 1997. In constant currency terms, operating revenues decreased by 1%. The decrease in operating revenues was due to the adverse impact of foreign exchange rate movements (L26.9 million) and the loss of operating revenue from businesses sold (L39.8 million), which revenue was not wholly replaced by operating revenue from businesses acquired and subsidiaries previously accounted for as associates (L21.4 million). Further, commissions earned by Willis Faber & Dumas Agencies, which was sold in October 1997, were L10.0 million lower in fiscal 1997 than in fiscal 1996. Operating revenues of discontinued operations decreased by L3.7 million from L5.7 million in fiscal 1996 to L2.0 million in fiscal 1997. Adjusting for each of these factors, operating revenues of continuing operations were 3% higher in constant currency terms in fiscal 1997 than in fiscal 1996.

         Income before taxation increased by L3.9 million (4%) from L91.6 million in fiscal 1996 to L95.5 million in fiscal 1997. In constant currency terms, income before taxation increased by 14%. Excluding the adverse effects of foreign currency exchange rate movements (L8.0 million), the loss of income from businesses sold (L5.7 million), income gained from acquisitions (L1.7 million) and also excluding the effects of lower non-recurring expenses (L3.1 million), income before tax increased by 14% in constant currency terms, primarily due to the impact of the change program. Willis Corroon's share of profit of associates was L1.6 million lower in fiscal 1997 than in fiscal 1996 mainly because two associates, Richard Oliver in Australia and Scheuer in the Netherlands, became subsidiaries on January 1, 1997 whereas they had been accounted for as associates during all of fiscal 1996. Willis Corroon reported a gain from the disposal of continuing operations of L2.2 million in fiscal 1997 as the result of the sale of Willis Corroon's interest in Willis Faber & Dumas Agencies, which was sold in October 1997, and Willis Corroon France SA, which was sold in December 1997 to Gras Savoye at the time Willis Corroon acquired its 33% interest in Gras Savoye. The gain on disposal also gives effect to a write-off of goodwill of L2.5 million. Net income increased by L2.7 million (5%) from L54.2 million in fiscal 1996 to L56.9 million in fiscal 1997.

LLOYD'S RECONSTRUCTION AND RENEWAL PLAN

         During fiscal 1996, an agreement was reached with the individuals who comprise the various Lloyd's underwriting syndicates for the reconstruction and renewal of the Lloyd's insurance market. As part of this plan, Lloyd's members' agencies and Lloyd's brokers, among others, agreed to contribute financially to the establishment of Equitas Reinsurance Limited which would reinsure the outstanding liabilities of such individuals for the 1992 and earlier underwriting years of account. In return, most of such individuals agreed to cease litigation against Lloyd's.

         Willis Corroon's subsidiary, Willis Faber & Dumas Agencies, a Lloyd's members agent, agreed to make a one-time contribution to the settlement of L3.4 million and Willis Corroon's broking operations agreed to contribute an annual levy for five years beginning in 1996 based on the volume of business transacted with Lloyd's. For fiscal 1996, this levy amounted to L2.6 million.

         Following the settlement, underwriting syndicates were able to close and declare profits on those underwriting years of account that had been held open, in some cases for several years. Profit commission then became payable to Willis Faber & Dumas Agencies based on the syndicate profits of the individuals managed by them. This profit commission amounted to L14.5 million in fiscal 1996.

         As a result of the settlement, Willis Corroon's operating revenue in fiscal 1996 benefitted by L14.5 million and Willis Corroon's income before taxation for fiscal 1996 benefitted by L8.2 million, after deducting related provisions of L0.3 million.

COMMISSIONS AND FEES--CONTINUING OPERATIONS

         Commissions and fees earned by Willis Corroon's continuing operations decreased by L31.2 million (4.6%) from L683.2 million earned in fiscal 1996 to L652.0 million in fiscal 1997. In constant currency terms, commissions and fees decreased by 1.0%. Excluding the effects of businesses sold (L48.5 million) and businesses acquired (L18.3 million), commissions and fees increased by 4% in constant currency terms.

         NORTH AMERICAN OPERATIONS: Commissions and fees earned by Willis Corroon's North American Retail operations decreased by L28.9 million (10.4%) from L278.6 million in fiscal 1996 to L249.7 million in fiscal 1997. In constant currency terms, commissions and fees decreased by 6%.

Excluding the effect of businesses sold in 1996 (L24.5 million), commissions and fees increased by 3% in constant currency terms. Competition among brokers for the business of middle market companies was intense, exacerbating the consequences of progressively reducing premium rates which have been on a downward trend for well over a decade. Commissions and fees earned by Willis Corroon's U.S. Wholesale operations decreased by L6.5 million (17.5%) from L37.1 million in fiscal 1996 to L30.6 million in fiscal 1997. In constant currency terms, U.S. Wholesale commissions and fees decreased by 14%, principally due to the competitiveness of the U.S. insurance market place.

         U.K. RETAIL: Commissions and fees earned by Willis Corroon's U.K. Retail operations decreased by L1.9 million (1.6%) from L115.7 million in fiscal 1996 to L113.8 million in fiscal 1997. In constant currency terms, commissions and fees decreased by 2%. Excluding the effects of disposals (L13.4 million) and the acquisition of a 51% interest in Willis National in August 1997 (L5.4 million), commissions and fees increased by 6% in constant currency terms, mainly arising from strong growth achieved by Willis Corroon's principal U.K. direct brokering company, reflecting the benefit of the change program initiatives.

         GLOBAL SPECIALTIES: Commissions and fees earned by the business units of Global Specialties increased by L3.0 million (2.3%) from L131.5 million in fiscal 1996 to L134.5 million in fiscal 1997. In constant currency terms, commissions and fees increased by 5%. Despite falling insurance premium rates across most business areas, increased new business gains, particularly from a strengthened space risks team in Aerospace, as well as the Energy and Global Broking Services business units, contributed to this growth.

         GLOBAL REINSURANCE: Commissions and fees earned by Willis Corroon's Global Reinsurance business unit increased by L5.6 million (8.9%) from L63.1 million in fiscal 1996 to L68.7 million in fiscal 1997. In constant currency terms, commissions and fees increased by 7% against a background of reduced reinsurance premium rates and increased risk retention by clients, predominantly from the U.S. portfolio supported by new business in Europe and Australia.

         INTERNATIONAL: Commissions and fees earned by Willis Corroon's International operations increased by L9.2 million (23.8%) from L38.6 million in fiscal 1996 to L47.8 million in fiscal 1997. In constant currency terms, commissions and fees increased by 35%. Of this increase, L12.9 million was attributable to Willis Corroon increasing its holdings in both Richard Oliver and Scheuer to 100% on January 1, 1997. Excluding this effect, commissions and fees increased by 18% in constant currency terms, particularly from business growth in Eastern Europe.

         WILLIS FABER & DUMAS (AGENCIES) LIMITED: Willis Faber & Dumas Agencies was sold in October 1997 to a company owned by its management. Commissions and fees earned during fiscal 1997 totalled L6.9 million compared with L18.6 million in fiscal 1996 which included L14.5 million following implementation of the Lloyd's Reconstruction and Renewal Plan.

INTEREST AND INVESTMENT INCOME

         Interest and investment income from continuing operations decreased by L1.8 million (4.5%) from L41.8 million in fiscal 1996 to L40.0 million in fiscal 1997.

OPERATING EXPENSES

         Operating expenses from continuing operations decreased by L37.3 million (5.9%) from L637.2 million in fiscal 1996 to L599.9 million in fiscal 1997, largely due to the favorable impact of currency exchange rate movements (L18.7 million), the reduction in expenses from businesses sold (L45.7 million) being greater than the increase in expenses arising from businesses acquired and associates becoming subsidiaries (a total of L20.0 million). Severance costs in fiscal 1997 were L7.9 million lower than in fiscal 1996, the total contribution to the Lloyd's Reconstruction and Renewal Plan was L0.4 million lower and other non-recurring costs were L3.1 million lower in fiscal 1997 than in fiscal 1996. Adjusting for each of these factors, operating expenses were 2% higher in constant currency terms.

         In common with most other U.K. independent financial advisors, Willis Corroon Financial Planning has been carrying out a review, in accordance with guidelines issued by its regulator, of pension advice previously given and, in connection therewith, a charge of L2.3 million was taken during fiscal 1997. See "Business--Legal Proceedings." In October 1997, Willis Corroon Financial Planning merged with Abbey National Independent Financial Advisers Limited to form Willis National in which Willis Corroon holds a 51% interest.

ASSOCIATES

         Willis Corroon's share of income before taxation from associates decreased by L1.6 million (45.7%) from L3.5 million in fiscal 1996 to L1.9 million in fiscal 1997. Excluding the reduction (L1.5 million) due to Richard Oliver and Scheuer, both of which ceased to be accounted for as associates from the beginning of January 1, 1997 when they became consolidated subsidiaries, Willis Corroon's share of income before taxation from associates decreased by L0.1 million.

INTEREST PAYABLE

         Interest payable decreased by L1.5 million from L2.2 million in fiscal 1996 to L0.7 million in fiscal 1997. Willis Corroon operated throughout most of fiscal 1997 without any material borrowings until the acquisition of Gras Savoye on December 30, 1997.

DISPOSALS

         During fiscal 1997, the gain on disposals amounted to L2.2 million after writing off goodwill of L2.5 million. The principal business disposed of was Willis Faber & Dumas Agencies.

DISCONTINUED OPERATIONS--UNDERWRITING

         Willis Corroon's U.K. underwriting operations, consisting of Sovereign, an insurance company, and Willis Faber (Underwriting Management), an agent, were discontinued in 1991. On July 11, 1997, Sovereign was placed into provisional liquidation. Following the provisional liquidation of Sovereign, the net assets of Sovereign and its subsidiaries, amounting to L5.9 million and attributable goodwill of L4.1 million, were written off against provisions previously established.

TAXATION

         The tax charge of L38.1 million in fiscal 1997 produced an effective tax rate of 39.9%, the same as in fiscal 1996. The benefit arising from the reduction in the rate of U.K. corporation tax from 33% to 31% during fiscal 1997 was more than offset by the related write down of deferred tax assets established in prior periods. The provisional liquidation of Sovereign resulted in a write off of a deferred tax asset amounting to L2.7 million which was no longer considered recoverable. Adjusting for these items, the effective tax rate in fiscal 1997 would have been 36.5%.

DIFFERENCES BETWEEN U.K. GAAP AND U.S. GAAP

         Net income for 1997 and 1996 of L56.9 million and L54.2 million, respectively, under U.K. GAAP compare with net income of L36.2 million and L36.7 million, respectively, under U.S. GAAP.

         The differences arise principally from the differing accounting treatment for goodwill, forward foreign exchange contracts in respect of future income, pensions and related deferred taxation. Details of the reconciling differences are given in Note 31 of Notes to the Financial Statements.

FINANCIAL RISK MANAGEMENT

FOREIGN EXCHANGE RISK MANAGEMENT

         Approximately 50% of Willis Corroon's operating revenues earned in the United Kingdom arise in currencies other than sterling. Willis Corroon manages this exchange exposure to foreign currency revenues by entering into foreign currency forward exchange contracts, that allow us to fix the rates at which we exchange currencies in the future, and options to purchase currencies in the future at fixed rates, principally in U.S. dollars with lesser amounts in Japanese, German, French and Italian currencies. In fiscal 1998, Willis Corroon achieved a rate of $1.59 = L1.00 from the sale of U.S. dollar-denominated revenues earned in the United Kingdom compared with a rate of $1.59 achieved in fiscal 1997 and $1.54 in fiscal 1996. Together with the rates achieved in other hedged currencies, there was an adverse impact of L2.7 million on total operating revenues in fiscal 1998 and an adverse impact of L5.6 million in fiscal 1997, when compared with the exchange rates achieved in the preceding year.

         Willis Corroon is also exposed to the exchange effects of translating the net income of non-U.K.-based subsidiaries into sterling. Willis Corroon does not hedge this exposure. The average rate of exchange for the U.S. dollar against sterling moved from $1.56 in fiscal 1996 to $1.64 in fiscal 1997 and to $1.66 in fiscal 1998. Together with movements in other currencies, the effect of translating the income before taxation of non-U.K.-based subsidiaries into pounds sterling reduced Willis Corroon's net income before taxation in fiscal 1998 by L1.4 million and by L2.4 million in fiscal 1997, when compared with the exchange rates prevailing in the preceding year.

         The table below provides information about Willis Corroon's foreign currency forward exchange contracts which are sensitive to exchange rate risk. The table summarizes at December 31, 1998 the sterling equivalent amounts of each currency bought and sold forward and the weighted average contractual exchange rates. All forward exchange contracts mature within two years.

                                                           SETTLEMENT DATE BEFORE DECEMBER 31,
                                         ------------------------------------------------------------------------
                                                        1999                                 2000
                                         ----------------------------------  ------------------------------------

                                                             AVERAGE                               AVERAGE
                                          CONTRACT         CONTRACTUAL         CONTRACT          CONTRACTUAL
                                           AMOUNT         EXCHANGE RATE         AMOUNT          EXCHANGE RATE
                                         -----------  ---------------------  -------------  ---------------------
                                             (L
                                          MILLIONS)   (DENOMINATION PER L)   (L MILLIONS)   (DENOMINATION PER L)
FOREIGN CURRENCY SOLD
US Dollars.............................        41.5               1.58              21.4                1.59
Japanese Yen...........................         5.6             191.51               4.3               84.37
Deutschemarks..........................         2.3               2.75               5.1                2.70
French Francs..........................         1.6               8.33            --                 --
Italian Lire...........................         1.4           2,537.25            --                 --

FOREIGN CURRENCY BOUGHT
Deutschemarks..........................       (10.4)              2.80            --                 --
                                         -----------                               -----
Total..................................        42.0                                 30.8
                                         -----------                               -----
                                         -----------                               -----
Fair Value (1).........................         2.2                                  0.5
                                         -----------                               -----
                                         -----------                               -----

------------------------

(1) Represents the difference between the contract amount and the cash flow in sterling which would have been receivable had the foreign currency forward exchange contracts been entered into on December 31, 1998 at the forward exchange rates prevailing at that date.

INTEREST RATE RISK MANAGEMENT

         Willis Corroon manages its exposure to declines in interest rates, which can have an adverse effect on interest and investment income, through the use of fixed interest deposits and borrowings, swaps, forward rate agreements and other financial instruments. The maximum hedging period is normally three years. Interest rate exposure is managed within parameters agreed by Willis Corroon Group's directors, which stipulate that at least 25% of the forecast interest income for each of the next three years is hedged. Average interest rates of 7.5% on sterling funds and 6.1% on U.S. dollar funds were achieved in fiscal 1998, compared with 7.0% and 6.2% respectively in fiscal 1997 and 7.3% and 5.9% respectively in fiscal 1996. When compared with average interest rates prevailing during the year, Willis Corroon's hedging activities added L2.6 million to Willis Corroon's income before taxation in fiscal 1998 and L2.5 million in fiscal 1997.

         The table below provides information about Willis Corroon's derivative instruments which are sensitive to changes in interest rates, including interest rate swaps and forward rate agreements. For interest rate swaps, the table presents notional principal amounts and average interest rates analyzed by expected maturity dates. Notional principal amounts are used to calculate the contractual payments to be exchanged under the contracts. The duration of interest rate swaps varies between one and five years, with an average re-fixing period of three months. Average variable rates are based on interest rates set at December 31, 1998 or, in the case of interest rate swaps not yet started, at the rates prevailing at December 31, 1998. The information is presented in sterling, which is Willis Corroon's reporting currency; the actual currencies of the instruments are indicated in parentheses.

                                                      EXPECTED TO MATURE BEFORE DECEMBER 31,
                                               -----------------------------------------------------
                                                 1999       2000       2001       2002       2006       TOTAL     FAIR VALUE(1)
                                               ---------  ---------  ---------  ---------  ---------  ---------  ---------------
                                                                        (L MILLION, EXCEPT PERCENTAGES)
INTEREST RATE SWAPS
Principal ($)................................         97        170        119         16     --            402           5.1
    Fixed rate receivable....................       6.45%      6.43%      5.73%      5.78%    --           6.20%
    Variable rate payable....................       5.28%      5.20%      5.06%      5.06%    --           5.17%
Principal ($)................................     --         --         --         --            273        273           0.8
    Fixed rate payable.......................     --         --         --         --           5.10%      5.10%
    Variable rate receivable.................     --         --         --         --           5.06%      5.06%
Principal (L)................................         55         62         35         14     --            166           4.4
    Fixed rate receivable....................       7.92%      7.22%      6.52%      6.88%    --           7.27%
    Variable rate payable....................       6.75%      6.55%      6.13%      6.13%    --           6.49%
Principal (Deutschemarks)....................          4          7          7     --         --             18           0.3
    Fixed rate receivable....................       4.55%      4.65%      4.23%    --         --           4.48%
    Variable rate payable....................       3.65%      3.48%      3.36%    --         --           3.48%
Principal (Deutschemarks)....................     --              4     --         --         --              4          (0.1)
    Fixed rate payable.......................     --           4.61%    --         --         --           4.61%
    Variable rate receivable.................     --           3.56%    --         --         --           3.56%
Principal (Italian Lire).....................          2     --              3     --         --              5           0.1
    Fixed rate receivable....................       7.11%    --           4.69%    --         --           5.77%
    Variable rate payable....................       4.59%    --           3.25%    --         --           3.85%
Principal (Japanese Yen).....................          7     --              4     --         --             11           0.1
    Fixed rate receivable....................       1.45%    --           1.70     --         --           1.54%
    Variable rate payable....................       0.40%    --           0.22%    --         --           0.33%

FORWARD RATE AGREEMENTS
Principal (L)................................         56     --         --         --         --             56           0.2
    Fixed rate receivable....................       7.02%    --         --         --         --           7.02%
    Variable rate payable....................       6.13%    --         --         --         --           6.13%

------------------------

(1) Represents the net present value of the expected cash flows discounted at current market rates of interest.

LIQUIDITY AND CAPITAL RESOURCES

         Willis Corroon's Statement of Consolidated Cash Flows is presented on the basis of total funds as opposed to "own funds." As discussed under "--Overview" above, Willis Corroon holds funds for the account of third parties, typically premiums received from clients and claims received from insurance carriers that are in transit to insurance carriers or clients, respectively. These amounts of fiduciary cash must be kept in certain regulated bank accounts and are not generally available to service Willis Corroon's debt or for other corporate purposes. Insurance broking transactions typically generate large cash flows and the timing of such cash flows can affect significantly the net cash balances held at the year-end.

         Willis Corroon's net cash inflow on a total funds basis before management of liquid resources and financing was L14.8 million in fiscal 1996 with a net cash outflow of L6.2 million in fiscal 1997 and net cash outflow of L95.4 million in fiscal 1998. See "Consolidated Financial
Statements--Consolidated Statements of Cash Flows."

         Cash and liquid resources, net of overdrafts, decreased from L663.0 million at December 31, 1996 to L616.7 million at December 31, 1997 and decreased to L596.4 million at December 31, 1998. Of the decrease in fiscal 1996, liquid resources of L25.6 million were transferred with businesses sold and exchange adjustments, principally relating to the increasing strength of sterling, accounted for L47.7 million.

         In assessing Willis Corroon's "own funds", as opposed to fiduciary funds, and working capital, Willis Corroon takes into account differing regulations in different countries and states. The following table shows net working capital of L30.9 million at December 31, 1997 and L32.2 million at December 31, 1998, in each case on the assumption that uncollected brokerage (commissions owing to Willis Corroon included within premiums due from clients) is treated as an element of "own funds" working capital. On this basis, Willis Corroon's "own funds" working capital has consistently been between approximately L30 million to L60 million since 1995.

                                                            CONSOLIDATED                   "OWN FUNDS"(A)
                                                   ------------------------------  ------------------------------
                                                    DECEMBER 31,    DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                        1997            1998            1997            1998
                                                   --------------  --------------  --------------  --------------

                                                                           (IN MILLIONS)
Fixed assets.....................................        L154.0          L195.7          L154.0          L195.7
Trade receivables (excluding uncollected
  brokerage).....................................       2,431.6          2453.0            84.7           111.2
Uncollected brokerage............................         101.6           106.2           101.6           106.2
Investments, deposits and cash (b)...............         617.1           598.7            69.4            71.8
                                                   --------------  --------------       -------         -------
Total assets.....................................       3,304.3          3353.6           409.7           484.9

Trade payables...................................      (3,050.0)        (3053.9)         (155.4)         (185.2)
Net debt.........................................         (34.5)         (107.8)          (34.5)         (107.8)
Provisions (c)...................................         (90.0)          (94.8)          (90.0)          (94.8)
                                                   --------------  --------------       -------         -------
Net assets.......................................         129.8            97.1           129.8            97.1
                                                   --------------  --------------       -------         -------
                                                   --------------  --------------       -------         -------
Net working capital (d)..........................       L(516.8)        L(494.7)          L30.9           L32.2
                                                   --------------  --------------       -------         -------
                                                   --------------  --------------       -------         -------

------------------------

(a) "Own Funds" are based on management's estimates and assumes that uncollected brokerage is treated as an element of "Own Funds" working capital.

(b) Investments, deposits and cash in own funds is to a large extent matched by liabilities within Willis Corroon's captive insurance companies. The remainder was used to service local working capital requirements and therefore Willis Corroon had minimal excess cash in each of the periods reflected above.

(c) For an analysis of provisions, see Note 21 of the Notes to the Consolidated Financial Statements of Willis Corroon included elsewhere herein.

(d) Trade receivables and uncollected brokerage, less trade payables.

         During fiscal 1996, Willis Corroon disposed of the following non-core operations and proceeds from these disposals, less acquisitions, contributed L16.2 million to Willis Corroon's net cash inflow:

    - L20.7 million from the sale of Consumer Benefit Life Insurance Company;

    - L6.1 million from the sale of WF Corroon with further consideration and payments for work in progress due in subsequent years;

    - L5.0 million from the sale of Management Science Associates;

    - L3.8 million in respect of other businesses sold;

    - less L19.4 million of cash held within businesses sold, net of businesses acquired.

         During fiscal 1997, the net cash outflow for acquisitions and disposals amounted to L63.0 million and consisted of:

    - L48.3 million for Willis Corroon's 33% interest in Gras Savoye, of which L15.2 million was deferred until July 1998;

    - L8.2 million, L4.3 million and L2.1 million for the increased investment in Richard Oliver, Scheuer and York Willis Corroon respectively;

    - L4.9 million inflow in respect of further consideration from the sale in fiscal 1996 of WF Corroon, net of L1.0 million in respect of other businesses acquired and sold;

    - less L5.0 million of cash held within businesses sold.

         During fiscal 1998, the net cash outflow for acquisitions less proceeds from disposals amounted to L32.3 million and consisted of L13.9 million for the 30% interest in Jaspers Wuppesahl, L5.0 million for the 30% interest in Assurandrgruppen, L12.4 million for the 50% interest in Gruppo Ital Brokers and L1.0 million for other acquisitions, net of disposal proceeds.

         In connection with many of its investments in associates, Willis Corroon retains rights to increase its ownership percentage of such associates over time, typically to a majority or 100% ownership position. Willis Corroon increased its ownership in Jaspers Wuppesahl from 30% to 44.6% on January 4, 1999 for L10.4 million and has additional call rights whereby it may increase its ownership to over 50% by 2012. In addition, in certain instances, the other owners of the associates have a right, typically at a price calculated pursuant to a formula based on revenues or earnings, to put some or all of their shares in the associates to Willis Corroon.

         Willis Corroon has a put obligation in connection with its stake in Gras Savoye, the largest broker in France and the ninth largest broker in the world, in which Willis Corroon has a 33% interest. As part of the Gras Savoye transaction, Willis Corroon entered into a put arrangement, whereby the other shareholders in Gras Savoye (primarily two families, two insurance companies and Gras Savoye's executive management team) could put their shares to Willis Corroon. From 2001 to 2012, Willis Corroon would be obligated to buy the shares of such shareholders to the extent that such shareholders put their shares, potentially increasing its ownership from 33% to 90% if all shareholders put their shares, at a price determined by a contractual formula based on earnings and revenue. Management shareholders of Gras Savoye (approximately 10% thereof) do not have general put rights between 2001 and 2012, but have certain put rights on their death, disability or retirement pursuant to which payments are not expected to exceed L15 million. From 2001 to 2005, the incremental 57% of Gras Savoye may be put to Willis Corroon at a price equal to the greater of approximately 800 million French francs (L86.1 million at December 31, 1998 exchange rates), for the full 57%, or a price based on the formula. After 2005, the put price is determined solely by the formula. The shareholders may put their shares individually at any time during the put period.

         While the management of neither Willis Corroon nor Gras Savoye expects significant exercises of the puts, on a separate or aggregate basis, in the near to medium term, nevertheless, management believes that, should the aggregate amount of shares be put to Willis Corroon, sufficient funds would be available to satisfy this obligation. Also, Willis Corroon believes that the price to be paid under the put options is reasonable in light of its valuation of Gras Savoye. The minimum price of approximately 800 million French francs from 2001 to 2005, for the full 57%, represents a multiple of 1.2 times Gras Savoye's L113 million of 1997 revenues and 8.4 times Gras Savoye's L16.4 million of 1997 operating income. In addition Willis Corroon has a call option to move to majority ownership under certain circumstances and in any event by 2009. Upon exercising this call option, the remaining Gras Savoye shareholders have a put.

         In connection with the Willis National joint venture, the holder of 49% of the shares in Willis National Holdings Limited has an option to purchase Willis Corroon's 51% interest in that company at any time between June and September 1999 based on a profitability formula as set out in the shareholders' agreement between the two companies.

         During fiscal 1998, cash payments in connection with the renegotiated arrangements for administering the Sovereign run-off amounted to L12.0 million, which included pre-funding of estimated administrative costs through 2001. Accordingly, no significant additional cash payments for administrative costs are expected in fiscal 1999. Cash payments in connection with Willis Corroon's on-going pension review amounted to L8.0 million in fiscal 1998 with further payments expected to total approximately L20.5 million over the next three fiscal years. There are also a number of legal proceedings against Willis Corroon, which together are not expected to have a material effect on Willis Corroon's financial position. See "Business--Legal Proceedings."

         Capital expenditures for fiscal years 1996, 1997 and 1998 were L28.9 million, L26.5 million, and L29.9 million, respectively. Willis Corroon has funded its requirements for capital expenditures by cash generated internally from operations and from external financing and expects to continue to do so in the future. Willis Corroon intends to evaluate acquisition opportunities from time to time.

         Willis Corroon has conducted a review of its computer systems to identify the systems that could be affected by the year 2000 problem and is nearing completion of its plan to be year 2000 compliant prior to December 31, 1999. The cost of undertaking this work is not expected to exceed L4.2 million, most of which has already been incurred. The cost of upgrading computer systems to deal with the single currency requirement of European Economic and Monetary Union was L0.9 million. Willis Corroon does not expect either the year 2000 issues or European Economic and Monetary Union will have a material adverse impact on its financial position or results of operations.

         Willis Corroon entered into a credit agreement on July 22, 1998. The credit agreement, as amended, is comprised of a term loan facility under which portions, or tranches, of the loan mature on four different dates, and a revolving credit facility in the amounts set forth below:

    - the $125 million tranche A facility;

    - the $125 million tranche B facility;

    - the $100 million tranche C facility;

    - the $100 million tranche D facility; and

    - the $150 million revolving credit facility.

Borrowings under the term loan portions of the credit agreement were borrowed in full on November 19, 1998

    - to refinance outstandings under the tender offer facility agreement,

    - to finance the repayment of certain existing indebtedness of Willis
      Corroon,

    - to make an intercompany loan to Trinity Acquisition, and

    - to finance the payment of fees and expenses incurred in connection with the tender offer by Trinity Acquisition for the outstanding shares of Willis Corroon.

The revolving credit portion is available for working capital requirements and general corporate purposes, subject to certain limitations. The revolving credit facility will be available on a revolving basis for loans denominated in U.S. dollars, pounds sterling and certain other currencies and for letters of credit, including to support loan note guarantees. For a further description of the credit agreement, see "Description of the Senior Credit Facilities."

         Willis Corroon Corporation has entered into an interest rate swap agreement pursuant to which its LIBOR-based floating rate interest payment obligations on the full amount of the term loans under the credit agreement have been swapped for fixed rate interest payment obligations, resulting in an effective base rate of 5.099% per annum, plus the applicable margin, until the final maturity of such term loans. The swap agreement provides for a reduction of the notional amount of the swap obligation on a semi-annual basis and, to the extent the actual amount outstanding under the term loans exceeds the notional amount at any time, Willis Corroon Corporation would then become exposed to the risk of increased interest rates on such excess.

         In connection with the refinancing of the tender offer facility and the senior subordinated promissory note on November 19, 1998, Willis Corroon Corporation made

    - a loan to Trinity Acquisition of the net proceeds from borrowings under the subordinated bridge facility, the intercompany subordinated note and

    - a loan to Trinity Acquisition of the net proceeds from borrowings under the term loans under the credit agreement, the intercompany bank note,

the proceeds of which loans were used by Trinity Acquisition to repay the senior subordinated promissory note, the tender offer facility and certain existing debt of Willis Corroon. Such loans to Trinity Acquisition generally mirror the terms and maturity dates of the applicable underlying loans. The intercompany subordinated note currently bears interest at a rate equal to the interest rate on the notes, plus 70 basis points, and the intercompany bank note bears interest at a rate equal to the interest rate for the credit agreement, plus 25 basis points. In addition, the indenture permits Willis Corroon Group and its subsidiaries to

    - make loans to Trinity Acquisition in exchange for notes issued by Trinity Acquisition, so long as the proceeds of such loans are immediately used to make a loan to Willis Corroon Group or its subsidiaries, and

    - issue notes in favor of Trinity Acquisition in consideration of a loan from, or the issuance of a note by, Trinity Acquisition.

Willis Corroon Group and its subsidiaries may pay interest on any intercompany note issued in favor of Trinity, and may make loans or pay dividends to Trinity Acquisition in an amount sufficient to enable Trinity Acquisition to pay interest and principal then due on any intercompany note issued by Trinity Acquisition, intercompany subordinated note or intercompany bank note, in each case so long as such amounts are immediately repaid to Willis Corroon Group or its subsidiaries. The aggregate amount of intercompany notes issued in favor of Trinity Acquisition outstanding is currently approximately $1,025 million, the aggregate amount of intercompany notes issued by Trinity Acquisition outstanding is currently approximately L614 million ($1,043 million).

         TA II Limited will be relying wholly on Willis Corroon to provide funds sufficient for TA II Limited to pay dividends on the preference shares. The preference shares (with an aggregate liquidation preference of approximately $270 million) carry the right to a cumulative dividend of 8.5% per annum, excluding the amount of any associated tax credits, on a fixed amount of $25 per preference share. TA II Limited has the option to satisfy 1% per annum of this cumulative dividend by the issuance of additional preference shares. The dividend is payable in dollars semi-annually on June 30 and December 31 of each year with the first dividend being payable on June 30, 1999. If the cash dividend has not been paid on three or more consecutive dividend payment dates, the holders of the preference shares have the right to appoint two directors to the board of TA II Limited. The preference shares may be redeemed at any time by TA II Limited by payment of a fixed amount of $25 per share plus any accrued and unpaid dividends. The preference shares are required to be redeemed in full by payment of a fixed amount of $25 per share plus any accrued and unpaid dividends on the earlier of

    - the thirteenth anniversary of the first date on which the preference shares were issued and

    - the date that is six months after the scheduled maturity date of the notes,

or on the sale of all or substantially all of the business of Willis Corroon, including, without limitation, whether in a single transaction or series of transactions and whether by sale of shares, sale of assets or otherwise. Holders of preference shares have a preferential right to receive out of surplus assets arrears and accruals of dividends and $25 per share, but do not have any further right to participate in surplus assets. For a further description of the preference shares, see "Description of Preference Shares."

         The notes will mature on February 1, 2009 and interest will be payable thereon semiannually on February 1 and August 1 of each year, commencing August 1, 1999.

                 SUPPLEMENTAL CONSTANT CURRENCY FINANCIAL DATA

         THIS PRESENTATION AND ANALYSIS IS INTENDED TO DEMONSTRATE THE IMPACT OF EXCHANGE RATES AND THE CHANGE PROGRAM ON DESIGNATED FINANCIAL LINE ITEMS ON A HISTORICAL BASIS AND THEREBY PROVIDE INVESTORS WITH SUPPLEMENTAL DATA WITH WHICH TO ASSESS MANAGEMENT'S PERFORMANCE SINCE MR. REEVE'S ARRIVAL IN LATE 1995. THIS PRESENTATION AND ANALYSIS IS INTENDED TO SUPPLEMENT THE PRESENTATION AND ANALYSIS OF OUR ACTUAL HISTORICAL RESULTS SET FORTH ELSEWHERE IN THIS PROSPECTUS. SEE "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS." OUR BUSINESS AND OUR ABILITY TO GENERATE CASH FLOW SUFFICIENT TO MEET OUR FIXED CHARGE OBLIGATIONS WILL CONTINUE TO BE AFFECTED BY MOVEMENTS IN EXCHANGE RATES WHICH HAVE BEEN ELIMINATED IN THE PRESENTATION AND ANALYSIS OF OPERATING REVENUES AND OPERATING INCOME ON A CONSTANT CURRENCY BASIS.

         We and our associates transact business with some 50,000 clients in more than 125 countries and in over 100 currencies. Historically, we have reported our operating results in pounds sterling. Sterling, however, accounted for only approximately 22% of our revenues in 1998 and thus our reported revenues are directly impacted by movements in world currencies in relation to the pound. As the pound has appreciated in value relative to most major currencies in recent years, our revenues have been negatively impacted. In addition, while only approximately 22% of our revenues in 1998 were in sterling, approximately 44% of our expenses in 1998 were in pounds sterling. This is due to the fact that a number of our units, especially Global Specialties and Global Reinsurance, serve their clients worldwide primarily from their U.K. base of operations. Accordingly, when the pound appreciates, which it has in recent years, the revenues associated with non-sterling business are translated into fewer pounds, while expenses, incurred in sterling, are not impacted. As a result, as the pound appreciates, both revenues and margins decline on a reported basis. Accordingly, we have implemented a comprehensive hedging strategy to manage our exposure to currency movements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Financial Risk Management." Because we derive a significant portion of our revenues and cash flow in U.S. dollars and other currencies and a disproportionate amount of our expenses in sterling, we financed the tender offer, offering and sale of the notes and related financings in U.S. dollars.

         Willis Corroon Group transacts business in over 100 currencies. All historical results, including Operating Revenues and Operating Income, are reported in sterling. There are two methods of translating the results into sterling:

       - AVERAGE RATE METHOD: The profit and loss account of the subsidiary or associate is translated into sterling using the average rates of exchange for the relevant period. This method is used where the company is a subsidiary or associate preparing its accounts in currency other than sterling.

       - ACHIEVED RATE METHOD: A subsidiary or associate which prepares accounts in sterling and trades in a currency other than sterling will translate foreign currency transactions at the achieved rate. For example, if a business generates revenue in a currency other than sterling the achieved rate used is either the rate the funds where sold into sterling at after being received or if still in foreign currency at the period end then the closing rate. The achieved rate for the period is the weighted average of rates used to translate funds and the period closing rate weighted by the value of the transactions. This method is used where the company is subsidiary or associate preparing its accounts in sterling, but transacting a significant amount of business in a currency other than sterling the achieved rate method is used.

The average rates of exchange and the achieved rates of exchange for five of the major currencies for 1995 to 1998 are shown in footnote (a) to the table below. The company uses constant exchange rates for internal budgeting and reporting purposes. These are also shown in footnote (a).

         To prepare the results at constant exchange rates rather than actual exchange rates the same methodology is used in all material respects for deriving the reported results, except that the constant exchange rates are used. The profit and loss accounts of the subsidiaries that prepare accounts in currencies other than sterling are translated into sterling using the constant average rates. Foreign currency transactions by companies reporting in sterling are translated at the constant achieved rate of exchange.

         Although there can be no assurance that, if the exchange rates used in this analysis had actually prevailed over all the periods presented, the results would have been comparable to those presented, we believe that the trends indicated would have been comparable. We believe that the constant currency analysis by itself allows for a comparison that excludes the impact of exchange rates over all the periods presented and provides investors supplemental data with which to assess our operating results since 1995 on a more comparable basis.

                                                                            HISTORICAL
                                           ----------------------------------------------------------------------------
                                                     YEAR ENDED               JANUARY 1-      SEPTEMBER 2-
                                                    DECEMBER 31,             SEPTEMBER 1,     DECEMBER 31,      TOTAL
                                           -------------------------------  ---------------  ---------------  ---------
                                             1995       1996       1997          1998             1998          1998
                                           ---------  ---------  ---------  ---------------  ---------------  ---------
                                                                                     (IN MILLIONS)
Reported Operating Revenues..............     L706.4     L725.0     L692.0        L468.8           L249.2        L718.0
Adjustments to Constant Exchange Rates...      (37.4)     (39.0)     (10.9)          0.3              1.8           2.1
Operating Revenues--Constant Currency....      669.0      686.0      681.1         469.1            251.0         720.1

Reported Operating Income................       79.4       87.8       92.1          56.8             26.0          82.8
Reported Margin..........................       11.2%      12.1%      13.3%         12.1%            10.4%         11.5%

Adjustments to Constant Exchange Rates...      (13.3)     (10.9)      (3.1)          0.6              0.0           0.6
Operating Income--Constant Currency......       66.1       76.9       89.0          57.4             26.0          83.4
Margin--Constant Currency................        9.9%      11.2%      13.1%         12.2%            10.4%         11.6%

                                              PRO FORMA
                                           ---------------
                                             YEAR ENDED
                                            DECEMBER 31,
                                           ---------------
                                                1998
                                           ---------------
Reported Operating Revenues..............        L735.3
Adjustments to Constant Exchange Rates...           2.5
Operating Revenues--Constant Currency....         737.8
Reported Operating Income................          86.0
Reported Margin..........................          11.7%
Adjustments to Constant Exchange Rates...           0.7
Operating Income--Constant Currency......          86.7
Margin--Constant Currency................          11.8%

------------------------

(a) The average rates of exchange and achieved rates of exchange for the five major currencies are shown in the following table. The constant exchange rates used in the constant currency analysis are also shown below:

                                                                   YEAR ENDED DECEMBER 31,
                                                          ------------------------------------------   CONSTANT
                                                            1995       1996       1997       1998        RATES
                                                          ---------  ---------  ---------  ---------  -----------
                                                                     (DENOMINATION PER POUND STERLING)
AVERAGE RATES:
Deutschemark............................................       2.26       2.35       2.84       2.91        2.84
French Franc............................................       7.87       7.99       9.56       9.77        9.50
Italian Lire............................................   2,570.80   2,408.64   2,789.09   2,875.71    2,820.72
Japanese Yen............................................     148.29     170.03     198.38     216.55      197.55
U.S. Dollar.............................................       1.58       1.56       1.64       1.66        1.67

ACHIEVED RATES:
Deutschemark............................................       2.31       2.44       2.28       2.60        2.66
French Franc............................................       8.15       7.99       8.38       8.92        8.85
Italian Lire............................................   2,537.01   2,474.20   2,724.97   2,771.21    2,759.19
Japanese Yen............................................     156.53     163.83     169.64     190.51      184.50
U.S. Dollar.............................................       1.51       1.54       1.59       1.59        1.60

(b) Reported margin is defined as Reported Operating Income divided by Reported Operating Revenues.

(c) Margin--Constant Currency is defined as Operating Income--Constant Currency divided by Operating Revenues--Constant Currency.

         As detailed above, Operating Revenues--Constant Currency have grown from L669.0 million in 1995 to L720.1 million in 1998, a 2.5% annual growth rate since 1995 (in an environment of significantly declining primary insurance and reinsurance premium rates), which compares to a 0.5% annual growth rate for Operating Revenues from continuing operations on a reported basis. Operating Income--Constant Currency has grown from L66.1 million in 1995 to L83.4 million in 1998, a 8.1% annual growth rate, which compares to a 1.4% annual growth rate for Operating Income on a reported basis. We have improved our Operating Income Margin--Constant Currency by 170 basis points from 9.9% in 1995 to 11.6% in 1998 (also in an environment of declining premium rates and intense industry competition), which compares to 30 basis points, from 11.2% in 1995 to 11.5% in 1998, for Operating Income Margin on a reported basis.

                                    BUSINESS

GENERAL

         We are the third largest insurance broker in the world. We provide a broad range of value-added risk management consulting and insurance brokering services to some 50,000 clients worldwide. We trace our history to 1828 and we are a leading insurance broker in the U.K., the U.S. and, directly and through our associates, in many countries. We are a recognized leader in providing specialized risk management advisory and other services on a global basis to clients in various industries, including the construction, aerospace, marine and energy industries. In our capacity as an advisor and insurance broker, we act as an intermediary between our clients and insurance carriers by:

       - advising our clients on their risk management requirements, many of which are highly complex;

       - helping clients determine the best means of managing their risks; and

       - ultimately negotiating and placing insurance risks with insurance carriers through our global distribution network.

We also provide other value-added services, including employee benefits consulting, claims administration, management of subsidiaries whose purpose is to provide insurance for a related entity or entities and self-insurance consulting. We do not underwrite insurance risks for our own account.

         We and our associates serve a diverse base of clients located in more than 125 countries. Such clients include major multinational and middle-market companies in a variety of industries, as well as public institutions. Many of our client relationships span decades. With approximately 12,000 employees around the world and a network of more than 250 offices in 69 countries, in each case including our associates, we believe we are one of only three insurance brokers in the world possessing the global operating presence, broad product expertise and extensive distribution network necessary to effectively meet the global risk management needs of many of our clients. For the twelve months ended December 31, 1998, our Reported Revenues were L718.2 million ($1,192.2 million).

INDUSTRY OVERVIEW

         Insurance brokers, such as Willis Corroon, provide essential services to users of insurance and reinsurance products. Such users include corporations, public institutions and insurance carriers. Brokers distribute insurance products and provide highly specialized (and often highly technical) value-added risk management consulting services. Through its knowledge of the insurance market and risk management techniques, the broker provides value to its clients and the insurance carriers with whom the broker deals by:

                    VALUE TO CLIENTS                                    VALUE TO INSURANCE CARRIERS
--------------------------------------------------------  --------------------------------------------------------

- assisting clients in their analysis of risk;            - assessing a potential insurance user's risk management
- helping clients formulate appropriate strategies to       needs, structuring an appropriate insurance program to
  manage those risks;                                       meet those needs and placing the insurance risks to be
- negotiating insurance policy terms and conditions;        insured with an insurance carrier;
- placing insurance risks to be insured with insurance    - acting as a principal distribution channel for
  carriers through its distribution network and taking      insurance products; and
  advantage of its ability to place insurance at rates    - providing access to insurance buyers that most
  often lower than the client could achieve on its own;     insurance companies are not equipped to reach on their
  and                                                       own.
- providing specialized self-insurance consulting and
  other risk management consulting services apart from
  its traditional intermediary role.

         The broker serves an important role in the distribution of insurance products. Willis Corroon believes that the percentage of insurance policies underwritten worldwide that are placed through insurance brokers has been relatively stable in recent years. According to the Independent Insurance Agents of America, Inc., in 1997 approximately 77% of commercial insurance in the U.S. was sold through insurance brokers.

         There are three main subsectors of the brokerage industry:

       - retail brokering, which involves business and services transacted between brokers and commercial or individual customers,

       - wholesale brokering, which involves business and services transacted between two brokers, or agents, when one broker uses the services or products of another broker and

       - reinsurance brokering, which involves placing reinsurance coverage for primary insurance and reinsurance carriers.

         Insurance brokers generate revenue from

       - commissions and fees on insurance placements,

       - fees from consulting and other services and

       - interest earned on premiums held prior to payment to the insurer and on claims held prior to payment to the insured.

Commissions and interest have historically been the greatest sources of revenues for insurance brokers. However, in recent years, fee income, from both insurance placements and consulting and other services, has been increasing as a percentage of total revenues while commission income has been declining largely because of declining insurance premium rates due to competition among insurance carriers. Willis Corroon expects this trend toward increased fee income to continue.

         Industry revenue has been relatively stable in recent years and, according to BUSINESS INSURANCE, the 192 largest commercial insurance brokers globally reported brokerage revenues totalling

$16.7 billion in 1997. Recent consolidation among the largest insurance brokers, however, has significantly altered the industry competitive dynamics. Significant factors in broker consolidation include:

       - the increased need by clients for products and services on a global scope; and

       - better economies of scale available to larger firms.

As a result, the insurance brokerage industry is now led by its three global participants: Marsh & McLennan Companies, Inc. (with approximately 35% of the worldwide market comprised of the 192 brokers in 1997 referred to above, 9% of which is attributable to Sedgwick Group plc, a company acquired by Marsh & McLennan in 1998), Aon Corporation (with approximately 24%), and Willis Corroon (with approximately 7%). The industry is highly fragmented beyond these three brokers with the next largest broker having less than a 3% share of the $16.7 billion market.

         Another trend in the industry is the increasing diversification of products and services offered by major insurance brokerage companies. In recent years, the largest brokers have added a variety of new products and services in order to meet the increasingly complex risk management needs of its clients. Some of these new products and services represent the unbundling of the traditional brokerage package, such as employee benefits consulting, captive insurance company management, self-insurance consulting and alternative risk financing solutions. This diversification is in response to

       - clients' increasing focus on the complex risks faced in the operation of their increasingly global businesses and

       - clients' desire to retain more of the risks themselves.

As a result, the complexity of the risks managed has increased, while the proportion insured by traditional underwriters has decreased. This has led to an increased need for, and the development by brokerage firms of the capability to provide, services, in addition to their traditional role as an intermediary, that deliver expert solutions to clients with complex risk problems.

RECENT MANAGEMENT INITIATIVES

         In 1996, Willis Corroon developed and launched a series of initiatives referred to as the "change program." The change program was designed to enhance revenues, improve efficiency and transition Willis Corroon from a traditional commission-based insurance broker to a more comprehensive professional advisory services firm. As part of the change program, Willis Corroon established certain key initiatives to:

       - enhance operating efficiencies;

       - intensify efforts to develop existing and new accounts;

       - increase cross-selling of both existing and new products and services to its existing clients; and

       - maximize leverage in placing insurance with insurance carriers.

In addition, Willis Corroon developed initiatives focused on maximizing the talent and expertise of its brokers and consultants. Accordingly, Willis
Corroon:

       - developed improved techniques for recruitment and assessment;

       - instituted a new incentive structure for brokers in the U.S.;

       - implemented a new and more frequent appraisal process, including peer review;

       - created new training and development programs;

       - invested in technology to enhance communication among employees; and

       - formed practice groups to share knowledge on specific industry or product areas.

         The change program's primary objective is to implement business practices which have been proven in other industries in order to improve our transactional business. There are a variety of examples from our business units, including:

       - in our U.K. Retail business, where the change program is furthest advanced, market research into client needs and buying patterns enabled us to segment our operations into different units, each of which focuses on the provision of products and services targeted on specific market sectors. Accompanied by back office reorganization, this is creating greater value for clients and is delivering improved service at considerably lower cost;

       - in our North American Retail business, a new regional structure was established, designed both to flatten the organization and to enable heads of branch offices to focus more directly on revenue generation and client service. At the same time, a commercial brokerage growth initiative was launched with the objective of enhancing revenue growth; and

       - our Global Specialties business units have been focusing on re-engineering their client service activities with the objective of delivering enhanced service at lower cost.

         An important initiative throughout Willis Corroon has been the concentration of our placement of clients' risk among a smaller number of insurers. The following three types of benefits flow from this:

       - our clients, Willis Corroon and the selected carriers all gain the economic benefits from a higher volume of business transacted between us;

       - selectively, in partnership with chosen carriers, administrative processes involving both the intermediary and carrier can be re-engineered to remove duplication and inefficiencies in order to deliver improved client service at lower cost; and

       - the intermediary's knowledge of client needs can be pooled with carriers' underwriting expertise to generate new product and service ideas.

         Each business unit has developed an action plan setting out the implementation of the initiatives which make up the change program. The action plans are presented annually to the board of directors of Willis Corroon Group, with follow-up reports and presentations during the year. It is anticipated that the change program will continue over the period until 2001; however, it is likely that the process of change will continue well beyond that time.

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Willis Corroon believes that the change program is primarily responsible for:

       - the 2.5% annual growth in Operating Revenues--Constant Currency from 1995 to 1998 (5.9% if operating revenues from businesses sold or closed from 1995 through 1998 are excluded and 3.8% if additionally the impact of the recent acquisitions and the incremental investment in Willis Corroon Richard Oliver Pty Ltd and Willis Corroon Scheuer are excluded) and

       - the 8.1% annual growth in Operating Income--Constant Currency from 1995 to 1998 (20.7% if the effects of non-recurring items and businesses sold or closed from 1995 through 1998 are excluded and 15.6% if additionally the impact of the recent acquisitions and the incremental investment in Willis Corroon Richard Oliver Pty Ltd and Willis Corroon Scheuer are excluded)

despite the downward trend of insurance premium rates in recent years. See "Supplemental Constant Currency Financial Data" for an explanation of the adjustments and the presentation of constant currency data. Willis Corroon estimates that in 1997, the change program initiatives increased its profit before tax by L27 million with more than half of this improvement generated from revenue enhancements. Willis Corroon has implemented the change program in varying stages across its business units and expects the change program to generate significant additional benefits in the future, although there can be no assurance that this will be the case.

COMPETITIVE STRENGTHS

         STRONG FRANCHISE WITH LEADING MARKET POSITIONS. Willis Corroon is the third largest insurance broker in the world and has leading market positions in the U.K., the U.S. and, directly and through its associates, in many other European countries. Willis Corroon is a recognized leader in providing specialized risk management advisory and other services on a global basis to clients in a variety of industries. For example, Willis Corroon believes that it is the leading insurance broker to the construction industry in the United States, one of the largest surety brokers in North America and a market leader in providing risk management services to the aerospace, marine and energy industries. Willis Corroon is also the largest reinsurance broker serving Japan. Willis Corroon's strong global franchise and leading market positions:

       - provide an extensive platform for selling new and existing products and services to its existing clients;

       - allow Willis Corroon to meet better the risk management needs of its existing clients and help attract new clients;

       - create economies of scale and other efficiencies; and

       - attract talented professionals.

         STRONG GLOBAL PRESENCE. Willis Corroon believes it is one of only three insurance brokers in the world with the global operating platform, broad product expertise and insurance brokering distribution capabilities necessary to effectively meet the global risk management needs of large multinational and certain other clients. Willis Corroon has approximately 12,000 employees around the world and a network of more than 250 offices in 69 countries, in each case including associates. This strong global franchise enables Willis Corroon and its associates to serve over 50,000 clients located in more than 125 countries worldwide. Management estimates that, together with its associates, Willis

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Corroon enjoys leading market positions in the U.K., the U.S., France, Denmark,
Greece, Germany, Italy, Poland, Spain and Sweden. In 1997 Willis Corroon placed insurance with over 4,000 insurance carriers, none of which individually accounted for more than 7% of the total premiums placed by Willis Corroon on behalf of its clients. Willis Corroon's worldwide franchise enables it to provide high quality services on a local basis with the resources of a global firm.

         EXTENSIVE AND DIVERSE CLIENT BASE. Willis Corroon's clients operate in many businesses and industries throughout the world and generally range in size from major multinational corporations to middle market companies. Many of Willis Corroon's client relationships span decades, such as its 20-year relationship with Allied Signal Inc. and its relationship with The Tokio Marine and Fire Insurance Co., Limited (the largest non-life insurance company in Japan), which dates back 100 years. In the United States, Willis Corroon serves approximately 10% of the Fortune 1,000 companies, with an average relationship of more than ten years. Willis Corroon's largest client accounted for less than 2% of Willis Corroon's total revenues in 1998, and Willis Corroon's 80 largest clients accounted for less than 10% of such revenues. This diversified client base provides a stable source of revenue and also offers significant additional revenue opportunities as Willis Corroon provides these clients with additional products and services and cross-sells existing products and services across its many areas of expertise.

         BROAD ARRAY OF CLIENT-ORIENTED SERVICES AND PRODUCTS. In order to serve its extensive client base, Willis Corroon offers a broad range of services and products designed to address their specific risk management needs. With its specialized product and industry teams around the world, Willis Corroon helps its clients assess the risks they encounter in their operations worldwide, from employee benefits and healthcare to the specialized risks of the aerospace industry. If the client desires to insure against these risks, Willis Corroon negotiates policy terms and places an appropriate insurance policy with an insurance underwriter using its significant placing power. If the client, however, wishes to retain some portion of the risk, Willis Corroon can help the client establish and maintain its own self-insurance or captive insurance program. As a result of Willis Corroon's ability to meet its clients' risk management needs, management believes that Willis Corroon enjoys a reputation for exceptional customer service throughout its product offerings. In an independent 1998 survey covering 143 U.S. insurance brokers, Willis Corroon's North American operations received the highest overall customer satisfaction rating.

         EXPERIENCED AND INCENTIVIZED MANAGEMENT. Willis Corroon's Executive Chairman, John Reeve, joined Willis Corroon in late 1995 and is responsible for instituting significant strategic and operating changes which have improved operating results and positioned Willis Corroon for further growth. Willis Corroon's top seven executives have an average of 27 years of experience in the insurance brokerage and insurance industries and an average of 20 years of experience with Willis Corroon itself. 358 key employees invested directly in the equity of Willis Corroon's ultimate parent company, TA I Limited. The investment by these employees, together with options granted to them at the time of investment, is expected to represent between 14% and 20% of TA I Limited's ordinary share capital on a fully diluted basis. This broad distribution of equity throughout the organization should help Willis Corroon to retain and attract highly qualified managers, brokers and consultants.

         STRONG SPONSORSHIP. Kohlberg Kravis Roberts & Co. L.P. is a leading investment firm with significant investment experience in the insurance industry. In addition to the KKR 1996 Fund (Overseas), Limited Partnership, six major insurance companies, Guardian Royal Exchange, Royal & SunAlliance Insurance Group, The Chubb Corporation, The Hartford Financial Services Group, Inc., Travelers Property Casualty Corp. and The Tokio Marine and Fire Insurance Co., Limited, collectively invested approximately L203 million (approximately $346 million) in the common and preferred equity of Willis Corroon's parent corporations. The investment by these major insurance carriers represents a significant expression of confidence in Willis Corroon's future business prospects. In addition, Willis Corroon believes that such investment highlights:

                (1) the importance of the role played by the global insurance broker to the insurance industry generally; and

                (2) the importance of Willis Corroon individually as an independent alternative in a rapidly consolidating industry.

BUSINESS STRATEGY

         Willis Corroon's strategic objectives are to continue to grow revenues and cash flow and to enhance its position as a leading global provider of risk management services. The key elements of this strategy are:

         CAPITALIZE ON STRONG GLOBAL FRANCHISE. As one of only three insurance brokers providing risk management services on a global basis, Willis Corroon is well positioned to take advantage of the increased demand for global risk management expertise. Willis Corroon intends to capitalize on its strong global franchise by:

                (1) cross-selling both existing and new products and services to its existing clients; and

                (2) targeting new clients in need of Willis Corroon's global reach and specialized expertise and knowledge.

To implement these objectives, Willis Corroon is improving the quality of its risk management consultants by:

       - investing in the training and development of its staff;

       - recruiting teams of risk management professionals with particular geographical or product expertise and client relationships;

       - implementing a new incentive structure which has a greater emphasis on business development and profitability; and

       - implementing programs and upgrading information systems to share product and client knowledge throughout the organization.

         Willis Corroon also seeks to work more closely with selected insurance carriers to develop new products and services for its clients. While these initiatives continue to be developed and implemented, Willis Corroon has begun to see improvements. For example, revenues from North American Retail's sale of new business increased 17% ($12.6 million) in 1998 compared to 1997.

         EMPHASIZE VALUE-ADDED SERVICES. Willis Corroon seeks to offer value-added, fee-based risk management services, such as risk management consulting advice, including captive insurance company management and self-insurance consulting, employee benefits consulting, and claims administration to complement its existing insurance brokerage business. These fee-based services have increased as a percentage of Willis Corroon's total revenues and, unlike typical insurance brokerage commissions, are not directly tied to insurance premium rates, which have been declining in recent years. For fiscal 1997, the percentage of Willis Corroon's total revenues from fees, including from insurance placements and consulting and other services, was approximately 26%, as compared to

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
approximately 13% in 1993. Willis Corroon believes that by emphasizing these value-added risk management consulting services it can

       - increase the quality and scope of services it offers to its clients worldwide,

       - reduce Willis Corroon's exposure to fluctuations in insurance premium rates and

       - continue to enhance revenue growth and operating profit margins despite recent trends toward decreasing insurance premiums and brokerage commissions.

         INCREASE OPERATING EFFICIENCIES. In addition to its revenue growth and improved client service initiatives, Willis Corroon's change program includes a number of cost reduction measures designed to streamline work processes to increase efficiency without impacting client service. Thus far, these initiatives have reduced headcount in continuing operations by over 1,100 employees, or more than 10% of the workforce. Also, Willis Corroon reorganized its U.K. Retail operations from a regional focus to a market segment focus and reduced the number of U.K. Retail offices from 33 to 28 since January 1, 1996. Other on-going initiatives include

       - reducing real estate, travel, entertainment and other operating expenses,

       - further streamlining back-office functions and consolidating offices and

       - reducing purchasing costs by implementing vendor programs.

Additionally, Willis Corroon intends to reduce the number of insurance carriers with which it does business in order to create direct economic benefits for clients, carriers and Willis Corroon. Willis Corroon also intends to streamline administrative processes with a selected number of insurance carriers and work closely with certain insurance carriers to generate new product and service ideas. Willis Corroon reduced expenses from continuing operations by approximately L10 million in 1997 due to the change program and believes that the change program is responsible in large part for the 20.7% annual growth in Operating Income--Constant Currency (adjusted for non-recurring items and businesses sold or closed from 1995 through 1998 and 15.6% if additionally the impact of the recent acquisitions and the incremental investment in Willis Corroon Richard Oliver Pty Ltd and Willis Corroon Scheuer are excluded), despite the downward trend of insurance premium rates. Willis Corroon seeks to continue to increase operating efficiencies and reduce operating costs in the future.

         PURSUE STRATEGIC GROWTH OPPORTUNITIES. Willis Corroon intends to strengthen its global franchise through selective acquisitions and strategic investments. Willis Corroon believes that the consolidation in the brokerage and risk management consulting industry, coupled with the importance of a global presence, will provide Willis Corroon opportunities to acquire smaller brokers that have a strong regional or local market position or possess specialized product expertise which complements Willis Corroon's existing products. In addition to acquiring controlling interests in smaller brokers, Willis Corroon has also expanded internationally through strategic minority investments in, and developing a close working relationship with, other brokers. For example, in 1997, Willis Corroon acquired a one-third stake in Gras Savoye, the largest broker in France and the ninth largest broker in the world, and early in 1998 a 30% interest in Jaspers Wuppesahl, which Willis Corroon believes is the third largest broker in Germany. This interest increased to approximately 45% in January 1999. Willis Corroon also acquired a 50% interest in 1998 in a leading Italian broker, Gruppo Ital Brokers, a 30% interest in Assurandrgruppen, the leading broker in Denmark, a reinsurance brokering, and consulting operation in Germany, and has announced planned acquisitions in Venezuela. In 1997 and 1998, Willis Corroon increased its existing investments in Brazil, Sweden, Spain, Australia and Holland. In connection with

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
these investments, Willis Corroon assumes an active role in management and generally retains the right to obtain ownership interests in excess of 50% over time. These and future strategic investments should significantly enhance Willis Corroon's global presence and enable it to better leverage its global platform.

BUSINESS UNITS

         Willis Corroon conducts its activities through five units:

       - North American operations;

       - U.K. Retail;

       - Global Specialties;

       - Global Reinsurance; and

       - International,

the operations of each of which are detailed below.

NORTH AMERICAN OPERATIONS
(41% OF 1998 OPERATING REVENUES)

         Willis Corroon's North American operations, which consist of North American Retail and U.S. Wholesale, provide risk management, insurance brokerage and related services to a wide variety of clients in the United States and Canada. Headquartered in Nashville, Tennessee, North American operations operate through a network of more than 100 offices located in 38 states in the U.S. and six offices in Canada. In addition, two other U.K.-based units, Global Specialties and Global Reinsurance also have operations in the U.S.

       NORTH AMERICAN RETAIL
       (90% OF NORTH AMERICAN OPERATIONS 1998 OPERATING REVENUES)

         North American Retail provides risk management, insurance brokerage and related services directly to corporations through 77 local offices in the U.S. and six offices in Canada. North American Retail's clients include both middle-market and major multinational companies. Approximately 45% of North American Retail's revenues are generated by providing property/casualty brokerage services to middle-market companies. The balance of the unit's revenues come from serving the complex risk management needs of multinational corporations and from its other consulting and brokerage services.

         Other consulting brokerage services are supplied to certain clients through four divisions:

       - construction;

       - employee benefits;

       - healthcare; and

       - advanced risk management services.

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North American Retail's construction division specializes in providing risk management, insurance and surety bonding services to the construction industry. This division provides services to approximately 20% of the Engineering New Record Top 400 contractors (a listing of the largest 400 North American contractors based on revenue). Willis Corroon believes it is the largest construction insurance and surety broker (obtaining surety bonds, which guarantee the performance of a contractor's obligations under construction and other contracts) in North America. North American Retail's employee benefits division helps clients with the design and implementation of benefits and compensation plans. Its healthcare division provides insurance and consulting services to local healthcare professionals. Willis Corroon believes it is the fourth largest healthcare insurance broker/consultant in the United States. North American Retail's advanced risk management services division provides actuarial consulting, captive management services and a wide range of other risk consulting activities to large clients.

         Many of North American Retail's client relationships have existed for decades, such as its relationships with AT&T, Texaco and GE Capital. In addition, Willis Corroon serves approximately 10% of the Fortune 1000 companies in the United States. In an independent 1998 survey covering 143 U.S. insurance brokers, Willis Corroon received the highest overall customer satisfaction rating.

         During 1997, as part of the change program, North American Retail introduced a new regional structure, with six regions in the United States and one region for Canada, designed to streamline the existing management structure, focus more decision making closer to the customer, and reduce back office costs by concentrating administrative resources at the national and regional level. Additionally, North American Retail implemented specific programs designed to enhance revenues, such as increased cross-selling of products to its existing clients.

       U.S. WHOLESALE
       (10% OF NORTH AMERICAN OPERATIONS 1998 OPERATING REVENUES)

         The second, and much smaller, component of Willis Corroon's North American operations is U.S. Wholesale. Wholesale brokering is typically transacted between two brokers or agents and occurs when a broker has a client with a risk coverage need that falls outside its area of expertise. In these cases, a broker may call in a wholesale broker with such specific expertise to place the business and then receive a fee.

         U.S. Wholesale primarily serves its clients through three operating entities. As a wholesale broker and program manager, Public Entities National Company provides access to specialized coverage for governmental entities, schools and other municipality and public entities. Willis Corroon believes that the Stewart Smith Group is the fourth largest excess and surplus lines broker in the United States, providing specialist advice and market expertise in property and casualty insurance placement in a variety of industries, including manufacturing, real estate/habitational, transportation, financial services, utilities, entertainment, aerospace and construction. Special Program Management, a unit of the Stewart Smith Group, is an industry leader for placing specialty directors & officers coverage and related products to the high-technology industry. U.S. Wholesale's professional liability wholesale operation, Professional Liability Underwriting Management, was closed in the second quarter of 1998.

U.K. RETAIL
(18% OF 1998 OPERATING REVENUES)

         Willis Corroon's U.K. Retail operation provides risk management and insurance brokerage services to clients in the U.K. through 28 offices located in the United Kingdom to industrial and individual clients. U.K. Retail arranges similar risk management and insurance brokerage services for U.K.-based clients outside the United Kingdom through North American Retail, overseas subsidiaries

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
and associates. U.K. Retail has numerous long-standing relationships with both middle-sized and larger companies throughout the U.K., such as BAT Industries, British Steel and Cadbury Schweppes.

         In 1997, U.K. Retail established three new divisions (Willis Corroon Corporate, Willis Risk Solutions and Willis Corroon Commercial) to provide differentiated services according to client needs and buying preferences.

         Willis Corroon Corporate provides a wide range of integrated risk transfer and risk and loss management services to larger U.K.-based corporate clients. The division assists clients in reducing the cost of managing their risks by providing comprehensive risk management services, elements of which are available on an "unbundled" basis if required.

         Willis Risk Solutions is a professional services business delivering expert solutions to major, typically multinational, corporate and professional clients with complex risk problems. Willis Risk Solutions service is tailored to individual client needs and ranges from strategic risk assessment to transactional risk transfer and alternative risk financing solutions. The service includes the development and management of captive insurance companies, specialist insurance services, due diligence on mergers and acquisitions and project finance, and evaluating risks associated with new business ventures. Willis Risk Solutions is increasingly focused on providing more advisory and consulting services. Through Willis Risk Solutions, Willis Corroon is one of the largest managers of captive insurance companies in Europe.

         Willis Corroon Commercial provides traditional insurance brokerage services primarily to smaller companies. In a new venture announced in February 1998, Willis Corroon Commercial stated that it would be entering into franchise partnerships with local U.K. insurance brokers to handle the insurance requirements of small companies and individuals, utilizing specialized electronic systems linking the franchised brokers directly to the commercial panel of insurance carriers. These small companies and individuals represent a very large market in the U.K. (more than 60% of commercial insurance premiums in the U.K. are paid by companies with less than L10 million in revenue). Accordingly, Willis Corroon Commercial believes that the franchise program provides a significant opportunity for growth, and had ten franchise agreements in place at December 31, 1998. It expects to have 26 in place by the end of 1999.

         In addition to these services, U.K. Retail provides advice and services to corporate and individual clients on personal finance matters such as pension planning and investment products through Willis National Limited, a joint venture in which Willis Corroon has a 51% interest and Abbey National has the remaining 49%, the second largest independent financial advisor in the United Kingdom, according to information published in MONEY MARKETING (August 7, 1997).

         U.K. Retail also has teams which provide services in numerous specialty areas, such as construction, freight, credit insurance, transport, hotel and leisure, and professional indemnity through its other three divisions (Willis Construction Risk Specialists, Willis Corroon Cargo and Scotland/ Ireland).

         During 1997, U.K. Retail completed the implementation of certain structural changes initiated towards the end of 1996 under the change program, and reorganized into seven major divisions from its prior regional focus. In connection with the reorganization, U.K. Retail centralized most of its back-office functions, closed five offices and reduced headcount by approximately 13%. The change program continued in 1998 with rationalization.

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
GLOBAL SPECIALTIES
(22% OF 1998 OPERATING REVENUES)

         The Global Specialties unit provides specialist brokerage and consulting services to clients throughout the world for the risks of specific industrial and commercial activities. In these operations, Willis Corroon has extensive specialized experience handling diverse lines of coverage, including the complex insurance programs for insurance companies and Lloyd's syndicates, and acting as an intermediary between retail brokers and insurers. Global Specialties increasingly provides consulting services on risk management with the objective of assisting clients to reduce the overall cost of risk. Global Specialties serves clients in more than 100 countries, primarily from its U.K. offices, although the unit also serves clients from offices in the U.S.

         The Global Specialties unit is organized into three distinct business areas:

       - Global Broking Services;

       - Willis Corroon Aerospace; and

       - Willis Faber Marine.

         Global Broking Services provides solutions to problems in the industrial, financial and professional sectors for large, complex, unusual and niche risks around the world. Global Broking Services operates through five business sub-units. The Global Property and Casualty unit designs and obtains innovative property coverage solutions for large or unusual exposures in a variety of industries, including mining and metals, chemicals and pharmaceuticals, telecommunications, offshore energy and construction, refining, power stations and other utilities, transport authorities and motor manufacturers and also handles the design, implementation and servicing of reinsurance protections for captive insurance companies. The Global Property and Casualty unit also provides comprehensive liability programs for coverage against environmental liability, libel and slander, and medical malpractice. The Global Financial Risks unit obtains directors and officers insurance, as well as errors and omissions insurance for professional firms and other insurance brokers. The Global Financial Risks unit is also a leader in designing and obtaining insurance coverage for political risk, including confiscation and expropriation. Crime, computer fraud and unauthorized trading risks are also covered on a worldwide basis. The Fine Art, Jewelry, and Specie unit provides specialist risk management and insurance services to fine art, diamond and jewelry businesses and operators of armored cars. Coverage is also obtained for the physical risks of financial institutions and similar operations, including vault and bullion risks. The Contingency Risks unit specializes in producing packages to protect corporations, groups and individuals against special contingencies such as kidnap and ransom, extortion, detention, political repatriation and product contamination. The Bloodstock unit services the insurance needs of the bloodstock and livestock industry and also arranges the reinsurance of bloodstock and livestock related business of insurance companies worldwide.

         Willis Corroon Aerospace is a market leader in the provision of insurance brokerage and risk management services to clients in the aerospace industry, including aircraft manufacturers, air cargo handlers and shippers, airport managers and other general aviation companies. Advisory services provided by Aerospace include claims recovery and collections, contract and leasing risk management, safety services and markets information. Aerospace is a leading provider of risk transfer and advisory services for space vehicle launches and is also a leading reinsurance broker of aerospace risks. Aerospace's clients are spread throughout the world and include 250 airlines and more than 45% of the world's 30 leading non-American airports by passenger movement. Other clients include those introduced from other intermediaries as well as insurers seeking reinsurance.

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
         Willis Faber Marine provides marine insurance brokerage services, including hull, cargo and general marine liabilities. Marine's clients include direct buyers, other insurance intermediaries and insurance and reinsurance companies. Marine insurance brokerage is Willis Corroon's oldest line of business. Other services of Marine include claims collection and recoveries.

         Global Specialties is diversified from a geographical perspective. The unit's 1998 revenues were generated in the following geographical regions: 27% in the U.K.; 22% in North America and the Caribbean; 26% in continental Europe; 12% in Japan and the Far East; 5% in South America; 4% in the Middle East; and 4% in the rest of the world. In addition, this unit is diversified from a customer perspective, with no client accounting for more than 2% of its revenues in 1998.

         Under the change program, in 1998 Global Specialties has, among other things, reduced headcount by approximately 9%, merged its energy sub-unit into Global Broking Services to better focus its sales efforts and focused on cross-selling with Willis Corroon's other business lines.

GLOBAL REINSURANCE
(10% OF 1998 OPERATING REVENUES)

         The Global Reinsurance unit, operating under the trade name Willis Faber Re, provides international reinsurance brokerage services. These services are provided to insurance underwriters to reinsure all or a portion of the risks insured by them and to reinsurance underwriters to further reinsure their risks. Willis Corroon is one of the world's largest intermediaries for international reinsurance and has a significant market share in a number of major reinsurance markets. It is the largest reinsurance broker serving Japan.

         Global Reinsurance provides its clients, both insurance and reinsurance companies, with reinsurance transaction services as well as ancillary services such as risk analysis, modeling and consulting. The unit also provides reinsurance brokerage services to healthcare professionals and institutions. The U.K. operation represents clients in more than 90 countries and has long-standing relationships with leading insurers in Asia, Middle East, Latin America and in Western Europe. One such relationship, with The Tokio Marine and Fire Insurance Co., Limited, has existed for 100 years.

         Willis Corroon believes that from 1996 to 1998 premium rates in the global reinsurance market have decreased annually by approximately 20%. Global Reinsurance is developing new sources of revenue in addition to its traditional reinsurance brokerage services, investing in new capabilities and expanding its global reach. For example, in 1998 Global Reinsurance established Cordis Consulting Limited to market its capabilities in actuarial and catastrophe modeling as consulting products rather than as a part of its reinsurance package, and acquired Mansfeld, Hubener & Partner GmbH to provide a local presence in Germany (the largest European reinsurance market). In 1997 Willis Corroon launched Willis Corroon Asset Management Limited which manages funds invested in a new class of financial instruments linked to insurance and reinsurance risks.

         Additionally, under the change program, Willis Corroon has been integrating various reinsurance business units globally (eight business units have merged between 1995 and 1998 to culminate in the creation of Willis Faber
Re) and has gained more synergy, teamwork, and sharing of knowledge among top professionals around the world. Additionally, the headcount in the Global Reinsurance's U.K. operations has been reduced by approximately 25% since 1995.

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
INTERNATIONAL
(9% OF 1998 OPERATING REVENUES)

         Willis Corroon's International unit consists of a network of subsidiaries and associates other than those in the U.S. or U.K. controlled by the other business units. These operations are located in 59 countries worldwide, consisting of 21 countries in Europe, 13 in the Asia/Pacific region and 25 elsewhere in the world. The services provided are generally focused according to the characteristics of each market and are not identical in every office, but generally include direct risk management and insurance brokerage, specialist and reinsurance brokerage and employee benefits consulting.

         As part of its on-going strategy, Willis Corroon has significantly strengthened International's market share and operations through a number of acquisitions and strategic investments in recent years. The most significant of these was the acquisition of a 33% interest in Gras Savoye, France's leading insurance broker and the ninth largest broker in the world. In addition, in January 1998, Willis Corroon's associate in Germany, C. Wuppesahl & Co. Assekuranzmakler, merged with Jaspers Industries Assekuranz GmbH & Co. KG to create Jaspers Wuppesahl, the third largest insurance broker in Germany in which Willis Corroon now has an interest of approximately 45%.

         In July 1998, Willis Corroon acquired 50% of Gruppo Ital Brokers, which will be merged with UTA Willis Corroon SpA, in which Willis Corroon has a 50% interest, creating the third largest broker in Italy. Willis Corroon also acquired a 30% interest in Assurandrgruppen the leading broker in Denmark. Also, Willis Corroon has announced planned acquisitions in Venezuela. In addition, in 1997 and 1998 Willis Corroon entered into a joint venture in Indonesia and increased its existing investments in Brazil, Sweden, Spain, Australia and Holland. Finally, Willis Corroon is the first non-Japanese broker to be awarded a domestic license in Japan. The investments in 1997 and 1998 have improved the market positions of Willis Corroon and its associates worldwide.

         The following is a list of the associate investments currently held by Willis Corroon:

               COMPANY                                       COUNTRY          % OWNERSHIP
-----------------------------------------------------------  -----------  -------------------
EUROPE
Gras Savoye & Cie                                            France                  33%
Jaspers Wuppesahl Industrie
  Assekuranz GmbH & Co., KG                                  Germany                 45%
Assurandrgruppen A/S                                         Denmark                 30%

ASIA/PACIFIC
Multi-Risk Consultants (Thailand) Limited                    Thailand                25%
Willis Faber (Malaysia) Sdn Bhd                              Malaysia                30%
Willis Faber Insurance Brokers (B) Sdn Bhd                   Brunei                  38%

REST OF WORLD
Al-Futtaim Willis Faber (Private) Limited                    Dubai                   49%
Herzfeld & Levy S.A.                                         Argentina               20%

         In connection with many of its investments in associates, Willis Corroon retains rights to increase its ownership percentage of such associates over time, typically to a majority or 100% ownership position. In addition, in certain instances, the other owners of the associates have a right, typically pursuant to some price formula of revenues or earnings, to put some or all of their shares in the associates to Willis Corroon. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

         In addition to its strategic investments in associates, Willis Corroon has acquired a controlling interest in a variety of smaller brokers. The following is a list of International subsidiaries in which Willis Corroon has a controlling interest:

               COMPANY                                COUNTRY                % OWNERSHIP
----------------------------------------------------  ------------------  -----------------
EUROPE
Mansfeld, Hubener & Partner GmbH                      Germany                      100%
Willis Corroon AB                                     Sweden                        74%
Willis Corroon Gothia AB                              Sweden                        63%
Willis Corroon Global Financial Risks AB              Sweden                        72%
OY Willis Corroon AB                                  Finland                       74%
Willis Corroon Italia SpA                             Italy                         50%
S&C Willis Corroon Correduria de Seguros y
  Reaseguros SA                                       Spain                         60%
Surplus Corredores de Reaseguros SA                   Spain                        100%
Willis Corroon Corretores de Seguros Limitada         Portugal                     100%
Willis Corroon (Management) Luxembourg SA             Luxembourg                   100%
Willis Corroon Belgium SA                             Belgium                       80%
Willis Corroon Nederlands BV                          Netherlands                  100%
Willis Corroon Hellas (Insurance Brokers) SA          Greece                       100%
Willis Corroon Kendriki SA                            Greece                       100%
Willis Corroon CIS                                    Russia                       100%
Willis Corroon Polska                                 Poland                        70%
Willis Corroon sro                                    Czech Republic               100%
Willis Corroon Hungary Kft                            Hungary                       80%

ASIA/PACIFIC
Willis Corroon China (Hong Kong) Ltd.                 Hong Kong                    100%
Willis Corroon (Taiwan) Ltd.                          Taiwan                       100%
Willis Corroon (Pte) Limited                          Singapore                    100%

REST OF THE WORLD
Willis Faber & Dumas (Mexico) Intermediario
  de Reaseguro SA de CV                               Mexico                       100%
Willis Faber Corretaje de Reaseguros                  Venezuela                    100%
Willis Faber do Brasil Consultoria e Participacoes    Brazil                       100%
  SA
York Willis Corroon Corretores de Seguros SA          Brazil                       100%
Willis Faber Chile Limitada                           Chile                        100%
Richard Oliver International Pty Ltd (formerly        Australia                    100%
  Willis Corroon Richard Oliver Pty Ltd)
Willis Corroon Limited                                New Zealand                   99%
Willis S.A.                                           Argentina                     60%

SIGNIFICANT SUBSIDIARIES

         Solely for purposes of compliance with Luxembourg Stock Exchange listing requirements, the following sets forth certain information pertaining to the significant subsidiaries (as defined by such exchange) of Willis Corroon (other than Willis Corroon Partners and Willis Corroon Corporation):

                                                      COUNTRY OF
                   COMPANY                           REGISTRATION                ACTIVITY             % OWNERSHIP
----------------------------------------------  -----------------------  -------------------------  ---------------
Willis Corroon Europe B.V.                            Netherlands             Holding Company               100%
Willis Faber & Dumas Limited(1)                    England and Wales          Lloyd's Broker                100%
Willis Corroon Limited(2)                          England and Wales          Lloyd's Broker                100%
Willis Corroon Group Services Limited(3)           England and Wales          Service Company               100%
Willis National Limited(4)                         England and Wales      Financial Intermediary             51%
Friars Street Insurance Limited                        Guernsey               Captive Insurer               100%

------------------------------

(1) Profit arising out of ordinary activities, after tax, for the financial year ended December 31, 1997 amounted to L14.9 million and the amount of dividends received from Willis Faber & Dumas Limited in the course of that financial year was L14.0 million.

(2) Profit arising out of ordinary activities, after tax, for the financial year ended December 31, 1997 amounted to L6.0 million and the amount of dividends received from Willis Corroon Limited in the course of that financial year was L5.3 million.

(3) Profit arising out of ordinary activities, after tax, for the financial year ended December 31, 1997 amounted to L1.3 million. No dividends were received from Willis Corroon Group Services Limited in the course of that financial year.

(4) Willis National Limited did not trade during the financial year ended December 31, 1997.

         Willis Corroon Europe B.V. and Friars Street Insurance Limited do not publish separate financial statements.

         Willis Corroon Corporation shareholders' equity at December 31, 1998 consisted of 10,000 authorized shares of common stock, par value $0.01 per share, of which 3,339 shares were issued and outstanding. Other than

       - the senior credit facilities,

       - the outstanding notes and

       - intercompany notes,

all as disclosed in this prospectus, Willis Corroon Corporation has no other long-term debt.

         Willis Corroon Partners' capital at December 31, 1998 consisted of partnership interests of which Willis Corroon Group has a 99.9% interest and Willis Group Limited has a 0.1% interest. Other than

       - the guarantee of the senior credit facilities,

       - the guarantee of the outstanding notes and

       - intercompany notes,

all as disclosed in this prospectus, Willis Corroon Partners has no other long-term debt.

SEGMENT INFORMATION

         The following tables show total operating revenues of Willis Corroon by category of activity and geographical location for each of the three years ended December 31, 1998. The information has been prepared in accordance with U.K. GAAP.

                                                                                         YEAR ENDED DECEMBER 31,
                                                                                     -------------------------------
TOTAL OPERATING REVENUES                                                               1996       1997       1998
-----------------------------------------------------------------------------------  ---------  ---------  ---------

                                                                                              (L MILLIONS)
BY ACTIVITY
Continuing operations -- Insurance brokering and risk management...................     L725.0     L692.0     L718.0
Discontinued operations -- Underwriting (Sovereign/Willis Faber (Underwriting
  Management)).....................................................................        5.7        2.0        0.2
                                                                                     ---------  ---------  ---------
                                                                                         730.7      694.0      718.2
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------
BY GEOGRAPHICAL AREA(1)
United Kingdom.....................................................................      319.5      305.1      305.3
North America......................................................................      371.3      336.6      351.4
Rest of the World..................................................................       39.9       52.3       61.5
                                                                                     ---------  ---------  ---------
                                                                                         730.7      694.0      718.2
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------

------------------------------

(1) The geographical analysis is based on the location of the operating subsidiaries which does not necessarily reflect the original source of the business.

CUSTOMERS

         Willis Corroon's clients operate on a global and local scale in a multitude of businesses and industries throughout the world and generally range in size from major multinational corporations to middle market companies. Further, many of Willis Corroon's client relationships span decades, such as its 20-year relationship with Allied Signal Inc. and its relationship with The Tokio Marine and Fire Insurance Co., Limited which dates back 100 years. In the United States, Willis Corroon serves approximately 10% of the Fortune 1,000 companies, with an average relationship of more than ten years. No one client accounted for more than 2% of revenues for fiscal year 1998 and Willis Corroon's 80 largest clients accounted for less than 10% of 1998 revenues. Additionally, Willis Corroon places insurance with over 4,000 insurance carriers, none of which individually accounted for more than 8% of the total premiums placed by Willis Corroon on behalf of its clients in 1998.

EMPLOYEES

         At December 31, 1998, Willis Corroon had approximately 9,400 employees, including approximately 3,900 in the U.K., 4,400 in the U.S. and 1,100 in the rest of the world and its associates had approximately 2,600 employees. Willis Corroon is not involved in any material dispute with employees and management believes that relations with employees are good.

COMPETITION

         Willis Corroon faces competition in all fields in which it operates. Competition in the insurance brokering and risk management businesses is based on global capability, product breadth, innovation, quality of service and price. Willis Corroon competes with the two other providers of global risk management services as well as with numerous regional and local firms. Insurance companies also compete with Willis Corroon's brokers by directly soliciting insureds without the assistance of an independent broker or agent. Competition for premiums is intense in all Willis Corroon's business lines and in every insurance market. Competition on premium rates has also exacerbated the pressures caused by a continuing reduction in demand in some classes of business. For example, insurers are currently retaining a greater proportion of their risk portfolios than previously. Industrial and commercial companies are increasingly relying upon captive insurance companies, self-insurance pools, risk retention groups, mutual insurance companies and other mechanisms for funding their risks, rather than buying insurance. Willis Corroon provides management and similar services for such alternative risk transfer programs. Additional competitive pressures arise from the entry of new market participants, such as banks, accounting firms and insurance carriers themselves, offering risk management or transfer services. Willis Corroon believes that it is well-positioned to compete across the breadth of the products and services Willis Corroon offers.

REGULATION

         Many of Willis Corroon's activities are subject to regulatory supervision in the various countries and jurisdictions in which they are based or undertaken. In the United Kingdom, many Company entities are subject to regulatory supervision. For example, Lloyd's brokers are regulated by the Council of Lloyd's and, together with the insurance broking subsidiaries, are regulated pursuant to the Insurance Brokers (Registration) Act 1977. In addition, Willis National and Willis Corroon Asset Management Limited are regulated by the Financial Services Authority pursuant to the provisions of the Financial Services Act 1986. Finally, the insurance companies which are in run-off are regulated by HM Treasury.

         The Society of Lloyd's and Financial Services Authority generally regulate the conduct of business and financial position of their respective members through the establishment of required levels of net worth and other financial criteria; Lloyd's by-laws and Financial Services Authority rules describe the methods by which Lloyd's brokers, independent financial advisors and investment managers, respectively, shall conduct business. The Insurance Brokers (Registration) Act requires, among other things, that insurance brokers be enrolled with a central professional body and comply with its rules in the conduct of their business. The Insurance Brokers (Registration) Act and Lloyd's generally requires that Willis Corroon maintain amounts of fiduciary cash in regulated bank accounts subject to guidelines which generally emphasize capital preservation and liquidity.

         Willis Corroon's activities in connection with insurance brokering services and third party administration within the United States are subject to regulation and supervision by state authorities. Although the scope of regulation and form of supervision may vary from jurisdiction to jurisdiction, insurance laws in the United States are often complex and generally grant broad discretion to supervisory authorities in adopting regulations and supervising regulated activities. Such supervision generally includes the licensing of insurance brokers and agents and third party administrators and the regulation of the handling and investment of client funds held in a fiduciary capacity. Willis Corroon's continuing ability to provide insurance brokering and third party administration in the jurisdictions in which it currently operates is dependent upon its compliance with the rules and regulations promulgated from time to time by the regulatory authorities in each of these jurisdictions.

         All companies carrying on similar activities in a given jurisdiction are subject to such regulation, and Willis Corroon does not consider that such controls adversely affect its competitive position.

PROPERTIES

         Willis Corroon owns and leases a number of properties for use as offices throughout the world and believes that its properties are generally suitable and adequate for the purposes for which they are used. The principal properties are located in the United Kingdom and the United States. Willis Corroon's headquarters at Ten Trinity Square in London is a landmark building owned by Willis Corroon. Willis Corroon Corporation's principal office in the United States is at 26 Century Boulevard, Nashville, Tennessee, a leasehold property.

LEGAL PROCEEDINGS

         GENERAL. Willis Corroon has extensive operations and Willis Corroon and its subsidiaries are subject to claims and litigation in the ordinary course of business resulting principally from alleged errors and omissions in connection with their businesses. Most of the claims are covered by professional indemnity insurance and many of the defenses to these claims are being conducted by Willis Corroon's insurers. In respect of any self-insured deductibles applicable to such claims, Willis Corroon has established provisions which are believed to be adequate in the light of current information and legal advice. These provisions may be adjusted from time to time according to developments. Willis Corroon does not expect the outcome of such claims, either individually or in the aggregate, to have a material effect on Willis Corroon's operations or financial position.

         SOVEREIGN/WILLIS FABER (UNDERWRITING MANAGEMENT). Sovereign Marine & General Insurance Company Limited (in provisional liquidation), a wholly owned subsidiary of Willis Corroon Group, operated as an insurance company in the U.K. and from 1972 Sovereign's underwriting activities were managed by another wholly owned subsidiary of Willis Corroon Group, Willis Faber (Underwriting Management) Limited. Willis Faber (Underwriting Management) also provided underwriting agency and other services to the third-party insurance companies called the stamp companies, some of which are long-standing clients of Willis Corroon. As an underwriting agent, Willis Faber (Underwriting Management) did not retain any underwriting risks for its own account. As part of its services as agent, Willis Faber (Underwriting Management) arranged insurance and reinsurance business on behalf of Sovereign and the stamp companies in the following main classes of insurance: marine, non-marine, casualty and aviation. Willis Faber (Underwriting Management) also arranged for reinsurance for Sovereign and the stamp companies through third party brokers, as well as through brokers within Willis Corroon. In 1991, Sovereign ceased underwriting new business and Willis Faber (Underwriting Management) ceased arranging new business on behalf of Sovereign and the stamp companies. Since that time, Willis Faber (Underwriting Management) has been administering the business it arranged on behalf of Sovereign and the other stamp companies, referred to as handling the "run-off" of the business.

         In July 1997, an unexpected adverse arbitration award was rendered against Sovereign in respect of a dispute between Sovereign and one of its reinsurers regarding the enforceability of certain reinsurance that Willis Faber (Underwriting Management) had arranged. The award is confidential and non-binding as to third parties. As a result of the award, the directors of Sovereign determined that Sovereign could not continue to trade unless Willis Corroon Group provided unlimited financial support. The directors of Willis Corroon Group decided that, in the interests of Willis Corroon Group's shareholders, such support for Sovereign could not be justified. Accordingly, Sovereign was placed into provisional liquidation on July 11, 1997. It is expected that the provisional liquidators and Sovereign's creditors will ultimately enter into an arrangement that will resolve Sovereign's liabilities and its creditors' claims and provide for the orderly winding up of Sovereign's business, although there can be no assurance that this will be the case. Willis Corroon and the provisional liquidators have agreed to certain arrangements, including the new structure to replace Willis Faber (Underwriting Management) described below, for the future run-off of the Sovereign business. Willis Corroon has similar agreements with certain of the stamp companies regarding arrangements for, and funding the costs of, the ongoing run-off of Sovereign.

         Willis Faber (Underwriting Management) made provisions in 1991 and Willis Corroon made provisions in 1995, in each case to cover the estimated expenses for administering the run-off by Willis Faber (Underwriting Management) which, based on the knowledge at that time, were expected to cover the handling of the run-off to 2025. At December 31, 1998, the remaining provisions for these costs were L20.8 million. Although the run-off of this business is expected to be conducted in an orderly manner, it may ultimately prove to be a lengthy and expensive process. As indicated above, Willis Corroon, the provisional liquidators and certain of the stamp companies have entered into arrangements pursuant to which a new subsidiary of Willis Corroon now provides run-off services. Those services have in turn been sub-contracted to a third party with experience in running off pools with an insolvent member. In the case of the provisional liquidators, the services are provided directly by such third party to Sovereign. The arrangement with the provisional liquidators and the arrangements with certain of the stamp companies include the agreement by Willis Corroon to fund, subject to certain agreed guidelines as to timing and amount, certain costs of the ongoing run-off. The amounts to be funded under the arrangements are currently within the aggregate of the provisions as of December 31, 1998. However, there can be no assurance that the provisions will be adequate to cover the actual run-off costs over time.

         Following the publication of the adverse arbitration award, Sovereign and certain of the stamp companies have expressed concern about the enforceability of other reinsurance put in place by Willis Faber (Underwriting Management) on behalf of Sovereign and the stamp companies. In addition, a reinsurer which participates on numerous reinsurance contracts has advised Sovereign, the stamp companies and Willis Faber (Underwriting Management) that it is in the process of adopting a number of legal positions, similar to those taken in the Sovereign arbitration, with the intended effect of having its contractual obligations under the reinsurance contracts reassessed with respect to enforceability and amount. Accordingly, there can be no assurance that there will be no further arbitration or litigation with respect to reinsurance arranged by Willis Faber (Underwriting Management). The provisional liquidators and the stamp companies have generally reserved their rights in respect of potential claims, and Willis Faber (Underwriting Management), Willis Corroon Group and certain broking subsidiaries of Willis Corroon Group are in the process of negotiating standstill agreements which will preserve the rights of such potential claimants with respect to their possible claims while circumstances are being investigated. Although the Sovereign arbitration award is non-binding as to third parties, other arbitrations may arise in the future. Further, if the provisional liquidators or the stamp companies determine that they have valid claims against Willis Corroon Group, they may seek to bring claims directly against Willis Corroon Group and hold it responsible for the liabilities of its subsidiaries. Although such claims are generally difficult to successfully maintain under English law, there can be no assurance that claims will not be made or, if made, that such claims could not succeed. Claims could also be made against Willis Faber (Underwriting Management) and broking subsidiaries that arranged reinsurance on behalf of Sovereign and the stamp companies. Those Willis Corroon companies with insurance protection have notified their insurance providers of certain potential claims. Willis Corroon Group and its subsidiaries have not made any financial provisions in respect of possible future claims in respect of reinsurance placed by Willis Faber (Underwriting Management). Willis Corroon Group does not know whether any such claims will be made; the validity and amount of such claims and the extent, if any, to which they will be covered by insurance, after giving effect to the applicable deductibles, exclusions and limits, can be assessed only when and if such claims are made.

         Willis Corroon Group and its subsidiaries plan to continue to deal with the foregoing matters in a manner designed to assist an orderly run-off of the obligations of Sovereign and of the other stamp companies while limiting the costs of resolution. It is possible that the foregoing matters or other circumstances may lead Willis Corroon Group to place Willis Faber (Underwriting Management) in provisional liquidation. Willis Corroon Group does not believe the resolution of these matters, including any possible provisional liquidation of Willis Faber (Underwriting Management), will have a material adverse impact on its consolidated results of operation or financial condition, although there can be no assurance this will be the case. However, if our consolidated results of operations or financial conditions are adversely affected, Willis Corroon Group may not be able to make payments under its guarantee.

         PENSION REVIEW. For a description of the implications of the "pension transfers and opt-outs review" initiated by the U.K. government, see "Risk Factors--U.K. Pension Review."

         HUGHES LITIGATION. In September 1990, Hughes Aircraft Co. filed suit in Los Angeles County Superior Court against certain London insurance companies, seeking coverage for environmental liabilities associated with groundwater contamination at its Tucson, Arizona facility. Also named as a defendant was Stewart Smith West, Inc., which is a subsidiary of Willis Corroon Group and the successor to Haidinger Hayes, Inc., a surplus line broker that assisted in the acquisition by Hughes Aircraft of various excess liability policies from 1952 to 1965. In addition, Willis Faber Property Holdings Limited, the successor to a London broker which assisted in the acquisition of the excess policies and which is an indirect subsidiary of Willis Corroon Group, has been brought into the suit. The claims against Stewart Smith and Willis Faber alleged that Stewart Smith and Willis Faber failed to preserve the identity of insurers participating in excess general liability insurance placed on Hughes Aircraft's behalf during the period from 1952 to 1965. Hughes Aircraft alleged that Stewart Smith and Willis Faber should bear any liability that Hughes Aircraft's insurers, whose identities are unknown, would have borne, due to the alleged breach of duty by the two subsidiaries of Willis Corroon Group in failing to retain the identity of the insurers. In addition, Hughes Aircraft has asserted a claim for $6 million, alleging that Stewart Smith should pay for the costs it has incurred in attempting to reconstruct the missing policies.

         In May 1998, the judge ordered a bifurcation of the case under which the claim against Willis Faber was tried separately from the claims against Stewart Smith. On June 4, 1998, a jury found in favor of Hughes Aircraft in its case against Willis Faber, finding that Willis Faber failed to retain the identity of the excess general liability insurers. Judgment was entered on this verdict, subject to appeal. The judgment requires Willis Faber to bear any liability that Hughes Aircraft's insurers, whose identities are unknown, would have borne. However, the judgment does not address the issue of causation, i.e., whether the conduct of Willis Faber actually caused injury to Hughes Aircraft. This issue will turn on a number of factors, including, without limitation, whether Hughes' Aircraft ultimate exposure in relation to underlying claims made against it implicates the "missing" coverage. While the claim against Stewart Smith is dependent upon different facts than the claim against Willis Faber, evidence presented in the Willis Faber case has already established that Stewart Smith did receive the currently missing information as to the identity of the excess general liability insurers from Willis Faber. On October 16 and 20, 1998, the trial judge heard and subsequently granted two motions on behalf of Hughes Aircraft in relation to the Stewart Smith action. The judge granted Hughes Aircraft's motion for the summary adjudication that Stewart Smith had breached a duty to retain in perpetuity the identity and percentages of excess insurance procured by Stewart Smith for Hughes Aircraft. The judge also granted a motion in limine to preclude any evidence or argument that Hughes Aircraft is comparatively negligent.

         On October 30, 1998, a settlement in principle was reached with Hughes Aircraft, with the involvement and prior approval of Willis Corroon's errors and omissions insurer. Under the settlement in principle:

                (a) a final, non-appealable judgment has been entered against Willis Faber;

                (b) a declaratory judgment, which Willis Corroon will explicitly have the right to appeal, has been entered against Stewart Smith;

                (c) payment of $3.5 million has been made, L1 million of which has been funded by the Company in respect of the deductible applicable under the pertinent errors and omissions insurance policy described below, and the balance of which has been funded by Willis Corroon's errors and omissions insurer; and

                (d) Hughes Aircraft has agreed that it may recover no more than L13 million against both Willis Faber and Stewart Smith for toxic tort claims, known or unknown, relating to any of the Hughes Aircraft sites.

         Willis Corroon expects a final, definitive settlement agreement to be executed in the near future. Willis Corroon has an errors and omissions insurance policy with limits of L20 million, which have been eroded to some extent by the expenses of defending this litigation to date, and a L1 million deductible. Willis Corroon believes that its errors and omissions insurer, into which this risk has been reinsured and which has assumed and controlled the defense of this litigation, is obligated to pay under this policy in response to any claims submitted and properly established by Hughes Aircraft, up to the agreed-upon L13 million cap described above.

         BACCALA & SHOOP. Prior to 1984, Baccala and Shoop Insurance Services, a subsidiary of Willis Corroon Group, acted as managing general agent for certain insurance issuing companies, including three subsidiaries of The Hartford Financial Services Group, Inc. Since Baccala and Shoop ceased active operations in 1983, issuing companies (including Hartford) have notified Baccala and Shoop of potential errors and omissions claims against Baccala and Shoop. In August 1987, Baccala and Shoop, the Issuer and Hartford entered into a Standstill Agreement, amended in 1994, pursuant to which the statutes of limitations on Hartford's claims against Baccala and Shoop were tolled indefinitely in exchange for Hartford's agreement to forbear filing complaints against Baccala and Shoop based on such potential claims. Since 1983, Willis Corroon has paid approximately $7.9 million in settlement of errors and omissions claims brought by certain other issuing companies, including issuing companies that went into liquidation. There has been no notification of additional potential claims from Hartford or other issuing companies since 1992. Hartford has not stated what it believes to be its total aggregate losses potentially attributable to Baccala and Shoop. For accounting purposes, the Issuer has established provisions in connection with the Baccala and Shoop-related claims, and believes such provisions to be adequate. However, there can be no assurance that the provisions will be adequate to cover claims over time.

ENFORCEABILITY OF CIVIL LIABILITIES

         Willis Corroon Group is a company with limited liability organized under the laws of England and Wales. Certain of the directors and executive officers of Willis Corroon Group and its subsidiaries, and certain of the independent auditors named in this prospectus, are non-residents of the United States and all or a substantial portion of the assets of Willis Corroon Group and such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon Willis Corroon Group or such persons, or to enforce against any of them judgments of U.S. courts predicated upon civil liabilities under U.S. federal securities laws. Willis Corroon Group has been advised by its English solicitors, Clifford Chance, that there is also doubt as to the enforceability in England in original actions, or in actions for the enforcement of judgments of U.S. courts, of liabilities that are predicated upon the civil liabilities provisions of the federal securities laws of the United States.

                                   MANAGEMENT

DIRECTORS OF TA I LIMITED, TA II LIMITED, TA III PLC AND TRINITY ACQUISITION

         The following table sets forth certain information regarding the directors of TA I Limited, the ultimate parent of Willis Corroon Group, as well as TA II Limited, TA III plc and Trinity Acquisition (ages as of December 31,
1998).

NAME                                                    AGE                 POSITION
------------------------------------------------------  ------------------  ------------------------------------
Henry R. Kravis                                         55                  Director
George R. Roberts                                       55                  Director
Perry Golkin                                            45                  Director
Todd A. Fisher                                          33                  Director
Scott C. Nuttall                                        26                  Director
John Reeve                                              54                  Director
James R. Fisher                                         43                  Director
Raymond G. Viault                                       54                  Director

         Henry R. Kravis is a founding partner of KKR and, since January 1, 1996, has been a managing member of KKR & Co. L.L.C., the limited liability company which is the general partner of Kohlberg Kravis Roberts & Co. L.P. Mr. Kravis is also a general partner of KKR Associates, L.P. and a director of Accuride Corporation, Amphenol Corporation, Borden, Inc., The Boyds Collection, Ltd., BRW Acquisition, Inc., Evenflo Company, Inc., The Gillette Company, IDEX Corporation, KinderCare Learning Centers, Inc., KSL Recreation Corporation, MedCath Incorporated, Neway Anchorlok International Inc., Owens-Illinois, Inc., PRIMEDIA, Inc., Randalls Food Markets, Inc., Regal Cinemas, Inc., Safeway Inc., Sotheby's Holdings, Inc., Spalding Holdings Corporation, TI Group plc and U.S. Natural Resources, Inc.

         George R. Roberts is a founding partner of Kohlberg Kravis Roberts & Co. L.P. and, since January 1, 1996, has been a managing member of KKR & Co. L.L.C. Mr. Roberts is also a general partner of KKR Associates, L.P. and a director of Accuride Corporation, Amphenol Corporation, Borden, Inc., The Boyds Collection, Ltd., BRW Acquisition, Inc., Evenflo Company, Inc., IDEX Corporation, KinderCare Learning Centers, Inc., KSL Recreation Corporation, MedCath Incorporated, Neway Anchorlok International Inc., Owens-Illinois Group, Inc., Owens-Illinois, Inc., PRIMEDIA, Inc., Randalls Food Markets, Inc., Regal Cinemas, Inc., Safeway Inc., Spalding Holdings Corporation and U.S. Natural Resources, Inc.

         Perry Golkin has been a member of KKR & Co. L.L.C. since January 1, 1996. Mr. Golkin was a general partner of Kohlberg Kravis Roberts & Co. L.P. from 1995 to January 1996. Prior to 1995, he was an executive of Kohlberg Kravis Roberts & Co. L.P. He is a general partner of KKR Associates, L.P. He is a member of the board of directors of BRW Acquisition, Inc., PRIMEDIA, Inc., RR Holding Company Ltd. and Walter Industries, Inc.

         Todd A. Fisher has been an executive of Kohlberg Kravis Roberts & Co. L.P. since June 1993. Mr. Fisher was an associate at Goldman Sachs & Co. from July 1992 to June 1993. He is a member of the board of directors of Accuride Corporation, Layne Christensen Company and BRW Acquisition, Inc.

         Scott C. Nuttall has been an executive of Kohlberg Kravis Roberts & Co. L.P. since November 1996. Mr. Nuttall was an executive at The Blackstone Group from January 1995 to November 1996. Prior to 1995, he attended the Wharton School of Business at the University of Pennsylvania.

         John Reeve joined the board of directors of Willis Corroon Group on September 19, 1995 and became Executive Chairman of Willis Corroon Group on December 1, 1995. He was managing director of Sun Life Corporation plc between April 1989 and October 1995. He is also a non-executive director of

Temple Bar Investment Trust plc and a member of the executive committee and board of directors of the International Insurance Society, Inc.

         James R. Fisher heads Fisher Capital Corp. LLC. From 1986 through March 1997, Mr. Fisher was a senior executive of American Re Corporation and served most recently as Senior Vice President and Chief Financial Officer of American Re-Insurance Company and America Re Corporation, President of American Re Financial Products, and President and Chief Executive Officer of American Re Asset Management.

         Raymond G. Viault joined the board of directors of Willis Corroon Group on January 1, 1997 and resigned on October 30, 1998. He has been vice chairman and a director of General Mills, Inc., since January 1996. He was formerly the president and chief executive officer of Kraft Jacobs Suchard.

         TA I Limited, TA II Limited, TA III plc and Trinity Acquisition have no executive officers. Mr. Kravis and Mr. Roberts are first cousins.

DIRECTORS AND EXECUTIVE OFFICERS OF WILLIS CORROON GROUP

         The following table sets forth certain information regarding the directors and executive officers of Willis Corroon Group (ages as of December 31, 1998).

NAME                                     AGE      POSITION
-----------------------------------  -----------  ----------------------------------------------------------------------

John Reeve                                   54   Executive Chairman; Director

Richard J. S. Bucknall                       50   Chief Executive of Global Specialties (excluding
                                                  Willis Faber Re), also Executive responsible for discontinued U.K.
                                                  underwriting activities; Director

Michael P. Chitty                            47   Company Secretary

Thomas Colraine                              40   Group Finance Director; Director

Brian D. Johnson                             56   Executive responsible for North American Retail;
                                                  Director

Patrick Lucas                                59   Managing Partner of Gras Savoye; Non-executive Director

George F. Nixon                              58   Chairman of U.K. Retail and Executive
                                                  responsible for Willis Corroon International
                                                  Holdings-Europe; Director

John M. Pelly                                45   Chairman of Willis Faber Re; Director

Kenneth H. Pinkston                          56   Group Executive Director responsible for
                                                  North American Retail, U.S. Wholesale, Asia-Pacific
                                                  and rest of the world; Director

         Richard J.S. Bucknall joined the board of directors of Willis Corroon Group on November 1, 1998. He has been chief executive of Willis Corroon's Global Specialties unit since 1998 and has also been the executive responsible for discontinued U.K. underwriting since 1998. Mr. Bucknall has 32 years of experience in the insurance brokerage industry, of which 13 years have been at Willis Corroon.

         Michael P. Chitty has been Company Secretary since January 1, 1995. From April 1983 to October 1990 he was Secretary and from October 1990 to December 1994 he was Joint Secretary. Mr. Chitty has 22 years of experience in the insurance brokerage industry, all 22 years of which have been at Willis Corroon.

         Thomas Colraine has been the Group Finance Director since September 1997 and joined the board of directors of Willis Corroon Group on August 31, 1997. From January 1995 to October 1996, he was chief financial officer of Willis Corroon's North American Operations and was change program director from October 1996 to September 1997. Mr. Colraine has 10 years of experience in the insurance brokerage industry, all 10 years of which have been at Willis Corroon.

         Brian D. Johnson joined the board of directors of Willis Corroon Group on January 1, 1993. He is an actuary and has been the executive responsible for Willis Corroon's North American retail activities since 1997. Mr. Johnson has 35 years of experience in the insurance brokerage industry, of which 33 years have been at Willis Corroon.

         Patrick Lucas joined the board of directors of Willis Corroon Group on April 15, 1998 as a non-executive director. He has been Managing Partner of Gras Savoye since 1991, and Chairman and Chief Executive Officer of Gras Savoye S.A. and Gras Savoye Reassurance since 1979 and 1976 respectively. He is a former Chairman of the Federation Francaise des Courtiers en Assurance (the French professional organization of insurance brokers). Mr. Lucas has 33 years of experience in the insurance brokerage industry.

         George F. Nixon joined the board of directors of Willis Corroon Group on January 1, 1993. He has been the executive responsible for Willis Corroon's U.K. retail activities since 1988 and has been chairman of the Company's European Retail Advisory Board since 1993. He is also a director of World Insurance Network Limited. Mr. Nixon has 42 years of experience in the insurance brokerage industry, of which 34 years have been at Willis Corroon.

         John M. Pelly joined the board of directors of Willis Corroon Group on November 1, 1998. He has been chairman and chief executive of Willis Faber Re since 1997. Mr. Pelly has 26 years of experience in the insurance brokerage industry, all 26 years of which have been at Willis Corroon.

         Kenneth H. Pinkston joined the board of directors of Willis Corroon Group on January 1, 1993. He has had executive overview responsibility for North American Retail since 1995, for U.S. Wholesale since 1993 and for Asia-Pacific and the rest of the world since 1997. He is also a director of SunTrust Bank, Nashville. Mr. Pinkston has 35 years of experience in the insurance brokerage industry, of which 27 years have been at Willis Corroon.

DIRECTORS AND EXECUTIVE OFFICERS OF WILLIS CORROON CORPORATION

         The following table sets forth certain information regarding the directors and executive officers of Willis Corroon Corporation (ages as of December 31, 1998).

NAME                                     AGE      POSITION
-----------------------------------  -----------  ----------------------------------------------------------------------

Kenneth H. Pinkston                          56   Group Executive Director responsible for North American
                                                  Retail, U.S. Wholesale, Asia-Pacific and rest of the world;
                                                  Director;

Brian D. Johnson                             56   Executive responsible for North American Retail; Director

Charles D. Hamilton                          43   Senior Vice President, Director of Finance and
                                                  Administration; Director

Bart R. Schwartz                             46   Senior Vice President, Corporate Secretary and General
                                                  Counsel; Director

Kimberly G. Windrow                          41   Senior Vice President, Director of Human Resources,
                                                  North America; Director

         Charles D. Hamilton joined Willis Corroon Corporation on October 27, 1986 as a risk management consultant. On January 1, 1989 he became Vice President and Chief Financial Officer of Public Entities National Company and Willis Corroon Corporation's US wholesale operation. He became Vice President and Chief Administrative Officer of Willis Corroon Corporation in March 1995. He became Senior Vice President and Chief Financial Officer of Willis Corroon Corporation on October 1, 1996 and on February 2, 1997 he became Senior Vice President and Chief Financial Officer of Willis Corroon North America.

         Bart R. Schwartz joined Willis Corroon Corporation on July 25, 1994 as Senior Vice President and Deputy General Counsel. On January 1, 1995 he became Senior Vice President of Willis Corroon Corporation and Assistant Secretary of Willis Corroon Group. On May 21, 1996 he became Senior Vice President, Secretary and General Counsel of Willis Corroon Corporation, a position he still holds.

         Kimberly G. Windrow joined Willis Corroon Corporation on June 6, 1988 as Human Resource Manager. On January 1, 1992 she became Employee Relations Manager. On May 21, 1996, she became Human Resource Services Director. On October 1, 1997 she became Human Resource Director and on January 26, 1999, she became Senior Vice President for Willis Corroon Corporation. She is also a director of Willis Corroon Corporation.

DIRECTORS AND EXECUTIVE OFFICERS OF WILLIS CORROON PARTNERS

         Willis Corroon Partners has no directors or executive officers, and its operations are managed solely by its general partners.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS OF WILLIS CORROON GROUP AND
    WILLIS CORROON CORPORATION

         The aggregate compensation paid to all directors and executive officers of Willis Corroon Group and Willis Corroon Corporation, who held office during 1998, for services in such capacities for the year ended December 31, 1998 was L3,078,862, which included contributions made to the pension plans in respect of such directors and executive officers of Willis Corroon Group and Willis Corroon Corporation of L564,621. For the year ended December 31, 1998, the highest paid director received L744,472, including pension plan contributions of approximately L220,000.

         Each non-executive director of Willis Corroon Group who is not an employee of Willis Corroon received an aggregate annual fee of either L21,000 or $39,000, payable in quarterly installments, for the year ended December 31, 1998. Also, such directors receive attendance fees of L500 or $925 for committee meetings of Willis Corroon Group's board (L1,000 or $1,600 if they are Chairman of the committee) and a daily travel allowance of L650 or $1,000 for attending meetings of the board or its committees outside their country of residence. Directors who are also employees of Willis Corroon receive no remuneration for serving as directors.

         The compensation and other employment terms and conditions of the directors of Willis Corroon Group was determined in 1998 by the remuneration committee of Willis Corroon Group's board of directors which during 1998 was comprised of Messrs. Rodgers, Schreyer and Sykes (all former non-executive directors). The remuneration committee determined basic salaries and benefits as well as performance-related incentives. The Executive Chairman of Willis Corroon Group determines the compensation and benefits for the executive officers of Willis Corroon Group.

         Partners and employees of Kohlberg Kravis Roberts & Co. L.P. who serve as directors and officers of TA I Limited, TA II Limited, TA III plc or Trinity Acquisition do not receive additional compensation for service in such capacities, other than customary directors' fees. See "Certain Relationships and Related Transactions."

1998 STOCK OPTION PLAN

         TA I Limited has adopted the 1998 Share Purchase and Option Plan for Key Employees of TA I Limited providing for the grant of time-based vesting options, performance-based vesting options, and various other share-based grants to employees of TA I Limited and its subsidiaries to purchase ordinary shares of TA I Limited. The 1998 Plan is intended (i) to promote the long term financial interests and growth of TA I Limited and its subsidiaries by attracting and retaining management personnel with the training, experience and ability to enable them to make a substantial contribution to the success of TA I Limited's business; (ii) to motivate management personnel by means of growth-related incentives to achieve long range goals; and (iii) to further the alignment of interests of participants with those of the shareholders of TA I Limited through opportunities for increased share ownership in TA I Limited.

         As of the closing date of the management equity offering, 10,988,483 time- and performance-based options have been granted. There are 30 million ordinary shares of TA I Limited available to be granted under the 1998 Plan. It is expected that under the 1998 Plan, unless otherwise provided by the Board of Directors of TA I Limited, time-based options would become exercisable in five equal annual installments beginning on the second anniversary of the date of grant and performance-based options would become exercisable to the extent, if any, that performance goals based on Willis Corroon's cash flow and EBITDA are achieved and thereafter in four equal annual installments, beginning on the third anniversary of the date of grant. The exercisability of the options may accelerate or terminate based on the circumstances surrounding an optionee's termination of employment, and time-based options will (and performance-based options may, in the discretion of the Board of Directors of TA I Limited), fully accelerate upon a change in control of Willis Corroon. Unless sooner terminated by TA I Limited's Board of Directors, the 1998 Plan will expire ten years after its adoption. Such termination will not affect the validity of any grant outstanding on the date of termination.

         The Board of Directors of TA I Limited will administer the 1998 Plan, including, without limitation, the determination of the employees to whom grants will be made, the number of shares of ordinary shares of TA I Limited subject to each grant, and the various terms of such grants. The Board of Directors of TA I Limited may from time to time amend the terms of any grant, but, except for adjustments made upon a change in the ordinary shares of TA I Limited by reason of a stock split, spin-off, stock dividend, stock combination or reclassification, recapitalization, reorganization, consolidation, change of control, or similar event, such action shall not adversely affect the rights of any participant under the 1998 Plan with respect to the options without such participant's consent. The Board of Directors of TA I Limited will retain the right to amend, suspend or terminate the 1998 Plan.

                                  SHAREHOLDERS

BENEFICIAL OWNERSHIP

         TA I Limited owns 100% of the issued and outstanding ordinary shares of TA II Limited, which owns 100% of the issued and outstanding shares of TA III plc, which owns 100% of the issued and outstanding shares of Trinity Acquisition, which owns 100% of the issued and outstanding ordinary shares of Willis Corroon Group. The following sets forth information with respect to the beneficial ownership of the voting and non-voting ordinary shares of TA I Limited as of the date of this prospectus (without giving effect to any options issued under the 1998 Plan) by (1) each person who is known by Willis Corroon Group to beneficially own more than 5% of the TA I Limited ordinary shares, as well as each member of the consortium, consisting of Guardian Royal Exchange, Royal & SunAlliance Insurance Group, The Chubb Corporation, The Hartford Financial Services Group, Inc., Travelers Property Casualty Corp. and The Tokio Marine and Fire Insurance Co., Limited, who are the limited partners of the direct parent of TA I Limited (referred to in this prospectus as the consortium), (2) each of TA I Limited's directors and each of the directors and executive officers of Willis Corroon Group and Willis Corroon Corporation and
(3) all directors and executive officers of Willis Corroon Group and Willis Corroon Corporation as a group.

         Unless otherwise indicated, the address of each person named in the table below is Willis Corroon Group Limited, Ten Trinity Square, London EC3P 3AX, England. The amounts and percentages of TA I ordinary shares beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the Commission, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. The percentage of TA I ordinary share capital outstanding is based on 119,089,975 TA I ordinary shares outstanding on the date of this prospectus.

                                                                  BENEFICIAL OWNERSHIP        PERCENTAGE OF TA I
                                                                    OF TA I ORDINARY               ORDINARY
NAME AND ADDRESS OF BENEFICIAL OWNER                                     SHARES               SHARES OUTSTANDING
-------------------------------------------------------------  --------------------------  -------------------------
KKR 1996 Overseas, Limited(1)................................            92,002,916                     77.3%
Henry R. Kravis(1)...........................................            92,002,916                     77.3%
George R. Roberts(1).........................................            92,002,916                     77.3%
Perry Golkin(1)..............................................            92,002,916                     77.3%
Todd A. Fisher(1)............................................            92,002,916                     77.3%
Scott C. Nuttall(1)..........................................            92,002,916                     77.3%
James R. Fisher(2)...........................................                    --                       --
Raymond G. Viault............................................                    --                       --
Guardian Royal Exchange(3)...................................             4,000,000                      3.4%
Royal & SunAlliance Insurance Group(4).......................             4,000,000                      3.4%
The Chubb Corporation(5).....................................             4,000,000                      3.4%
The Hartford Financial Services Group, Inc.(6)...............             3,333,333                      2.8%
Travelers Property Casualty Corp.(7).........................             4,000,000                      3.4%
The Tokio Marine and Fire Insurance Co., Limited(8)..........             1,000,000                      0.8%
John Reeve(9)................................................               140,000                        *
Richard J.S. Bucknall........................................                60,000                        *
Michael P. Chitty............................................                12,000                        *

                                                                  BENEFICIAL OWNERSHIP        PERCENTAGE OF TA I
                                                                    OF TA I ORDINARY               ORDINARY
NAME AND ADDRESS OF BENEFICIAL OWNER                                     SHARES               SHARES OUTSTANDING
-------------------------------------------------------------  --------------------------  -------------------------
Thomas Colraine..............................................                52,375                        *
Brian D. Johnson.............................................               100,000                        *
Patrick Lucas................................................                    --                        *
George F. Nixon..............................................               100,000                        *
John M. Pelly................................................               100,000                        *
Kenneth H. Pinkston..........................................                40,000                        *
Charles D. Hamilton(10)......................................                 6,000                        *
Bart R. Schwartz(10).........................................                62,409                        *
Kimberly G. Windrow(10)......................................                 2,500                        *
All directors and executive officers of Willis Corroon Group
  and Willis Corroon Corporation as a group (12 persons).....               675,284                        *
All directors and executive officers of Willis Corroon Group and Willis Corroon Corporation together with other
  employees as a group (358 persons)(11).....................             4,720,812                      4.0%

------------------------

*   Less than 1%.

(1) TA I ordinary shares shown as owned by KKR 1996 Overseas, Limited are owned of record by Profit Sharing (Overseas), Limited Partnership. KKR 1996 Overseas, Limited is the general partner of KKR Associates II (1996), Limited Partnership, which is the general partner of KKR 1996 Fund (Overseas), Limited Partnership, which is the general partner of Profit Sharing (Overseas), Limited Partnership, which beneficially owns approximately 77% of the issued and outstanding TA I ordinary shares. Messrs. Henry R. Kravis, George R. Roberts, James H. Greene, Jr., Paul E. Raether, Michael W. Michelson, Michael T. Tokarz, Perry Golkin, Robert I. McDonnell, Clifton S. Robbins, Scott M. Stuart and Edward A. Gilhuly, as owners of KKR 1996 Overseas, Limited, may be deemed to share beneficial ownership of any shares beneficially owned by KKR 1996 Overseas, Limited but disclaim such beneficial ownership. Messrs. Todd A. Fisher and Scott C. Nuttall are directors of TA I Limited and are executives of Kohlberg Kravis Roberts & Co. L.P. Messrs. Fisher and Nuttall are also limited partners of KKR Associates II (1996), Limited Partnership. Messrs. Fisher and Nuttall disclaim beneficial ownership of any TA I ordinary shares beneficially owned by Kohlberg Kravis Roberts & Co. L.P. and KKR Associates II (1996), Limited Partnership. The address of KKR 1996 Overseas, Limited and each individual listed above is c/o Kohlberg Kravis Roberts & Co., L.P., 9 West 57th Street, New York, New York 10019.

(2) Fisher Capital Corp. LLC, of which Mr. James R. Fisher is an executive, is the beneficial owner of 181,071 TA I ordinary shares. Mr. Fisher disclaims beneficial ownership of such TA I ordinary shares. The address of Mr. Fisher and Fisher Capital Corp. LLC is 8 South River Road, Cranbury, NJ 08512.

(3) TA I ordinary shares shown as owned by Guardian Royal Exchange are owned of record by its affiliate Guardian Royal Exchange Assurance plc, and its address is Royal Exchange, London EC2V 3LS.

(4) The address of Royal & SunAlliance Insurance Group is 1 Cornhill, London, EC3V 3QR.

(5) The address of The Chubb Corporation is 15 Mountain View, Warren, New Jersey 07059.

(6) TA I ordinary shares shown as owned by The Hartford Financial Services Group, Inc. are owned of record by its affiliate Nutmeg Insurance Company, and its address is 690 Asylum Avenue, Hartford, Connecticut 06115.

(7) TA I ordinary shares shown as owned by Travelers Property Casualty Corp. are owned of record by its affiliate Travelers Casualty and Surety Company and its address is One Tower Square, 10 CR Hartford, Connecticut 06183.

(8) The address of The Tokio Marine and Fire Insurance Co., Limited is West 14th Floor, Otemachi First Square, 5-1, Otemachi 1-Chome, Chiyoda-ku, Tokyo, 100-0004 Japan.

(9) 120,000 of the 140,000 TA I ordinary shares shown as owned by John Reeve are held by a family trust of which John Reeve is a beneficiary.

(10) The address for such person is c/o Willis Corroon Corporation, 26 Century Boulevard, P.O. Box 305026, Nashville, TN 37214.

(11) An additional 1,815,593 TA I ordinary shares are held in trust on behalf of the directors, executive officers and other employees of Willis Corroon Corporation and Willis Corroon Group subject to vesting. Such shares were issued in connection with the cancellation of unvested incentive awards owned by such employees prior to the tender offer. If all of such TA I ordinary shares were vested on the date hereof, such directors, executive officers and employees of Willis Corroon Corporation and Willis Corroon Group would beneficially own approximately 5.5% of the outstanding TA I ordinary shares in the aggregate.

SHAREHOLDER RIGHTS AGREEMENT AND REGISTRATION RIGHTS AGREEMENT

         Pursuant to a shareholder rights agreement dated as of July 22, 1998 among TA I Limited, TA II Limited, Profit Sharing (Overseas), Limited Partnership and the members of the consortium referred to above, the holders of ordinary shares in TA I Limited and preference shares of TA II Limited are subject to rights of, and restrictions on, transfer, as well as the other provisions described below.

         Pursuant to a shareholder rights agreement, each member of the consortium has the right to require a proposed acquirer of any of the TA I Limited ordinary shares held by Profit Sharing (Overseas), Limited Partnership or any of its affiliates to purchase a specified percentage of such member's holding of TA I Limited ordinary shares on similar terms. Additionally, if Profit Sharing (Overseas), Limited Partnership or any of its affiliates receives a bona fide offer from a third party to purchase a majority of the TA I Limited ordinary shares then owned by them, they may require each member of the consortium to sell a similar proportion of their TA I Limited ordinary shares to such third party on similar terms.

         If, at any time prior to a public offering in the U.S. or a listing in the U.K. or on another major stock exchange of the TA I Limited ordinary shares, a member of the consortium receives a bona fide offer to purchase any of its TA I Limited ordinary shares from an offeror, the shareholder rights agreement requires that such member of the consortium first offer such TA I Limited ordinary shares on equivalent terms to the other members of the consortium. Any of the TA I Limited ordinary shares of such member of the consortium which were the subject of any such bona fide offer and which were not purchased by the other members of the consortium must be reoffered to those members of the consortium which exercised their right of first refusal and purchased some of such shares when such shares were initially offered. No member of the consortium may, however, accept such offer to the extent it would cause such member (together with its affiliates) beneficially to own more than 9.9% in aggregate of the TA I Limited ordinary shares. Any remaining TA I Limited ordinary shares must then be offered to Profit Sharing (Overseas), Limited Partnership which can purchase such TA I Limited ordinary shares or elect to find another purchaser for such TA I Limited ordinary shares. Any TA I Limited ordinary shares not purchased by Profit Sharing (Overseas), Limited Partnership or its elected purchaser may be sold to the third party that had initially made the bona fide offer.

         In the event of a transfer from Profit Sharing (Overseas), Limited Partnership to a third party which would result in Profit Sharing (Overseas), Limited Partnership and its affiliates having transferred legal and beneficial ownership of more than 25% but less than 50% of the TA I Limited ordinary shares subscribed by Profit Sharing (Overseas), Limited Partnership the shareholder rights agreement requires that a pro rata amount of the preference shares held by each member of the consortium but not such member's transferees (other than affiliates) must first have been redeemed or transferred, and if a transfer would result in Profit Sharing (Overseas), Limited Partnership and its affiliates having transferred legal and beneficial ownership of more than 50% of the TA I Limited ordinary shares, all of the preference shares held by each member of the consortium but not such member's transferees (other than affiliates) must first have been redeemed.

         Under the shareholder rights agreement, prior to September 2, 2000, none of Profit Sharing (Overseas), Limited Partnership, its affiliates nor TA I Limited or any of its subsidiaries may enter into a transaction that would result in a "sale of the business" (as defined in the shareholder rights agreement) nor may Profit Sharing (Overseas), Limited Partnership and its affiliates transfer in excess of 50% of the TA I Limited original ordinary shares, unless the group comprised of TA I Limited, TA II Limited, TA III plc and Trinity Acquisition is experiencing financial difficulties of the type described by the shareholder rights agreement and the holders of 60% or more of the then outstanding preference shares have consented in writing to such transaction. Additionally, the shareholder rights agreement provides that for three years from September 2, 2000, if Profit Sharing (Overseas), Limited Partnership, any of its affiliates or TA I

Limited or any of its subsidiaries receives a written, unsolicited offer from a third party to enter into a transaction which would result in a sale of the business, then the members of the consortium have the right to match the unsolicited offer, and such offer may not be accepted if any member of the consortium makes an offer at the same price and on the same terms in writing within 35 days of being notified of the unsolicited offer. In addition, if during such period Profit Sharing (Overseas), Limited Partnership or TA I Limited or any of its subsidiaries proposes to enter into a transaction which would result in a sale of the business other than pursuant to a unsolicited offer, it must first allow the members of the consortium to make an offer to enter into a similar transaction within 30 days, but if Profit Sharing (Overseas), Limited Partnership or TA I Limited decides to refuse such offer, or if no member of the consortium makes any such offer, then Profit Sharing (Overseas), Limited Partnership or TA I Limited or any of its subsidiaries, as the case may be, will be free to enter into a transaction resulting in a sale of the business, provided that a definitive agreement is entered into within specified time periods at the same or a higher price. These provisions will also apply to the entering into of a transaction or series of related transactions, whether pursuant to an unsolicited offer or a proposal by Profit Sharing (Overseas), Limited Partnership or any of its affiliates to enter into such a transaction, whereby Profit Sharing (Overseas), Limited Partnership and its affiliates would transfer at least 30% of the then issued TA I Limited ordinary shares to a single person or a group of persons acting in concert.

         The shareholder rights agreement also provides that Profit Sharing (Overseas), Limited Partnership must use its best efforts to ensure that TA I Limited has an independent director, and to remove and replace such director if so requested by the holders of at least 60% of the then outstanding preference shares, until (1) no member of the consortium owns at least 75% of the preference shares originally purchased by it and (2) the members of the consortium collectively own in aggregate less than $80 million in redemption value of the group comprised of TA I Limited, TA II Limited, TA III plc and Trinity Acquisition preference shares. In the event that the members of the consortium have the right to appoint directors to the board of TA II Limited pursuant to the articles of association of TA II Limited and provided that the members of the consortium still hold at least a majority of the preference shares originally issued to them, and for so long as those conditions prevail, the members of the consortium are also entitled to nominate two directors for appointment to the board of TA I Limited. In any such event, Profit Sharing (Overseas), Limited Partnership shall use its best efforts to expand the size of the board of directors of TA I Limited by two and to cause the newly created directorships to be filled with such nominees.

         Pursuant to a registration rights agreement dated as of July 22, 1998, as amended, among TA I Limited, TA II Limited and the members of the consortium named therein, such members, as holders of TA I Limited ordinary shares and preference shares, have certain rights to require the issuer of such securities to register such securities under the Securities Act.

                           CERTAIN RELATIONSHIPS AND
                              RELATED TRANSACTIONS

         As of the issuance of the outstanding notes, KKR 1996 Fund (Overseas), Limited Partnership beneficially owned approximately 77% of the share capital of TA I Limited, which is the parent of TA II Limited, which is the parent of TA III plc, which is the parent of Trinity Acquisition, which owns all of the issued and outstanding share capital of Willis Corroon Group. The general partner of KKR 1996 Fund (Overseas), Limited Partnership is KKR Associates II
(1996), Limited Partnership, a limited partnership of which the general partner is KKR 1996 Overseas, Limited, a company owned by Messrs. Kravis, Roberts and Golkin and other members of the limited liability company which is the general partner of Kohlberg Kravis Roberts & Co. L.P. KKR 1996 Overseas, Limited has sole voting and investment power with respect to the share capital owned by KKR 1996 Fund (Overseas), Limited Partnership.

         From time to time, Kohlberg Kravis Roberts & Co. L.P. may receive customary fees in connection with divestitures, acquisitions and certain other transactions involving Willis Corroon Group and its subsidiaries. In connection with the completion of the tender offer by Trinity Acquisition for Willis Corroon Group, Kohlberg Kravis Roberts & Co. L.P. has received aggregate fees of $7.5 million from Trinity Acquisition and Fisher Capital Corp. LLC has received aggregate fees of $2.0 million from Trinity Acquisition. In addition, Kohlberg Kravis Roberts & Co. L.P. and Fisher Capital Corp. LLC render management, consulting, and certain other services to Willis Corroon Group and its subsidiaries for annual fees payable quarterly in arrears. It is expected that such annual fees will initially be in an amount of $1 million, in the case of Kohlberg Kravis Roberts & Co. L.P., and $350,000, in the case of Fisher Capital Corp. LLC. Partners and employees of Kohlberg Kravis Roberts & Co. L.P. and Fisher Capital Corp. LLC who also serve as directors and officers of Willis Corroon Group do not receive additional compensation for service in such capacity, other than customary directors' fees.

         As of the date of this prospectus, the consortium beneficially owned approximately 17% of the share capital of TA I Limited in the aggregate. Willis Corroon has, and Willis Corroon will, place premiums with the members of the consortium in the ordinary course of Willis Corroon's business.

         R.J.S. Bucknall, G.F. Nixon and J.M. Pelly (directors of Willis Corroon Group) and Mrs. E.H. Rendle (an affiliate of M.R. Rendle, a former non-executive director of Willis Corroon Group) during 1998 were Underwriting Members of Lloyd's. Insurance brokering subsidiaries of Willis Corroon Group place risks with the syndicates in which the directors or certain of their affiliates participate in the normal course of their brokering activities on the same basis as such subsidiaries do with other Lloyd's syndicates. Willis Corroon Group has given J. Reeve a guarantee in respect of the performance obligations of Willis Faber & Dumas Limited, his employing company, in respect of an unfunded pension scheme established for him and Willis Corroon Group has guaranteed the performance obligations of Willis Corroon Corporation in respect of the pension benefits for B.D. Johnson and K.H. Pinkston under the Willis Corroon Executive Supplemental Plan, an unfunded pension plan.

         J. M. Pelly and M. P. Chitty, an executive officer of Willis Corroon Group, are directors of Sovereign. See "Risk Factors--Sovereign/WFUM."

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                  DESCRIPTION OF THE SENIOR CREDIT FACILITIES

         To provide the senior financing required to complete the tender offer, Trinity Acquisition entered into a tender offer facility, dated as of July 22, 1998, among Trinity Acquisition, as borrower, the lenders thereunder and The Chase Manhattan Bank, as administrative agent and collateral agent, providing up to $475 million in term loans and loan notes. In addition, to provide the long-term senior financing required to refinance the tender offer facility and to provide a senior revolving credit facility for the general corporate purposes of Trinity Acquisition and its subsidiaries, Trinity Acquisition entered into a second credit agreement, dated as of July 22, 1998, for a permanent credit facility, among Trinity Acquisition, as guarantor, Willis Corroon Corporation, as borrower, Willis Corroon Group, as guarantor, the lenders thereunder and The Chase Manhattan Bank, as administrative agent and collateral agent, providing up to $450 million in term loans and $150 million in revolving credit facilities.

GENERAL

         The credit agreement, as amended, is comprised of a term loan facility under which portions, or tranches, of the loan mature on four different dates, and a revolving credit facility in the amounts set forth below:

       - a $125 million tranche A facility,

       - a $125 million tranche B facility,

       - a $100 million tranche C facility,

       - a $100 million tranche D facility and

       - a $150 million revolving credit facility.

Borrowings under the term loan portions of the credit agreement were borrowed in full on November 19, 1998

       - to refinance outstanding indebtedness under the tender offer facility agreement and certain other outstanding indebtedness of Trinity Acquisition,

       - to finance the repayment of certain existing indebtedness of Willis Corroon,

       - to make an intercompany loan to Trinity Acquisition, and

       - to finance the payment of fees and expenses incurred in connection with the tender offer.

The revolving credit facility is available for working capital requirements and general corporate purposes, subject to certain limitations. The revolving credit facility is available for loans denominated in U.S. dollars, pounds sterling and certain other currencies and for letters of credit, including to support loan note guarantees.

AMORTIZATION; PREPAYMENTS

         The final maturity of the loans under the tranche A facility will be the seventh anniversary of November 19, 1998 (the "Initial Funding Date"), with interim amortization commencing on the thirtieth month after such Initial Funding Date. The final maturity of the loans under the tranche B facility will be the eighth anniversary of the Initial Funding Date, with nominal interim amortization. The final maturity of the loans under the tranche C facility will be the ninth anniversary of the Initial Funding Date, with nominal interim amortization. The final maturity of the loans under the tranche D facility collectively with the other term loans under the credit agreement will be nine years and six months after the Initial Funding Date, with nominal interim amortization. The revolving credit facility will be available until the seventh anniversary of the Initial Funding Date, and extensions of credit outstanding thereunder on such seventh anniversary will mature on such date.

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
         Certain mandatory prepayments of term loans under the credit agreement will be required with the proceeds of certain non-ordinary course asset sales and other dispositions of property, to the extent not reinvested and subject to other exceptions, and, for each fiscal year in which the ratio of consolidated total debt to consolidated adjusted EBITDA, as defined in the credit agreement, is equal to or greater than 3.0:1.0, 50% of excess cash flow, as defined in the credit agreement, to the extent not reinvested and subject to other exceptions. In addition, certain prepayments of the revolving credit facility will be required in the event that the aggregate dollar equivalent of all loans and letter of credit outstandings thereunder exceed 105% of the aggregate available commitments, which are denominated in dollars.

INTEREST RATES; FEES

         Loans under the credit agreement bear interest at a rate per annum equal to, at the applicable borrower's election, either

       - a base rate determined by reference to the highest of an announced prime rate, the U.S. federal funds effective rate plus 1/2% or a rate for certificates of deposit plus 1% (loans with interest based on the foregoing being referred to herein as "Base Rate Loans") or

       - the cost of funds for U.S. dollar deposits at LIBOR for one, two, three or six months (or certain other periods to the extent available, subject to certain conditions) as the applicable borrower may elect, adjusted for certain additional costs (loans with interest based on the foregoing being referred to herein as "LIBOR Loans"), plus, in each case, a margin which will be subject to adjustment depending on the ratio of consolidated total debt to consolidated adjusted EBITDA from time to time. The applicable margin for LIBOR Loans under the permanent facility agreement will range, based on such performance pricing adjustments, from 2.25% to 0.875%, in the case of revolving credit loans and tranche A loans, from 2.50% to 1.75%, in the case of tranche B loans, from 2.75% to 2.00%, in the case of tranche C loans, and from 3.00% to 2.25%, in the case of tranche D loans, in each with applicable margins for Base Rate Loans being 1.25% lower than the margins for LIBOR Loans at the corresponding performance pricing levels.

         A commitment fee calculated based on the available unused commitments under the credit agreement is payable quarterly in arrears at a per annum rate of 0.50%, subject, in the case of commitments under the revolving credit facility, to adjustment in a range from 0.50% to 0.25% depending on the ratio of consolidated total debt to consolidated adjusted EBITDA from time to time.

         Fees in respect of letters of credit or loan note guarantees are calculated at a rate per annum equal to

       - in the case of letters of credit, the applicable margin for LIBOR Loans then applicable to utilizations under the revolving credit facility, less 0.25%, and

       - in the case of loan note guarantees, 2.25%,

based on the maximum amount of each letter of credit or loan note guarantee, payable quarterly in arrears and upon the termination of the revolving credit facility. In addition, a fronting fee calculated at a rate equal to 0.25% of the maximum amount of each letter of credit or loan note guarantee is payable for the account of the issuing bank in respect thereof, payable quarterly in arrears and upon the termination of the revolving credit facility.

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
GUARANTEE; SECURITY

         All obligations of the borrower under the credit agreement are guaranteed by Trinity Acquisition and its U.K. and U.S. subsidiaries, including Willis Corroon Group, with certain exceptions.

         Obligations under the credit agreement are secured by a pledge of capital stock of certain subsidiaries of Trinity Acquisition, including capital stock of Willis Corroon Group, its direct subsidiaries (with certain exceptions), Willis Corroon Corporation and its direct U.S. subsidiaries, the partnership interests of Willis Corroon Partners, as well as, in some circumstances, certain intercompany notes and certain non-cash proceeds of asset sales, in each case subject to exceptions and conditions set forth in the credit agreement. The pledge of stock owned by Willis Corroon Group is supported by a general lien, known as a floating charge in the U.K., filed in the U.K. against Willis Corroon Group's assets.

CERTAIN COVENANTS

         The credit agreement contains numerous operating and financial covenants, including, without limitation, requirements in the case of the credit agreement to maintain minimum ratios of adjusted EBITDA to interest and maximum levels of indebtedness in relation to adjusted EBITDA. In addition, the credit agreement includes covenants relating to the delivery of financial statements, reports and notices, limitations on liens, limitations on sales and other disposals of assets, limitations on indebtedness and other liabilities, limitations on capital expenditures, limitations on investments, mergers, acquisitions, loans and advances, limitations on dividends and other distributions, limitations on prepayment, redemption or amendment of the notes, maintenance of property, environmental matters, employee benefit matters, maintenance of insurance, nature of business, compliance with applicable laws, corporate existence and rights, payment of taxes and access to information and properties.

EVENTS OF DEFAULT

         The credit agreement contains events of default after expiration of applicable grace periods, including failure to make payments under the credit agreement, breach of covenants, breach of representations and warranties, certain events relating to employee benefit plans, invalidity of certain loan documents, default under other agreements or conditions relating to indebtedness, including the notes, certain events of liquidation, moratorium, insolvency, bankruptcy or similar events, certain litigation or other proceedings, certain events relating to changes in control and certain issuances by TA II Limited of equity or debt securities.

         Upon the occurrence of an event of default, the banks will be able to terminate the commitments under the credit agreement, and declare all amounts, including accrued interest, under the credit agreement to be due and payable and take certain other actions, including enforcement of rights in respect of the collateral securing the credit agreement.

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
                        DESCRIPTION OF PREFERENCE SHARES

         In connection with the tender offer by Trinity Acquisition for the outstanding shares of Willis Corroon Group, six of the world's leading insurance companies invested in the preference shares of TA II Limited. See "The Tender Offer and Related Financings."

         The preference shares have an aggregate liquidation preference of approximately $270 million and carry the right to a cumulative dividend of 8.5% per annum, excluding the amount of any associated tax credits, on a fixed amount of $25 per preference share. TA II Limited has the option to satisfy 1% per annum of this cumulative dividend by the issuance of additional preference shares. The dividend is payable in dollars semi-annually on June 30 and December 31 of each year with the first dividend being payable on June 30, 1999. If the cash dividend has not been paid on three or more consecutive dividend payment dates, the holders of the preference shares have the right to appoint two directors to the board of TA II Limited. The preference shares may be redeemed at any time by TA II Limited by payment of a fixed amount of $25 per share plus any accrued and unpaid dividends. The preference shares are required to be redeemed in full by payment of a fixed amount of $25 per share plus any accrued and unpaid dividends on the earlier of

       - the thirteenth anniversary of the first date on which the preference shares were issued and

       - the date that is six months after the scheduled maturity date of the notes,

or on the sale of all or substantially all of the business of Willis Corroon, including, without limitation, whether in a single transaction or series of transactions and whether by sale of shares, sale of assets or otherwise. Holders of preference shares have a preferential right to receive out of surplus assets arrears and accruals of dividends and $25 per share, but do not have any further right to participate in surplus assets.

         The following is a brief description of each of the members of the consortium:

         GUARDIAN ROYAL EXCHANGE provides general, health, and life insurance and related services, including asset management, to its 7.5 million customers worldwide. Net premium income in 1998 was L4.1 billion. Guardian Royal Exchange has approximately 17,500 employees. The board of Guardian Royal Exchange has recommended to shareholders a cash and share offer from Sun Life and Provincial Holdings plc for the entire company.

         ROYAL & SUNALLIANCE INSURANCE GROUP is the U.K.'s largest general insurer, with 1998 net premium income exceeding L9.7 billion. Royal & SunAlliance Insurance Group provides general and life insurance products and services and asset management and administrative services. In addition to the U.K., Royal & SunAlliance Insurance Group operates in the United States, Canada, Scandinavia, and more than 100 countries worldwide, including 16 nations in Europe.

         THE CHUBB CORPORATION is a global leader in providing business and personal property and liability insurance. The company concentrates on specialty commercial lines and insuring high value homes and their contents. Founded in 1882, Chubb is headquartered in Warren, New Jersey, and has more than 110 offices in 30 countries worldwide. In 1998, Chubb had net written premiums of $5.5 billion.

         THE HARTFORD FINANCIAL SERVICES GROUP, INC. is one of the oldest insurance and financial services firms in the U.S., with 1998 revenues of $15.0 billion and assets of $150.6 billion. The company is a leading writer of commercial property and casualty insurance, and is the number one annuity writer in the U.S. It is also one of the largest writers of personal automobile and homeowners insurance through independent agents. The company has 25,000 employees worldwide and offices in 15 countries.

         TRAVELERS PROPERTY CASUALTY CORP. is one of the oldest and largest insurance groups in the U.S. The company writes all forms of property casualty insurance for businesses and individuals, primarily through independent agents. Its 1998 net written premiums were approximately $8.1 billion. Travelers Property Casualty Corp. is headquartered in Hartford, Connecticut and has approximately 20,000 employees.

         THE TOKIO MARINE AND FIRE INSURANCE CO., LIMITED is the largest casualty insurance firm in Japan, with 1997/8 net premiums of Y1,336.0 billion ($10.1 billion). The company writes marine, fire, casualty, automobile and allied lines of insurance, principally covering risks in Japan, and also offers life insurance. The company is headquartered in Tokyo, Japan and has approximately 13,750 employees.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

         We have entered into an exchange and registration rights agreement with the initial purchasers of the outstanding notes in which we agreed, under certain circumstances, to file a registration statement relating to an offer to exchange the outstanding notes for exchange notes. We also agreed to use our reasonable best efforts to cause such offer to be consummated within 270 days following the original issue of the outstanding notes. The exchange notes will have terms substantially identical to the outstanding notes; except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the registration rights agreement. The outstanding notes were issued on February 2, 1999.

         Under the circumstances set forth below, we will use our reasonable best efforts to cause the Securities and Exchange Commission to declare effective a shelf registration statement with respect to the resale of the outstanding notes and keep the statement effective for up to two years after the effective date of the shelf registration statement. These circumstances include:

       - if any changes in law, Commission rules or regulations or applicable interpretations thereof by the staff of the Commission do not permit us to effect the exchange offer as contemplated by the registration rights agreement;

       - if any outstanding notes validly tendered in the exchange offer are not exchanged for exchange notes within 270 days after the original issue of the outstanding notes;

       - if any initial purchaser of the outstanding notes so requests, but only with respect to any outstanding notes not eligible to be exchanged for exchange notes in the exchange offer; or

       - if any holder of the outstanding notes notifies us that it is not permitted to participate in the exchange offer or would not receive fully tradable exchange notes pursuant to the exchange offer.

         If we fail to comply with certain obligations under the registration rights agreement, we will be required to pay additional interest to holders of the outstanding notes. Please read the section captioned "Registration Rights Agreement" for more details regarding the registration rights agreement.

         Each holder of outstanding notes that wishes to exchange such outstanding notes for transferable exchange notes in the exchange offer will be required to make the following representations:

       - any exchange notes will be acquired in the ordinary course of its business;

       - such holder has no arrangement with any person to participate in the distribution of the exchange notes;

       - such holder is not our "affiliate," as defined in Rule 405 of the Securities Act, or if it is our affiliate, that it will comply with applicable registration and prospectus delivery requirements of the Securities Act; and

       - if such holder is a person in the United Kingdom, that its ordinary activities involve it in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of its business.

RESALE OF EXCHANGE NOTES

         Based on interpretations of the Commission staff set forth in no action letters issued to unrelated third parties, we believe that exchange notes issued under the exchange offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by any exchange note holder without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

       - such holder is not an "affiliate" of Willis Corroon within the meaning of Rule 405 under the Securities Act;

       - such exchange notes are acquired in the ordinary course of the holder's business;

       - the holder does not intend to participate in the distribution of such exchange notes; and

       - if such holder is a person in the United Kingdom, that its ordinary activities involve it in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of its business.

         Any holder who tenders in the exchange offer with the intention of participating in any manner in a distribution of the exchange notes:

       - cannot rely on the position of the staff of the Commission enunciated in "Exxon Capital Holdings Corporation" or similar interpretive letters; and

       - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

         This prospectus may be used for an offer to resell, resale or other retransfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read the section captioned "Plan of Distribution" for more details regarding the transfer of exchange notes.

TERMS OF THE EXCHANGE OFFER

         Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, Willis Corroon Corporation will accept for exchange any outstanding notes properly tendered and not withdrawn prior to the expiration date. Willis Corroon Corporation will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes surrendered under the exchange offer. Outstanding notes may be tendered only in integral multiples of $1,000.

         The form and terms of the exchange notes will be substantially identical to the form and terms of the outstanding notes except the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon failure of Willis Corroon to fulfill its obligations under the registration rights agreement to file, and cause to be effective, a registration statement. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the outstanding notes. Consequently, both series will be treated as a single class of debt securities under that indenture. For a description of the indenture, see "Description of the Notes" below.

         The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

         As of the date of this prospectus, $550 million aggregate principal amount of the outstanding notes are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.

         Willis Corroon Corporation intends to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934 and the rules and regulations of the Commission. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture relating to the outstanding notes and the registration rights agreement.

         Willis Corroon Corporation will be deemed to have accepted for exchange properly tendered outstanding notes when it has given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering the exchange notes to such holders. Subject to the terms of the registration rights agreement, Willis Corroon Corporation expressly reserves the right to amend or terminate the exchange offer, and not to accept for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under the caption "--Certain Conditions to the Exchange Offer."

         Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read the section labeled "--Fees and Expenses" below for more details regarding fees and expenses incurred in the exchange offer.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS


         The exchange offer will expire at 5:00 p.m., New York City time on September 17, 1999, unless in its sole discretion, Willis Corroon Corporation extends it.


         In order to extend the exchange offer, Willis Corroon Corporation will notify the exchange agent orally or in writing of any extension. Willis Corroon Corporation will notify the registered holders of outstanding notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

         Willis Corroon Corporation reserves the right, in its sole discretion:

       - to delay accepting for exchange any outstanding notes;

       - to extend the exchange offer or to terminate the exchange offer and to refuse to accept outstanding notes not previously accepted if any of the conditions set forth below under "--Certain Conditions to the Exchange Offer" have not been satisfied, by giving oral or written notice of such delay, extension or termination to the exchange agent; or

       - subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner.

         Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders of outstanding notes. If Willis Corroon Corporation amends the exchange offer in a manner that it determines to constitute a material change, Willis Corroon Corporation will promptly disclose such amendment in a manner reasonably calculated to inform the holders of outstanding notes of such amendment.

         Without limiting the manner in which the it may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, Willis Corroon Corporation shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to a financial news service.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

         Despite any other term of the exchange offer, Willis Corroon Corporation will not be required to accept for exchange, or exchange any exchange notes for, any outstanding notes, and Willis Corroon Corporation may terminate the exchange offer as provided in this prospectus before accepting any outstanding notes for exchange if in it's reasonable judgment:

       - the exchange notes to be received will not be tradeable by the holder, without restriction under the Securities Act, the Securities Exchange Act of 1934 and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States;

       - the exchange offer, or the making of any exchange by a holder of outstanding notes, would violate applicable law or any applicable interpretation of the staff of the Commission; or

       - any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in Willis Corroon Corporation's judgment, would reasonably be expected to impair the ability of Willis Corroon to proceed with the exchange offer.

         In addition, Willis Corroon Corporation will not be obligated to accept for exchange the outstanding notes of any holder that has not made to it

       - the representations described under "--Purpose and Effect of the Exchange Offer," "--Procedures for Tendering" and "Plan of Distribution" and

       - such other representations as may be reasonably necessary under applicable Commission rules, regulations or interpretations to make available to Willis Corroon

         Corporation an appropriate form for registration of the exchange notes under the Securities Act.

         Willis Corroon Corporation expressly reserves the right, at any time or at various times, to extend the period of time during which the exchange offer is open. Consequently, it may delay acceptance of any outstanding notes by giving oral or written notice of such extension to their holders. During any such extensions, all outstanding notes previously tendered will remain subject to the exchange offer, and Willis Corroon Corporation may accept them for exchange. Willis Corroon Corporation will return any outstanding notes that it does not accept for exchange for any reason without expense to their tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

         Willis Corroon Corporation expressly reserves the right to amend or terminate the exchange offer, and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. Willis Corroon Corporation will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

         These conditions are for the sole benefit of Willis Corroon Corporation and Willis Corroon Corporation may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times in its sole discretion. If Willis Corroon Corporation fails at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that Willis Corroon Corporation may assert at any time or at various times.

         In addition, Willis Corroon Corporation will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order will be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939.

PROCEDURES FOR TENDERING

         Only a holder of outstanding notes may tender such outstanding notes in the exchange offer. To tender in the exchange offer, a holder must:

       - complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and mail or deliver such letter of transmittal or facsimile to the exchange agent prior to the expiration date; or

       - comply with DTC's Automated Tender Offer Program procedures described below.

         In addition, either:

       - the exchange agent must receive outstanding notes along with the letter of transmittal; or

       - the exchange agent must receive, prior to the expiration date, a timely confirmation of book-entry transfer of such outstanding notes into the exchange agent's account at DTC

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
         according to the procedure for book-entry transfer described below or a properly transmitted agent's message; or

       - the holder must comply with the guaranteed delivery procedures described below.

         To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below under "--Exchange Agent" prior to the expiration date.

         The tender by a holder that is not withdrawn prior to the expiration date will constitute an agreement between such holder and Willis Corroon Corporation in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

         The method of delivery of outstanding notes, the letter of transmittal and all other required documents to the exchange agent is at the holder's election and risk. Rather than mail these items, Willis Corroon Corporation recommends that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration date. Holders should not send the letter of transmittal or outstanding notes to Willis Corroon. Holders may request their respective brokers, dealers, commercial banks, trust companies or other nominees to effect the above transactions for them.

         Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owner's behalf. If such beneficial owner wishes to tender on its own behalf, it must, prior to completing and executing the letter of transmittal and delivering its outstanding notes, either:

       - make appropriate arrangements to register ownership of the outstanding notes in such owner's name; or

       - obtain a properly completed bond power from the registered holder of outstanding notes.

         The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

         Signatures on a letter of transmittal or a notice of withdrawal described below must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act, unless the outstanding notes tendered pursuant thereto are tendered:

       - by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

       - for the account of an eligible guarantor institution.

         If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the outstanding notes and an eligible guarantor institution must guarantee the signature on the bond power.

         If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

         The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offer electronically. They may do so by causing DTC to transfer the outstanding notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent's message to the exchange agent. The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, to the effect that:

       - DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of such book-entry confirmation;

       - such participant has received and agrees to be bound by the terms of the letter of transmittal, or, in the case of an agent's message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

       - the agreement may be enforced against such participant.

         Willis Corroon Corporation will determine in its sole discretion all questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes. Willis Corroon Corporation's determination will be final and binding. Willis Corroon Corporation reserves the absolute right to reject any outstanding notes not properly tendered or any outstanding notes the acceptance of which would, in the opinion of Willis Corroon Corporation's counsel, be unlawful. Willis Corroon Corporation also reserves the right to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Willis Corroon Corporation's interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within such time as Willis Corroon Corporation shall determine. Although Willis Corroon Corporation intends to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither it, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of outstanding notes will not be deemed made until such defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

         In all cases, Willis Corroon Corporation will issue exchange notes for outstanding notes that it has accepted for exchange under the exchange offer only after the exchange agent timely receives:

       - outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent's account at DTC; and

       - a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

         By signing the letter of transmittal, each tendering holder of outstanding notes will represent to Willis Corroon Corporation that, among other things:

       - any exchange notes that the holder receives will be acquired in the ordinary course of its business;

       - the holder has no arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

       - if the holder is not a broker-dealer, that it is not engaged in and does not intend to engage in the distribution of the exchange notes;

       - if the holder is a broker-dealer that will receive exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making activities, that it will deliver a prospectus, as required by law, in connection with any resale of such exchange notes;

       - the holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of Willis Corroon or, if the holder is an affiliate, it will comply with any applicable registration and prospectus delivery requirements of the Securities Act; and

       - if the holder is a person in the United Kingdom, that its ordinary activities involve it in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of its business.

BOOK-ENTRY TRANSFER

         The exchange agent will make a request to establish an account with respect to the outstanding notes at DTC for purposes of the exchange offer promptly after the date of this prospectus; and any financial institution participating in DTC's system may make book-entry delivery of outstanding notes by causing DTC to transfer such outstanding notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent's account at DTC or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

         Holders wishing to tender their outstanding notes but whose outstanding notes are not immediately available or who cannot deliver their outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC's Automated Tender Offer Program prior to the expiration date may tender if:

       - the tender is made through an eligible guarantor institution;

       - prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery (by facsimile transmission, mail or hand delivery) or a properly transmitted agent's message and notice of guaranteed delivery:

                  - setting forth the name and address of the holder, the
                    registered number(s) of such outstanding notes and the principal amount of outstanding notes tendered;

                  - stating that the tender is being made thereby; and

                  - guaranteeing that, within three (3) New York Stock Exchange trading days after the expiration date, the letter of transmittal, or a facsimile of the letter of transmittal, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and

       - the exchange agent receives such properly completed and executed letter of transmittal, or a facsimile of the letter of transmittal, as well as all tendered outstanding notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three (3) New York Stock Exchange trading days after the expiration date.

         Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their outstanding notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

         Except as otherwise provided in this prospectus, holders of outstanding notes may withdraw their tenders at any time prior to the expiration date.

         For a withdrawal to be effective:

       - the exchange agent must receive a written notice, which may be by telegram, telex, facsimile transmission or letter, of withdrawal at one of the addresses set forth below under "--Exchange Agent;" or

       - holders must comply with the appropriate procedures of DTC's Automated Tender Offer Program system.

         Any such notice of withdrawal must:

       - specify the name of the person who tendered the outstanding notes to be withdrawn;

       - identify the outstanding notes to be withdrawn (including the principal amount of such outstanding notes); and

       - where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.

         If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit:

       - the serial numbers of the particular certificates to be withdrawn; and

       - a signed notice of withdrawal with signatures guaranteed by an eligible guarantor institution unless such holder is an eligible guarantor institution.

         If outstanding notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of such facility. Willis Corroon Corporation will determine all questions as to the validity, form and eligibility, including time of receipt, of such notices, and our determination shall be final and binding on all parties. Willis Corroon Corporation will deem any outstanding notes so withdrawn not to have validity tendered for exchange for purposes of the exchange offer. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder, or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described above, such outstanding notes will be credited to an account maintained with DTC for outstanding notes, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures described under "--Procedures for Tendering" above at any time on or prior to the expiration date.

EXCHANGE AGENT

         The Bank of New York has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent addressed as follows:

  FOR DELIVERY BY REGISTERED OR CERTIFIED     FOR OVERNIGHT DELIVERY ONLY OR BY HAND:
                   MAIL:

            The Bank of New York                       The Bank of New York
             101 Barclay Street                         101 Barclay Street
          New York, New York 10286                   New York, New York 10286
            Attn: Marcia Brown,                         Attn: Marcia Brown,
       Corporate Trust Operations, 7E             Corporate Trust Operations, 7E

                           BY FACSIMILE TRANSMISSION:

                              The Bank of New York
                                 (212) 815-4699
                              Attn: Marcia Brown,
                         Corporate Trust Operations, 7E

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.

FEES AND EXPENSES

         Willis Corroon Corporation will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by telegraph, telephone or in person by our officers and regular employees and those of our affiliates.

         We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. Willis Corroon Corporation will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.


         Willis Corroon Corporation will pay the cash expenses to be incurred in connection with the exchange offer. The expenses are estimated in the aggregate to be approximately $942,900. They include:


       - Commission registration fees;

       - fees and expenses of the exchange agent and trustee;

       - accounting and legal fees and printing costs; and

       - related fees and expenses.

         Willis Corroon Corporation will pay all transfer taxes, if any, applicable to the exchange of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes (whether imposed on the registered holder or any other person) if:

       - certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

       - tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

       - a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

TRANSFER TAXES

         Holders who tender their outstanding notes for exchange will not be required to pay any transfer taxes. However, holders who instruct Willis Corroon Corporation to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

CONSEQUENCES OF FAILURE TO EXCHANGE

         Holders of outstanding notes who do not exchange their outstanding notes for exchange notes under the exchange offer will remain subject to the restrictions on transfer of such outstanding notes:

       - as set forth in the legend printed on the notes as a consequence of the issuance of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

       - otherwise set forth in the offering memorandum distributed in connection with the private offering of the outstanding notes.

         In general, you may not offer or sell the outstanding notes unless they are registered under the Securities Act or the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. Based on interpretations of the Commission staff, exchange notes issued pursuant to the exchange offer may be offered for resale, resold or otherwise transferred by their holders, other than any such holder that is our "affiliate" within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holders acquired the exchange notes in the ordinary course of the holders' business and the holders have no arrangement or understanding with respect to the distribution of the exchange notes to be acquired in the exchange offer. Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes:

       - cannot rely on the applicable interpretations of the Commission; and

       - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

ACCOUNTING TREATMENT

         Willis Corroon Corporation will record the exchange notes in its accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount as reflected in Willis Corroon Corporation's accounting records on the date of exchange. Accordingly, Willis Corroon Corporation will not recognize any gain or loss for accounting purposes in connection with the exchange offer. Willis Corroon Corporation will record the expenses of the exchange offer as incurred.

OTHER

         Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

         Willis Corroon Corporation may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. Willis Corroon Corporation has no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

                            DESCRIPTION OF THE NOTES

GENERAL

         The outstanding notes were issued and the exchange notes will be issued under an indenture, dated as of February 2, 1999, between Willis Corroon Group, Willis Corroon Partners, Willis Corroon Corporation and The Bank of New York, as trustee, a copy of the form of which has been filed as an exhibit to the registration statement of which this prospectus is a part. The Indenture is limited in aggregate principal amount to $550.0 million. Upon the issuance of the exchange notes, or the effectiveness of a shelf registration statement, the Indenture will be subject to and governed by the Trust Indenture Act of 1939. The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The following summary of the material provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the provisions of the Indenture, including the definitions therein of certain terms used below. The definitions of certain terms used in the following summary are set forth below under "--Certain Definitions." For purposes of this summary,

       - the term "Willis Corroon Group" refers only to Willis Corroon Group Limited and not to any of its Subsidiaries,

       - the term "Willis Corroon Corporation" refers only to Willis Corroon Corporation and not to any of its Subsidiaries and

       - the term "closing date" refers to November 19, 1998, the date on which a subordinated bridge agreement among Willis Corroon Group, Willis Corroon Partners, Willis Corroon Corporation, the lenders and the Chase Manhattan Bank, as administrative agent was executed.

         The outstanding notes are and the exchange notes will be general unsecured obligations of Willis Corroon Corporation and will be subordinated in right of payment to all existing and future Senior Indebtedness of Willis Corroon Corporation. As of December 31, 1998, after giving effect to the offering of the outstanding notes and the recent acquisitions, the aggregate amount of Willis Corroon Corporation's outstanding Senior Indebtedness would have been approximately L277.2 million, all of which would have been secured, and Willis Corroon Corporation would have had no Senior Subordinated Indebtedness outstanding other than the notes. The Indenture will permit the incurrence of additional Senior Indebtedness in the future. See "Risk Factors--Substantial Leverage and Debt Service."

         Willis Corroon Group and Willis Corroon Partners, as primary obligors and not merely as sureties, will jointly and severally irrevocably and unconditionally guarantee, on a senior subordinated basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of Willis Corroon Corporation under the Indenture and the notes, whether for payment of principal of or interest on or liquidated damages in respect of the notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing the Indenture.

         Sovereign Marine & General Insurance Company Limited, in provisional liquidation, was an Unrestricted Subsidiary on the date of issuance of the outstanding notes. Under certain circumstances, Willis Corroon Group will be able to designate other current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be guarantors or be subject to any of the restrictive covenants set forth in the Indenture.

SUBORDINATION

         The payment of the Subordinated Note Obligations will be subordinated in right of payment, as set forth in the Indenture, to the prior payment in full in cash or cash equivalents of all Senior Indebtedness, whether outstanding on the date of the Indenture or thereafter incurred. Upon any distribution to creditors of Willis Corroon Corporation in a liquidation or dissolution of Willis Corroon Corporation or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to it or its property, an assignment for the benefit of creditors or any marshalling of its assets and liabilities, the holders of Senior Indebtedness will be entitled to receive payment in full in cash or cash equivalents of such Senior Indebtedness and all outstanding Letter of Credit Obligations will be fully cash collateralized before the Holders of the notes will be entitled to receive any payment with respect to the Subordinated Note Obligations, and until all Senior Indebtedness is paid in full in cash or cash equivalents, any distribution to which the Holders of the notes would be entitled shall be made to the holders of Senior Indebtedness, except that Holders of the notes may receive

                (1) shares of stock and any debt securities that are subordinated at least to the same extent as the notes to

                           (a) Senior Indebtedness and

                           (b) any securities issued in exchange for Senior
                  Indebtedness and

                (2) payments made from the trusts described under "--Legal Defeasance and Covenant Defeasance".

         Willis Corroon Corporation also may not make any payment upon or in respect of the Subordinated Note Obligations, except in such subordinated securities or from the trust described under "--Legal Defeasance and Covenant Defeasance", if

       - a default in the payment of the principal of, premium, if any, or interest on, or of unreimbursed amounts under drawn letters of credit or in respect of bankers' acceptances or fees relating to letters of credit or bankers' acceptances constituting, Designated Senior Indebtedness occurs and is continuing beyond any applicable period of grace, a payment default, or

       - any other default occurs and is continuing with respect to Designated Senior Indebtedness that permits holders of the Designated Senior Indebtedness as to which such default relates to accelerate its maturity without further notice, except such notice as may be required to effect such acceleration, or the expiration of any applicable grace periods, a non-payment default, and the Trustee receives a payment blockage notice with respect to such default from a representative of holders of such Designated Senior Indebtedness.

Payments on the notes, including any missed payments, may and shall be resumed:

       - in the case of a payment default, upon the date on which such default is cured or waived or shall have ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full in cash or cash equivalents and all outstanding Letter of Credit Obligations shall have been fully cash collateralized; and

       - in case of a nonpayment default, the earlier of

                           (x) the date on which such nonpayment default is
                  cured or waived,

                           (y) 179 days after the date on which the applicable
                  Payment Blockage Notice is received, each such period, the PAYMENT BLOCKAGE PERIOD, or

                           (z) the date such payment blockage period shall be
                  terminated by written notice to the Trustee from the requisite holders of such Designated Senior Indebtedness necessary to terminate such period or from their representative.

No new payment blockage period may be commenced until 365 days have elapsed since the effectiveness of the immediately preceding payment blockage notice. However, if any payment blockage notice within such 365-day period is given by or on behalf of any holders of Designated Senior Indebtedness, other than the agent under the Senior Credit Facilities, the agent under the Senior Credit Facilities may give another payment blockage notice within such period. In no event, however, may the total number of days during which any payment blockage period or periods is in effect exceed 179 days in the aggregate during any 365 consecutive day period. No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be, or be made, the basis for a subsequent payment blockage notice unless such default shall have been cured or waived for a period of not less than 90 days.

         If Willis Corroon Corporation fails to make any payment on the notes when due or within any applicable grace period, whether or not on account of the payment blockage provision referred to above, such failure would constitute an Event of Default under the Indenture and would enable the Holders of the notes to accelerate the maturity of the notes.

         The Indenture will further require that Willis Corroon Corporation promptly notify holders of Senior Indebtedness if payment of the notes is accelerated because of an Event of Default.

         As a result of the subordination provisions described above, in the event of insolvency, bankruptcy, administration, reorganization, receivership or similar proceedings relating to Willis Corroon Corporation, Holders of the notes may recover less ratably than creditors of Willis Corroon Corporation who are holders of Senior Indebtedness. At December 31, 1998, after giving effect to the offering of the outstanding notes and the recent acquisition, the aggregate amount of Willis Corroon Corporation's outstanding Senior Indebtedness would have been approximately $460.1 million (L277.2 million) (excluding unused commitments), all of which would have been secured and Willis Corroon Corporation would have had no Senior Subordinated Indebtedness outstanding other than the notes. Willis Corroon Group and Willis Corroon Partners would have had no Senior Indebtedness (excluding guarantees in respect of the Senior Credit Facilities) and no Senior Subordinated Indebtedness (excluding the guarantees). As of December 31, 1998, Willis Corroon Corporation's subsidiaries had total liabilities, including payables in respect of insurance broking transactions but excluding their guarantees under the permanent facility agreement, of L1,103.3 million and Willis Corroon Group's Subsidiaries (other than Willis Corroon Partners, Willis Corroon Corporation and its subsidiaries) had total liabilities, including payables in respect of insurance broking transactions but excluding their guarantees under the permanent facility agreement, of L2,345.0 million. The Indenture permits Willis Corroon Corporation to incur additional indebtedness, including additional Senior Indebtedness under the Senior Credit Facilities, subject to certain limitations. Although the Indenture contains limitations on the amount of additional Indebtedness that Willis Corroon Group and its Subsidiaries may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. See "--Certain Covenants--Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock."

         "DESIGNATED SENIOR INDEBTEDNESS" means:

       - Senior Indebtedness under the Senior Credit Facilities; and

       - any other Senior Indebtedness permitted under the Indenture the principal amount of which is $25.0 million or more and that has been designated by Willis Corroon Group as Designated Senior Indebtedness.

         "SENIOR INDEBTEDNESS" means:

                (1) the Obligations under the Senior Credit Facilities; and

                (2) the Obligations under any other Indebtedness permitted to be incurred by Willis Corroon Corporation under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the notes, including, with respect to clauses (1) and (2), interest accruing subsequent to the filing of, or which would have accrued but for the filing of, a petition for bankruptcy, in accordance with and at the rate specified in the documents evidencing or governing such Senior Indebtedness, whether or not such interest is an allowable claim in such bankruptcy proceeding. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include:

       - any liability for federal, state, local or other taxes owed or owing by Willis Corroon Corporation;

       - any obligation of Willis Corroon Corporation to its direct or indirect parent corporations or to any of its Subsidiaries;

       - any accounts payable or trade liabilities, including obligations in respect of funds held for the account of third parties, arising in the ordinary course of business, including guarantees thereof or instruments evidencing such liabilities, other than obligations in respect of letters of credit under the Senior Credit Facilities;

       - any Indebtedness that is incurred in violation of the Indenture;

       - Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to Willis Corroon Corporation;

       - any Indebtedness, guarantee or obligation of Willis Corroon Corporation which is subordinate or junior to any other Indebtedness, guarantee or obligation of Willis Corroon Corporation;

       - Indebtedness evidenced by the notes;

       - Indebtedness evidenced by the Group Intercompany Notes or Convertible Loans; and

       - Capital Stock of Willis Corroon Corporation.

         "Senior Indebtedness" of Willis Corroon Group or any guarantor of the notes has a correlative meaning.

         "SUBORDINATED NOTE OBLIGATIONS" means any principal of, premium, if any, and interest on the notes payable pursuant to the terms of the notes or upon acceleration, together with and including any amounts received upon the exercise of rights of rescission or other rights of action, including claims for damages, or otherwise, to the extent relating to the purchase price of the notes or amounts corresponding to such principal, premium, if any, or interest on the notes.

         The notes will rank senior in right of payment to all Subordinated Indebtedness of Willis Corroon Corporation. At the issuance of the outstanding notes, Willis Corroon Corporation had no Subordinated Indebtedness.

       PRINCIPAL, MATURITY AND INTEREST

         The notes are limited in aggregate principal amount to $550,000,000 and will mature at par on February 1, 2009. Interest on the notes will accrue at the rate of 9% per annum and will be payable semi-annually in arrears on February 1 and August 1, commencing on August 1, 1999, to Holders of record on the immediately preceding January 15 and July 15. Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of the outstanding notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal of, premium, if any, and interest on the notes will be payable at the office or agency of Willis Corroon Corporation maintained for such purpose within the City and State of New York or, at the option of Willis Corroon Corporation, payment of interest may be made by check mailed to the Holders of the notes at their respective addresses set forth in the register of Holders; PROVIDED that all payments of principal, premium, if any, and interest with respect to notes represented by one or more permanent global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by Willis Corroon Corporation, Willis Corroon Corporation's office or agency in New York will be the office of the trustee maintained for such purpose. The notes will be issued in denominations of $1,000 and integral multiples thereof. If certificated notes are issued, Willis Corroon Corporation will appoint Kredietbank S.A. Luxembourgeoise, or such other Person located in Luxembourg and reasonably acceptable to the Trustee, as an additional paying and transfer agent. Upon the issuance of certificated notes, holders of the notes will be able to receive principal, premium, if any, and interest with respect to the notes and will be able to transfer certificated notes at the Luxembourg office of such paying and transfer agent, subject to the right of Willis Corroon Corporation to mail payments in accordance with the terms of the Indenture.

       MANDATORY REDEMPTION

         Except as set forth below under "--Repurchase at the Option of Holders," Willis Corroon Corporation is not required to make mandatory redemption or sinking fund payments with respect to the notes.

       OPTIONAL REDEMPTION

         Except as described below, the notes are not redeemable at Willis Corroon Corporation's option until February 1, 2004. From and after February 1, 2004, Willis Corroon Corporation may redeem the notes, in whole or in part, upon not less than 30 nor more than 60 days' prior notice published in a leading newspaper having a general circulation in New York (which is expected to be the WALL STREET JOURNAL) and, so long as the notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, a newspaper having a general circulation in Luxembourg (which is expected to be the LUXEMBURGER WORT), or, in the case of certificated notes, by being so published and also mailed by first-class mail to each Holder's registered address, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable redemption date, subject to the right of Holders of record on the relevant record date to

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
receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on February 1 of each of the years indicated below:

YEAR                                                                         REDEMPTION PRICE
--------------------------------------------------------------------------  ------------------
2004......................................................................         104.500%
2005......................................................................         103.000%
2006......................................................................         101.500%
2007 and thereafter.......................................................         100.000%

         In addition, on or prior to February 1, 2002, Willis Corroon Corporation may, at its option, redeem up to 35% of the aggregate principal amount of notes issued under the Indenture at a redemption price equal to 109% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net proceeds of one or more Equity Offerings of Willis Corroon Corporation or any direct or indirect parent of Willis Corroon Corporation to the extent such net proceeds are contributed to Willis Corroon Corporation, or used to repay to Willis Corroon Corporation amounts outstanding in respect of the Trinity Intercompany Notes; PROVIDED that at least 65% of the aggregate principal amount of notes remains outstanding immediately after the occurrence of each such redemption; PROVIDED FURTHER that each such redemption occurs within 90 days of the date of closing of each such Equity Offering. The Trustee shall select the notes to be purchased in the manner described under "--Repurchase at the Option of Holders--Asset Sales-- Selection and Notice."

       REPURCHASE AT THE OPTION OF HOLDERS

       CHANGE OF CONTROL

         If a Change of Control occurs, Willis Corroon Corporation will make an offer to purchase all of the notes pursuant to the offer described below (the "CHANGE OF CONTROL OFFER") at a price in cash (the "CHANGE OF CONTROL PAYMENT") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, Willis Corroon Corporation will publish notice of such in a leading newspaper having a general circulation in New York (which is expected to be the WALL STREET JOURNAL), and, so long as the notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, a newspaper having a general circulation in Luxembourg (which is expected to be the LUXEMBURGER
WORT), or, in the case of certificated notes, mail a notice to each Holder, and so long as the notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, will publish notice in a newspaper having a general circulation in Luxembourg (which is expected to be the LUXEMBURGER WORT), with a copy to the Trustee, with the following information:

                (1) a Change of Control Offer is being made pursuant to the covenant entitled "CHANGE OF CONTROL," and that all notes properly tendered pursuant to such Change of Control Offer will be accepted for payment;

                (2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "CHANGE OF CONTROL PAYMENT DATE");

                (3) any note not properly tendered will remain outstanding and continue to accrue interest;

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
                (4) unless Willis Corroon Corporation defaults in the payment of the Change of Control Payment, all notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

                (5) Holders electing to have any notes purchased pursuant to a Change of Control Offer will be required to surrender the notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the notes completed, to the paying agent specified in the notice, which, if certificated notes are issued, will include a paying agent in Luxembourg, at the address specified in the notice prior to the close of business on the third business day preceding the Change of Control Payment Date;

                (6) Holders will be entitled to withdraw their tendered notes and their election to require Willis Corroon Corporation to purchase such notes, PROVIDED that the paying agent, which, if Certificated Notes are issued, will include a paying agent in Luxembourg, receives, not later than the close of business on the last day of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of the notes, the principal amount of notes tendered for purchase, and a statement that such Holder is withdrawing his tendered notes and his election to have such notes purchased; and

                (7) that Holders whose notes are being purchased only in part will be issued new notes equal in principal amount to the unpurchased portion of the notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

         While the notes are in global form and Willis Corroon Corporation makes an offer to purchase all of the notes pursuant to the Change of Control Offer, a Holder may exercise its option to elect for the purchase of the notes through the facilities of DTC, Euroclear and Cedel, subject to their rules and regulations.

         Prior to complying with the provisions of this covenant, but in any event within 30 days following a Change of Control, Willis Corroon Corporation will either repay all its outstanding Senior Indebtedness that prohibits it from repurchasing notes in a Change of Control Offer or obtain the requisite consents, if any, under any outstanding Senior Indebtedness in each case necessary to permit the repurchase of the notes required by this covenant.

         Willis Corroon Corporation will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, Willis Corroon Corporation will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

         On the Change of Control Payment Date, Willis Corroon Corporation will, to the extent permitted by law,

                (1) accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control Offer,

                (2) deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all notes or portions thereof so tendered and

                (3) deliver, or cause to be delivered, to the Trustee for cancellation the notes so accepted together with an officers' certificate stating that such notes or portions thereof have been tendered to and purchased by Willis Corroon Corporation.

The paying agent will promptly mail to each Holder of the notes the Change of Control Payment for such notes, and the Trustee will promptly authenticate and mail to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any, PROVIDED, that each such new note will be in a principal amount of $1,000 or an integral multiple thereof. Willis Corroon Corporation will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         The Senior Credit Facilities will, and future credit agreements or other agreements relating to Senior Indebtedness to which Willis Corroon Group or Willis Corroon Corporation becomes a party may, prohibit Willis Corroon Corporation from purchasing any notes as a result of a Change of Control and/or provide that certain change of control events with respect to Willis Corroon Corporation would constitute a default thereunder. In the event a Change of Control occurs at a time when Willis Corroon Corporation is prohibited from purchasing the notes, Willis Corroon Group or Willis Corroon Corporation could seek the consent of its lenders to permit the purchase of the notes or could attempt to refinance the borrowings that contain such prohibition. If Willis Corroon Group or Willis Corroon Corporation does not obtain such a consent or repay such borrowings, Willis Corroon Corporation will remain prohibited from purchasing the notes. In such case, Willis Corroon Corporation's failure to purchase tendered notes would constitute an Event of Default under the Indenture. If, as a result thereof, a default occurs with respect to any Senior Indebtedness, the subordination provisions in the Indenture would restrict payments to the Holders under certain circumstances.

         The existence of a Holder's right to require Willis Corroon Corporation to repurchase such Holder's notes upon the occurrence of a Change of Control may deter a third party from seeking to acquire Willis Corroon Group or Willis Corroon Corporation in a transaction that would constitute a Change of Control.

       ASSET SALES

         The Indenture provides that Willis Corroon Group will not, and will not permit any Restricted Subsidiary to, cause, make or suffer to exist an Asset Sale, unless

                (1) Willis Corroon Group or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by Willis Corroon Group) of the assets sold or otherwise disposed of and

                (2) except in the case of Permitted Asset Swap, at least 75% of the consideration therefor received by Willis Corroon Group or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; PROVIDED that the amount of

                           (a) any liabilities (as shown on Willis Corroon
                  Group's, or such Restricted Subsidiary's, most recent balance sheet or in the notes thereto) of Willis Corroon Group or any Restricted Subsidiary, other than liabilities that are by their terms subordinated to the notes, that are assumed by the transferee of any such assets,

                           (b) any securities received by Willis Corroon Group
                  or such Restricted Subsidiary from such transferee that are converted by Willis Corroon Group or

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
                  such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale and

                           (c) any Designated Noncash Consideration received by
                  Willis Corroon Group or any Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of

                                    (x) $100.0 million or

                                    (y) 10% of Total Revenues at the time of the
                           receipt of such Designated Noncash Consideration

           with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value,

shall be deemed to be cash for purposes of this provision and for no other purpose.

         Within 365 days after Willis Corroon Group's or any Restricted Subsidiary's receipt of the Net Proceeds of any Asset Sale, Willis Corroon Group or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale

                (1) to permanently reduce

                           (x) Obligations under the Senior Credit Facilities,
                  and to correspondingly reduce commitments with respect thereto,

                           (y) other Senior Indebtedness or Senior Subordinated
                  Indebtedness (and to correspondingly reduce commitments with respect thereto), PROVIDED that if Willis Corroon Corporation shall so reduce Obligations under Senior Subordinated Indebtedness, it will equally and ratably reduce Obligations under the notes if the notes are then prepayable or, if the notes may not then be prepaid, Willis Corroon Corporation shall make an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of notes that would otherwise be prepaid, or

                           (z) Indebtedness of a Restricted Subsidiary, other
                  than Indebtedness owed to Willis Corroon Group or another Restricted Subsidiary,

                (2) to an investment in any one or more businesses, PROVIDED that such investment in any business may be in the form of the acquisition of Capital Stock so long as it results in Willis Corroon Group or a Restricted Subsidiary, as the case may be, owning all the Capital Stock of such business, capital expenditures or acquisitions of other assets in each case, used or useful in a Similar Business and/or

                (3) to an investment in any one or more businesses, PROVIDED that such investment in any business may be in the form of the acquisition of Capital Stock so long as it results in Willis Corroon Group or a Restricted Subsidiary, as the case may be, owning all the Capital Stock of such business, properties or assets that replace the businesses, properties and assets that are the subject of such Asset Sale.

Any Net Proceeds from the Asset Sale that are not invested or applied as provided and within the time period set forth in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15.0 million, Willis Corroon Corporation shall make an offer to all Holders of the notes (an "ASSET SALE OFFER") to purchase the maximum principal amount of notes, that is an integral multiple of $1,000, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. Willis Corroon Corporation will commence an Asset Sale Offer with respect to Excess Proceeds within ten business days after the date that Excess Proceeds exceeds $15.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee. To the extent that the aggregate amount of notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, Willis Corroon Corporation may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the notes to be purchased in the manner described under "--Selection and Notice" below. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

         Pending the final application of any Net Proceeds pursuant to this covenant, Willis Corroon Group or the applicable Restricted Subsidiary may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in Cash Equivalents or Investment Grade Securities.

         Willis Corroon Corporation will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, Willis Corroon Corporation will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

         The Senior Credit Facilities will, and future credit agreements or other agreements relating to Senior Indebtedness to which Willis Corroon Corporation becomes a party may, prohibit Willis Corroon Corporation from purchasing any notes pursuant to this Asset Sales covenant. In the event Willis Corroon Corporation is prohibited from purchasing the notes, Willis Corroon Corporation could seek the consent of its lenders to the purchase of the notes or could attempt to refinance the borrowings that contain such prohibition. If Willis Corroon Corporation does not obtain such a consent or repay such borrowings, it will remain prohibited from purchasing the notes. In such case, Willis Corroon Corporation's failure to purchase tendered notes would constitute an Event of Default under the Indenture. If, as a result thereof, a default occurs with respect to any Senior Indebtedness, the subordination provisions in the Indenture would restrict payments to the Holders of the notes under certain circumstances.

         SELECTION AND NOTICE. If less than all of the notes are to be redeemed at any time or if more notes are tendered pursuant to an Asset Sale Offer than Willis Corroon Corporation is required to purchase, selection of such notes for redemption or purchase, as the case may be, will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such notes are listed, or, if such notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate; PROVIDED that no notes of $1,000 or less shall be purchased or redeemed in part.

         Notices of purchase or redemption shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or redemption date to each Holder of notes to be purchased or redeemed at such Holder's registered address. If any note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

         A new note in principal amount equal to the unpurchased or unredeemed portion of any note purchased or redeemed in part will be issued in the name of the Holder thereof upon cancellation of the original note. On and after the purchase or redemption date unless Willis Corroon Corporation defaults in payment of the purchase or redemption price, interest shall cease to accrue on notes or portions thereof purchased or called for redemption.

CERTAIN COVENANTS

         LIMITATION ON RESTRICTED PAYMENTS. Willis Corroon Group will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

                (1) declare or pay any dividend or make any distribution on account of Willis Corroon Group's or any Restricted Subsidiary's Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation (other than

                           (A) dividends or distributions by Willis Corroon
                  Group payable in Equity Interests (other than Disqualified Stock) of Willis Corroon Group or in options, warrants or other rights to purchase such Equity Interests or

                           (B) dividends or distributions by a Restricted
                  Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Subsidiary other than a Wholly Owned Subsidiary, Willis Corroon Group or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

                (2) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of Willis Corroon Group or any direct or indirect parent of Willis Corroon Group;

                (3) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, or maturity, any Subordinated Indebtedness, other than

                           (x) Indebtedness permitted under clauses (g), (h) and
                  (q) of the covenant described under "--Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock" or

                           (y) the purchase, repurchase or other acquisition of
                  Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition;

                (4) make any Restricted Investment; or

                (5) pay any principal of or interest on any Group Intercompany Note unless such amount is immediately repaid to Willis Corroon Group or a Restricted Subsidiary in respect of the principal of, or interest on, any Trinity Intercompany Note or pay any amount in respect of a Convertible Loan

(all such payments and other actions set forth in clauses (1) through (5) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

                (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

                (b) immediately after giving effect to such transaction on a pro forma basis, Willis Corroon Group could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of "--Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock"; and

                (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Willis Corroon Group and its Restricted Subsidiaries after the Closing Date (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock pursuant to clause (b) thereof), (4) (only to the extent that amounts paid pursuant to such clause are greater than amounts that could have been paid pursuant to such clause if $6 million and $12 million were substituted in such clause for $12.5 million and $25 million, respectively), (6), (9), (10) and (14) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of

                           (1) 50% of the Consolidated Net Income of Willis
                  Corroon Group for the period (taken as one accounting period) from January 1, 1999, to the end of Willis Corroon Group's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit, PLUS

                           (2) 100% of the aggregate net cash proceeds and the
                  fair market value, as determined in good faith by the board of directors, of marketable securities and Qualified Proceeds received by Willis Corroon Group or Willis Corroon Corporation since immediately after the Closing Date from the issue or sale of

                                    (x) Equity Interests of Willis Corroon Group
                           or Willis Corroon Corporation, including Retired Capital Stock (as defined below), but excluding cash proceeds, marketable securities and Qualified Proceeds received from the sale of

                                             (A) Equity Interests

                                                    (a) to members of
                                    management, directors or consultants of
                                    Willis Corroon Group or Willis Corroon
                                    Corporation, any direct or indirect parent corporation of Willis Corroon Corporation and Willis Corroon Group's Subsidiaries after the Closing Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph or

                                                    (b) pursuant to the
                                    Contribution Agreement and

                                             (B) Designated Preferred Stock
                           and, to the extent actually contributed to Willis Corroon Group or Willis Corroon Corporation, Equity Interests of Willis Corroon Group's direct or indirect parent corporations (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such corporations) or

                                    (y) debt securities (other than that portion
                           of the Convertible Loan made with the proceeds of Interim Refinancing Indebtedness) of Willis Corroon Group or Willis Corroon Corporation that have been converted into such Equity Interests of Willis Corroon Group or Willis Corroon Corporation; PROVIDED, HOWEVER, that this clause (2) shall not include the proceeds from Refunding Capital Stock (as defined below), Equity Interests or convertible debt securities of Willis Corroon Group or Willis Corroon Corporation sold to a Restricted Subsidiary or Willis Corroon Group, as the case may be, Disqualified Stock or debt securities that have been converted into Disqualified Stock, PLUS

                           (3) 100% of the aggregate amount of cash, marketable
                  securities and Qualified Proceeds contributed to the capital of Willis Corroon Group or Willis Corroon Corporation following the Closing Date (other than by a Restricted Subsidiary or Willis Corroon Group), PLUS

                           (4) 100% of the aggregate amount received in cash,
                  the fair market value of marketable securities and Qualified Proceeds (other than Restricted Investments) received by means of

                                    (A) the sale or other disposition (other
                           than to Willis Corroon Group or a Restricted
                           Subsidiary) of Restricted Investments made by Willis Corroon Group and its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from Willis Corroon Group and its Restricted Subsidiaries and repayments of loans or advances which constitute Restricted Investments by Willis Corroon Group and its Restricted Subsidiaries or

                                    (B) the sale (other than to Willis Corroon
                           Group or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by Willis Corroon Group or a Restricted Subsidiary pursuant to clauses (7) or (11) below or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary PLUS

                           (5) in the case of the redesignation of an
                  Unrestricted Subsidiary as, or an associate becoming, a Restricted Subsidiary, the fair market value of the Investment in such Unrestricted Subsidiary or associate, as the case may be, as determined by the board of directors in good faith or if, in the case of an Unrestricted Subsidiary, such fair market value may exceed $25 million, in writing by an independent investment banking firm of nationally recognized standing, at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary or such associate was made by Willis Corroon

                  Group or a Restricted Subsidiary pursuant to clauses (7) or
                  (11) below or to the extent such Investment constituted a Permitted Investment.

         The foregoing provisions will not prohibit:

                (1) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

                (2) (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests ("RETIRED CAPITAL STOCK") or Subordinated Indebtedness of Willis Corroon Group, or any Equity Interests of any direct or indirect parent corporation of Willis Corroon Group, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary or Willis Corroon Group) of, Equity Interests of Willis Corroon Group or Willis Corroon Corporation (in each case, other than any Disqualified Stock) ("REFUNDING CAPITAL STOCK") and

                           (b) the declaration and payment of dividends on the
                  Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent corporation of Willis Corroon Group) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that was declarable and payable on such Retired Capital Stock immediately prior to such retirement;

                (3) the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of Willis Corroon Group or Willis Corroon Corporation made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of Willis Corroon Group or Willis Corroon Corporation, as the case may be, which is incurred in compliance with "--Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock" so long as

                           (A) the principal amount of such new Indebtedness
                  does not exceed the principal amount of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value, PLUS the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired,

                           (B) such Indebtedness is subordinated to Senior
                  Indebtedness and the notes at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value,

                           (C) such Indebtedness has a final scheduled maturity
                  date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and

                           (D) such Indebtedness has a Weighted Average Life to
                  Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

                (4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of common Equity Interests of Willis Corroon Group, any of its direct or

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       indirect parent corporations or Willis Corroon Corporation held by any future, present or former employee, director or consultant of Willis Corroon Group, any of its Subsidiaries or any of its direct or indirect parent corporations pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; PROVIDED, HOWEVER, that the aggregate Restricted Payments made under this clause (iv) do not exceed in any calendar year $12.5 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $25.0 million in any calendar year); PROVIDED FURTHER that such amount in any calendar year may be increased by an amount not to exceed

                           (A) the cash proceeds from the sale of Equity
                  Interests of Willis Corroon Group, Willis Corroon Corporation and, to the extent contributed to Willis Corroon Group or Willis Corroon Corporation, Equity Interests of any of Willis Corroon Group's direct or indirect parent corporations, in each case to members of management, directors or consultants of Willis Corroon Group, any of its Subsidiaries or any of its direct or indirect parent corporations that occurs after the Closing Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (c) of the preceding paragraph, plus

                           (B) the cash proceeds of key man life insurance
                  policies received by Willis Corroon Group and its Restricted Subsidiaries after the Closing Date less

                           (C) the amount of any Restricted Payments previously
                  made pursuant to clauses (A) and (B) of this clause (4);

       and PROVIDED FURTHER that cancellation of Indebtedness owing to Willis Corroon Group or Willis Corroon Corporation from members of management of Willis Corroon Group, any of its direct or indirect parent corporations or any Restricted Subsidiary in connection with a repurchase of Equity Interests of Willis Corroon Group, any of its direct or indirect parent corporations or Willis Corroon Corporation will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

                (5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of Willis Corroon Group, Willis Corroon Corporation or any other guarantor issued in accordance with the covenant described under "--Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock" to the extent such dividends are included in the definition of Fixed Charges;

                (6) (A) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by Willis Corroon Group or Willis Corroon Corporation after the Closing Date,

                           (B) the declaration and payment of dividends to a
                  direct or indirect parent corporation of Willis Corroon Group, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent corporation issued after the Closing Date, PROVIDED that the amount of dividends paid pursuant to this clause (B) shall not exceed the aggregate amount of cash actually contributed to Willis Corroon Group from the sale of such Designated Preferred Stock, or

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                           (C) the declaration and payment of dividends on
                  Refunding Capital Stock in excess of the dividends declarable and payable thereon pursuant to clause (2); PROVIDED, HOWEVER, in each case, that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock, after giving effect to such issuance or declaration on a pro forma basis, Willis Corroon Group and its Restricted Subsidiaries would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

                (7) Investments in Unrestricted Subsidiaries and associates (or Persons that become associates as a result of such Investments) having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (7) that are at that time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash, marketable securities and/or Qualified Proceeds or do consist of distributions made pursuant to clause (13) below, not to exceed $25.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

                (8) repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;

                (9) the payment of dividends on Willis Corroon Group's Common Stock or Willis Corroon Corporation's Common Stock, following the first public offering of Willis Corroon Group's Common Stock, Willis Corroon Corporation's Common Stock or the Common Stock of any of its direct or indirect parent corporations after the Closing Date, of up to 6% per annum of the net proceeds received by Willis Corroon Group or Willis Corroon Corporation in such public offering, other than public offerings with respect to Willis Corroon Group's Common Stock or Willis Corroon Corporation's Common Stock registered on Form S-8;

                (10) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of common Equity Interests of Willis Corroon Group or any direct or indirect parent corporation of Willis Corroon Group in existence on the Closing Date and which are not held by Kohlberg Kravis Roberts & Co. L.P., the Consortium or any of their Affiliates on the Closing Date (including any Equity Interests issued in respect of such Equity Interests as a result of a stock split, recapitalization, merger, combination, consolidation or otherwise, but excluding any management equity plan or stock option plan or similar agreement), PROVIDED that Willis Corroon Group and its Restricted Subsidiaries shall be permitted to make Restricted Payments under this clause only if after giving effect thereto, Willis Corroon Group would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under "--Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock"; PROVIDED FURTHER that notwithstanding the foregoing, Willis Corroon Group and the Restricted Subsidiaries shall be permitted to make Restricted Payments in an amount not to exceed $20.0 million to pay for the repurchase, retirement or other acquisition or retirement for value of common Equity Interests of Willis Corroon Group or any direct or indirect parent corporation of Willis Corroon Group held by the Consortium;

                (11) Investments that are made with Excluded Contributions;

                (12) other Restricted Payments in an aggregate amount not to exceed $25.0 million;

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                (13) the distribution, as a dividend or otherwise, of shares of
       Capital Stock of, or Indebtedness owed to Willis Corroon Group or a Restricted Subsidiary of Willis Corroon Group by, Unrestricted Subsidiaries, with the exception of Investments in Unrestricted Subsidiaries acquired pursuant to clause (10) of the definition of Permitted Investments;

                (14) cash dividends or other distributions on Willis Corroon Group's Capital Stock used to, or loans the proceeds of which will be used to,

                           (A) fund the payment of dividends (at a rate per
                  annum not to exceed 8 1/2%) on the Consortium Preferred Stock, whether such dividends have accrued during the then-current fiscal year or any previous fiscal year, or

                           (B) repay amounts outstanding under the Guaranteed
                  Loan Notes;

                (15) loans in respect of Interim Refinancing Indebtedness or the declaration and payment of dividends on the Closing Date to Trinity Acquisition in an amount equal to the aggregate outstanding principal amount of and accrued and unpaid interest on, the Interim Financings and indebtedness of Willis Corroon Group and its Subsidiaries existing on the Closing Date and required to be repaid under the Senior Credit Facilities, the proceeds of which were used by Trinity Acquisition to repay the Interim Financings and such other indebtedness;

                (16) the declaration and payment of dividends to, or the making of loans to, Trinity Acquisition in an amount not to exceed the amount of principal and interest then due and payable on the Interim Refinancing Indebtedness, PROVIDED that the full amount of such dividend or loan is immediately repaid in cash to Willis Corroon Group or any Restricted Subsidiary;

                (17) the declaration and payment of dividends by Willis Corroon Group to, or the making of loans to, its parent corporation in amounts required for Willis Corroon Group's direct or indirect parent corporations to pay

                           (A) franchise taxes and other fees, taxes and
                  expenses required to maintain their corporate existence,

                           (B) federal, state and local income taxes, and
                  analogous taxes in the United Kingdom to the extent such income taxes are attributable to the income of Willis Corroon Group and the Restricted Subsidiaries, and, to the extent of the amounts actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries,

                           (C) customary salary, bonus and other benefits
                  payable to officers and employees of any direct or indirect parent corporation of Willis Corroon Group to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of Willis Corroon Group and its Subsidiaries and

                           (D) general corporate overhead expenses of any direct
                  or indirect parent corporation of Willis Corroon Group to the extent such expenses are attributable to the ownership or operation of Willis Corroon Group and its Subsidiaries;

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                (18) cash dividends or other distributions on Willis Corroon
       Group's Capital Stock used to, or the making of loans to Trinity Acquisition the proceeds of which will be used to, fund the payment of fees and expenses incurred in connection with the Transactions (as defined in the Indenture) or owed to Affiliates, in each case to the extent permitted by the covenant described under "--Transactions with Affiliates";

                (19) distributions or payments of Receivables Fees;

                (20) the making of loans in respect of Trinity Intercompany
       Notes;

                (21) the declaration and payment of dividends to, or the making of loans to, Trinity Acquisition in an amount not to exceed the amount of principal and interest then due and payable on the Trinity Intercompany Notes, provided that the full amount of such dividend or loan is immediately repaid in cash to Willis Corroon Group or any Restricted Subsidiary; or

                (22) cash dividends or other distributions on Willis Corroon Group's Capital Stock used to, or loans made to Trinity Acquisition to, fund the payment of net amounts required to be paid pursuant to any Trinity Hedging Obligations.

         As of the issuance of the outstanding notes, all of Willis Corroon Group's Subsidiaries (other than Sovereign Marine and General Insurance Company, in provisional liquidation) will be Restricted Subsidiaries. Willis Corroon Group will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the second to last sentence of the definition of "Unrestricted Subsidiary". For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by Willis Corroon Group and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of "Investment". Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clauses (7), (11) and (12), and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

         LIMITATION ON INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK. Willis Corroon Group will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, (collectively, "INCUR" and collectively, an "INCURRENCE") with respect to any Indebtedness (including Acquired Indebtedness) and that Willis Corroon Group will not issue any shares of Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; PROVIDED, HOWEVER, that Willis Corroon Group may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and Willis Corroon Corporation and any Restricted Subsidiary that is a guarantor may incur Indebtedness, issue shares of Disqualified Stock and issue shares of preferred stock, if the Fixed Charge Coverage Ratio for Willis Corroon Group's and its Restricted Subsidiaries' most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

         The foregoing limitations will not apply to:

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                (a) the existence of Indebtedness under Credit Facilities on the
       Closing Date together with the incurrence by Willis Corroon Group, Willis Corroon Corporation or any other Restricted Subsidiary of Indebtedness under Credit Facilities and the issuance and creation of letters of credit and bankers' acceptances thereunder (with letters of credit and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $675.0 million outstanding at any one time; PROVIDED, HOWEVER, that the aggregate amount of Indebtedness incurred by Restricted Subsidiaries (other than Willis Corroon Corporation or any guarantor) pursuant to this clause (a) may not exceed $150.0 million outstanding at any one time;

                (b) the incurrence by Willis Corroon Corporation of Indebtedness represented by the notes;

                (c) Existing Indebtedness (other than Indebtedness described in clauses (a) and (b));

                (d) Indebtedness (including Capitalized Lease Obligations) incurred by Willis Corroon Group or any of its Restricted Subsidiaries, to finance the purchase, lease or improvement of property (real or personal) or equipment, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause
       (d) and including all Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (d), does not exceed the greater of

                           (x) $50.0 million and

                           (y) 5% of Total Revenues;

                (e) Indebtedness incurred by Willis Corroon Group or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect of workers' compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; PROVIDED, HOWEVER, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

                (f) Indebtedness arising from agreements of Willis Corroon Group or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; PROVIDED, HOWEVER, that

                           (1) such Indebtedness is not reflected on the balance
                  sheet of Willis Corroon Group or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (1)) and

                           (2) the maximum assumable liability in respect of all
                  such Indebtedness shall at no time exceed the gross proceeds including noncash

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                  proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by Willis Corroon Group and its Restricted Subsidiaries in connection with such disposition;

                (g) Indebtedness of Willis Corroon Group to a Restricted Subsidiary; PROVIDED that any such Indebtedness is subordinated in right of payment to the notes; PROVIDED FURTHER that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to Willis Corroon Group or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness;

                (h) Indebtedness of a Restricted Subsidiary to Willis Corroon Group or another Restricted Subsidiary; PROVIDED that

                           (1) any such Indebtedness is made pursuant to an
                  intercompany note and

                           (2) if a guarantor incurs such Indebtedness to a
                  Restricted Subsidiary that is not Willis Corroon Corporation or a guarantor such Indebtedness is subordinated in right of payment to the guarantee of such guarantor; PROVIDED FURTHER that any subsequent transfer of any such Indebtedness (except to Willis Corroon Group or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness;

                (i) shares of preferred stock of a Restricted Subsidiary issued to Willis Corroon Group or another Restricted Subsidiary; PROVIDED that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of preferred stock (except to Willis Corroon Group or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of preferred stock;

                (j) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes);

                (k) obligations in respect of performance and surety bonds and completion guarantees provided by Willis Corroon Group or any Restricted Subsidiary in the ordinary course of business;

                (l) Indebtedness of any guarantor in respect of such guarantor's guarantee;

                (m) Indebtedness and Disqualified Stock of Willis Corroon Group or any of its Restricted Subsidiaries not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness and Disqualified Stock then outstanding and incurred pursuant to this clause (m), does not at any one time outstanding exceed the sum of

                           (x) $250 million and

                           (y) 100% of the net cash proceeds received by Willis
                  Corroon Group or Willis Corroon Corporation since immediately after the Closing Date from the issue or sale of Equity Interests of Willis Corroon Group, any of its direct or indirect

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                  parent corporations or Willis Corroon Corporation or net cash proceeds contributed to the capital of Willis Corroon Group or Willis Corroon Corporation (in each case other than proceeds of Disqualified Stock or sales of Equity Interests to Willis Corroon Group or any of its Subsidiaries) as determined in accordance with clauses (c)(2) and (c)(3) of the first paragraph of "--Limitation on Restricted Payments" to the extent such net cash proceeds have not been applied pursuant to such clauses to make Restricted Payments or to make other payments or exchanges pursuant to the second paragraph of "--Limitation on Restricted Payments" or to make Permitted Investments (other than Permitted Investments specified in clauses (a) and (c) of the definition thereof,

                  (it being understood that any Indebtedness incurred under this clause (m) shall cease to be deemed incurred or outstanding for purposes of this clause (m) but shall be deemed to be incurred for purposes of the first paragraph of this covenant from and after the first date on which Willis Corroon Group could have incurred such Indebtedness under the first paragraph of this covenant without reliance upon this clause
                  (m));

                (n) (1) any guarantee by Willis Corroon Group or Willis Corroon Corporation of Indebtedness or other obligations of any of its Restricted Subsidiaries so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture,

                           (2) any guarantee by a Restricted Subsidiary of
                  Indebtedness of Willis Corroon Group or Willis Corroon Corporation or of the Trinity Hedging Obligations or the Facility Hedging Obligations, PROVIDED that such guarantee is incurred in accordance with the covenant described below under "--Limitation on Guarantees of Indebtedness by Restricted Subsidiaries" or

                           (3) any guarantee by Willis Corroon Corporation of
                  the Trinity Hedging Obligations or the Facility Hedging Obligations;

                (o) the incurrence by Willis Corroon Group or any of its Restricted Subsidiaries of Indebtedness which serves to refund or refinance any Indebtedness incurred as permitted under the first paragraph of this covenant and clauses (b), (c) and (d) above, this clause (o) and clause (p) below or any Indebtedness issued to so refund or refinance such Indebtedness including additional Indebtedness incurred to pay premiums and fees in connection therewith (the "REFINANCING INDEBTEDNESS") prior to its respective maturity; PROVIDED, HOWEVER, that such Refinancing Indebtedness

                           (1) has a Weighted Average Life to Maturity at the
                  time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of Indebtedness being refunded or refinanced,

                           (2) to the extent such Refinancing Indebtedness
                  refinances Indebtedness subordinated or PARI PASSU to the notes, such Refinancing Indebtedness is subordinated or PARI PASSU to the notes at least to the same extent as the Indebtedness being refinanced or refunded and

                           (3) shall not include

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                                    (x) Indebtedness of a Subsidiary that
                           refinances Indebtedness of Willis Corroon Group or

                                    (y) Indebtedness of Willis Corroon Group or
                           a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary;

         and PROVIDED FURTHER that subclauses (1) and (2) of this clause (o) will not apply to any refunding or refinancing of any Senior Indebtedness;

                (p) Indebtedness or Disqualified Stock of Persons that are acquired by Willis Corroon Group or any Restricted Subsidiary or merged into a Restricted Subsidiary in accordance with the terms of the Indenture; PROVIDED that such Indebtedness or Disqualified Stock is not incurred in contemplation of such acquisition or merger; and PROVIDED FURTHER that after giving effect to such acquisition or merger, either

                           (1) Willis Corroon Group would be permitted to incur
                  at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant or

                           (2) the Fixed Charge Coverage Ratio is greater than
                  immediately prior to such acquisition or merger.

         Notwithstanding the foregoing, the second proviso of the immediately preceding sentence shall not apply to Indebtedness outstanding on the Closing Date of associates of Willis Corroon Group that are acquired by Willis Corroon Group or any Restricted Subsidiary or merged into a Restricted Subsidiary;

                (q) Indebtedness in respect of the Group Intercompany Notes, PROVIDED that any subsequent transfer of a Group Intercompany Note by Trinity Acquisition to a Person other than Willis Corroon Group or a Restricted Subsidiary shall be deemed to be an incurrence of such
       Indebtedness:

                (r) Indebtedness in respect of a Convertible Loan, PROVIDED that any subsequent transfer of a Convertible Loan by Trinity Acquisition to a Person other than Willis Corroon Group or a Restricted Subsidiary shall be deemed to be an incurrence of such Indebtedness;

                (s) Indebtedness under any BACS Facility entered into in the ordinary course of business;

                (t) Indebtedness incurred in relation to arrangements made in the ordinary course of business to facilitate the operation of bank accounts on a net balance basis for the calculation of interest;

                (u) short-term Indebtedness from banks incurred in the ordinary course of business pursuant to a facility required in order to comply with, or otherwise falling within, paragraph 25(2) of the Lloyd's Brokers By-law (No. 5 of 1988) (or any other by-law or regulation issued by Lloyd's from time to time with which the relevant company is required to comply); and

                (v) any guarantee facility entered into in the ordinary course of business and consistent with industry custom provided in relation to employees of Willis Corroon Group or any Restricted Subsidiary who are Lloyd's names.

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         For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (a) through (v) above or is entitled to be incurred pursuant to the first paragraph of this covenant, Willis Corroon Group shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof except as otherwise set forth in clause (m). Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

         For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; PROVIDED that

       - the U.S. dollar-equivalent principal amount of any such Indebtedness outstanding or committed on the date of issuance of the outstanding notes shall be calculated based on the relevant currency exchange rate in effect on September 30, 1998, and

       - if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

         LIENS. Willis Corroon Group will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien that secures obligations under any Senior Subordinated Indebtedness or Subordinated Indebtedness on any asset or property of Willis Corroon Group or such Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless the notes are equally and ratably secured, or senior to, in the event the Lien relates to Subordinated Indebtedness, with the obligations so secured or until such time as such obligations are no longer secured by a Lien.

         In addition, no guarantor will directly or indirectly create, incur, assume or suffer to exist any Lien that secures obligations under any Senior Subordinated Indebtedness or Subordinated Indebtedness of such guarantor on any asset or property of such guarantor or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless the guarantee of such guarantor is equally and ratably secured, or senior to, in the event the Lien relates to Subordinated Indebtedness, with the obligations so secured or until such time as such obligations are no longer secured by a Lien.

         MERGER, CONSOLIDATION OR SALE OF ALL OR SUBSTANTIALLY ALL
ASSETS. Neither Willis Corroon Group nor Willis Corroon Corporation may consolidate or merge with or into or wind up into (whether or not Willis Corroon Group or Willis Corroon Corporation, as the case may be, is the surviving corporation), or

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sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless

                (1) Willis Corroon Group or Willis Corroon Corporation, as the case may be, is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than Willis Corroon Group or Willis Corroon Corporation, as the case may be) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of

                           (A) in the case of Willis Corroon Group, the United
                  Kingdom or the United States, any state thereof, the District of Columbia, or any territory thereof or

                           (B) in the case of Willis Corroon Corporation, the
                  United States, any state thereof, the District of Columbia, or any territory thereof (Willis Corroon Group, Willis Corroon Corporation or such Person, as the case may be, being herein called the "SUCCESSOR COMPANY");

                (2) the Successor Company, if other than Willis Corroon Group or Willis Corroon Corporation, expressly assumes all the obligations of Willis Corroon Group or Willis Corroon Corporation, as the case may be, under the Indenture and the notes pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the trustee;

                (3) immediately after such transaction no Default or Event of Default exists;

                (4) immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period,

                           (A) the Successor Company would be permitted to incur
                  at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under "--Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock" or

                           (B) the Fixed Charge Coverage Ratio for the Successor
                  Company and the Restricted Subsidiaries would be greater than such Ratio for Willis Corroon Group and the Restricted Subsidiaries immediately prior to such transaction;

                (5) each guarantor, unless it is the other party to the transactions described above, in which case clause (2) of the next paragraph shall apply, shall have by supplemental indenture confirmed that its guarantee shall apply to such Person's obligations under the Indenture and the notes; and

                (6) Willis Corroon Group or Willis Corroon Corporation, as the case may be, shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with the Indenture.

The Successor Company will succeed to, and be substituted for, Willis Corroon Group or Willis Corroon Corporation, as the case may be, under the Indenture and the notes. Notwithstanding the foregoing clause (4),

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                (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to Willis Corroon Group or Willis Corroon Corporation and

                (b) Willis Corroon Group or Willis Corroon Corporation may merge with an Affiliate incorporated solely for the purpose of reincorporating Willis Corroon Group or Willis Corroon Corporation in another State of the United States so long as the amount of Indebtedness of Willis Corroon Group and the Restricted Subsidiaries is not increased thereby.

         Subject to certain limitations described in the Indenture governing release of a guarantee upon the sale or disposition of a guarantor, each guarantor other than Willis Corroon Group will not, and Willis Corroon Group will not permit any other guarantor to, consolidate or merge with or into or wind up into (whether or not such guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless

                (1) such guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of

                           (A) the United Kingdom or

                           (B) the United States, any state thereof, the
                  District of Columbia, or any territory thereof (such guarantor or such Person, as the case may be, being herein called the "SUCCESSOR GUARANTOR");

                (2) the Successor Guarantor, if other than such guarantor, expressly assumes all the obligations of such guarantor under the Indenture and such guarantor's guarantee pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the trustee;

                (3) immediately after such transaction no Default or Event of Default exists; and

                (4) Willis Corroon Group shall have delivered to the Trustee an Officers' certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with the Indenture.

Subject to certain limitations described in the Indenture, the Successor Guarantor will succeed to, and be substituted for, such guarantor under the Indenture and such guarantor's guarantee. Notwithstanding the foregoing, any guarantor may merge into or transfer all or part of its properties and assets to another guarantor.

         TRANSACTIONS WITH AFFILIATES. Willis Corroon Group will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Willis Corroon Group (each of the foregoing, an "AFFILIATE TRANSACTION") involving aggregate payments or consideration in excess of $5.0 million, unless

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                (a) such Affiliate Transaction is on terms that are not
       materially less favorable to Willis Corroon Group or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Willis Corroon Group or such Restricted Subsidiary with an unrelated Person and

                (b) Willis Corroon Group delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution adopted by the majority of the Board of Directors approving such Affiliate Transaction and set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above.

         The foregoing provisions will not apply to the following:

                (1) transactions between or among Willis Corroon Group and/or any of its Restricted Subsidiaries;

                (2) Restricted Payments permitted by the provisions of the Indenture described above under the covenant "--Limitation on Restricted Payments";

                (3) the payment of customary annual management, consulting, monitoring and advisory fees and related expenses to Kohlberg Kravis Roberts & Co. L.P. and its Affiliates;

                (4) the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of Willis Corroon Group, any of its direct or indirect parent corporations or any Restricted Subsidiary;

                (5) payments by Willis Corroon Group or any of its Restricted Subsidiaries to Kohlberg Kravis Roberts & Co. L.P., and its Affiliates made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the Board of Directors of Willis Corroon Group in good faith;

                (6) transactions in which Willis Corroon Group or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to Willis Corroon Group or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (a) of the preceding paragraph;

                (7) payments or loans to employees or consultants of Willis Corroon Group, any of its direct or indirect parent corporations or any Restricted Subsidiary which are approved by a majority of the Board of Directors of Willis Corroon Group in good faith;

                (8) any agreement as in effect as of the Closing Date, including, without limitation, each of the agreements entered into in connection with the offering of outstanding notes and the recent acquisitions, or any amendment thereto (so long as any such amendment is not disadvantageous to the holders in any material respect) or any transaction contemplated thereby;

                (9) the existence of, or the performance by Willis Corroon Group or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which

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
       it is a party as of the Closing Date and any similar agreements which it may enter into thereafter; PROVIDED, HOWEVER, that the existence of, or the performance by Willis Corroon Group or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Closing Date shall only be permitted by this clause (9) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders in any material respect;

                (10) the Transactions (as defined in the Indenture) and the payment of all fees and expenses related to the offering of outstanding notes and the recent acquisitions;

                (11) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to Willis Corroon Group or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of Willis Corroon Group or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

                (12) the issuance of Equity Interests (other than Disqualified Stock) of Willis Corroon Group or Willis Corroon Corporation to any Permitted Holder;

                (13) any transaction between Willis Corroon Group or any Restricted Subsidiary and any Associate, including any transaction pursuant to which an Associate becomes a Restricted Subsidiary; and

                (14) sales of accounts receivable, or participations therein, in connection with any Receivables Facility.

         DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. Willis Corroon Group will not, and will not permit any of its Restricted Subsidiaries (other than Willis Corroon Corporation) to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

                (a)

                           (1) pay dividends or make any other distributions to
                  Willis Corroon Group or any of its Restricted Subsidiaries

                           - on its Capital Stock or

                           - with respect to any other interest or participation
                             in, or measured by, its profits or

                           (2) pay any Indebtedness owed to Willis Corroon Group
                  or any of its Restricted Subsidiaries;

                (b) make loans or advances to Willis Corroon Group or any of its Restricted Subsidiaries; or

                (c) sell, lease or transfer any of its properties or assets to Willis Corroon Group or any of its Restricted Subsidiaries, except (in each case) for such encumbrances or restrictions existing under or by reason of:

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
                           (1) contractual encumbrances or restrictions in
                  effect on the Closing Date, including, without limitation, pursuant to Existing Indebtedness or the Senior Credit Facilities and their related documentation;

                           (2) the Indenture and the notes;

                           (3) purchase money obligations for property acquired
                  in the ordinary course of business that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

                           (4) applicable law or any applicable rule, regulation
                  or order;

                           (5) any agreement or other instrument of a Person
                  acquired by Willis Corroon Group or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

                           (6) contracts for the sale of assets, including,
                  without limitation customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

                           (7) secured Indebtedness otherwise permitted to be
                  incurred pursuant to the covenants described under "--Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock" and "--Liens" that limit the right of the debtor to dispose of the assets securing such Indebtedness;

                           (8) restrictions on cash or other deposits or net
                  worth imposed by customers under contracts entered into in the ordinary course of business;

                           (9) other Indebtedness or Disqualified Stock of
                  Restricted Subsidiaries permitted to be incurred subsequent to the Closing Date pursuant to the provisions of the covenant described under "--Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock";

                           (10) customary provisions in joint venture agreements
                  and other similar agreements entered into in the ordinary course of business;

                           (11) customary provisions contained in leases and
                  other agreements entered into in the ordinary course of business;

                           (12) customary restrictions on fiduciary cash held by
                  Willis Corroon Group's Subsidiaries;

                           (13) any encumbrances or restrictions of the type
                  referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses
                  (1) through (12) above, PROVIDED that such amendments, modifications, restatements, renewals,

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
                  increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of Willis Corroon Group's board of directors, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; or

                           (14) restrictions created in connection with any
                  Receivables Facility that, in the good faith determination of the board of directors of Willis Corroon Group or Willis Corroon Corporation, as the case may be, are necessary or advisable to effect such Receivables Facility.

         LIMITATION ON GUARANTEES OF INDEBTEDNESS BY RESTRICTED
SUBSIDIARIES. (a) Willis Corroon Group will not permit any Domestic Subsidiary or U.K. Subsidiary of Willis Corroon Group that is not a Subsidiary of Willis Corroon Corporation or any Domestic Subsidiary of Willis Corroon Corporation, in each case, other than any such Restricted Subsidiary created in connection with a Receivables Facility, to guarantee the payment of any Indebtedness of Willis Corroon Group or Willis Corroon Corporation unless

                (A) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a guarantee of payment of the notes by such Restricted Subsidiary except that with respect to a guarantee of Indebtedness of Willis Corroon Group or Willis Corroon Corporation

                           (1) if the notes are subordinated in right of payment
                  to such Indebtedness, the guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary's guarantee with respect to such Indebtedness substantially to the same extent as the notes are subordinated to such Indebtedness under the Indenture and

                           (2) if such Indebtedness is by its express terms
                  subordinated in right of payment to the notes, any such guarantee of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Restricted Subsidiary's guarantee with respect to the notes substantially to the same extent as such Indebtedness is subordinated to the notes;

                (B) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against Willis Corroon Group or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its guarantee; and

                (C) such Restricted Subsidiary shall deliver to the trustee an opinion of counsel to the effect that

                           (1) such guarantee of the notes has been duly
                  executed and authorized and

                           (2) such guarantee of the notes constitutes a valid,
                  binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws

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
                  (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity;

PROVIDED that this paragraph (a) shall not be applicable to any guarantee of any Restricted Subsidiary

                (x) that

                       - existed at the time such Person became a Restricted
                         Subsidiary and

                       - was not incurred in connection with, or in
                         contemplation of, such Person becoming a Restricted Subsidiary or

                (y) that guarantees the payment of Obligations of Willis Corroon Group, Willis Corroon Corporation or any Restricted Subsidiary under the Senior Credit Facilities or any other Senior Indebtedness and any refunding, refinancing or replacement thereof, in whole or in part, PROVIDED that such refunding, refinancing or replacement thereof constitutes Senior Indebtedness and PROVIDED FURTHER that any such Senior Indebtedness and any refunding, refinancing or replacement thereof is not incurred pursuant to a registered offering of securities under the Securities Act or a private placement of securities (including under Rule
       144A) pursuant to an exemption from the registration requirements of the Securities Act, which private placement provides for registration rights under the Securities Act.

         (b) Notwithstanding the foregoing and the other provisions of the Indenture, any guarantee by a Restricted Subsidiary of the notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon

                (A) any sale, exchange or transfer, to any Person not an Affiliate of Willis Corroon Group, of all of Willis Corroon Group's or Willis Corroon Corporation's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary, which sale, exchange or transfer is not prohibited by the Indenture, or

                (B) the release or discharge of the guarantee by such Restricted Subsidiary that is a Subsidiary of Willis Corroon Corporation which resulted in the creation of such guarantee, except a discharge or release by or as a result of payment under such guarantee.

         LIMITATION ON OTHER SENIOR SUBORDINATED INDEBTEDNESS. Willis Corroon Group will not, and will not permit Willis Corroon Corporation or any other guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinate in right of payment to any Indebtedness of Willis Corroon Group, Willis Corroon Corporation or any guarantor, as the case may be, unless such Indebtedness is either

                (a) equal in right of payment with the notes or Willis Corroon Group's or such other guarantor's guarantee, as the case may be, or

                (b) subordinate in right of payment to the notes, or Willis Corroon Group's or such other guarantor's guarantee, as the case may be.

         REPORTS AND OTHER INFORMATION. Notwithstanding that neither Willis Corroon Group nor Willis Corroon Corporation may be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Securities and Exchange Commission, the Indenture will require Willis Corroon Group to file with the Commission (and make

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available to the Trustee and Holders of the notes (without exhibits), without cost to each Holder, within 15 days after it files them with the Commission),

                (a) within 90 days after the end of each fiscal year, annual reports on Form 20-F, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

                (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 6-K, which will contain all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

                (c) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 6-K, or any successor or comparable form; and

                (d) any other information, documents and other reports which Willis Corroon Group would be required to file with the Commission if it were subject to Section 13 or 15(d) of the Exchange Act;

PROVIDED that all such information may be prepared in accordance with GAAP but shall contain a reconciliation to United States generally accepted accounting principles and PROVIDED, FURTHER, that Willis Corroon Group shall not be so obligated to file such reports with the Commission if the Commission does not permit such filing, in which event Willis Corroon Group will make available such information to prospective purchasers of notes, in addition to providing such information to the Trustee and the Holders of the notes, in each case within 15 days after the time Willis Corroon Group would be required to file such information with the Commission, if it were subject to Sections 13 or 15(d) of the Exchange Act. Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement by the filing with the Commission of the exchange offer registration statement and/or shelf registration statement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act, PROVIDED, HOWEVER, that in order for the provisions of clause (a) above to be deemed satisfied with respect to 1998, such exchange offer registration statement or shelf registration statement must include audited financial statements for the year 1998.

       EVENTS OF DEFAULT AND REMEDIES

         The following events constitute Events of Default under the Indenture:

                (1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the notes whether or not such payment shall be prohibited by the subordination provisions relating to the notes;

                (2) default for 30 days or more in the payment when due of interest on or with respect to the notes whether or not such payment shall be prohibited by the subordination provisions relating to the notes;

                (3) failure by Willis Corroon Group, Willis Corroon Corporation or any guarantor for 30 days after receipt of written notice given by the Trustee or the Holders of at least 30% in principal amount of the notes then outstanding to comply with any of its other agreements in the Indenture or the notes;

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
                (4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by Willis Corroon Group or any of its Restricted Subsidiaries or the payment of which is guaranteed by Willis Corroon Group or any of its Restricted Subsidiaries, other than Indebtedness owed to Willis Corroon Group or a Restricted Subsidiary and other than any Group Intercompany Note, PROVIDED that such Group Intercompany Note is held by Trinity Acquisition at such time, whether such Indebtedness or guarantee now exists or is created after the issuance of the outstanding notes, if both

                           (A) such default either

                               - results from the failure to pay any such
                                 Indebtedness at its stated final maturity
                                 (after giving effect to any applicable grace periods) or

                               - relates to an obligation other than the
                                 obligation to pay principal of any such
                                 Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity and

                           (B) the principal amount of such Indebtedness,
                  together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $25 million or more at any one time outstanding;

                (5) failure by Willis Corroon Group, Willis Corroon Corporation or any of its Significant Subsidiaries to pay final judgments aggregating in excess of $25 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

                (6) certain events of bankruptcy or insolvency with respect to Willis Corroon Group, Willis Corroon Corporation or any of its Significant Subsidiaries; or

                (7) the guarantee of any Significant Subsidiary shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of Willis Corroon Group or any guarantor that is a Significant Subsidiary denies that it has any further liability under its guarantee or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such guarantee in accordance with the Indenture.

         If any Event of Default (other than of a type specified in clause (6) above) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 30% in principal amount of the then outstanding notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding notes to be due and payable immediately; PROVIDED, HOWEVER, that, so long as any Indebtedness permitted to be incurred under the Indenture as part of the Senior Credit Facilities shall be outstanding, no such acceleration shall be effective until the earlier of

                (1) acceleration of any such Indebtedness under the Senior Credit Facilities or

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                (2) five business days after the giving of written notice to
       Willis Corroon Corporation and the administrative agent under the Senior Credit Facilities of such acceleration.

Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section, all outstanding notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes may direct the Trustee in its exercise of any trust or power. The Indenture provides that the Trustee may withhold from Holders notice of any continuing Default or Event of Default, except a Default or Event of Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of such notes.

         The Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding notes issued thereunder by notice to the Trustee may on behalf of the Holders of all of such notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, premium, if any, or the principal of any such note held by a non-consenting Holder. In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (including without limitation any acceleration or resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose

                (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, or

                (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or

                (z) if the default that is the basis for such Event of Default has been cured.

         The Indenture provides that Willis Corroon Corporation is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and Willis Corroon Corporation is required, within five Business Days, upon becoming aware of any Default or Event of Default or any default under any document, instrument or agreement representing Indebtedness of Willis Corroon Corporation or any guarantor, to deliver to the Trustee a statement specifying such Default or Event of Default.

       NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

         No director, officer, employee, incorporator or stockholder of Willis Corroon Corporation or any guarantor, shall have any liability for any obligations of Willis Corroon Corporation or the guarantors under the notes, the guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

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       LEGAL DEFEASANCE AND COVENANT DEFEASANCE

         The obligations of Willis Corroon Corporation, Willis Corroon Partners and Willis Corroon Group under the Indenture will terminate (other than certain obligations) and will be released upon payment in full of all of the notes. Willis Corroon Corporation may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and have each guarantor's obligation discharged with respect to its guarantee ("LEGAL DEFEASANCE") and cure all then existing Events of Default except for

                (1) the rights of Holders of outstanding notes to receive payments in respect of the principal of, premium, if any, and interest on such notes when such payments are due solely out of the trust created pursuant to the Indenture,

                (2) Willis Corroon Corporation's obligations with respect to notes concerning issuing temporary notes, registration of such notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust,

                (3) the rights, powers, trusts, duties and immunities of the Trustee, and Willis Corroon Corporation's obligations in connection therewith and

                (4) the Legal Defeasance provisions of the Indenture.

In addition, Willis Corroon Corporation may, at its option and at any time, elect to have its obligations and those of each guarantor released with respect to certain covenants that are described in the Indenture ("COVENANT DEFEASANCE") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment on other indebtedness, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the notes.

         In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

                (1) Willis Corroon Corporation must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the outstanding notes on the stated maturity date or on the applicable redemption date, as the case may be, of such principal, premium, if any, or interest on the outstanding notes;

                (2) in the case of Legal Defeasance, Willis Corroon Corporation shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

                           (A) Willis Corroon Corporation has received from, or
                  there has been published by, the United States Internal Revenue Service a ruling or

                           (B) since the issuance of the outstanding notes,
                  there has been a change in the applicable U.S. federal income tax law,

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                  in either case to the effect that, and based thereon such
                  opinion of counsel in the United States shall confirm that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                (3) in the case of Covenant Defeasance, Willis Corroon Corporation shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or, with respect to certain bankruptcy or insolvency Events of Default, on the 91st day after such date of deposit;

                (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Senior Credit Facilities or any other material agreement or instrument (other than the Indenture) to which, Willis Corroon Corporation or any guarantor is a party or by which Willis Corroon Corporation or any guarantor is bound;

                (6) Willis Corroon Corporation shall have delivered to the Trustee an opinion of counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable U.S. federal or state law, and that the Trustee has a perfected security interest in such trust funds for the ratable benefit of the Holders;

                (7) Willis Corroon Corporation shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by Willis Corroon Corporation with the intent of defeating, hindering, delaying or defrauding any creditors of Willis Corroon Corporation or any guarantor or others; and

                (8) Willis Corroon Corporation shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel in the United States (which opinion of counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

       SATISFACTION AND DISCHARGE

         The Indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when either

                (a) all such notes theretofore authenticated and delivered, except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

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                (b)    (1) all such notes not theretofore delivered to such
                Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and Willis Corroon Corporation or any guarantor has irrevocably deposited or caused to be deposited with such Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

                           (2) no Default or Event of Default with respect to
                  the Indenture or the notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Willis Corroon Corporation or any guarantor is a party or by which Willis Corroon Corporation or any guarantor is bound;

                           (3) Willis Corroon Corporation or any guarantor has
                  paid or caused to be paid all sums payable by it under such Indenture; and

                           (4) Willis Corroon Corporation has delivered
                  irrevocable instructions to the Trustee under such Indenture to apply the deposited money toward the payment of such notes at maturity or the redemption date, as the case may be.

In addition, Willis Corroon Corporation must deliver an Officers' Certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

WITHHOLDING TAXES

         All payments made by Willis Corroon Group with respect to its guarantee will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, "Taxes") imposed or levied by or on behalf of the United Kingdom or any political subdivision thereof or any authority having power to tax therein (each a "U.K. Tax Authority"), unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes of any U.K. Tax Authority, shall at any time be required on any payments made by Willis Corroon Group with respect to its guarantee, Willis Corroon Group will pay such additional amounts (the "Additional Amounts") as may be necessary in order that the net amounts received in respect of such payments by the Holders of the notes or the Trustee, as the case may be, after such withholding or deduction, equal the respective amounts which would have been received in respect of such payments in the absence of such withholding or deduction, except that no such Additional Amounts will be payable with respect to:

                (1) any payments on a note held by or on behalf of a Holder or beneficial owner who is liable for such Taxes in respect of such note by reason of the Holder or beneficial owner having some connection with the United Kingdom, including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the United Kingdom, other than by the mere holding of such note or enforcement of rights thereunder or the receipt of payments in respect thereof;

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                (2) any Taxes that are imposed or withheld by reason of the failure of the Holder or beneficial owner of the note to comply with any request by Willis Corroon Group to provide information concerning the nationality, residence or identity of such Holder or beneficial owner or to make any declaration or similar claim or satisfy any information or reporting requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such Taxes; and

                (3) any note presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder.

         Such Additional Amounts will also not be payable where, had the beneficial owner of the note been the Holder of the note, he would not have been entitled to payment of Additional Amounts by reason of clauses (1) to (3) inclusive, above.

         References to principal, interest, premium or other amounts payable in respect of Willis Corroon Group's guarantee shall be deemed also to refer to any Additional Amounts which may be payable.

         Willis Corroon Group will also

                (1) make such withholding or deduction and

                (2) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

Upon request, Willis Corroon Group will provide the Trustee with documentation satisfactory to the Trustee evidencing the payment of Additional Amounts. Copies of such documentation will be made available to the Holders of the notes upon request.

       TRANSFER AND EXCHANGE

         A Holder may transfer or exchange notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and Willis Corroon Corporation may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. Willis Corroon Corporation is not required to transfer or exchange any note selected for redemption. Also, Willis Corroon Corporation is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

         If certificated notes are issued, Willis Corroon Corporation will appoint and maintain a transfer agent in Luxembourg for so long as the notes are listed on the Luxembourg Stock Exchange, at which office a holder of a certificated note will be able to surrender its note for registration of transfer. Willis Corroon Corporation will be able to at any time terminate the appointment of a transfer agent and appoint additional or other transfer agents. Notice of such termination or appointment and of any change in the specified office of a transfer agent will be provided in the manner described below in "--Notices."

         The registered Holder of a note will be treated as the owner of the note for all purposes.

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       AMENDMENT, SUPPLEMENT AND WAIVER

         Except as provided in the next two succeeding paragraphs, the Indenture, any guarantee and the notes issued thereunder may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes then outstanding, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes, and any existing default or compliance with any provision of the Indenture or the notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes (including consents obtained in connection with a purchase of or tender offer or exchange offer for notes).

         The Indenture provides that without the consent of each Holder affected, an amendment or waiver may not, with respect to any notes held by a non-consenting Holder:

                (1) reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver,

                (2) reduce the principal of or change the fixed maturity of any such note or alter or waive the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders"),

                (3) reduce the rate of or change the time for payment of interest on any note,

                (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of such notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any guarantee which cannot be amended or modified without the consent of all Holders,

                (5) make any note payable in money other than that stated in such notes,

                (6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the notes,

                (7) make any change in the foregoing amendment and waiver provisions,

                (8) impair the right of any Holder to receive payment of principal of, or interest on such Holder's notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's notes or

                (9) make any change in the subordination provisions of the Indenture that would adversely affect the Holders.

         Notwithstanding the foregoing, without the consent of any Holder, Willis Corroon Corporation, any guarantor (with respect to a guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture, any guarantee or the notes:

                (1) to cure any ambiguity, omission, defect or inconsistency;

                (2) to provide for uncertificated notes in addition to or in place of certificated notes;

                (3) to comply with the covenant relating to mergers, consolidations and sales of assets;

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                (4) to provide the assumption of Willis Corroon Corporation's or any guarantor's obligations to Holders;

                (5) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

                (6) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon Willis Corroon Corporation;

                (7) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

                (8) to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee pursuant to the requirements thereof;

                (9) to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferrable;

                (10) to add a guarantor under the Indenture; or

                (11) to provide that Trinity Acquisition be added as a guarantor (along with Willis Corroon Group and Willis Corroon Partners).

         The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

       NOTICES

         Notices regarding the notes will be

       - published in a leading newspaper having circulation in New York (which is expected to be the WALL STREET JOURNAL), and, so long as the notes, are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, a newspaper having a general circulation in Luxembourg (which is expected to be the LUXEMBURGER WORT) or

       - in the case of certificated notes, mailed to Holders by first-class mail at their respective addresses as they appear on the registration books of the Registrar, and, so long as the notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, published in a newspaper having a general circulation in Luxembourg (which is expected to be the LUXEMBURGER WORT).

Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

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       CONCERNING THE TRUSTEE

         The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of Willis Corroon Corporation, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

         The Indenture provides that the Holders of a majority in principal amount of the outstanding notes issued thereunder will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of such notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

       GOVERNING LAW

         The Indenture, the notes and the guarantees will be, subject to certain exceptions, governed by and construed in accordance with the internal laws of the State of New York, without regard to the choice of law rules thereof.

       CERTAIN DEFINITIONS

         Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided. For purposes of the Indenture, unless otherwise specifically indicated, the term "consolidated" with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

         "ACQUIRED INDEBTEDNESS"  means, with respect to any specified Person,

                (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

                (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

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         "ASSET SALE"  means

                (1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a sale and leaseback) of Willis Corroon Group or any Restricted Subsidiary (each referred to in this definition as a "DISPOSITION") or

                (2) the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions,

in each case, other than:

                (a) a disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment in the ordinary course of business or inventory or goods held for sale in the ordinary course of business;

                (b) the disposition of all or substantially all of the assets of Willis Corroon Group in a manner permitted pursuant to the provisions described above under "--Certain Covenants--Merger, Consolidation or Sale of All or Substantially All Assets" or any disposition that constitutes a Change of Control pursuant to the Indenture;

                (c) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under "--Certain Covenants--Limitation on Restricted Payments";

                (d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary with an aggregate fair market value of less than $2.5 million;

                (e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary to Willis Corroon Group or by Willis Corroon Group or a Restricted Subsidiary to a Restricted Subsidiary;

                (f) any exchange of like property pursuant to Section 1031 of the Internal Revenue Code of 1986 for use in a Similar Business;

                (g) the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

                (h) any financing transaction with respect to property built or acquired by Willis Corroon Group or any Restricted Subsidiary after the Closing Date, including, without limitation, sale-leasebacks and asset securitizations;

                (i) foreclosures on assets;

                (j) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary (with the exception of Investments in Unrestricted Subsidiaries acquired pursuant to clause
       (b)(10) of the definition of Permitted Investments); and

                (k) sales of accounts receivable, or participations therein, in connection with any Receivables Facility.

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         "ASSOCIATE"  means any Person engaged in a Similar Business of which at least 20% but not more than 50% of the Voting Stock thereof is owned by Willis Corroon Group or any Restricted Subsidiary.

         "BACS FACILITY" means a facility created to make automated payments through Banks' Automated Clearance System.

         "CAPITAL STOCK"  means

                (1) in the case of a corporation, corporate stock,

                (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock,

                (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and

                (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "CAPITALIZED LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

         "CASH EQUIVALENTS"  means

                (1) United States dollars,

                (2) pounds sterling,

                (3) Euro,

                (4) Japanese Yen,

                (5) Canadian dollars,

                (6) Australian dollars,

                (7) securities issued or directly and fully guaranteed or insured by the United States or United Kingdom government or any agency or instrumentality thereof with maturities of 24 months or less from the date of acquisition,

                (8) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500.0 million,

                (9) repurchase obligations for underlying securities of the types described in clauses (7) and (8) entered into with any financial institution meeting the qualifications specified in clause (8) above,

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                (10) commercial paper rated A-1 or the equivalent thereof by
       Moody's or S&P and in each case maturing within one year after the date of acquisition,

                (11) investment funds investing 95% of their assets in securities of the types described in clauses (1)-(10) above,

                (12) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P with maturities of 24 months or less from the date of acquisition and

                (13) Indebtedness or preferred stock issued by Persons with a rating of "A" or higher from S&P or "A2" or higher from Moody's with maturities of 24 months or less from the date of acquisition.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) through (6) above, PROVIDED that such amounts are converted into any currency listed in clauses (1) through (6) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

         "CHANGE OF CONTROL"  means the occurrence of any of the following:

         (1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of Willis Corroon Group and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or

         (2) Willis Corroon Group becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total Voting Stock of Willis Corroon Group or any of its direct or indirect parent corporations.

         "CLOSING DATE" means November 19, 1998, the date on which the Subordinated Bridge Agreement was executed.

         "CONSOLIDATED DEPRECIATION AND AMORTIZATION EXPENSE" means with respect to any Person for any period, the total amount of depreciation and amortization expense and other noncash charges, excluding any noncash item that represents an accrual or reserve for a cash expenditure for a future period, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

         "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, the sum, without duplication, of:

                (a) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, non-cash interest payments, the

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       interest component of Capitalized Lease Obligations and net payments, if any, pursuant to Hedging Obligations, excluding amortization of deferred financing fees),

                (b) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and

                (c) the impact of any net payments or receipts related to Trinity Hedging Obligations, PROVIDED that any reduction of interest expense related to any net amounts to be received by Trinity are actually received by Willis Corroon Group within 31 days of the end of the period during which such reduction of interest expense was recorded; PROVIDED, HOWEVER, that Receivables Fees shall be deemed not to constitute Consolidated Interest Expense. Notwithstanding anything to the contrary stated above, Consolidated Interest Expense shall not include interest expense in respect of the Group Intercompany Notes; PROVIDED, HOWEVER, that such interest expense shall be included in Consolidated Interest Expense to the extent such interest expense is actually paid and not immediately repaid to Willis Corroon Group or a Restricted Subsidiary in respect of interest on any Trinity Intercompany Notes or Interim Refinancing Indebtedness.

         "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; PROVIDED, HOWEVER, that

                (1) any net after-tax exceptional items, less all fees and expenses relating thereto, shall be excluded,

                (2) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

                (3) any net after-tax income (loss) from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations shall be excluded,

                (4) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Board of Directors of Willis Corroon Group, shall be excluded,

                (5) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; PROVIDED that Consolidated Net Income of Willis Corroon Group shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

                (6) the Net Income of any Person acquired in a pooling of interests transaction shall not be included for any period prior to the date of such acquisition,

                (7) the Net Income for such period of any Restricted Subsidiary (other than Willis Corroon Corporation and any guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation

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       applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived; PROVIDED that Consolidated Net Income of Willis Corroon Group shall be increased by the amount of dividends or other distributions or other payments that could have been paid in cash (or to the extent converted into cash) to the referent
       Person or a Restricted Subsidiary thereof in respect of such period and

                (8) the after-tax impact of any net payments or receipts related to Trinity Hedging Obligations shall be included, PROVIDED that any reduction of interest expense related to any net amounts to be received by Trinity are actually received by Willis Corroon Group within 31 days of the end of the period during which such reduction of interest expense was recorded.

Notwithstanding the foregoing, for the purpose of the covenant described under "Certain Covenants-- Limitation on Restricted Payments" only (other than clause
(c)(4) thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by Willis Corroon Group and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from Willis Corroon Group and the Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by Willis Corroon Group or any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(4) thereof. Notwithstanding anything to the contrary stated above, Consolidated Net Income shall not include

                (x) net after-tax income (net of any interest expense in respect of Group Intercompany Notes) relating to amounts received or accrued in respect of the Trinity Intercompany Notes and loans made in respect of Interim Refinancing Indebtedness or

                (y) net after-tax income (or losses) relating to payments received in respect of the Trinity Intercompany Notes or Interim Refinancing Indebtedness or payments made in respect of the corresponding Group Intercompany Note that are solely the result of exchange rate fluctuations or

                (z) net after-tax gain or loss relating to the impact of Facility Hedging Obligations being marked-to-market.

         "CONSORTIUM" means Guardian Royal Exchange, Royal & Sun Alliance Insurance Group, The Chubb Corporation, The Hartford Financial Services Group, Inc., The Tokio Marine and Fire Insurance Co., Limited and Travelers Property Casualty Corp. and their respective Affiliates or any replacement insurance company investors from time to time and their respective Affiliates.

         "CONSORTIUM PREFERRED STOCK"  means

                (a) preferred stock of TA II Limited having a liquidation preference of approximately $270,000,000 issued to the Consortium in connection with the offering of the outstanding notes and the recent acquisitions and

                (b) any preferred stock that

                           (1) is issued in exchange for, or to replace or
                  refinance, all or a portion thereof,

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                           (2) is not subject to mandatory redemption or
                  redemption at the option of the holder thereof prior to the date that is six months later than the maturity date of the notes and

                           (3) may include, at the election of TA II Limited,

                                    (A) provisions for required cash dividends,
                           at a rate per annum not in excess of 7 1/2%, or a higher rate if the payment of cash dividends in excess of 7 1/2% is stated in the provisions of such preferred stock to be subject to the limitations set forth in the Indenture,

                                    (B) provisions for transferability,

                                    (C) provisions for customary voting rights
                           and/or board representation upon the occurrence of non-payment of dividends and

                           (4) other terms customary for public issuances of
                  preferred stock.

         "CONTINGENT OBLIGATIONS" means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

                (1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

                (2) to advance or supply funds

                           (A) for the purchase or payment of any such primary
                  obligation or

                           (B) to maintain working capital or equity capital of
                  the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

                (3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

         "CONTRIBUTION AGREEMENT" means the Contribution Agreement dated as of November 19, 1998, between Trinity Acquisition and Willis Corroon Group in a form previously approved by the Administrative Agent under the Subordinated Bridge Agreement.

         "CONVERTIBLE LOAN" means an interest-free loan made by Trinity Acquisition to Willis Corroon Group in exchange for a note that is convertible at the option of Willis Corroon Group into common equity interests in Willis Corroon Group, PROVIDED that the obligations of Willis Corroon Group under such note are subordinated in right of payment to the notes in a form previously approved by the Administrative Agent under the Subordinated Bridge Agreement including, without limitation, that no payment may be made in respect of such note prior to the date that is 91 days after the Maturity Date of such agreement.

         "CREDIT FACILITIES" means, with respect to Willis Corroon Group and Willis Corroon Corporation, one or more debt facilities, including, without limitation, the Senior Credit Facilities, or

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commercial paper facilities with banks or other institutional lenders or indentures providing for revolving credit loans, term loans, receivables financing, including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against receivables, letters of credit or other long-term indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced, including increasing the amount borrowed thereunder, in whole or in part from time to time.

         "DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

         "DESIGNATED NONCASH CONSIDERATION" means the fair market value of noncash consideration received by Willis Corroon Group or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, executed by an executive vice president and the principal financial officer of Willis Corroon Group or Willis Corroon Corporation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

         "DESIGNATED PREFERRED STOCK" means preferred stock of Willis Corroon Group, any of its direct or indirect parent corporations or Willis Corroon Corporation (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary) and is so designated as Designated Preferred Stock, pursuant to an Officers' Certificate executed by an executive vice president and the principal financial officer of Willis Corroon Group or Willis Corroon Corporation, any of its direct or indirect parent corporations or Willis Corroon Corporation, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause
(c) of the first paragraph of the "--Certain Covenants--Limitation on Restricted Payments" covenant.

         "DISQUALIFIED STOCK" means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable, other than as a result of a change of control or asset sale, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, other than as a result of a change of control or asset sale, in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the notes or the date the notes are no longer outstanding; PROVIDED, HOWEVER, that if such Capital Stock is issued to any plan for the benefit of employees of Willis Corroon Group or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Willis Corroon Group or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

         "DOMESTIC SUBSIDIARY" means, with respect to any Person, any Restricted Subsidiary of such Person other than a Foreign Subsidiary.

         "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus

                (a) provision for taxes based on income or profits of such Person for such period deducted in computing Consolidated Net Income, plus

                (b) Consolidated Interest Expense of such Person for such period paid by such Person or any of its Restricted Subsidiaries during such period, in each case to the extent the same was deducted in calculating such Consolidated Net Income, plus

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                (c) Consolidated Depreciation and Amortization Expense of such
       Person for such period to the extent such depreciation and amortization were deducted in computing Consolidated Net Income, plus

                (d) any expenses or charges related to any Equity Offering, Permitted Investment, acquisition, including amounts paid in connection with the acquisition or retention of one or more individuals comprising teams engaged in a Similar Business, PROVIDED that such payments are made at the time of such acquisition and are consistent with the customary practice in the industry at the time of such acquisition, recapitalization or Indebtedness permitted to be incurred by the Indenture (whether or not successful), including such fees, expenses or charges related to the offering of the outstanding notes and the recent acquisitions and deducted in such period in computing Consolidated Net Income, plus

                (e) the amount of any restructuring charge deducted in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Closing Date, plus

                (f) without duplication, any non-recurring charges relating to the Lloyd's Reconstruction and Renewal Plan, plus

                (g) without duplication, any other non-cash charges reducing Consolidated Net Income for such period, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period, plus

                (h) the amount of any minority interest expense deducted in calculating Consolidated Net Income, less, without duplication

                (i) non-cash items increasing Consolidated Net Income of such Person for such period, excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period.

         "EMU" means economic and monetary union as contemplated in the Treaty on European Union.

         "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

         "EQUITY OFFERING" means any public or private sale of common stock or preferred stock of Willis Corroon Group, any of its direct or indirect parent corporations or Willis Corroon Corporation (excluding Disqualified Stock), other than

       - public offerings with respect to Willis Corroon Group's Common Stock registered on Form S-8 and

       - any such public or private sale that constitutes an Excluded Contribution.

         "EURO" means the single currency of participating member states of the EMU.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934 and the rules and regulations of the Commission promulgated thereunder.

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         "EXCLUDED CONTRIBUTION"  means net cash proceeds, marketable securities or Qualified Proceeds, in each case, received by Willis Corroon Group or Willis Corroon Corporation from

                (a) contributions to its common equity capital (other than, in the case of Willis Corroon Corporation, contributions by Willis Corroon Group) and

                (b) the sale (other than to a Subsidiary of Willis Corroon Group or to any Willis Corroon Group or Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of Willis Corroon Group or Willis Corroon Corporation,

in each case designated as Excluded Contributions pursuant to an officers' certificate executed by an executive vice president and the principal financial officer of Willis Corroon Group or Willis Corroon Corporation on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (c) of the first paragraph under "--Certain Covenants--Limitation on Restricted Payments."

         "EXISTING INDEBTEDNESS" means Indebtedness of Willis Corroon Group or its Restricted Subsidiaries in existence on the Closing Date, plus interest accruing thereon, after application of the net proceeds of the loans made under the Subordinated Bridge Agreement.

         "FACILITY HEDGING OBLIGATIONS" means Hedging Obligations of Willis Corroon Group or Willis Corroon Corporation (other than Hedging Obligations entered into for speculative purposes) having an aggregate notional amount at any time outstanding not in excess of $1,175,000,000 less the notional amount of any Trinity Hedging Obligations outstanding at such time.

         "FIXED CHARGE COVERAGE RATIO" means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that Willis Corroon Group or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness or issues or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "CALCULATION DATE"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of Disqualified Stock or preferred stock, as if the same had occurred at the beginning of the applicable four-quarter period.

         For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made by Willis Corroon Group or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Willis Corroon Group or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or discontinued operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma

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effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or discontinued operation had occurred at the beginning of the applicable four-quarter period.

         For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of Willis Corroon Group. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of Willis Corroon Group to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as Willis Corroon Group may designate.

         "FIXED CHARGES" means, with respect to any Person for any period, the sum of

                (a) Consolidated Interest Expense of such Person for such period,

                (b) all cash dividend payments (excluding items eliminated in consolidation) on any series of

                           (1) Disqualified Stock,

                           (2) preferred stock and

                           (3) to the extent paid pursuant to clause (6)(B) of
                  the covenant described under "--Certain Covenants--Limitation on Restricted Payments," other Capital Stock of such Person.

         "FOREIGN SUBSIDIARY" means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof.

         "GAAP" means generally accepted accounting principles in the United Kingdom which are in effect on the Closing Date. For the purposes of the Indenture, the term "consolidated" with respect to any Person means such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary.

         "GOVERNMENT SECURITIES"  means securities that are

                (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or

                (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America,

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which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

         "GROUP INTERCOMPANY NOTE" means a note issued by Willis Corroon Group or a Restricted Subsidiary in favor of Trinity Acquisition

                (a) in consideration of the issuance of a Trinity Intercompany Note or

                (b) in connection with a loan made by Trinity Acquisition to Willis Corroon Group or such Restricted Subsidiary out of the proceeds received from the issuance of a Trinity Intercompany Note,

PROVIDED, in each case, that the obligations of Willis Corroon Group or such Restricted Subsidiary under such note are subordinated in right of payment to the notes in a form previously approved by the administrative agent under the Subordinated Bridge Agreement including, without limitation, that no payment shall be made in respect of such note if any Default on the notes or any default under the Senior Credit Facilities has occurred and is continuing.

         "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

         "GUARANTEED LOAN NOTES" means loan notes of Trinity Acquisition issued pursuant to the offer at the election of holders of the shares, having the terms contained in the Guaranteed Loan Notes Instrument and guaranteed by The Chase Manhattan Bank, acting through its London branch.

         "GUARANTEED LOAN NOTES INSTRUMENT" means the Guaranteed Loan Notes Instrument in the form of Exhibit J to the Senior Bridge Facility.

         "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under

       - currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and

       - other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

         "HOLDER"  means a holder of the notes.

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         "INDEBTEDNESS"  means, with respect to any Person,

                (a) any indebtedness (including principal and premium) of such Person, whether or not contingent

                           (1) in respect of borrowed money,

                           (2) evidenced by bonds, notes, debentures or similar
                  instruments or letters of credit or bankers' acceptances (or, without double counting, reimbursement agreements in respect thereof),

                           (3) representing the balance deferred and unpaid of
                  the purchase price of any property (including Capitalized Lease Obligations), except any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business or

                           (4) representing any Hedging Obligations, if and to
                  the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP,

                (b) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person, other than by endorsement of negotiable instruments for collection in the ordinary course of business, and

                (c) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person, whether or not such Indebtedness is assumed by such Person; PROVIDED, HOWEVER, that Contingent Obligations incurred in the ordinary course of business shall be deemed not to constitute Indebtedness, and obligations under or in respect of Receivables Facilities shall not be deemed to constitute Indebtedness.

         In addition, "Indebtedness" of any Person shall include Indebtedness described in the foregoing paragraph that would not appear as a liability on the balance sheet of such Person if

                (1) such Indebtedness is the obligation of a partnership or a joint venture that is not a Restricted Subsidiary (a "Joint Venture"),

                (2) such Person or a Restricted Subsidiary is a general partner of the Joint Venture (a "General Partner") and

                (3) there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary; and such Indebtedness shall be included in an amount not to exceed

                           (x) the greater of

                                    (a) the net assets of the General Partner
                           and

                                    (b) the amount of such obligations to the
                           extent that there is recourse by, contract or operation of law, to the property or assets of

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                           such Person or a Restricted Subsidiary (other than
                           the General Partner) or

                           (y) if less than the amount determined pursuant to
                  clause (x) immediately above, the actual amount of such Indebtedness that is recourse to such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in Consolidated Interest Expense to the extent paid by Willis Corroon Group or its Restricted Subsidiaries.

         "INDEPENDENT FINANCIAL ADVISOR" means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of Willis Corroon Group or Willis Corroon Corporation, qualified to perform the task for which it has been engaged.

         "INTERIM FINANCINGS" means the Sponsor Promissory Note and the Senior Bridge Facility.

         "INTERIM REFINANCING INDEBTEDNESS" means indebtedness in respect of loans made to Trinity Acquisition on the Closing Date by Willis Corroon Corporation using the proceeds from the borrowing under the Subordinated Bridge Agreement and the borrowing of term loans under the Senior Credit Facilities, the proceeds of which were used

                (a) directly or indirectly to repay the Interim Financings,

                (b) to make a Convertible Loan, substantially all the proceeds of which were used to repay indebtedness of Willis Corroon Group and its Subsidiaries existing on the Closing Date and required to be repaid under the Senior Credit Facilities and

                (c) to pay related fees and expenses.

         "INVESTMENT GRADE SECURITIES"  means

                (1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents),

                (2) debt securities or debt instruments with a rating of BBB-or higher by S&P or Baa3 or higher by Moody's or the equivalent of such rating by such rating organization, or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among Willis Corroon Group and its Subsidiaries,

                (3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution and

                (4) corresponding instruments in countries other than the United States or the United Kingdom customarily utilized for high-quality investments.

         "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel

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and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of Willis Corroon Group in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "--Certain Covenants--Limitation on Restricted Payments,"

                (1) "Investments" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of Willis Corroon Group at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Willis Corroon Group shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to

                           (x) Willis Corroon Group's "Investment" in such
                  Subsidiary at the time of such redesignation less

                           (y) the portion (proportionate to Willis Corroon
                  Group's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

                (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by Willis Corroon Group.

         "LETTER OF CREDIT OBLIGATIONS" means all Obligations in respect of Indebtedness of Willis Corroon Group with respect to letters of credit issued pursuant to the Senior Credit Facilities which Indebtedness shall be deemed to consist of

                (a) the aggregate maximum amount available to be drawn under all such letters of credit (the determination of such aggregate maximum amount to assume compliance with all conditions for drawing) and

                (b) the aggregate amount that has been paid by, and not reimbursed to, the issuers of such letters of credit.

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; PROVIDED that in no event shall an operating lease be deemed to constitute a Lien.

         "MANAGEMENT GROUP" means the directors and executive officers of Willis Corroon Corporation, Willis Corroon Group or its direct or indirect parent corporations.

         "MOODY'S"  means Moody's Investors Service, Inc.

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         "NET INCOME"  means, with respect to any Person, the net income (loss)
of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

         "NET PROCEEDS" means the aggregate cash proceeds received by Willis Corroon Group or any of its Restricted Subsidiaries in respect of any Asset Sale, including, without limitation, any cash received upon the sale or other disposition of any Designated Noncash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Noncash Consideration, including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness required (other than required by clause (1) of the second paragraph of "--Repurchase at the Option of Holders--Asset Sales" to be paid as a result of such transaction) and any deduction of appropriate amounts to be provided by Willis Corroon Group as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by Willis Corroon Group after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

         "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and banker's acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

         "OFFICER" means the Chairman of the Board, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of Willis Corroon Group, Willis Corroon Corporation or any guarantor, as applicable.

         "OFFICERS' CERTIFICATE" means a certificate signed on behalf of Willis Corroon Group or Willis Corroon Corporation, as the case may be, by two Officers of Willis Corroon Group or Willis Corroon Corporation, as applicable, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of Willis Corroon Group or Willis Corroon Corporation, as applicable, that meets the requirements set forth in the Indenture.

         "PERMITTED ASSET SWAP" means any one or more transactions in which Willis Corroon Group or any Restricted Subsidiary exchanges assets for consideration consisting of

                (1) Equity Interests in or assets of a Person engaged in a Similar Business and

                (2) any cash or Cash Equivalents, provided that such cash or Cash Equivalents will be considered Net Proceeds from an Asset Sale.

         "PERMITTED HOLDERS" means Kohlberg Kravis Roberts & Co. L.P., its Affiliates and the Management Group.

         "PERMITTED INVESTMENTS"  means

                (a) with respect to fiduciary cash held by Willis Corroon Group or its Restricted Subsidiaries, Investments in which it is customary for Persons that are engaged in a Similar Business and that comply with all applicable laws and regulations; and

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                (b) in all other cases

                           (1) any Investment in Willis Corroon Group or any
                  Restricted Subsidiary;

                           (2) any Investment in cash and Cash Equivalents or
                  Investment Grade Securities;

                           (3) any Investment by Willis Corroon Group or any
                  Restricted Subsidiary of Willis Corroon Group in a Person that is engaged in a Similar Business if as a result of such Investment

                                    (A) such Person becomes a Restricted
                           Subsidiary or

                                    (B) such Person, in one transaction or a
                           series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Willis Corroon Group or a Restricted Subsidiary;

                           (4) any Investment in securities or other assets not
                  constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of "--Repurchase at the Option of Holders--Asset Sales" or any other disposition of assets not constituting an Asset Sale;

                           (5) any Investment existing on the Closing Date;

                           (6) advances to employees not in excess of $15.0
                  million outstanding at any one time, in the aggregate;

                           (7) any Investment acquired by Willis Corroon Group
                  or any of its Restricted Subsidiaries

                                    (A) in exchange for any other Investment or
                           accounts receivable held by Willis Corroon Group or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or

                                    (B) as a result of a foreclosure by Willis
                           Corroon Group or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

                           (8) Hedging Obligations permitted under clause (j) of
                  the covenant described in "--Certain Covenants--Limitation of Incurrence of Indebtedness and Issuance of Disqualified Stock" covenant;

                           (9) loans and advances to officers, directors and
                  employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business;

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
                           (10) any Investment in a Similar Business having an
                  aggregate fair market value, taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash, marketable securities and/or Qualified Proceeds), not to exceed the greater of

                                    (A) $125.0 million or

                                    (B) 12.5% of Total Revenues at the time of
                           such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

                           (11) Investments the payment for which consists of
                  Equity Interests of Willis Corroon Group, any of its direct or indirect parent corporations or Willis Corroon Corporation (exclusive of Disqualified Stock); PROVIDED, HOWEVER, that such Equity Interests will not increase the amount available for Restricted Payments under clause (c) of the first paragraph under the covenant described in "--Certain Covenants--Limitation on Restricted Payments;"

                           (12) additional Investments having an aggregate fair
                  market value, taken together with all other Investments made pursuant to this clause (12) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash, marketable securities and/or Qualified Proceeds or do consist of distributions made pursuant to clause (13) of the second paragraph of the covenant described in "--Certain Covenants--Limitation on Restricted Payments"), not to exceed $50.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

                           (13) guarantees of Indebtedness permitted under the
                  covenant described in "--Certain Covenants--Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock;"

                           (14) any transaction to the extent it constitutes an
                  investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under "--Certain Covenants--Transactions with Affiliates" (except transactions described in clauses (2), (6), (7) and (11) of such paragraph);

                           (15) Investments consisting of the licensing or
                  contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

                           (16) any Investment by Willis Corroon Group or any
                  Restricted Subsidiary in a Person that is an Associate on the Closing Date; and

                           (17) Investments relating to any special purpose
                  Wholly Owned Subsidiary of Willis Corroon Group or Willis Corroon Corporation organized in connection with a Receivables Facility that, in the good faith determination of the

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
                  board of directors of Willis Corroon Group, are necessary or advisable to effect such Receivables Facility.

         "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "PREFERRED STOCK" means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

         "QUALIFIED PROCEEDS" means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; PROVIDED that the fair market value of any such assets or Capital Stock shall be determined by the board of directors in good faith, except that in the event the value of any such assets or Capital Stock may exceed $25.0 million or more, the fair value shall be determined in writing by an independent investment banking firm of nationally recognized standing.

         "RECEIVABLES FACILITY" means one or more receivables financing facilities, as amended from time to time, pursuant to which Willis Corroon Group and/or any of its Restricted Subsidiaries sells its accounts receivable to a Person that is not a Restricted Subsidiary.

         "RECEIVABLES FEES" means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

         "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

         "RESTRICTED SUBSIDIARY" means, at any time, Willis Corroon Corporation and any direct or indirect Subsidiary of Willis Corroon Group (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; PROVIDED, HOWEVER, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of "Restricted Subsidiary."

         "S&P"  means Standard and Poor's Ratings Group.

         "SECURITIES ACT" means the Securities Act of 1933 and the rules and regulations of the Commission promulgated thereunder.

         "SENIOR BRIDGE FACILITY" means the Credit Agreement dated as of July 22, 1998, as amended and restated as of September 25, 1998, and as amended on October 30, 1998 and November 13, 1998, among Trinity Acquisition, the lenders party thereto and The Chase Manhattan Bank, as Administrative Agent.

         "SENIOR CREDIT FACILITIES" means the Credit Agreement dated as of July 22, 1998, as amended and restated as of September 1, 1998, September 25, 1998 and February 19, 1999, and as amended on October 28, 1998, among Willis Corroon Group, Willis Corroon Corporation, Trinity Acquisition, the Lenders from time to time party thereto and The Chase Manhattan Bank, as Administrative Agent and Collateral Agent, including any collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such

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
replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof, PROVIDED, HOWEVER, that in connection with any facilities which refund, replace or refinance such Credit Agreement there shall not be more than one facility at any one time that is identified as the Senior Credit Facilities and, if at any time there is more than one facility which would constitute the Senior Credit Facilities, Willis Corroon Corporation will designate to the Trustee which one of such facilities will be the Senior Credit Facilities for purposes of the Indenture.

         "SENIOR SUBORDINATED INDEBTEDNESS"  means

                (a) with respect to Willis Corroon Corporation, Indebtedness which ranks equal in right of payment to the notes and

                (b) with respect to any guarantor, Indebtedness which ranks equal in right of payment to the guarantee of such guarantor.

         "SIGNIFICANT SUBSIDIARY" means Willis Corroon Corporation and any other Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof.

         "SIMILAR BUSINESS" means insurance brokering, risk management consulting, insurance agency, employee benefit consulting and any activities or businesses incidental or directly related or similar thereto, or any line of business engaged in by Willis Corroon Group or its Subsidiaries on the date of issuance of the outstanding notes or any business activity that is a reasonable extension, development or expansion thereof or ancillary thereto.

         "SPONSOR PROMISSORY NOTE" means the subordinated promissory note dated as of July 22, 1998, issued by Trinity Acquisition in favor of an affiliate of Kohlberg Kravis Roberts & Co. L.P. in an amount not to exceed $575,000,000.

         "SUBORDINATED BRIDGE AGREEMENT" means the Senior Subordinated Loan Agreement dated as of November 19, 1998, among Willis Corroon Group, Willis Corroon Partners, Willis Corroon Corporation, the Lenders from time to time party thereto and The Chase Manhattan Bank, as Administrative Agent.

         "SUBORDINATED INDEBTEDNESS"  means

                (a) with respect to Willis Corroon Corporation, any Indebtedness of Willis Corroon Corporation which is by its terms subordinated in right of payment to the notes and

                (b) with respect to any guarantor, any Indebtedness of such guarantor which is by its terms subordinated in right of payment to the guarantee of such guarantor.

         "SUBSIDIARY"  means, with respect to any Person,

                (1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and

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
                (2) any partnership, joint venture, limited liability company or similar entity of which

                           (x) more than 50% of the capital accounts,
                  distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise and

                           (y) such Person or any Wholly Owned Restricted
                  Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

         "TOTAL REVENUES" means the total operating revenues of Willis Corroon Group and its Restricted Subsidiaries, as shown on the most recent annual income statement of Willis Corroon Group.

         "TRINITY HEDGING OBLIGATIONS" means Hedging Obligations of Trinity Acquisition (other than Hedging Obligations entered into for speculative purposes) having an aggregate notional amount at any time outstanding not in excess of $1,175,000,000 less the notional amount of any Facility Hedging Obligations outstanding at such time.

         "TRINITY INTERCOMPANY NOTE" means any note issued by Trinity Acquisition in favor of Willis Corroon Group or a Restricted Subsidiary

                (a) in consideration of the issuance of a Group Intercompany Note or

                (b) in connection with the making of a loan to Trinity Acquisition by Willis Corroon Group or such Restricted Subsidiary (other than with respect to Interim Refinancing Indebtedness), PROVIDED that all the proceeds received by Trinity Acquisition from such loan, if any, are immediately used to make a loan to Willis Corroon Group or a Restricted Subsidiary pursuant to a Group Intercompany Note.

         "U.K. SUBSIDIARY" means, with respect to any Person, any Restricted Subsidiary of such Person that is organized under the laws of England and Wales.

         "UNRESTRICTED SUBSIDIARY"  means

                (1) Sovereign Marine & General Insurance Company Limited, in provisional liquidation,

                (2) any Subsidiary of Willis Corroon Group which at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of Willis Corroon Group, as provided below) and

                (3) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of Willis Corroon Group may designate any Subsidiary of Willis Corroon Group (including any existing Subsidiary and any newly acquired or newly formed Subsidiary but excluding Willis Corroon Corporation) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, Willis Corroon Group or any Subsidiary of Willis Corroon Group (other than any Subsidiary of the Subsidiary to be so designated), PROVIDED that

                (a) any Unrestricted Subsidiary (other than Sovereign) must be an entity of which shares of the capital stock or other equity interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or equity interests having

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
       ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by Willis Corroon Group,

                (b) such designation complies with the covenants described under "--Certain Covenants--Limitation on Restricted Payments" and

                (c) each of

                           (1) the Subsidiary to be so designated and

                           (2) its Subsidiaries has not at the time of
                  designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of Willis Corroon Group or any of its Restricted Subsidiaries.

         The Board of Directors of Willis Corroon Group may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that, immediately after giving effect to such designation no Default or Event of Default shall have occurred and be continuing and either

                (1) Willis Corroon Group could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under "--Certain Covenants-- Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock" or

                (2) the Fixed Charge Coverage Ratio for Willis Corroon Group and its Restricted Subsidiaries would be greater than such ratio for Willis Corroon Group and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation. Any such designation by the Board of Directors of Willis Corroon Group shall be notified by Willis Corroon Group to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

         "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

         "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the quotient obtained by dividing

                (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock multiplied by the amount of such payment, by

                (2) the sum of all such payments.

         "WHOLLY OWNED RESTRICTED SUBSIDIARY" is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

         "WHOLLY OWNED SUBSIDIARY" of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

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
                         REGISTRATION RIGHTS AGREEMENT

         Willis Corroon Group, Willis Corroon Corporation, Willis Corroon Partners (which are collectively referred to as the "Willis Corroon" for purposes of this summary) and the initial purchasers under the issuance of outstanding notes entered into an exchange and registration rights agreement on February 2, 1999. Pursuant to the registration rights agreement, Willis Corroon agreed to:

       - file with the Commission on or prior to 100 days after the date of issuance of the outstanding notes a registration statement on an appropriate form under the Securities Act, relating to a registered exchange offer for the outstanding notes under the Securities Act; and

       - use its reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act within 240 days after the issuance of the outstanding notes.

As soon as practicable after the effectiveness of the exchange offer registration statement, Willis Corroon Corporation will offer to the holders of Transfer Restricted Securities (as defined below) who are not prohibited by any law or policy of the Commission from participating in the exchange offer the opportunity to exchange their Transfer Restricted Securities for an issue of a second series of notes that are identical in all material respects to the outstanding notes (except that the exchange notes will not contain terms with respect to transfer restrictions) and that would be registered under the Securities Act. Willis Corroon Corporation will keep the exchange offer open for not less than 20 business days (or longer, if required by applicable law) after the date on which notice of the exchange offer is mailed to the holders of the outstanding notes.

         If

       - because of any change in law or applicable interpretations thereof by the staff of the Commission, Willis Corroon is not permitted to effect the exchange offer as contemplated hereby,

       - any outstanding notes validly tendered pursuant to the exchange offer are not exchanged for exchange notes within 270 days after the issuance of the outstanding notes,

       - the initial purchasers so request with respect to outstanding notes not eligible to be exchanged for exchange notes in the exchange offer,

       - any applicable law or interpretations do not permit any holder of outstanding notes to participate in the exchange offer or

       - any holder of outstanding notes that participates in the exchange offer does not receive freely transferable exchange notes in exchange for tendered outstanding notes,

then Willis Corroon will file with the Commission a shelf registration statement to cover resales of Transfer Restricted Securities by such holders who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement. For purposes of the foregoing, "Transfer Restricted Securities" means each outstanding note until:

       - the date on which such outstanding note has been exchanged for a freely transferable exchange note in the exchange offer;

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
       - the date on which such outstanding note has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement; or

       - the date on which such outstanding note is distributed to the public pursuant to Rule 144 under the Securities Act or is salable pursuant to Rule 144(k) under the Securities Act.

         Willis Corroon will use its reasonable best efforts to have the exchange offer registration statement or, if applicable, the shelf registration statement declared effective by the Commission as promptly as practicable after the filing thereof. Unless the exchange offer would not be permitted by a policy of the Commission, Willis Corroon Corporation will commence the exchange offer and will use its reasonable best efforts to consummate the exchange offer as promptly as practicable, but in any event prior to 270 days after the issuance of the outstanding notes. If applicable, Willis Corroon will use its reasonable best efforts to keep the shelf registration statement effective for a period until two years after the issuance of the outstanding notes or such shorter period when all notes covered by the shelf registration statement have been sold in the manner set forth and as contemplated in the shelf registration statement or when the outstanding notes became eligible for resale pursuant to Rule 144 under the Securities Act without volume restrictions, if any.

         If

         (1) the applicable registration statement is not filed with the Commission on or prior to 100 days after the issuance of the outstanding notes (or, in the case of a shelf registration statement required to be filed in response to a change in law or applicable interpretations of the staff of the Commission, if later, within 60 days after publication of the change in law or interpretations, but in no event before 100 calendar days after the issuance of the outstanding notes);

         (2) the exchange offer registration statement or the shelf registration statement, as the case may be, is not declared effective within 240 days after the issuance of the outstanding notes (or in the case of a shelf registration statement required to be filed in response to a change in law or applicable interpretations of the staff of the Commission, if later, within 90 days after publication of the change in law or interpretations, but in no event before 240 days after the issuance of the outstanding notes);

         (3) the exchange offer is not consummated on or prior to 270 days after the issuance of the outstanding notes (other than in the event Willis Corroon files a shelf registration statement); or

         (4) the shelf registration statement is filed and declared effective within the time periods specified in clause (2) above but shall thereafter cease to be effective (at any time that Willis Corroon is obligated to maintain the effectiveness thereof) without being succeeded within 90 days by an additional registration statement filed and declared effective

Willis Corroon will be obligated to pay liquidated damages to each holder of Transfer Restricted Securities, during the period of one or more such registration defaults, with respect to the first 90-day period immediately following the occurrence of the first registration default in an amount equal to one-quarter of one percent per annum, which rate will be increased by an additional one-quarter of one percent per annum for each subsequent 90-day period that any liquidated damages continue to accrue; provided that the rate at which liquidated damages accrue may in no event exceed 1.0% per annum, in respect of the notes constituting Transfer Restricted Securities held by such holder until the applicable

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registration statement is filed, the exchange offer registration statement is declared effective and the exchange offer is consummated or the shelf registration statement is declared effective or again becomes effective, as the case may be. All accrued liquidated damages shall be paid to holders in the same manner as interest payments on the notes on semi-annual payment dates which correspond to interest payment dates for the notes. Following the cure of all registration defaults, the accrual of liquidated damages will cease. Notwithstanding the foregoing, Willis Corroon may issue a notice that the shelf registration statement is unusable pending the announcement of a material corporate transaction and may issue any notice suspending use of the shelf registration statement required under applicable securities laws to be issued and, in the event that the aggregate number of days in any consecutive twelve-month period for which all such notices are issued and effective exceeds 60 days in the aggregate, then Willis Corroon will be obligated to pay liquidated damages to each holder of Transfer Restricted Securities in an amount equal to one-quarter of one percent per annum, which rate will be increased by an additional one-quarter of one percent per annum for each subsequent 90-day period that liquidated damages continue to accrue; provided that the rate at which liquidated damages accrue may in no event exceed 1.0% per annum, in respect of the notes constituting Transfer Restricted Securities. Upon Willis Corroon declaring that the shelf registration statement is usable after the period of time described in the preceding sentence, the accrual of liquidated damages will cease.

         The registration rights agreement also provides that Willis Corroon

       - shall make available for a period of 90 days after the consummation of the exchange offer a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any such exchange notes and

       - shall pay expenses incident to the exchange offer and will indemnify certain holders of the notes (including any broker-dealer) against certain liabilities, including liabilities under the Securities Act.

A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the exchange and registration rights agreement (including certain indemnification rights and obligations).

         Each holder of the outstanding notes who wishes to exchange such outstanding notes for exchange notes in the exchange offer will be required to make certain representations, including representations that:

       - any exchange notes to be received by it will be acquired in the ordinary course of its business;

       - it has no arrangement or understanding with any person to participate in the distribution of the exchange notes;

       - it is not an "affiliate" (as defined in Rule 405 under the Securities
         Act) of Willis Corroon, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; and

       - if it is a person in the United Kingdom, that its ordinary activities involve it in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of its business.

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
         If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the exchange notes. If the holder is a broker-dealer that will receive exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes.

         Holders of the outstanding notes will be required to make certain representations to Willis Corroon (as described above) in order to participate in the exchange offer and will be required to deliver information to be used in connection with the shelf registration statement in order to have their outstanding notes included in the shelf registration statement and benefit from the provisions regarding liquidated damages set forth in the preceding paragraphs. A holder who sells outstanding notes pursuant to the shelf registration statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement which are applicable to such a holder (including certain indemnification obligations).

         For so long as the notes are outstanding, Willis Corroon Corporation will continue to provide to holders of the notes and to prospective purchasers of the notes the information required by Rule 144A(d)(4) under the Securities Act.

         The foregoing description of the registration rights agreement is a summary only, does not purport to be complete and is qualified in its entirety by reference to all provisions of the registration rights agreement. Willis Corroon will provide a copy of the registration rights agreement to holders of outstanding notes identified to Willis Corroon by the initial purchasers under the offering of outstanding notes upon request.

         Application will be made to list the exchange notes on the Luxembourg Stock Exchange. The exchange notes will be accepted for clearance through the accounts of the Euroclear Operator and Cedel Bank and they will have a new common code and a new ISIN number, which will be transmitted to the Luxembourg Stock Exchange. All documents prepared in connection with the exchange offer will be available at the office of the special agent in Luxembourg and all necessary actions and services in respect of the exchange offer may be done at the office of the special agent in Luxembourg. The special agent appointed for these purposes is Kredietbank S.A. Luxembourgeoise, 43, Boulevard Royal, L-2955 Luxembourg.

         All notices relating to the exchange offer will be published in accordance with the notice provisions of the indenture. See "Description of the Notes--Notices." So long as the outstanding notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall require, prior to the commencement of the exchange offer, notice of the exchange offer will be given to the Luxembourg Stock Exchange and will be published in a newspaper having a general circulation in Luxembourg, which is expected to be the LUXEMBURGER WORT. Such notice will, among other things, provide details of the conditions to the exchange offer and the commencement and expected completion dates of the exchange offer. So long as the notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall require, notice of the results of the exchange offer will be given to the Luxembourg Stock Exchange and will be published in a newspaper having a general circulation in Luxembourg, which is expected to be the LUXEMBURGER WORT, in each case, as promptly as practicable following the completion of the exchange offer. Similar notice will also be provided in connection with the payment of liquidated damages and the declaration of the effective date of interest rates.

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                             UNITED STATES FEDERAL
                 INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER

EXCHANGE OF NOTES


         In the opinion of Simpson Thacher & Bartlett, the following summary describes the material United States federal income tax consequences of the exchange offer. The exchange of outstanding notes for exchange notes in the exchange offer will not constitute a taxable event to holders. Consequently, no gain or loss will be recognized by a holder upon receipt of an exchange note, the holding period of the exchange note will include the holding period the outstanding note and the basis of the exchange note will be the same as the basis of the outstanding note immediately before the exchange.


         IN ANY EVENT, PERSONS CONSIDERING THE EXCHANGE OF OUTSTANDING NOTES FOR EXCHANGE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

                             UNITED STATES FEDERAL
                  INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

         The following summary describes the material United States federal income tax consequences of the ownership of notes as of the date hereof by a Non-U.S. Holder (as defined below). Except where noted it deals only with notes held as capital assets by Non-U.S. Holders. As used herein the term "Non-U.S. Holder" means any person or entity that is not a United States Holder ("U.S. Holder"). A U.S. Holder is any beneficial owner of a note that is

                (1) a citizen or resident of the United States,

                (2) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof,

                (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source and

                (4) a trust (x) that is subject to the supervision of a court within the United States and the control of one or more United States persons as described in section 7701(a)(30) or (y) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

         The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in United States federal income tax consequences different from those discussed below. PERSONS CONSIDERING THE PURCHASE, OWNERSHIP OR DISPOSITION OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

         Under present United States federal income and estate tax law, and subject to the discussion below concerning backup withholding:

                (a) no withholding of United States federal income tax will be required with respect to the payment by Willis Corroon Corporation or any paying agent of principal or interest on a note owned by a Non-U.S. Holder, provided that

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                           (1) the beneficial owner does not actually or
                  constructively own 10% or more of the total combined voting power of all classes of stock of Willis Corroon Corporation entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder,

                           (2) the beneficial owner is not a controlled foreign
                  corporation that is related to Willis Corroon Corporation through stock ownership,

                           (3) the beneficial owner is not a bank whose receipt
                  of interest on a note is described in section 881(c)(3)(A) of the Code and

                           (4) the beneficial owner satisfies the statement
                  requirement (described generally below) set forth in section 871(h) and section 881(c) of the Code and the regulations thereunder;

                (b) no withholding of United States federal income tax will be required with respect to any gain or income realized by a Non-U.S. Holder upon the sale, exchange, retirement or other disposition of a note; and

                (c) a note beneficially owned by an individual who at the time of death is a Non-U.S. Holder will not be subject to United States federal estate tax as a result of such individual's death, provided that such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the company entitled to vote within the meaning of section 871(h)(3) of the Code and provided that the interest payments with respect to such note would not have been, if received at the time of such individual's death, effectively connected with the conduct of a United States trade or business by such individual.

         It is unclear whether the payment of Liquidated Damages to a Non-U.S. Holder would be subject to withholding of U.S. federal income tax.

         To satisfy the requirement referred to in (a)(4) above, the beneficial owner of such note, or a financial institution holding the note on behalf of such owner, must provide, in accordance with specified procedures, a paying agent of the Issuer with a statement to the effect that the beneficial owner is not a U.S. Holder. Currently, these requirements will be met if

                (1) the beneficial owner provides his name and address, and certifies, under penalties of perjury, that he is not a U.S. Holder (which certification may be made on an Internal Revenue Service ("IRS") Form W-8 (or successor form)) or

                (2) a financial institution holding the note on behalf of the beneficial owner certifies, under penalties of perjury, that such statement has been received by it and furnishes a paying agent with a copy thereof.


Under recently finalized Treasury regulations (the "Final Regulations"), the statement requirement referred to in (a)(4) above may also be satisfied with other documentary evidence for interest paid after December 31, 2000 with respect to an offshore account or through certain foreign intermediaries.



         If a Non-U.S. Holder cannot satisfy the requirements of the "portfolio interest" exception described in (a) above, payments of interest made to such Non-U.S. Holder will be subject to a 30% withholding tax unless the beneficial owner of the note provides Willis Corroon Corporation or its paying agent, as the case may be, with a properly executed (1) IRS Form 1001 (or successor form) claiming an exemption from or reduction in withholding under the benefit of a tax treaty or (2) IRS Form 4224 (or successor form) stating that interest paid on the note is not subject to withholding tax because it is effectively connected with the beneficial owner's conduct of a trade or business in the United States.


         If a Non-U.S. Holder is engaged in a trade or business in the United States and interest on the note is effectively connected with the conduct of such trade or business, the Non-U.S. Holder, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on such interest on a net income basis in the same manner as if it were a U.S. Holder. In addition, if such holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, interest on a note will be included in such foreign corporation's earnings and profits.

         Any gain or income realized upon the sale, exchange, retirement or other disposition of a note generally will not be subject to United States federal income tax unless

                (1) such gain or income is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder, or

                (2) in the case of a Non-U.S. Holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement or other disposition, and certain other conditions are met.

         Special rules may apply to certain Non-U.S. Holders, such as "controlled foreign corporations," "passive foreign investment companies" and "foreign personal holding companies," that are subject to special treatment under the Code. Such entities should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

INFORMATION REPORTING AND BACKUP WITHHOLDING

         In general, no information reporting or backup withholding will be required with respect to payments made by Willis Corroon Corporation or any paying agent to Non-U.S. Holders if a statement described in (a)(4) above has been received (and the payor does not have actual knowledge that the beneficial owner is a United States Person).


         In addition, backup withholding and information reporting will not apply if payments of the principal, interest or premium on a note are paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of the beneficial owner of such note, or if a foreign office of a broker (as defined in applicable Treasury regulations) pays the proceeds of the sale of a note to the owner thereof. If, however, such nominee, custodian, agent or broker is, for United States federal income tax purposes, a United States person, a controlled foreign corporation or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or, for taxable years beginning after December 31, 2000, a foreign partnership in which one or more United States persons, in the aggregate, own more than 50% of the income or capital interests in the partnership or a foreign partnership which is engaged in a trade or business in the United States, such payments will not be subject to backup withholding but will be subject to information reporting, unless


                (1) such custodian, nominee, agent or broker has documentary evidence in its records that the beneficial owner is not a United States person and certain other conditions are met or

                (2) the beneficial owner otherwise establishes an exemption.

         Payments of principal, interest and premium on a note paid to the beneficial owner of a note by a United States office of a custodian, nominee or agent, or the payment by the United States office of a broker of the proceeds of sale of a note, will be subject to both backup withholding and information

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
reporting unless the beneficial owner provides the statement referred to in
(a)(4) above and the payor does not have actual knowledge that the beneficial owner is a United States person or otherwise establishes an exemption.

         Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such holder's United States federal income tax liability provided the required information is furnished to the IRS.

            MATERIAL UNITED KINGDOM TAX CONSEQUENCES OF PAYMENTS BY
                       WILLIS CORROON GROUP AS GUARANTOR

         Under current law if Willis Corroon Group, as guarantor, makes any payments in respect of interest on the notes (or other amounts due under the notes other than repayment of principal) such payments may be subject to United Kingdom withholding tax at the basic rate (currently 23%). Relief from such withholding may be available pursuant to the provisions of any applicable double taxation treaty. In particular, under the terms of the U.S./U.K. double taxation treaty, Holders entitled to the benefit of that treaty would be able to recover in full any U.K. tax withheld by making a claim on the appropriate form. Alternatively, a claim may be made by a holder in advance of a payment in respect of interest. If the claim is accepted by the U.K. Inland Revenue, it will authorize subsequent payments to be made without deduction of U.K. withholding tax. Claims for repayment must be made within six years of the end of the U.K. year of assessment (generally April 5 in each year) to which the interest relates and must be accompanied by the original statement provided by the Company when the interest payment was made showing the amount of U.K. income tax deducted. Because a claim is not considered until the U.K. Inland Revenue receives the appropriate form from the Internal Revenue Service, forms should be sent to the Internal Revenue Service, in the case of an advance claim well before the relevant interest payment date or, in the case of a claim for repayment of the tax, well before the end of the appropriate limitation period.

         As described above, Willis Corroon Group has agreed, subject to specific exceptions and limitations, to pay to the holders of the notes Additional Amounts in respect of any applicable United Kingdom withholding tax in order that the interest (and other amounts due under the notes) such holders receive, net of any applicable United Kingdom withholding tax, will equal the amounts which would have been receivable by such holders in the absence of such United Kingdom withholding tax. See "Description of the Notes--Withholding Taxes".

TRANSFER TAXES ON TRANSFER OF NOTES IN THE UNITED KINGDOM

         Under current law the sale or transfer in the United Kingdom of the notes will not be subject to stamp duty or stamp duty reserve tax or any other transfer tax in the United Kingdom.

         MATERIAL UNITED KINGDOM TAX CONSEQUENCES OF THE EXCHANGE OFFER

         The exchange of outstanding notes for exchange notes in the exchange offer may constitute a disposal for the purposes of taxation of capital gains or a transfer for the purposes of the accrued income scheme for an individual holder who is resident or ordinarily resident for tax purposes in the United Kingdom or who carries on a trade, profession or vocation through a branch or agency to which the note is attributable. The exchange of outstanding notes for exchange notes will not constitute a taxable disposal for holders which are companies within the charge to corporation tax or for holders which are exempt from taxation.

                         BOOK-ENTRY; DELIVERY AND FORM

         The exchange notes will initially be represented by one or more permanent global notes in definitive, fully registered book-entry form, without interest coupons that will be deposited with, or on behalf of, DTC and registered in the name of DTC or its nominee, on behalf of the acquirors of exchange notes represented thereby for credit to the respective accounts of the acquirors, or to such other accounts as they may direct, at DTC, or Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System, or Cedel Bank, societe anonyme. See "The Exchange Offer--Book Entry Transfer."

         Except as set forth below, the global notes may be transferred, in whole and not in part, solely to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

         All interests in the global notes, including those held through Euroclear or Cedel, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Cedel may also be subject to the procedures and requirements of such systems.

CERTAIN BOOK-ENTRY PROCEDURES FOR THE GLOBAL NOTES

         The descriptions of the operations and procedures of DTC, Euroclear and Cedel set forth below are provided solely as a matter of convenience. These operations and procedures are within the sole control of the respective settlement systems and are subject to change by them. Willis Corroon Corporation takes no responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

         DTC has advised Willis Corroon Corporation that it is

                (1) a limited purpose trust company organized under the laws of the State of New York,

                (2) a "banking organization" within the meaning of the New York Banking Law,

                (3) a member of the Federal Reserve System,

                (4) a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended and

                (5) a "clearing agency" registered pursuant to Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's participants include securities brokers and dealers, including the initial purchasers under the offering of outstanding notes, banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants.

         Willis Corroon Corporation expects that pursuant to procedures established by DTC, ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC, with respect to the interests of participants, and the records of participants and the indirect participants, with respect to the interests of persons other than Participants.

         The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to such persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in notes represented by a global note to pledge or transfer such interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

         So long as DTC or its nominee is the registered owner of a global note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global note

       - will not be entitled to have notes represented by a global note registered in their names,

       - will not receive or be entitled to receive physical delivery of certificated notes, and

       - will not be considered the owners or holders thereof under the Indenture for any purpose.

Willis Corroon Corporation understands that under existing industry practice, in the event that Willis Corroon Corporation requests any action of holders of notes, or a holder that is an owner of a beneficial interest in a global note desires to take any action, DTC would authorize the participants to take such action and the participants would authorize holders owning through such participants to take such action or would otherwise act upon the instruction of such holders. Neither Willis Corroon Corporation nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such notes.

         Payments of the principal of, premium, if any, and interest on, any notes represented by a global note registered in the name of DTC or its nominee on a record date will be payable by the trustee to or at the direction of DTC or its nominee. Accordingly, neither Willis Corroon Corporation nor the trustee has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a global note. Payments by the participants and the indirect participants to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the indirect participants and DTC.

         Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

         Subject to compliance with the transfer restrictions applicable to the notes, cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Cedel participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its depositary. However, such cross-market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedel participants may not deliver instructions directly to the depositaries for Euroclear or Cedel.

         Although DTC, Euroclear and Cedel have agreed to the procedures described above to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Cedel, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither Willis Corroon Corporation nor the trustee will have any responsibility for the performance by DTC, Euroclear or Cedel or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

CERTIFICATED NOTES

         If

       - Willis Corroon Corporation notifies the trustee in writing that DTC is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of such notice or cessation,

       - Willis Corroon, at its option, notifies the trustee in writing that it elects to cause the issuance of notes in definitive form under the Indenture or

       - upon the occurrence of certain other events as provided in the Indenture,

then, upon surrender by DTC of the global notes, certificated notes will be issued to each person that DTC identifies as the beneficial owner of the notes represented by the global notes. Upon any such issuance, the trustee is required to register such certificated notes in the name of such person or persons, or the nominee of any thereof, and cause the same to be delivered thereto.

         Neither Willis Corroon Corporation nor the trustee shall be liable for any delay by DTC or any participant or indirect participant in identifying the beneficial owners of the related notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued.

         If certificated notes are issued, Willis Corroon will appoint Kredietbank S.A. Luxembourgeoise, or such other person located in Luxembourg and reasonably acceptable to the trustee, as an additional paying and transfer agent. Upon the issuance of certificated notes, holders of the notes will be able to transfer and exchange certificated notes at the Luxembourg office of such paying and transfer agent, PROVIDED that all transfers and exchanges must be effected in accordance with the terms of the Indenture and, among other things, be recorded in the register maintained by the registrar.

YEAR 2000

         DTC management is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "year 2000 problems." DTC has informed its participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

         However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to:

                (1) impress upon them the importance of such services being year 2000 compliant; and

                (2) determine the extent of their efforts for year 2000 remediation (and, as appropriate, testing) of their services.

In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

                              PLAN OF DISTRIBUTION


         Until November 16, 1999 (90 days after the date of this prospectus), all dealers effecting transactions in the exchange notes, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


         Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes only where such outstanding notes were acquired as a result of market-making activities or other trading activities. Willis Corroon has agreed that it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale for a period of 90 days from the date on which the exchange offer is consummated, or such shorter period as will terminate when all outstanding notes acquired by broker-dealers for their own accounts as a result of market-making activities or other trading activities have been exchanged for exchange notes and such exchange notes have been resold by such broker-dealers.

         Willis Corroon will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         For a period of 90 days from the date on which the exchange offer is consummated, or such shorter period as will terminate when all outstanding notes acquired by broker-dealers for their own accounts as a result of market-making activities or other trading activities have been exchanged for exchange notes and such exchange notes have been resold by such broker-dealers, Willis Corroon will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. Willis Corroon has agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and the fees of any counsel or other advisors or experts retained by the holders of outstanding notes, except as expressly set forth in the registration rights agreement, and will indemnify the holders of outstanding notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

         The exchange of outstanding notes for exchange notes will not be subject to stamp duty or stamp duty reserve tax or any other transfer tax in the United Kingdom.

                                 LEGAL MATTERS


         Certain legal matters with respect to the notes and the guarantees are being passed upon on behalf of Willis Corroon by Simpson Thacher & Bartlett, New York, New York. In addition, Steven Hutchings, head of Willis Corroon Group's U.K. legal & risk management department, London, England, is giving an opinion as to certain matters of English Law with respect to the guarantee by Willis Corroon Group.


                                    EXPERTS

         The consolidated financial statements of Willis Corroon as of December 31, 1997 and 1998 and for the years ended December 31, 1996 and 1997 and periods January 1 to September 1, 1998 and September 2 to December 31, 1998 appearing in this prospectus and registration statement have been audited by Ernst & Young, independent auditors, as set forth in their reports appearing elsewhere herein and in the registration statement and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Commission a registration statement on Form F-4 under the Securities Act with respect to the exchange notes being offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. You should refer to the registration statement for further information. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and, where such contract or other document is an exhibit to the registration statement, each such statement is qualified by the provision in such exhibit to which reference is hereby made.

         We are not currently subject to the informational requirements of the Securities Exchange Act of 1934. As a result of this offering of these securities, we will become subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly, we will file reports and such other information with the Commission unless and until we obtain an exemption from such requirement. The registration statement, such other reports and other information can be inspected and copied at the Public Reference Section of the Securities and Exchange Commission located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549 and at the regional public reference facilities maintained by the Securities and Exchange Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Section of the Securities and Exchange Commission at prescribed rates by calling the Commission at 1-800-SEC-0330. Such material may be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov).

         Furthermore, we agree that, even if we are not required to file periodic reports and information with the Commission, for so long as any exchange note remains outstanding we will furnish to you the information that would be required to be furnished by us under Section 13 of the Securities Exchange Act of 1934.

         Prior to the consummation of the tender offer, Willis Corroon Group was subject to the periodic reporting and other information requirements of the Securities Exchange Act of 1934, and, in accordance therewith, filed reports and other information with the Commission.

         So long as the notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, copies of such information will also be available during normal business hours on any weekday at the office of Kredietbank S.A. Luxembourgeoise.

                        LISTING AND GENERAL INFORMATION

         1. Application has been made to list the exchange notes on the Luxembourg Stock Exchange. A legal notice relating to the issue of the outstanding notes and the Certificate of Incorporation and Bylaws of Willis Corroon Corporation was deposited with the GREFFIER EN CHEF DU TRIBUNAL D'ARRONDISSEMENT DE ET A LUXEMBOURG, where such documents may be examined or copies obtained.

         2. So long as the notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, copies of the Certificate of Incorporation and Bylaws of Willis Corroon Corporation, the Memorandum and Articles of Association of Willis Corroon Group, the Partnership Agreement of Willis Corroon Partners and the Indenture will be available at the office of Kredietbank S.A. Luxembourgeoise, 43, Boulevard Royal, L-2955 Luxembourg. So long as the outstanding notes or the exchange notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, copies of the consolidated financial statements of Willis Corroon (Willis Corroon Corporation and Willis Corroon Partners do not publish separate financial statements) for the year ended December 31, 1998 and subsequent years and any and all annual and quarterly reports of Willis Corroon will be available during normal business hours on any weekday at the office of Kredietbank S.A. Luxembourgeoise, 43, Boulevard Royal, L-2955 Luxembourg. So long as the outstanding notes or the exchange notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, copies of all other material documents referenced herein that are entered into in connection with the sale of the outstanding notes will be available during normal business hours on any weekday at the office of Kredietbank S.A. Luxembourgeoise, 43, Boulevard Royal, L-2955 Luxembourg.

         3. Willis Corroon Corporation was incorporated under the laws of the State of Delaware on December 20, 1928. Willis Corroon Group was registered as a private limited company under the laws of England and Wales on November 10, 1998. Willis Corroon Partners was duly formed as a general partnership under the laws of Delaware on November 11, 1998. The creation and issuance of the notes was authorized on behalf of Willis Corroon Corporation by resolutions adopted by the board of directors of Willis Corroon Corporation on January 26 and 28, 1999. The guarantees of the notes were authorized on behalf of Willis Corroon Group by a resolution of the Board of Directors of Willis Corroon Group on January 25, 1999 and on behalf of Willis Corroon Partners by a unanimous written consent of the general partners of Willis Corroon Partners on January 27, 1999.

         4. Willis Corroon Group accepts responsibility for the information contained in this prospectus. To the best knowledge of Willis Corroon Group, the information contained in this prospectus is in accordance with the facts and does not omit anything likely to affect the import of this prospectus.

         5. There has been no material adverse change in the financial position of Willis Corroon since December 31, 1998.

         6. Willis Corroon is not a party to any litigation that, in the judgment of Willis Corroon Group, could be material in the context of the issue of the notes, except as disclosed herein.

         7. The Auditors of Willis Corroon Group are Ernst & Young, London, who have audited Willis Corroon's financial statements for the years ended December 31, 1996 and 1997 and the periods January 1 to September 1, 1998 and September 2 to December 31, 1998.

         8. Willis Corroon Corporation will not appoint a paying and transfer agent in Luxembourg until such time, if any, as certificated notes are issued. Willis Corroon Corporation has appointed Kredietbank S.A. Luxembourgeoise as its special agent to act as an intermediary between Willis Corroon

Corporation and the holders of the notes in Luxembourg until such time as Willis Corroon Corporation is required to appoint a transfer and paying agent located in Luxembourg as provided in this prospectus. So long as the outstanding notes or the exchange notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, Willis Corroon Corporation shall maintain a special agent so long as the outstanding notes or the exchange notes are in global form and appoint and maintain a paying and transfer agent upon the issuance of the certificated notes. Willis Corroon Corporation reserves the right to vary such appointment.

         9. The exchange notes have been accepted for clearance through the Euroclear Operator and Cedel Bank. The global notes have been assigned the following CUSIP number: 970620AC4; a Euroclear common code number of 009610391; and an ISIN number of US970620AC42.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------
Report of Independent Auditors.............................................................................        F-2

Consolidated Financial Statements

  Consolidated Statement of Income.........................................................................        F-3

  Consolidated Balance Sheet...............................................................................        F-4

  Consolidated Statement of Movements in Shareholders' Equity..............................................        F-5

  Consolidated Statement of Cash Flows.....................................................................        F-6

  Consolidated Statement of Total Recognized Gains and Losses..............................................        F-7

  Notes to the Financial Statements........................................................................        F-8

             WILLIS CORROON GROUP LIMITED AND SUBSIDIARY COMPANIES

                         REPORT OF INDEPENDENT AUDITORS

TO: THE BOARD OF DIRECTORS
   WILLIS CORROON GROUP LIMITED

    We have audited the accompanying consolidated balance sheets of Willis Corroon Group Limited as of December 31, 1997 and 1998, and the related consolidated statements of income, movements in shareholders' equity, cash flows and total recognized gains and losses for the years ended December 31, 1996 and 1997 and the periods January 1 to September 1, 1998 and September 2 to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with United Kingdom auditing standards which do not differ in any significant respect from United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Willis Corroon Group Limited at December 31, 1997 and 1998, and the consolidated results of its operations and its consolidated cash flows for the years ended December 31, 1996 and 1997 and the periods January 1 to September 1, 1998 and September 2 to December 31, 1998, in conformity with accounting principles generally accepted in the United Kingdom, which differ in certain respects from those followed in the United States (see Note 31 of Notes to the Financial Statements).

                                                             Ernst & Young

London, England
March 15, 1999

             WILLIS CORROON GROUP LIMITED AND SUBSIDIARY COMPANIES

                        CONSOLIDATED STATEMENT OF INCOME

                                                                    YEAR ENDED
                                                                   DECEMBER 31,       JANUARY 1 TO   SEPTEMBER 2 TO
                                                              ----------------------  SEPTEMBER 1,    DECEMBER 31,
                                                     NOTE        1996        1997         1998            1998
                                                   ---------  ----------  ----------  -------------  ---------------

                                                                                   (L MILLION)
CONTINUING OPERATIONS
Commissions and fees.............................                  683.2       652.0         441.9           235.8
DISCONTINUED OPERATIONS
Underwriting premiums, commissions and fees......                    2.3         0.3            --             0.2
                                                              ----------  ----------  -------------  ---------------
                                                           3       685.5       652.3         441.9           236.0
Interest and investment income...................          5        45.2        41.7          26.9            13.4
                                                              ----------  ----------  -------------  ---------------
TOTAL OPERATING REVENUES.........................                  730.7       694.0         468.8           249.4
Operating expenses...............................                 (640.6)     (603.7)       (418.7)         (223.2)
Underwriting claims..............................                   (4.1)       (1.0)      --              --
Utilization of provisions........................                    1.8         2.8           6.7            (0.2)
                                                              ----------  ----------  -------------  ---------------
OPERATING INCOME
Continuing operations
Before exceptional items.........................                   87.8        92.1          56.8            26.0
Exceptional items................................                 --          --             (35.8)           (5.0)
                                                              ----------  ----------  -------------  ---------------
                                                                    87.8        92.1          21.0            21.0
Discontinued operations..........................                 --          --           --              --
                                                              ----------  ----------  -------------  ---------------
TOTAL OPERATING INCOME...........................          5        87.8        92.1          21.0            21.0
(Loss)/gain on closure/disposal of operations....                    2.5         2.2         (28.0)           (1.3)
Share of profit of associates....................                    3.5         1.9           7.7            (1.4)
Net interest expense.............................          7        (2.2)       (0.7)         (2.0)           (1.2)
                                                              ----------  ----------  -------------  ---------------
INCOME/(LOSS) BEFORE TAXATION....................          8        91.6        95.5          (1.3)           17.1
Taxation.........................................          9       (36.6)      (38.1)        (13.5)          (40.9)
                                                              ----------  ----------  -------------  ---------------
INCOME/(LOSS) AFTER TAXATION.....................                   55.0        57.4         (14.8)          (23.8)
Minority interests...............................                   (0.8)       (0.5)         (0.8)           (1.9)
                                                              ----------  ----------  -------------  ---------------
NET INCOME/(LOSS) (i)............................                   54.2        56.9         (15.6)          (25.7)
Dividends........................................         10       (27.6)      (27.6)        (22.2)        --
                                                              ----------  ----------  -------------  ---------------
RETAINED INCOME/(LOSS)...........................                   26.6        29.3         (37.8)          (25.7)
                                                              ----------  ----------  -------------  ---------------
                                                              ----------  ----------  -------------  ---------------
PER ORDINARY SHARE (i)
Net income/(loss)................................         11        13.0p       13.6p         (3.7)p          (6.0)p
                                                              ----------  ----------  -------------  ---------------
                                                              ----------  ----------  -------------  ---------------
Average number of ordinary shares
  outstanding (in millions)......................                  419.7       421.5         424.6           427.1
                                                              ----------  ----------  -------------  ---------------
                                                              ----------  ----------  -------------  ---------------

------------------------

(i) A summary of the significant adjustments to net income that would be required if United States generally accepted accounting principles were to be applied instead of those generally accepted in the United Kingdom is set forth in Note 31.

        The Notes to the Financial Statements are an integral part of these
                             Financial Statements.

             WILLIS CORROON GROUP LIMITED AND SUBSIDIARY COMPANIES

                           CONSOLIDATED BALANCE SHEET

                                                                                                DECEMBER 31,
                                                                                 ------------------------------------------
                                                                       NOTE              1997                  1998
                                                                       -----     --------------------  --------------------
                                                                                                (L MILLION)
                              ASSETS
CURRENT ASSETS
Cash and short-term deposits......................................                              359.4                 317.1
Investments.......................................................          12                  257.7                 281.6
Receivables.......................................................          13                2,533.2               3,794.6
                                                                                            ---------             ---------
    Total current assets..........................................                            3,150.3               4,393.3
FIXED ASSETS
Intangible assets.................................................          14      --                      19.7
Tangible assets...................................................          15       134.8                 141.6
Investments.......................................................          16        19.2                  34.4
                                                                                 ---------             ---------
    Total fixed assets............................................                              154.0                 195.7
                                                                                            ---------             ---------
TOTAL ASSETS......................................................                            3,304.3               4,589.0
                                                                                            ---------             ---------
                                                                                            ---------             ---------
               LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Trade payables....................................................                            2,868.6               2,860.3
Corporate tax.....................................................                               20.5                  17.7
Accruals and deferred income......................................                               60.2                  67.6
Bank loans and overdrafts.........................................          18                    0.5                 352.7
Dividends payable.................................................                                7.1                --
Other.............................................................          17                   89.9                 817.4
                                                                                            ---------             ---------
    Total current liabilities.....................................                            3,046.8               4,115.7
NONCURRENT LIABILITIES
Bank loans........................................................          18        34.0                 276.4
Other.............................................................          19         3.7                   5.0
                                                                                 ---------             ---------
    Total noncurrent liabilities..................................                               37.7                 281.4
PROVISIONS FOR LIABILITIES AND CHARGES............................          21                   90.0                  94.8
MINORITY INTERESTS................................................                                5.2                   8.1
                                                                                            ---------             ---------
    Total liabilities and minority interests......................                            3,179.7               4,500.0
SHAREHOLDERS' EQUITY (i)
Share capital.....................................................                    52.9                  53.6
Share premium.....................................................                    21.4                  28.5
Revaluation reserve...............................................                    14.9                  14.9
Retained earnings/(deficit).......................................                    35.4                  (8.0)
                                                                                 ---------             ---------
    Total shareholders' equity....................................                              124.6                  89.0
                                                                                            ---------             ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY........................                            3,304.3               4,589.0
                                                                                            ---------             ---------
                                                                                            ---------             ---------

------------------------

(i) A summary of the significant adjustments to shareholders' equity that would be required if United States generally accepted accounting principles were to be applied instead of those generally accepted in the United Kingdom is set forth in Note 31.

        The Notes to the Financial Statements are an integral part of these
                             Financial Statements.

             WILLIS CORROON GROUP LIMITED AND SUBSIDIARY COMPANIES

          CONSOLIDATED STATEMENT OF MOVEMENTS IN SHAREHOLDERS' EQUITY

                                                                                              ORDINARY SHARES
                                                                                       ------------------------------
AUTHORIZED SHARE CAPITAL
  At January 1, 1996, December 31, 1996, December 31, 1997                              NUMBER (000)     (L MILLION)
  and December 31, 1998..............................................................      528,000          66.0
                                                ISSUED SHARE CAPITAL                   ---------------  -------------
                                                                                       ---------------  -------------
                                              ------------------------      SHARE        REVALUATION      RETAINED
ISSUED SHARE CAPITAL AND RESERVES                 ORDINARY SHARES        PREMIUM(I)      RESERVE(I)     EARNINGS(II)
                                              ------------------------  -------------  ---------------  -------------
                                                NUMBER
                                                 (000)                           (L MILLION)
AT JANUARY 1, 1996..........................     419,299         52.4          17.0            14.9            36.3
Retained income.............................      --           --            --              --                26.6
Issued for acquisitions.....................          38       --            --              --              --
Issued under employee share plans...........         740          0.1           1.0          --              --
Goodwill on acquisitions eliminated (iii)...      --           --            --              --                (1.1)
Goodwill reinstated on disposals............      --           --            --              --                13.7
Exchange adjustments........................      --           --            --              --                (9.0)
                                              -----------         ---           ---           -----           -----
AT DECEMBER 31, 1996........................     420,077         52.5          18.0            14.9            66.5
Retained income.............................      --           --            --              --                29.3
Issued for acquisitions.....................       1,545          0.2           1.8          --              --
Issued under employee share plans...........       1,352          0.2           1.6          --              --
Goodwill on acquisitions eliminated (iv)....      --           --            --              --               (68.9)
Goodwill reinstated on disposals............      --           --            --              --                 6.6
Exchange adjustments........................      --           --            --              --                 1.9
                                              -----------         ---           ---           -----           -----
AT DECEMBER 31, 1997........................     422,974         52.9          21.4            14.9            35.4
Retained income.............................      --           --            --              --               (63.5)
Scrip dividends.............................       1,758          0.2           2.2          --              --
Issued under employee share plans...........       3,683          0.5           4.9          --              --
Goodwill on acquisitions eliminated (v).....      --           --            --              --                 0.2
Goodwill reinstated on disposals............      --           --            --              --                30.4
Exchange adjustments........................      --           --            --              --               (10.5)
                                              -----------         ---           ---           -----           -----
AT DECEMBER 31, 1998........................     428,415         53.6          28.5            14.9            (8.0)
                                              -----------         ---           ---           -----           -----
                                              -----------         ---           ---           -----           -----

------------------------

(i)  The share premium and revaluation reserve are not distributable.

(ii) Retained earnings at December 31, 1998 included L4.1 million (1997: L2.9 million, 1996: L4.9 million) in respect of associates.

(iii) Goodwill eliminated in 1996 comprised subsidiaries (L1.1 million).

(iv) Goodwill eliminated in 1997 comprised subsidiaries (L20.8 million) and associates (L48.1 million).

(v) Goodwill eliminated in 1998 comprised adjustments relating to subsidiaries acquired before December 31, 1997.

(vi) The cumulative amount of goodwill eliminated in 1998 and earlier financial years, net of goodwill relating to subsidiaries sold, amounts to L542.1 million.

(vii) Trinity Acquisition plc ("Trinity Acquisition") has the right to convert the preferred shares it holds in a non-U.K. subsidiary into 563,580 ordinary shares of Willis Corroon Group Limited ("ordinary shares") at any time up to December 31, 2002.

        The Notes to the Financial Statements are an integral part of these
                             Financial Statements.

             WILLIS CORROON GROUP LIMITED AND SUBSIDIARY COMPANIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                            YEAR ENDED        JANUARY 1 TO    SEPTEMBER 2 TO
                                                                           DECEMBER 31,       SEPTEMBER 1,     DECEMBER 31,
                                                                       --------------------  ---------------  ---------------
                                                             NOTE        1996       1997          1998             1998
                                                             -----     ---------  ---------  ---------------  ---------------
                                                                                            (L MILLION)
NET CASH INFLOW FROM OPERATING ACTIVITIES...............          23        63.7      113.4         127.5            (97.7)
                                                                       ---------  ---------        ------          -------
DIVIDENDS FROM ASSOCIATES...............................                     1.5        0.9           1.9              0.5
                                                                       ---------  ---------        ------          -------
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest paid...........................................                    (2.0)      (0.6)         (1.8)            (1.1)
Bank fees on borrowings.................................                  --         --            --                 (9.6)
Interest element of finance lease rental payments.......                    (0.2)      (0.1)         (0.1)          --
                                                                       ---------  ---------        ------          -------
Net cash outflow for returns on investment and servicing
  of finance............................................                    (2.2)      (0.7)         (1.9)           (10.7)
                                                                       ---------  ---------        ------          -------
TAXATION................................................                   (26.8)     (23.7)         (8.4)           (18.5)
                                                                       ---------  ---------        ------          -------
CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
Purchase of tangible fixed assets.......................                   (28.9)     (26.5)        (20.1)            (9.8)
Sale of tangible fixed assets...........................                    13.1        4.7           2.4              1.0
Purchase of fixed asset investments.....................                    (0.9)      (5.0)         (1.9)          --
                                                                       ---------  ---------        ------          -------
Net cash (outflow)/inflow for capital expenditure and
  financial investment..................................                   (16.7)     (26.8)        (19.6)            (8.8)
                                                                       ---------  ---------        ------          -------
ACQUISITIONS AND DISPOSALS
Purchase of subsidiaries................................                    (1.2)     (17.1)         (1.5)           (16.7)
Purchase of associates..................................                  --          (35.6)        (14.9)            (5.7)
Sale of subsidiaries....................................                    36.4       10.5           5.0              1.6
Net cash transferred on purchase/sale of subsidiaries...                   (12.6)      (0.5)          2.2             (2.3)
                                                                       ---------  ---------        ------          -------
Net cash (outflow)/inflow for acquisitions and
  disposals.............................................                    22.6      (42.7)         (9.2)           (23.1)
                                                                       ---------  ---------        ------          -------
EQUITY DIVIDENDS PAID...................................                   (27.3)     (26.6)        (19.8)            (7.6)
                                                                       ---------  ---------        ------          -------
CASH FLOW BEFORE MANAGEMENT OF LIQUID RESOURCES AND
  FINANCING.............................................                    14.8       (6.2)         70.5           (165.9)
                                                                       ---------  ---------        ------          -------
MANAGEMENT OF LIQUID RESOURCES..........................                    25.2        2.8         (66.8)           122.2
                                                                       ---------  ---------        ------          -------
FINANCING
Issue of ordinary shares................................                  --            0.3           0.7              4.0
Amounts due from parent company.........................                  --         --            --               (858.3)
Amounts due to parent company...........................                  --         --            --                332.6
Convertible debentures..................................                  --         --            --                 (0.2)
Debt due within a year:
  increase in short-term borrowings.....................                  --         --            --                349.4
  (decrease) in short-term borrowings...................                    (0.1)    --            --               --
Debt due beyond a year:
  increase in long-term borrowings......................                  --           15.7          32.6            307.9
  (decrease) in long-term borrowings....................                   (42.6)    --            --                (99.2)
Capital element of finance lease rental payments........                    (0.6)      (1.0)         (0.6)          --
                                                                       ---------  ---------        ------          -------
Net cash inflow/(outflow) from financing................                   (43.3)      15.0          32.7             36.2
                                                                       ---------  ---------        ------          -------
INCREASE/(DECREASE) IN CASH.............................                    (3.3)      11.6          36.4             (7.5)
                                                                       ---------  ---------        ------          -------
                                                                       ---------  ---------        ------          -------

------------------------

(i) Acquisitions and disposals and financing activities not involving cash consideration: The fair value of ordinary shares issued in connection with acquisitions in 1997 amounted to L2.0 million.

(ii) The significant differences between the consolidated statement of cash flows presented above and that required under U.S. GAAP are described in
    Note 31.

             WILLIS CORROON GROUP LIMITED AND SUBSIDIARY COMPANIES

          CONSOLIDATED STATEMENT OF TOTAL RECOGNIZED GAINS AND LOSSES

                                                             YEAR ENDED DECEMBER    JANUARY 1 TO     SEPTEMBER 2 TO
                                                                     31,            SEPTEMBER 1,      DECEMBER 31,
                                                             --------------------  ---------------  -----------------
                                                               1996       1997          1998              1998
                                                             ---------  ---------  ---------------  -----------------
                                                                                   (L MILLION)
NET INCOME
Parent and subsidiaries....................................       51.3       55.4         (23.1)            (22.6)
Associates.................................................        2.9        1.5           7.5              (3.1)
                                                                   ---        ---         -----             -----
                                                                  54.2       56.9         (15.6)            (25.7)
CURRENCY TRANSLATION DIFFERENCES
Parent and subsidiaries....................................       (9.7)       1.4          (2.2)             (7.8)
Associates.................................................        0.7        0.5            --              (0.5)
                                                                   ---        ---         -----             -----
TOTAL RECOGNIZED GAINS AND LOSSES FOR THE FINANCIAL YEAR...       45.2       58.8         (17.8)            (34.0)
                                                                   ---        ---         -----             -----
                                                                   ---        ---         -----             -----

------------------------------

(i) A statement of Comprehensive Income under U.S. GAAP is set forth in Note 31 of Notes to the Financial Statements.

        The Notes to the Financial Statements are an integral part of these
                             Financial Statements.

             WILLIS CORROON GROUP LIMITED AND SUBSIDIARY COMPANIES

                       NOTES TO THE FINANCIAL STATEMENTS

NOTE 1--ACCOUNTING POLICIES

BASIS OF PREPARATION

    The consolidated financial statements of Willis Corroon Group Limited (the "Company") and its subsidiaries (together, the "Group") have been prepared on the going concern basis under the historical cost convention as modified by the revaluation of certain land and buildings. The Group's consolidated financial statements comply with accounting standards applicable in the United Kingdom.

    The Company was acquired by Trinity Acquisition effective September 2, 1998. While this acquisition has no impact on the basis of accounting for the Company, in accordance with the requirements of the U.S. Securities and Exchange Commission, financial information for the periods January 1 to September 1, 1998, and September 2 to December 31, 1998 is presented separately. Under U.S. GAAP, the acquisition establishes a new basis of accounting for the Company from September 2, 1998 as described in Note 31.

BASIS OF CONSOLIDATION

    The Group's consolidated financial statements incorporate those of the Company and its subsidiaries based on financial statements drawn up to December
31. Significant inter-company transactions and balances are eliminated on consolidation. Interests of outside shareholders in non-wholly owned subsidiaries are shown as minority interests. Associates, being those entities in which the Group has a long-term equity interest and over which it exercises significant influence, are included on the basis of the Group's proportion of the operating profit and loss, exceptional items, interest expense, taxation and net assets (the equity method). The results of subsidiaries and associates acquired or disposed of during the year are included from or to the relevant dates of acquisition or disposal.

GOODWILL

    Goodwill arising on acquisitions occurring after January 1, 1998 is capitalized and amortized on a straight-line basis over its estimated useful economic life, determined on the individual circumstances of each business acquired but limited to a maximum of 20 years. Goodwill on acquisitions completed before January 1, 1998 was eliminated against retained earnings and, as permitted by Financial Reporting Standard 10, has not been reinstated. On disposal of a business acquired before January 1, 1998, any goodwill which was previously eliminated against retained earnings is reinstated and charged to the income statement.

REVENUE RECOGNITION

    The Group takes credit for commission (or fees negotiated instead of commission) at the date when the insured is debited or at the inception date of the policy, whichever is the later. Commissions on return and additional premiums and adjustments are brought into account as and when these occur; other fees and commissions are accounted for on a receivable basis.

INSURANCE BROKERING RECEIVABLES AND PAYABLES

    Insurance brokers usually act as agents in placing the insurable risks of their clients with insurers and, as such, generally are not liable as principals for amounts arising from such transactions. Notwithstanding the legal relationships with clients and insurers, insurance brokers are entitled to retain investment income on any cashflows arising from insurance brokering transactions; accounting standards require receivables and payables arising from such transactions to be shown as assets and liabilities.

             WILLIS CORROON GROUP LIMITED AND SUBSIDIARY COMPANIES

NOTE 1--ACCOUNTING POLICIES (CONTINUED)
    Debit and credit balances arising from insurance brokering transactions are reported as separate assets or liabilities unless such balances are due to or from the same party and the offset would survive the insolvency of that party, in which case they are aggregated into a single net balance.

    Funds held in connection with insurance brokering transactions are generally required to be held in regulated bank accounts subject to local operating guidelines and are not generally available for purposes other than settling insurance brokering transactions.

CURRENCY TRANSLATION

    Transactions in foreign currencies are recorded at the rate of exchange at the date of the transaction, or, in the case of forward contracts in respect of the current year's income, at the contracted rate. Assets and liabilities in foreign currencies are translated into sterling at the rates of exchange ruling at the balance sheet date. Exchange differences arising on the translation of the net assets of overseas subsidiaries and associates, and the exchange differences arising on foreign currency borrowings taken out to provide a hedge against the exchange risk associated with those investments, are taken to retained earnings.

    The results of overseas subsidiaries and associates are translated into sterling at average rates of exchange and the difference between average rates and year end rates is taken to retained earnings. Other exchange differences are taken to income.

DEPRECIATION

    Depreciation is calculated on a straight line basis at rates estimated to write down the value of assets over their expected useful lives. Depreciation on freehold buildings and long leaseholds is provided at 2% per annum. Other leaseholds are written off over the remaining period of the lease. Depreciation on fixed plant, furniture, equipment and vehicles is provided at rates between 4% and 33 1/3% per annum. No depreciation is provided on freehold land.

DEFERRED TAX

    Provision for deferred tax is made using the liability method for all timing differences to the extent that it is probable that a liability will crystallize. No provision is made for tax that would be payable on the disposal of revalued properties until it is decided in principle to dispose of the asset.

PENSIONS

    The regular cost of providing benefits is charged to operating income over the employees' service lives on the basis of a constant percentage of pensionable earnings. Variations from regular cost, arising from periodic actuarial valuations, are allocated to operating income on a systematic basis over the expected remaining service lives of current employees.

NOTE 2--MAJOR ACQUISITIONS AND DISPOSALS

YEAR ENDED DECEMBER 31, 1996

    There were no material acquisitions in 1996.

CONSUMER BENEFIT LIFE INSURANCE COMPANY ("CBL")

    During 1996, the Group disposed of its interest in CBL, a wholly owned subsidiary company. The net proceeds of disposal were L20.7 million and the net assets disposed of were L19.4 million. There was no

             WILLIS CORROON GROUP LIMITED AND SUBSIDIARY COMPANIES

NOTE 2--MAJOR ACQUISITIONS AND DISPOSALS (CONTINUED) gain or loss on disposal after charging positive goodwill of L1.3 million which had been previously included within retained earnings.

W F CORROON

    During 1996, the Group disposed of its interests in W F Corroon, its wholly-owned employee benefit consulting operations. The net proceeds of disposal were L16.1 million and the net assets disposed of were L8.1 million. There was no gain or loss on disposal after charging positive goodwill of L8.0 million which had been previously included within retained earnings.

YEAR ENDED DECEMBER 31, 1997

    There were no material acquisitions of subsidiaries in 1997.

WILLIS FABER & DUMAS (AGENCIES) LIMITED ("WF&D AGENCIES")

    WF&D Agencies, a Lloyd's members' agent, was disposed of in October 1997.

GRAS SAVOYE & CIE ("GRAS SAVOYE")

    On December 30, 1997, the Group acquired a 33% interest in Gras Savoye for a cash consideration of L47.8 million, of which L15.2 million was paid in July 1998. Goodwill eliminated against retained earnings amounted to L46.0 million.

YEAR ENDED DECEMBER 31, 1998

GRUPPO ITAL BROKERS

    The Group acquired a 50% interest in Gruppo Ital Brokers in July 1998 for a consideration of L13.0 million. Following this acquisition, a merger was effected with the Group's existing Italian associate to form Willis Corroon Italia SpA.

S&C WILLIS CORROON CORREDURIA DE SEGUROS Y REASEGUROS SA ("S&C WILLIS CORROON")

    The Group increased its investment from 48% to 60% in July 1998 and reorganized its existing Spanish and Portuguese operations.

PROFESSIONAL LIABILITY UNDERWRITING MANAGEMENT ("PLUM")

    The Group's professional liability wholesale operation in the United States was closed in May 1998. The loss on closure amounted to L30.3 million including attributable goodwill which had previously been eliminated against retained earnings.

             WILLIS CORROON GROUP LIMITED AND SUBSIDIARY COMPANIES

NOTE 2--MAJOR ACQUISITIONS AND DISPOSALS (CONTINUED)
    The effect of acquiring subsidiaries (including major acquisitions), all of which were accounted for under the purchase method of accounting, was as follows:

                                                                         YEAR ENDED DECEMBER 31,
                                                                     -------------------------------
                                                                       1996       1997       1998
                                                                     ---------  ---------  ---------
                                                                               (L MILLION)
NET ASSETS ACQUIRED
Tangible assets....................................................         --        3.9        4.3
Fixed asset investments............................................         --        0.3        0.6
Receivables........................................................        0.1       21.0       33.3
Cash and investments...............................................         --        4.7        3.2
Payables...........................................................         --      (19.3)     (34.9)
Provisions for liabilities and charges.............................         --       (3.9)        --
Minority interest..................................................         --       (3.5)      (2.7)
Goodwill...........................................................        1.1       20.8       19.7
Net assets previously reported as associates.......................         --       (2.6)      (2.0)
                                                                           ---  ---------  ---------
                                                                           1.2       21.4       21.5
                                                                           ---  ---------  ---------
                                                                           ---  ---------  ---------
COST OF ACQUISITIONS
Cash...............................................................        1.2       17.1       17.5
Deferred consideration.............................................         --        2.3        4.0
Shares issued......................................................         --        2.0         --
                                                                           ---  ---------  ---------
                                                                           1.2       21.4       21.5
                                                                           ---  ---------  ---------
                                                                           ---  ---------  ---------

    Had the acquisitions been consummated at January 1, 1998 and at the beginning of the preceeding financial year, the unaudited consolidated pro forma results for those years would have been:

                                                                    YEAR ENDED DECEMBER
                                                                            31,
                                                                    --------------------
                                                                      1997       1998
                                                                    ---------  ---------
                                                                     (L MILLION, EXCEPT
                                                                     PER SHARE AMOUNTS)
Total operating revenues..........................................      724.4      735.5
Net income/(loss).................................................       60.8      (39.1)
Net income/(loss) per ordinary share..............................       13.6p      (9.2)p

    The subsidiaries acquired during 1998 utilized L4.4 million of the Group's net operating cash flow, paid Lnil in respect of net returns on investments and servicing of finance, paid Lnil in respect of taxation and utilized L0.2 million for capital expenditure.

    The L18.2 million shown as "Purchase of subsidiaries" in the Consolidated Statement of Cash Flows includes L0.7 million relating to deferred consideration paid during 1998 in respect of acquisitions completed in 1997.

    These acquisitions would have had no material impact on the results for 1996, 1997 and 1998 had they been consummated at the beginning both of the respective years of acquisition and of the immediate preceding years.

             WILLIS CORROON GROUP LIMITED AND SUBSIDIARY COMPANIES

NOTE 2--MAJOR ACQUISITIONS AND DISPOSALS (CONTINUED)
    The effect of the above, and other, disposals (including provisional liquidation) was as follows:

                                                                   YEAR ENDED DECEMBER 31,
                                                       ------------------------------------------------
                                                                                         DISCONTINUED
                                                            CONTINUING OPERATIONS         OPERATIONS
                                                       -------------------------------  ---------------
                                                         1996       1997       1998          1997
                                                       ---------  ---------  ---------  ---------------
                                                                         (L MILLION)
NET ASSETS DISPOSED OF
Tangible assets......................................        0.9        0.6        0.6            --
Investments..........................................       25.6         --         --            --
Receivables..........................................       16.8        8.1        2.8          23.2
Current asset investments............................         --         --         --          38.3
Deposits and cash....................................       12.6        5.2        3.3          20.0
Payables.............................................      (25.7)     (11.0)      (5.2)         (9.9)
Insurance funds......................................         --         --         --         (73.0)
                                                       ---------  ---------  ---------         -----
                                                            30.2        2.9        1.5          (1.4)
Minority interest....................................         --         --       (0.3)           --
Goodwill written off.................................       13.7        2.5       30.1           4.1
Loss/gain on disposal................................        2.5        2.2      (27.5)         (2.7)
                                                       ---------  ---------  ---------         -----
TOTAL PROCEEDS.......................................       46.4        7.6        3.8            --
                                                       ---------  ---------  ---------         -----
                                                       ---------  ---------  ---------         -----
SATISFIED BY
Cash.................................................       36.4        4.5        3.0            --
Deferred consideration...............................       10.0        3.1        0.8            --
                                                       ---------  ---------  ---------         -----
                                                            46.4        7.6        3.8            --
                                                       ---------  ---------  ---------         -----
                                                       ---------  ---------  ---------         -----

    Continuing operations sold during 1997 comprised WF&D Agencies which was sold on October 20, 1997 and Willis Corroon France SA on December 30, 1997. The contribution to Group income up to their respective dates of disposal was L5.1 million and L(0.5) million.

    Discontinued operations disposed of comprise the net assets of Sovereign Marine & General Insurance Company Limited ("Sovereign") and its subsidiaries. Sovereign was placed into provisional liquidation on July 11, 1997.

    The operations disposed of during 1998 utilized L1.2 million (1997: contribution L2.7 million) of the Group's net operating cash flow and paid Lnil in respect of returns on investments and servicing of finance, paid Lnil million (1997: L3.1 million) in respect of taxation and utilized Lnil million for capital expenditure.

    The L6.6 million shown as "Sale of subsidiaries" in the Consolidated Statement of Cash Flows includes L3.6 million relating to deferred consideration received during 1998 in respect of disposals completed in prior years.

NOTE 3--SEGMENTAL ANALYSIS

    The Group's continuing operations comprise its insurance broking and risk management consulting activities, which included employee benefits consulting operations up to November 1996 and Lloyd's members' agency operations up to October 1997, the respective dates of disposal. The Group's discontinued operations comprise its UK underwriting activities, which ceased underwriting in 1991, and include Sovereign up to July 11, 1997, when it was placed into provisional liquidation, and Willis Faber (Underwriting Management) Limited ("WFUM").

             WILLIS CORROON GROUP LIMITED AND SUBSIDIARY COMPANIES

NOTE 3--SEGMENTAL ANALYSIS (CONTINUED)

                                                                             CONTINUING     DISCONTINUED
BUSINESS ANALYSIS                                                            OPERATIONS      OPERATIONS        TOTAL
---------------------------------------------------------------------------  -----------  -----------------  ---------
                                                                                            (L MILLION)
JANUARY 1 TO SEPTEMBER 1, 1998
COMMISSIONS AND FEES.......................................................       441.9              --          441.9
Interest and investment income.............................................        26.9              --           26.9
                                                                             -----------            ---      ---------
TOTAL OPERATING REVENUES...................................................       468.8              --          468.8
Operating expenses.........................................................      (412.0)           (6.7)        (418.7)
Exceptional items..........................................................       (35.8)             --          (35.8)
Utilization of provisions..................................................          --             6.7            6.7
                                                                             -----------            ---      ---------
OPERATING INCOME...........................................................        21.0              --           21.0
                                                                             -----------            ---      ---------
                                                                             -----------            ---      ---------
SEPTEMBER 2 TO DECEMBER 31, 1998
COMMISSIONS AND FEES.......................................................       235.8             0.2          236.0
Interest and investment income.............................................        13.4              --           13.4
                                                                             -----------            ---      ---------
TOTAL OPERATING REVENUES...................................................       249.2             0.2          249.4
Operating expenses.........................................................      (223.2)             --         (223.2)
Exceptional items..........................................................        (5.0)             --           (5.0)
Utilization of provisions..................................................          --            (0.2)          (0.2)
                                                                             -----------            ---      ---------
OPERATING INCOME...........................................................        21.0              --           21.0
                                                                             -----------            ---      ---------
                                                                             -----------            ---      ---------
YEAR ENDED DECEMBER 31, 1997
COMMISSIONS AND FEES.......................................................       652.0             0.3          652.3
Interest and investment income.............................................        40.0             1.7           41.7
                                                                             -----------            ---      ---------
TOTAL OPERATING REVENUES...................................................       692.0             2.0          694.0
Operating expenses.........................................................      (599.9)           (3.8)        (603.7)
Underwriting claims........................................................          --            (1.0)          (1.0)
Utilization of provisions..................................................          --             2.8            2.8
                                                                             -----------            ---      ---------
OPERATING INCOME...........................................................        92.1              --           92.1
                                                                             -----------            ---      ---------
                                                                             -----------            ---      ---------
YEAR ENDED DECEMBER 31, 1996
COMMISSIONS AND FEES                                                              683.2             2.3          685.5
Interest and investment income.............................................        41.8             3.4           45.2
                                                                             -----------            ---      ---------
TOTAL OPERATING REVENUES...................................................       725.0             5.7          730.7
Operating expenses.........................................................      (637.2)           (3.4)        (640.6)
Underwriting claims........................................................          --            (4.1)          (4.1)
Utilization of provisions..................................................          --             1.8            1.8
                                                                             -----------            ---      ---------
OPERATING INCOME...........................................................        87.8              --           87.8
                                                                             -----------            ---      ---------
                                                                             -----------            ---      ---------

             WILLIS CORROON GROUP LIMITED AND SUBSIDIARY COMPANIES

NOTE 3--SEGMENTAL ANALYSIS (CONTINUED)

                                                                              CONTINUING OPERATIONS
                                                           ------------------------------------------------------------
                                                                  YEAR ENDED          JANUARY 1 TO     SEPTEMBER 2 TO
                                                                 DECEMBER 31,          SEPTEMBER 1      DECEMBER 31,
                                                           ------------------------  ---------------  -----------------
GEOGRAPHICAL ANALYSIS BY LOCATION OF CLIENT                   1996         1997           1998              1998
---------------------------------------------------------  -----------  -----------  ---------------  -----------------
                                                                                   (L MILLION)
COMMISSIONS AND FEES
United Kingdom...........................................       175.0        164.7          110.2              54.9
North America............................................       361.1        355.8          242.5             125.5
Rest of the World........................................       147.1        131.5           89.2              55.4
                                                                -----        -----          -----             -----
                                                                683.2        652.0          441.9             235.8
                                                                -----        -----          -----             -----
                                                                -----        -----          -----             -----

    The above table analyzes commissions and fees by the address of the client from whom the business is derived. This does not necessarily reflect the original source or location of the business.

             WILLIS CORROON GROUP LIMITED AND SUBSIDIARY COMPANIES

NOTE 3--SEGMENTAL ANALYSIS (CONTINUED)

                                                                            CONTINUING OPERATIONS
                                                             ----------------------------------------------------
                                                                  YEAR ENDED       JANUARY 1 TO   SEPTEMBER 2 TO
                                                                 DECEMBER 31,       SEPTEMBER 1    DECEMBER 31,
                                                             --------------------  -------------  ---------------
GEOGRAPHICAL ANALYSIS BY LOCATION OF COMPANY                   1996       1997         1998            1998
-----------------------------------------------------------  ---------  ---------  -------------  ---------------
                                                                                 (L MILLION)
COMMISSIONS AND FEES
United Kingdom.............................................      287.8      276.6        190.9            87.6
North America..............................................      357.7      325.2        223.6           115.9
Rest of the World..........................................       37.7       50.2         27.4            32.3
                                                             ---------  ---------  -------------       -------
                                                                 683.2      652.0        441.9           235.8
                                                             ---------  ---------  -------------       -------
TOTAL OPERATING REVENUES
United Kingdom.............................................      314.9      303.6        209.0            96.2
North America..............................................      370.2      336.1        231.5           119.8
Rest of the World..........................................       39.9       52.3         28.3            33.2
                                                             ---------  ---------  -------------       -------
                                                                 725.0      692.0        468.8           249.2
                                                             ---------  ---------  -------------       -------
OPERATING INCOME
United Kingdom.............................................       49.6       56.5         (4.5)            8.6
North America..............................................       33.4       27.7         22.1             3.6
Rest of the World..........................................        4.8        7.9          3.4             8.8
                                                             ---------  ---------  -------------       -------
                                                                  87.8       92.1         21.0            21.0
                                                             ---------  ---------  -------------       -------
DEPRECIATION AND AMORTIZATION..............................       24.5       22.7         15.5             8.9
                                                             ---------  ---------  -------------       -------
CAPITAL EXPENDITURE........................................       28.9       26.5         20.1             9.8
                                                             ---------  ---------  -------------       -------
                                                             ---------  ---------  -------------       -------

Commissions and fees earned by the Group's discontinued operations arose in the United Kingdom.

                                                                                        CONTINUING OPERATIONS
                                                                                            DECEMBER 31,
                                                                                   -------------------------------
                                                                                     1996       1997       1998
                                                                                   ---------  ---------  ---------
                                                                                             (L MILLION)

NET ASSETS
United Kingdom...................................................................      114.0       93.7        0.5
North America....................................................................       65.3       74.5       84.8
Rest of the World................................................................       18.9        6.1       40.2
                                                                                   ---------  ---------  ---------
                                                                                       198.2      174.3      125.5
                                                                                   ---------  ---------  ---------
TOTAL ASSETS
United Kingdom...................................................................    2,006.4    1,958.0    2,581.7
North America....................................................................    1,199.6    1,256.6    1,843.3
Rest of the World................................................................       80.8       83.7      167.9
                                                                                   ---------  ---------  ---------
                                                                                     3,286.8    3,298.3    4,592.9
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

    Discontinued Operations: Net assets and total assets located in the United Kingdom at December 31, 1998 amounted to L(28.4) million (1997: L(44.5) million, 1996: L(52.8) million) and L(3.9) million (1997: L6.0 million, 1996: 73.3 million), respectively and in North America at December 31, 1996 amounted to L8.0 million and L17.1 million, respectively.

             WILLIS CORROON GROUP LIMITED AND SUBSIDIARY COMPANIES

NOTE 4--EXCEPTIONAL ITEMS

(I) PENSIONS REVIEW

    In March 1998, the Financial Services Authority and the Personal Investment Authority issued a consultation paper on proposals for phase 2 of the pension transfers and opt outs review. The Group has approximately 8,000 transfer cases to review and a small number of opt out cases. On the basis of both the Group's experience of settling phase 1 priority cases and the assumptions set out in the consultation paper, the Directors consider that, although there is still uncertainty as to the eventual outcome, a further provision of L25.0 million is a reasonable estimate to meet the costs of redress and related administration for both phase 1 and phase 2. (See Note 21--Provisions for liabilities and charges).

(II) COSTS IN CONNECTION WITH THE OFFER BY TRINITY ACQUISITION

    Legal and professional costs and debt issuance costs written off by the Group in connection with the acquisition by Trinity Acquisition of the whole of the issued share capital of the Company amounted to L15.8 million.

(III) LOSS ON CLOSURE/DISPOSAL OF OPERATIONS

    The Group's U.S. professional liability wholesale operation, ("PLUM"), was closed in May 1998. The loss on closure amounted to L0.7 million before writing off attributable goodwill. In accordance with FRS 10, goodwill attributable to PLUM of L29.6 million, which had been previously eliminated directly against retained earnings, has been reinstated and written off as a component of the loss on closure. This accounting requirement does not affect the Group's net assets; the net impact after tax of the closure of PLUM was to reduce net assets by L0.4 million. The profit on disposal of other operations during 1998 amounted to L1.0 million.

NOTE 5--OPERATING INCOME

                                                                     YEAR ENDED         JANUARY 1 TO      SEPTEMBER 2 TO
                                                                    DECEMBER 31,        SEPTEMBER 1,       DECEMBER 31,
                                                                --------------------  -----------------  -----------------
                                                                  1996       1997           1998               1998
                                                                ---------  ---------  -----------------  -----------------
                                                                                       (L MILLION)
OPERATING INCOME WAS ARRIVED AT AFTER (CREDITING)/ CHARGING:
Interest receivable...........................................      (35.8)     (30.0)         (18.4)              (8.7)
Investment income.............................................       (9.4)     (11.7)          (8.5)              (4.7)
                                                                ---------  ---------          -----              -----
INTEREST AND INVESTMENT INCOME................................      (45.2)     (41.7)         (26.9)             (13.4)
                                                                ---------  ---------          -----              -----
AUDITORS' REMUNERATION
  Audit fees..................................................        1.1        1.1            0.7                0.4
  Other services provided by Ernst & Young
    (United Kingdom only).....................................        0.1        0.4            0.2                0.2
DEPRECIATION AND AMORTIZATION ON
  Owned assets................................................       23.8       22.2           15.4                8.9
  Finance leased assets.......................................        0.7        0.5            0.1                 --
OPERATING LEASE RENTALS
  Land and buildings..........................................       34.1       28.1           19.2                9.3
  Equipment...................................................        3.5        2.7            1.9                1.1
                                                                ---------  ---------          -----              -----
                                                                ---------  ---------          -----              -----

             WILLIS CORROON GROUP LIMITED AND SUBSIDIARY COMPANIES

NOTE 6--EMPLOYEES

                                                                     YEAR ENDED        JANUARY 1 TO     SEPTEMBER 2 TO
                                                                    DECEMBER 31,       SEPTEMBER 1,      DECEMBER 31,
                                                                --------------------  ---------------  -----------------
SALARIES AND ASSOCIATED EXPENSES                                  1996       1997          1998              1998
--------------------------------------------------------------  ---------  ---------  ---------------  -----------------

                                                                                      (L MILLION)
Salaries......................................................      360.9      345.7         240.4             131.5
Social security costs.........................................       24.6       23.7          16.7               7.7
Other pension costs...........................................       20.7       20.2          14.2               6.2
                                                                ---------  ---------         -----             -----
                                                                    406.2      389.6         271.3             145.4
                                                                ---------  ---------         -----             -----
                                                                ---------  ---------         -----             -----

                                                                                      AVERAGE FOR
                                                                --------------------------------------------------------
                                                                     YEAR ENDED        JANUARY 1 TO     SEPTEMBER 2 TO
                                                                    DECEMBER 31,       SEPTEMBER 1,      DECEMBER 31,
                                                                --------------------  ---------------  -----------------
NUMBER OF GROUP EMPLOYEES                                         1996       1997          1998              1998
--------------------------------------------------------------  ---------  ---------  ---------------  -----------------

                                                                                        (NUMBER)
United Kingdom................................................      4,444      3,938         3,910             3,777
North America.................................................      4,899      4,531         4,363             4,348
Rest of the World.............................................        621        893           942             1,179
                                                                ---------  ---------         -----             -----
                                                                    9,964      9,362         9,215             9,304
                                                                ---------  ---------         -----             -----
                                                                ---------  ---------         -----             -----

NOTE 7--NET INTEREST EXPENSE

                                                                  YEAR ENDED DECEMBER 31,     JANUARY 1 TO       SEPTEMBER 2 TO
                                                                                              SEPTEMBER 1,        DECEMBER 31,
                                                                  ------------------------  -----------------  -------------------
                                                                     1996         1997            1998                1998
                                                                     -----        -----     -----------------  -------------------

                                                                                            (L MILLION)
Bank loans, overdrafts..........................................         2.0          0.6             1.8                 1.1
Interest payable by associates..................................      --           --                 0.1                 0.1
Finance charges payable under finance leases....................         0.2          0.1             0.1                 0.0
                                                                          --           --              --                  --
                                                                         2.2          0.7             2.0                 1.2
                                                                          --           --              --                  --
                                                                          --           --              --                  --

NOTE 8--INCOME BEFORE TAXATION

                                                                        YEAR ENDED        JANUARY 1 TO     SEPTEMBER 2 TO
                                                                       DECEMBER 31,       SEPTEMBER 1,      DECEMBER 31,
                                                                   --------------------  ---------------  -----------------
                                                                     1996       1997          1998              1998
                                                                   ---------  ---------  ---------------  -----------------

                                                                                         (L MILLION)
United Kingdom...................................................       52.5       53.7          (4.9)              6.4
Other countries..................................................       39.1       41.8           3.6              10.7
                                                                         ---        ---           ---               ---
                                                                        91.6       95.5          (1.3)             17.1
                                                                         ---        ---           ---               ---
                                                                         ---        ---           ---               ---

             WILLIS CORROON GROUP LIMITED AND SUBSIDIARY COMPANIES

NOTE 9--TAXATION

                                                                       YEAR ENDED        JANUARY 1 TO     SEPTEMBER 2 TO
                                                                      DECEMBER 31,       SEPTEMBER 1,      DECEMBER 31,
                                                                  --------------------  ---------------  -----------------
CHARGE FOR THE YEAR                                                 1996       1997          1998              1998
----------------------------------------------------------------  ---------  ---------  ---------------  -----------------

                                                                                        (L MILLION)
U.K. corporation tax at 31% (1997: 31.5% 1996: 33%).............       20.9       16.2          11.9              (0.4)
U.S.............................................................       11.8        5.1           4.7                --
Rest of World...................................................        2.8        6.0           0.2               6.1
Deferred tax....................................................        0.5       10.5          (3.4)             23.9
Advance corporation tax written off.............................     --         --            --                   9.7
                                                                        ---        ---           ---               ---
                                                                       36.0       37.8          13.4              39.3
Associates......................................................        0.6        0.3           0.1               1.6
                                                                        ---        ---           ---               ---
Charge for the year.............................................       36.6       38.1          13.5              40.9
                                                                        ---        ---           ---               ---
                                                                        ---        ---           ---               ---

    The deferred tax charge for 1998 includes the write-off of U.K. deferred tax assets amounting to L23.4 million. The timing of the recovery of these assets is uncertain.

    The deferred tax charge for 1997 included L1.1 million resulting from the reduction in U.K. corporation tax rate from 33% to 31% and L2.7 million in respect of discontinued operations which was no longer considered recoverable following the provisional liquidation of Sovereign.

    The total tax charge for 1998 includes a tax credit of L3.8 million relating to exceptional items.

                                                                       YEAR ENDED         JANUARY 1 TO    SEPTEMBER 2 TO
                                                                      DECEMBER 31,        SEPTEMBER 1,     DECEMBER 31,
                                                                ------------------------  -------------  -----------------
RECONCILIATION OF U.K. STATUTORY RATE TO EFFECTIVE RATE            1996         1997          1998             1998
--------------------------------------------------------------  -----------  -----------  -------------  -----------------

                                                                     %            %             %                %
U.K. statutory rate...........................................        33.0         31.0           31.0            31.0
Adjusted for:
  Rate change during the course of the year...................      --              0.5        --               --
  Profits taxed at other than U.K. statutory rate:
    U.S.......................................................         4.0          2.0          (92.3)            0.6
    Rest of World.............................................        (4.7)        (1.5)          45.1            18.2
  Capital gains not currently taxable or reduced by other
    reliefs...................................................        (2.0)        (0.8)          50.1            (0.6)
  Permanent differences and other items.......................         8.3          8.5         (111.6)            2.1
  Prior year adjustments......................................         1.3          0.2        --                 (5.7)
  Disallowable costs incurred by the company on the
    acquisition...............................................      --           --             (257.5)         --
  Disallowable consolidated goodwill eliminated on disposal...      --           --             (703.5)         --
                                                                       ---          ---   -------------            ---
Effective rate................................................        39.9         39.9       (1,038.7)           45.6
                                                                       ---          ---   -------------            ---
                                                                       ---          ---   -------------            ---

    The effective rate excludes the write-off of advance corporation tax and deferred taxes.

             WILLIS CORROON GROUP LIMITED AND SUBSIDIARY COMPANIES

NOTE 10--DIVIDENDS

                                                                  YEAR ENDED DECEMBER    JANUARY 1 TO     SEPTEMBER 2 TO
                                                                          31,            SEPTEMBER 1,      DECEMBER 31,
                                                                  --------------------  ---------------  -----------------
                                                                    1996       1997          1998              1998
                                                                  ---------  ---------  ---------------  -----------------

                                                                                        (L MILLION)
First interim...................................................        6.9        6.9           7.4            --
Second interim..................................................        6.9        6.9           7.4            --
Third interim...................................................        6.9        6.9           7.4            --
Fourth interim..................................................        6.9        6.9        --                --
                                                                        ---        ---           ---               ---
                                                                       27.6       27.6          22.2            --
                                                                        ---        ---           ---               ---
                                                                        ---        ---           ---               ---

NOTE 11--EARNINGS PER ORDINARY SHARE

    Earnings per ordinary share have been calculated using net income and the weighted average number of ordinary shares in issue during the periods January 1 to September 1, 1998 and September 2 to December 31, 1998 respectively of 424.6 million and 427.1 million respectively (1997: 418.4 million, 1996: 418.1 million) after excluding those ordinary shares on which dividends were waived.

    The dilution arising from the issue of ordinary shares in accordance with the Group's employee share plans and Willis Corroon Corporation's 7 1/2% convertible subordinated debentures would not have been material.

NOTE 12--CURRENT ASSET INVESTMENTS

                                                                                                      DECEMBER 31,
                                                                                                  --------------------
                                                                                                    1997       1998
                                                                                                  ---------  ---------
                                                                                                      (L MILLION)
Listed investments (market value L49.8 million (1997 : L55.9 million))..........................       55.6       48.7
Unlisted investments............................................................................      202.1      232.9
                                                                                                  ---------  ---------
                                                                                                      257.7      281.6
                                                                                                  ---------  ---------
                                                                                                  ---------  ---------

    Listed investments mainly comprise U.K. and U.S. government securities which were purchased with the intention of holding to maturity.

             WILLIS CORROON GROUP LIMITED AND SUBSIDIARY COMPANIES

NOTE 13--RECEIVABLES

                                                                                                  DECEMBER 31,
                                                                                              --------------------
                                                                                                1997       1998
                                                                                              ---------  ---------
                                                                                                  (L MILLION)
DUE WITHIN ONE YEAR
  Trade receivables.........................................................................    2,425.6    2,447.6
  Less: provision for bad and doubtful debts................................................       11.6       11.8
                                                                                              ---------  ---------
                                                                                                2,414.0    2,435.8
  Amounts owed by parent company............................................................     --          965.1
  Amounts owed by associates................................................................        0.2        0.8
  Corporate tax.............................................................................        2.8        2.0
  Prepayments and accrued revenue...........................................................       26.0       54.1
  Other receivables.........................................................................       38.8       35.0
                                                                                              ---------  ---------
                                                                                                2,481.8    3,492.8
DUE AFTER MORE THAN ONE YEAR
  Trade receivables.........................................................................        4.0        6.2
  Amounts owed by parent company............................................................     --          270.3
  Deferred tax (see Note 22)................................................................       14.4     --
  Advance corporation tax recoverable.......................................................        7.4     --
  Other receivables.........................................................................       25.6       25.3
                                                                                              ---------  ---------
                                                                                                2,533.2    3,794.6
                                                                                              ---------  ---------
                                                                                              ---------  ---------

    The level of insurance brokering receivables is no indication of credit risk, since the status of the insurance broker as agent means that generally the credit risk is borne by the principals; nor is it an indication of future cash flows as it is normal practice for insurance brokers to settle accounts with clients, insurers, other intermediaries and market settlement bureaux on a net basis. The simultaneous recording of an insurance brokering transaction between client and insurer results in a high level of correlation between insurance brokering receivables and payables.

NOTE 14--INTANGIBLE ASSETS

    Goodwill arising on acquisition of subsidiaries during the year amounted to L20 million. Amortization of goodwill amounted to L0.3 million.

             WILLIS CORROON GROUP LIMITED AND SUBSIDIARY COMPANIES

NOTE 15--TANGIBLE ASSETS

                                                                                               FURNITURE
                                                                                 LAND AND      EQUIPMENT
                                                                                 BUILDINGS   AND VEHICLES     TOTAL
                                                                                -----------  -------------  ---------
                                                                                             (L MILLION)
YEAR ENDED DECEMBER 31, 1996
COST OR VALUATION
January 1, 1996...............................................................        88.3         148.0        236.3
Exchange adjustments..........................................................        (0.5)         (5.6)        (6.1)
Additions.....................................................................         2.7          26.2         28.9
Disposals.....................................................................        (4.8)        (25.9)       (30.7)
                                                                                     -----         -----    ---------
December 31, 1996.............................................................        85.7         142.7        228.4
                                                                                     -----         -----    ---------
DEPRECIATION
January 1, 1996...............................................................        (5.2)        (87.3)       (92.5)
Exchange adjustments..........................................................         0.1           3.2          3.3
Provided in the year..........................................................        (4.4)        (20.1)       (24.5)
Disposals.....................................................................         2.0          15.4         17.4
                                                                                     -----         -----    ---------
December 31, 1996.............................................................        (7.5)        (88.8)       (96.3)
                                                                                     -----         -----    ---------
NET BOOK VALUE
December 31, 1996.............................................................        78.2          53.9        132.1
                                                                                     -----         -----    ---------
                                                                                     -----         -----    ---------
YEAR ENDED DECEMBER 31, 1997
COST OR VALUATION
January 1, 1997...............................................................        85.7         142.7        228.4
Exchange adjustments..........................................................        (0.5)          0.8          0.3
Additions.....................................................................         7.3          19.2         26.5
Disposals.....................................................................        (1.5)        (30.4)       (31.9)
Arising from acquisitions.....................................................         0.7           9.1          9.8
                                                                                     -----         -----    ---------
December 31, 1997.............................................................        91.7         141.4        233.1
                                                                                     -----         -----    ---------
DEPRECIATION
January 1, 1997...............................................................        (7.5)        (88.8)       (96.3)
Exchange adjustments..........................................................         0.4          (0.4)         0.0
Provided in the year..........................................................        (4.3)        (18.4)       (22.7)
Disposals.....................................................................         0.9          25.7         26.6
Arising from acquisitions.....................................................        (0.5)         (5.4)        (5.9)
                                                                                     -----         -----    ---------
December 31, 1997.............................................................       (11.0)        (87.3)       (98.3)
                                                                                     -----         -----    ---------
NET BOOK VALUE
December 31, 1997.............................................................        80.7          54.1        134.8
                                                                                     -----         -----    ---------
                                                                                     -----         -----    ---------

             WILLIS CORROON GROUP LIMITED AND SUBSIDIARY COMPANIES

NOTE 15--TANGIBLE ASSETS (CONTINUED)

                                                                                               FURNITURE
                                                                                 LAND AND      EQUIPMENT
                                                                                 BUILDINGS   AND VEHICLES     TOTAL
                                                                                -----------  -------------  ---------
                                                                                             (L MILLION)
JANUARY 1 TO DECEMBER 31, 1998
COST OR VALUATION
January 1, 1998...............................................................        91.7         141.4        233.1
Exchange adjustments..........................................................        (0.3)         (1.7)        (2.0)
Additions.....................................................................         3.4          16.7         20.1
Disposals.....................................................................        (1.8)        (10.6)       (12.4)
Arising from acquisitions.....................................................         1.3           4.7          6.0
                                                                                     -----         -----    ---------
September 1, 1998.............................................................        94.3         150.5        244.8
Exchange and other adjustments................................................         0.1           1.7          1.8
Additions.....................................................................         3.5           6.3          9.8
Disposals.....................................................................        (1.8)         (7.9)        (9.7)
Arising from acquisitions.....................................................         0.0           0.1          0.1
                                                                                     -----         -----    ---------
December 31, 1998.............................................................        96.1         150.7        246.8
DEPRECIATION
January 1, 1998...............................................................       (11.0)        (87.3)       (98.3)
Exchange adjustments..........................................................         0.1           0.9          1.0
Provided in the period........................................................        (3.0)        (12.0)       (15.0)
Disposals.....................................................................         1.5           8.1          9.6
Arising from acquisitions.....................................................      --              (1.7)        (1.7)
                                                                                     -----         -----    ---------
September 1, 1998.............................................................       (12.4)        (92.0)      (104.4)
Exchange adjustments..........................................................        (0.1)         (0.8)        (0.9)
Provided in the period........................................................        (1.7)         (6.7)        (8.4)
Disposals.....................................................................         1.5           7.0          8.5
                                                                                     -----         -----    ---------
December 31, 1998.............................................................       (12.7)        (92.5)      (105.2)
                                                                                     -----         -----    ---------
NET BOOK VALUE
December 31, 1998.............................................................        83.4          58.2        141.6
                                                                                     -----         -----    ---------
                                                                                     -----         -----    ---------

             WILLIS CORROON GROUP LIMITED AND SUBSIDIARY COMPANIES

NOTE 15--TANGIBLE ASSETS (CONTINUED)

                                                                                                      DECEMBER 31,
                                                                                             -------------------------------
NET BOOK VALUE OF LAND AND BUILDINGS                                                           1996       1997       1998
-------------------------------------------------------------------------------------------  ---------  ---------  ---------
                                                                                                       (L MILLION)
Freehold: Land.............................................................................       17.4       17.3       18.4
         Buildings.........................................................................       50.2       49.3       49.6
Leasehold: Long............................................................................        0.4        0.2        0.1
           Short...........................................................................       10.2       13.9       15.3
                                                                                                   ---        ---        ---
                                                                                                  78.2       80.7       83.4
                                                                                                   ---        ---        ---
                                                                                                   ---        ---        ---

    The Group's principal freehold properties were valued at December 31, 1995 on the basis of open market value for existing use. The carrying value of these revalued properties, at December 31, 1998, was L60.5 million (1997: L60.5 million, 1996: L60.5 million), and the accumulated depreciation was L6.1 million (1997: L4.0 million, 1996: L2.0). The historical cost was L61.6 million (1997:
L61.6 million, 1996: L61.6 million) and the accumulated depreciation was L21.0 million (1997: L18.6 million, 1996: L16.3 million).

    No tax would be payable on the realization of revalued properties at their net book value by virtue of available capital losses.

    The net book value of assets held under finance leases included within furniture, equipment and vehicles was Lnil (1997: L0.7 million, 1996: L1.6 million).

NOTE 16--INVESTMENTS

                                                                                      OWN            OTHER
                                                                   ASSOCIATES       SHARES        INVESTMENTS      TOTAL
                                                                  -------------  -------------  ---------------  ---------
                                                                                        (L MILLION)
YEAR ENDED DECEMBER 31, 1996
COST
January 1, 1996.................................................          6.0           10.7             1.5          18.2
Exchange adjustments............................................         (0.9)          (0.7)           (0.1)         (1.7)
Additions.......................................................       --                0.3             0.9           1.2
Disposals.......................................................       --               (1.4)         --              (1.4)
Share of retained earnings of associates........................          1.1         --              --               1.1
                                                                        -----          -----             ---     ---------
December 31, 1996...............................................          6.2            8.9             2.3          17.4
                                                                        -----          -----             ---     ---------
PROVISIONS
January 1, 1996.................................................       --               (4.2)         --              (4.2)
Exchange adjustments............................................       --                0.3          --               0.3
Provided in the year............................................       --             --                (0.5)         (0.5)
Amortization....................................................       --               (1.8)         --              (1.8)
Disposals.......................................................       --                1.4          --               1.4
                                                                        -----          -----             ---     ---------
December 31, 1996...............................................       --               (4.3)           (0.5)         (4.8)
                                                                        -----          -----             ---     ---------
NET BOOK VALUE
December 31, 1996...............................................          6.2            4.6             1.8          12.6
                                                                        -----          -----             ---     ---------
                                                                        -----          -----             ---     ---------

             WILLIS CORROON GROUP LIMITED AND SUBSIDIARY COMPANIES

NOTE 16--INVESTMENTS (CONTINUED)

                                                                                      OWN            OTHER
                                                                   ASSOCIATES       SHARES        INVESTMENTS      TOTAL
                                                                  -------------  -------------  ---------------  ---------
                                                                                        (L MILLION)
YEAR ENDED DECEMBER 31, 1997
COST
January 1, 1997.................................................          6.2            8.9             2.3          17.4
Exchange adjustments............................................         (0.4)           0.2          --              (0.2)
Additions.......................................................          3.5            4.9             1.4           9.8
Net assets reclassified on becoming a subsidiary................         (2.6)        --              --              (2.6)
Investment reclassified on becoming an associate................          2.6         --                (2.6)       --
Disposals.......................................................       --               (0.6)         --              (0.6)
Share of retained earnings of associates........................          0.5         --              --               0.5
                                                                        -----          -----             ---     ---------
December 31, 1997...............................................          9.8           13.4             1.1          24.3
                                                                        -----          -----             ---     ---------
PROVISIONS
January 1, 1997.................................................       --               (4.3)           (0.5)         (4.8)
Exchange adjustments............................................       --               (0.1)         --              (0.1)
Amortization....................................................       --               (1.3)         --              (1.3)
Disposals.......................................................       --                0.6          --               0.6
Other adjustments...............................................       --             --                 0.5           0.5
                                                                        -----          -----             ---     ---------
December 31, 1997...............................................       --               (5.1)         --              (5.1)
                                                                        -----          -----             ---     ---------
NET BOOK VALUE
December 31, 1997...............................................          9.8            8.3             1.1          19.2
                                                                        -----          -----             ---     ---------
                                                                        -----          -----             ---     ---------

             WILLIS CORROON GROUP LIMITED AND SUBSIDIARY COMPANIES

NOTE 16--INVESTMENTS (CONTINUED)

                                                                                           OWN              OTHER
                                                                             ASSOCIATES   SHARES   TA I  INVESTMENTS   TOTAL
                                                                             ----------   ------   ----  -----------   -----
                                                                                               (L MILLION)
JANUARY 1 TO DECEMBER 31, 1998
COST
January 1, 1998............................................................      9.8       13.4     --       1.1        24.3
Exchange adjustments.......................................................     (1.8)      (0.2)    --      (0.2)       (2.2)
Additions..................................................................     14.7        0.2     --       2.2        17.1
Transfer to subsidiary.....................................................     (2.0)      --       --     --           (2.0)
Disposals..................................................................    --          (4.0)    --     --           (4.0)
Share of retained earnings of associates...................................      5.6       --       --     --            5.6
                                                                                 ---      ------   ----      ---       -----
September 1, 1998..........................................................     26.3        9.4     --       3.1        38.8
Exchange adjustments.......................................................      0.5        0.1     --       0.2         0.8
Additions..................................................................      5.9       --       3.6    --            9.5
Disposals..................................................................    --          (1.3)    --     --           (1.3)
Shares exchanged for cash..................................................    --          (8.2)    --     --           (8.2)
Share of retained earnings of associates...................................     (3.7)      --       --     --           (3.7)
                                                                                 ---      ------   ----      ---       -----
December 31, 1998..........................................................     29.0       --       3.6      3.3        35.9
                                                                                 ---      ------   ----      ---       -----
PROVISIONS
January 1, 1998............................................................    --          (5.1)    --     --           (5.1)
Amortization...............................................................     (0.4)      (1.0)    --     --           (1.4)
Disposals..................................................................    --           4.0     --     --            4.0
                                                                                 ---      ------   ----      ---       -----
September 1, 1998..........................................................     (0.4)      (2.1)    --     --           (2.5)
Amortization...............................................................     (0.3)      (0.9)    --     --           (1.2)
Disposals..................................................................    --           1.3     --     --            1.3
Other adjustments..........................................................    --           1.7    (0.8)   --            0.9
                                                                                 ---      ------   ----      ---       -----
December 31, 1998..........................................................     (0.7)      --      (0.8)   --           (1.5)
                                                                                 ---      ------   ----      ---       -----
NET BOOK VALUE
December 31, 1998..........................................................     28.3       --       2.8      3.3        34.4
                                                                                 ---      ------   ----      ---       -----
                                                                                 ---      ------   ----      ---       -----

    At December 31, 1998, the Group's employee share ownership plans held 1,815,593 management ordinary shares in TA I Limited. These shares are not listed on any stock exchange.

             WILLIS CORROON GROUP LIMITED AND SUBSIDIARY COMPANIES

NOTE 16--INVESTMENTS (CONTINUED)
    A summarized statement of income and assets and liabilities based on the latest information available, with respect to Willis Corroon Group's equity accounted associates, is set out below:

                                                                       YEAR ENDED        JANUARY 1 TO     SEPTEMBER 2 TO
                                                                      DECEMBER 31,       SEPTEMBER 1,      DECEMBER 31,
                                                                  --------------------  ---------------  -----------------
                                                                    1996       1997          1998              1998
                                                                  ---------  ---------  ---------------  -----------------

                                                                                          (L MILLION)
Total operating revenues........................................       53.3       35.2         123.0              52.9
Operating income................................................        8.2        4.0          21.9              (5.4)
Net income......................................................        6.2        3.7          21.6             (10.1)
                                                                        ---        ---         -----             -----
                                                                        ---        ---         -----             -----

                                                                                 AT DECEMBER 31,
                                                                               --------------------
                                                                                 1997       1998
                                                                               ---------  ---------
                                                                                   (L MILLION)
Current assets...............................................................      384.8      430.2
Fixed assets.................................................................       77.5       80.9
                                                                               ---------  ---------
                                                                                   462.3      511.1
                                                                               ---------  ---------
                                                                               ---------  ---------
Current liabilities..........................................................      384.4      424.9
Noncurrent liabilities.......................................................       40.4       44.9
Shareholders' equity.........................................................       37.5       41.3
                                                                               ---------  ---------
                                                                                   462.3      511.1
                                                                               ---------  ---------
                                                                               ---------  ---------

    Associates at December 31, 1998, which principally affected the Company's financial position and results of operations, all of which are insurance brokers and were accounted for under the equity accounting method, were:

                                                                                              PERCENTAGE OWNERSHIP OF
NAME OF ASSOCIATE                                                           COUNTRY                COMMON STOCK
--------------------------------------------------------------------  --------------------  ---------------------------
Gras Savoye & Cie...................................................  France                                33
Jaspers Wuppesahl Industrie Assekuranz
  GmbH & Co., KG....................................................  Germany                               30
Assurand /orgruppen A/S.............................................  Denmark                               30

             WILLIS CORROON GROUP LIMITED AND SUBSIDIARY COMPANIES

NOTE 17--OTHER CURRENT LIABILITIES

                                                                                                      DECEMBER 31,
                                                                                                  --------------------
                                                                                                    1997       1998
                                                                                                  ---------  ---------
                                                                                                      (L MILLION)
Amounts owed to parent company..................................................................     --          714.1
Amounts owed to associates......................................................................        0.4     --
Income tax and social security..................................................................        2.4        2.6
Finance lease obligations.......................................................................        0.6     --
Other payables..................................................................................       86.5      100.7
                                                                                                        ---  ---------
                                                                                                       89.9      817.4
                                                                                                        ---  ---------
                                                                                                        ---  ---------

Included within amounts owed to parent company, is an interest free convertible loan of L92.9 million. This was converted into 46,464,949 ordinary shares in the Company on February 3, 1999.

NOTE 18--BANK LOANS AND OVERDRAFTS

Bank loans and overdrafts due in less than one year includes a loan of $575 million (L348.5 million) under a fully drawn Subordinated Bridge Facility. This short-term loan was repaid on February 2, 1999 and refinanced by the issue of $550 million of unsecured Senior Subordinated Notes which mature in 2009 and accrue interest at a rate of 9%.

    The weighted average interest rate payable on short-term bank loans and overdrafts outstanding at December 31, 1998, amounting to L350.3 million (1997:
L0.5 million) was 9.9% (1997: 4.9%).

    Included within bank loans and overdrafts are L4.4 million of debt issuance costs which were refunded after December 31, 1998.

                                                                                                       DECEMBER 31,
                                                                                                  ----------------------
BANK LOANS REPAYABLE IN MORE THAN ONE YEAR                                                           1997        1998
------------------------------------------------------------------------------------------------  -----------  ---------
                                                                                                       (L MILLION)
between one and two years.......................................................................      --             2.4
between two and three years.....................................................................        12.0         5.4
between three and four years....................................................................      --             6.7
between four and five years.....................................................................        22.0         8.5
thereafter......................................................................................      --           253.4
                                                                                                         ---   ---------
                                                                                                        34.0       276.4
                                                                                                         ---   ---------
                                                                                                         ---   ---------

The Group entered into a Senior Credit Facility agreement comprising Term Loans of $450 million and a Revolving Credit Facility of $150 million. See Note 27.

The Term Loans were fully drawn down on November 19, 1998 and are arranged in four tranches that are repayable between 2005 and 2008. The loans accrue interest at LIBOR plus a variable margin. With effect from February 19, 1999 the Group entered into a swap transaction to exchange the applicable LIBOR rate for a fixed rate. At that date the weighted average interest rate was 7.7%.

The Revolving Credit Facility is available until 2005. At December 31, 1998, the balance drawn on this facility was L6.1 million ($10.0 million) with interest accruing at 7.8%.

             WILLIS CORROON GROUP LIMITED AND SUBSIDIARY COMPANIES

NOTE 19--OTHER NONCURRENT LIABILITIES

                                                                                                        DECEMBER 31,
                                                                                                   ----------------------
                                                                                                      1997        1998
                                                                                                   -----------  ---------
                                                                                                        (L MILLION)
Trade payables...................................................................................         3.1         4.3
Accruals and deferred income.....................................................................         0.4         0.7
US dollar 7.5% convertible subordinated debentures...............................................         0.2      --
                                                                                                          ---         ---
                                                                                                          3.7         5.0
                                                                                                          ---         ---
                                                                                                          ---         ---

    The US dollar 7.5% convertible subordinated debentures due in June 2005 were repaid in the year.

NOTE 20--OPERATING LEASE COMMITMENTS

                                                                                  LAND AND BUILDINGS
                                                                                                              OTHER
                                                                                 --------------------  --------------------
                                                                                                DECEMBER 31,
                                                                                 ------------------------------------------
                                                                                   1997       1998       1997       1998
                                                                                 ---------  ---------  ---------  ---------
                                                                                                (L MILLION)
Payments committed to be made within one year for leases expiring:
in less than one year..........................................................        2.2        2.5        0.2        0.6
between one and five years.....................................................        6.3        8.7        1.5        1.3
after five years...............................................................       15.4       13.1     --         --
                                                                                 ---------  ---------  ---------  ---------
                                                                                      23.9       24.3        1.7        1.9
                                                                                 ---------  ---------  ---------  ---------
Payments committed to be made after one year:
within two years...............................................................       22.8       22.4        1.3        1.2
between two and three years....................................................       21.2       21.5        0.6        0.8
between three and four years...................................................       20.1       20.7        0.3        0.2
between four and five years....................................................       18.7       16.9        0.1        0.1
thereafter.....................................................................      116.5      109.0     --         --
                                                                                 ---------  ---------  ---------  ---------
                                                                                     199.3      190.5        2.3        2.3
                                                                                 ---------  ---------  ---------  ---------
                                                                                     223.2      214.8        4.0        4.2
                                                                                 ---------  ---------  ---------  ---------
                                                                                 ---------  ---------  ---------  ---------

             WILLIS CORROON GROUP LIMITED AND SUBSIDIARY COMPANIES

NOTE 21--PROVISIONS FOR LIABILITIES AND CHARGES

                                                          SURPLUS       DISCONTINUED
                                         CLAIMS          PROPERTY        OPERATIONS         OTHER       DEFERRED
PROVISIONS                            PROVISIONS(I)   PROVISIONS(II)   PROVISIONS(III)   PROVISIONS        TAX        TOTAL
-----------------------------------  ---------------  ---------------  ---------------  -------------  -----------  ---------
                                                                      (L MILLION)
JANUARY 1, 1996....................          35.6             32.1             40.5             6.2        --           114.4
Charged to income..................           2.9              3.9           --                (2.2)       --             4.6
Utilized in the year...............          (5.8)            (4.2)            (1.8)           (0.8)       --           (12.6)
Exchange and other adjustments.....          (3.2)            (7.0)          --                (0.3)       --           (10.5)
                                            -----            -----            -----             ---         -----   ---------
DECEMBER 31, 1996..................          29.5             24.8             38.7             2.9        --            95.9
Charged to income..................           2.3             (1.6)            (3.1)         --            --            (2.4)
Utilized in the year...............          (5.0)            (3.0)            (2.8)           (0.1)       --           (10.9)
Arising on acquisition.............           3.9           --               --              --            --            (3.9)
Exchange and other adjustments.....           3.4           --               --                 0.1        --             3.5
                                            -----            -----            -----             ---         -----   ---------
DECEMBER 31, 1997..................          34.1             20.2             32.8             2.9        --            90.0
Charged to income..................          34.5           --               --              --              (3.4)       31.1
Transferred to payables............        --               --                 (5.5)         --            --            (5.5)
Transferred from receivables.......        --               --               --              --             (14.4)      (14.4)
Utilized in the period.............         (10.9)            (1.9)            (6.7)         --            --           (19.5)
Exchange and other adjustments.....          (0.4)          --               --              --            --            (0.4)
                                            -----            -----            -----             ---         -----   ---------
SEPTEMBER 1, 1998..................          57.3             18.3             20.6             2.9         (17.8)       81.3
Charged to income..................          (2.8)            (0.3)          --              --              23.9        20.8
Utilized in the period.............          (6.9)            (1.1)             0.2          --            --            (7.8)
Exchange and other adjustments.....           0.6           --               --              --              (0.1)        0.5
                                            -----            -----            -----             ---         -----   ---------
DECEMBER 31, 1998..................          48.2             16.9             20.8             2.9           6.0        94.8
                                            -----            -----            -----             ---         -----   ---------
                                            -----            -----            -----             ---         -----   ---------

------------------------

 (i) The claims provisions include estimates for liabilities that may arise from potential claims for errors and omissions, including claims arising from the pension transfer and opt outs review, which may not be covered by insurance arrangements.

 (ii) Provisions for properties surplus to operational requirements.

 (iii) Provisions for discontinued operations include estimates for future operating costs of administering the run-off of the business previously placed with Sovereign and certain other insurance companies.

             WILLIS CORROON GROUP LIMITED AND SUBSIDIARY COMPANIES

NOTE 22--DEFERRED TAX

                                                                                                      DECEMBER 31,
                                                                                                  --------------------
                                                                                                    1997       1998
                                                                                                  ---------  ---------
                                                                                                      (L MILLION)
OPENING BALANCE.................................................................................      (27.1)     (14.4)
Transfer to/(from) income.......................................................................       10.5       20.5
Other adjustments...............................................................................        2.2       (0.1)
                                                                                                  ---------  ---------
CLOSING BALANCE.................................................................................      (14.4)*       6.0
                                                                                                  ---------  ---------
                                                                                                  ---------  ---------
The deferred tax (assets)/liabilities arise from:
Capital allowances..............................................................................       14.4       11.5
Short-term timing differences...................................................................       (5.5)      (5.1)
Provisions......................................................................................      (23.3)      (0.4)
                                                                                                  ---------  ---------
                                                                                                      (14.4)       6.0
                                                                                                  ---------  ---------
                                                                                                  ---------  ---------

------------------------

*   Included in receivables (Note 13)

NOTE 23--NOTES TO CONSOLIDATED STATEMENT OF CASH FLOWS

RECONCILIATION OF OPERATING ACTIVITIES TO NET CASH FLOW           YEAR ENDED        JANUARY 1 TO    SEPTEMBER 2 TO
  FROM OPERATING ACTIVITIES                                      DECEMBER 31,       SEPTEMBER 1,     DECEMBER 31,
-----------------------------------------------------------  --------------------  ---------------  ---------------
                                                               1996       1997          1998             1998
                                                             ---------  ---------  ---------------  ---------------

                                                                                  (L MILLION)
Operating income from total operations.....................       87.8       92.1          21.0             21.0
Exceptional items..........................................     --         --              (0.4)            (4.0)
Depreciation charges and loss on sale of tangible fixed
  assets...................................................       24.7       22.7          15.0              8.7
Amortization of goodwill...................................     --         --               0.5              0.5
Decrease/(increase) in receivables.........................       82.2       34.4           2.0            (24.5)
(Decrease)/increase in payables............................     (106.0)     (26.5)         78.4            (93.3)
Net movement on provisions and insurance funds.............      (25.0)      (9.3)         11.0             (6.1)
                                                             ---------  ---------         -----           ------
NET CASH INFLOW FROM OPERATING ACTIVITIES..................       63.7      113.4         127.5            (97.7)
                                                             ---------  ---------         -----           ------
                                                             ---------  ---------         -----           ------

             WILLIS CORROON GROUP LIMITED AND SUBSIDIARY COMPANIES

NOTE 23--NOTES TO CONSOLIDATED STATEMENT OF CASH FLOWS (CONTINUED)

                                                                                                      BORROWINGS
                                                                                               ------------------------
                                                     CASH AND OVERDRAFTS                           DUE       DUE AFTER
RECONCILIATION OF NET CASH FLOW TO           -----------------------------------    LIQUID       WITHIN      MORE THAN
MOVEMENT IN NET FUNDS                          CASH      OVERDRAFTS      TOTAL     RESOURCES    ONE YEAR     ONE YEAR     NET FUNDS
-------------------------------------------  ---------  -------------  ---------  -----------  -----------  -----------  -----------
                                                                                   (L MILLION)
JANUARY 1, 1996............................       84.9         (1.4)        83.5       681.3         (0.8)       (63.7)       700.3
Cash flow before management of liquid
  resources and financing..................       14.1          0.7         14.8      --           --           --             14.8
Management of liquid resources.............       25.2       --             25.2       (25.2)      --           --           --
Financing..................................      (43.3)      --            (43.3)     --           --             43.3       --
Disposals..................................     --           --           --           (25.6)      --           --            (25.6)
Foreign exchange...........................       (2.8)      --             (2.8)      (44.9)      --              1.4        (46.3)
                                             ---------          ---    ---------  -----------  -----------  -----------  -----------
DECEMBER 31, 1996..........................       78.1         (0.7)        77.4       585.6         (0.8)       (19.0)       643.2
Cash flow before management of liquid
  resources and financing..................       (6.5)         0.3         (6.2)     --           --           --             (6.2)
Management of liquid resources.............        2.8       --              2.8        (2.8)      --           --           --
Financing..................................       14.7       --             14.7      --              0.1        (14.8)      --
Issue of share capital.....................        0.3       --              0.3      --           --           --              0.3
Provisional liquidation....................     --           --           --           (58.3)      --           --            (58.3)
Foreign exchange...........................       (0.8)      --             (0.8)        4.0       --             (0.4)         2.8
                                             ---------          ---    ---------  -----------  -----------  -----------  -----------
DECEMBER 31, 1997..........................       88.6         (0.4)        88.2       528.5         (0.7)       (34.2)       581.8
Cash flow before management of
  liquid resources and financing...........       77.0         (6.5)        70.5      --           --           --             70.5
Management of liquid resources.............      (66.8)      --            (66.8)       66.8       --           --           --
Financing..................................       32.0       --             32.0      --              0.6        (32.6)      --
Issue of share capital.....................        0.7       --              0.7      --           --           --              0.7
Foreign exchange...........................       (1.0)      --             (1.0)       (6.9)      --           --             (7.9)
                                             ---------          ---    ---------  -----------  -----------  -----------  -----------
SEPTEMBER 1, 1998..........................      130.5         (6.9)       123.6       588.4         (0.1)       (66.8)       645.1
Cash flow before management of
  liquid resources and financing...........     (166.8)         0.9       (165.9)     --           --           --           (165.9)
Management of liquid resources.............      122.2       --            122.2      (122.2)      --           --           --
Financing..................................       32.2       --             32.2      --            (92.9)        60.7       --
Issue of share capital.....................        4.0       --              4.0      --           --           --              4.0
Foreign exchange...........................        1.3         (0.2)         1.1         9.1         (6.9)      --              3.3
                                             ---------          ---    ---------  -----------  -----------  -----------  -----------
DECEMBER 31, 1998..........................      123.4         (6.2)       117.2       475.3        (99.9)        (6.1)       486.5
                                             ---------          ---    ---------  -----------  -----------  -----------  -----------
                                             ---------          ---    ---------  -----------  -----------  -----------  -----------

             WILLIS CORROON GROUP LIMITED AND SUBSIDIARY COMPANIES

NOTE 23--NOTES TO CONSOLIDATED STATEMENT OF CASH FLOWS (CONTINUED)

                                                                                          YEAR ENDED DECEMBER 31,
ANALYSIS OF CASH AND SHORT-TERM DEPOSITS AND LIQUID RESOURCES                         -------------------------------
AS SHOWN IN THE BALANCE SHEET                                                           1996       1997       1998
------------------------------------------------------------------------------------  ---------  ---------  ---------
                                                                                                (L MILLION)
CASH
Cash and short-term deposits........................................................      277.9      359.4      317.1
less short-term deposits classified as liquid resources.............................     (199.8)    (270.8)    (193.7)
                                                                                      ---------  ---------  ---------
                                                                                           78.1       88.6      123.4
                                                                                      ---------  ---------  ---------
                                                                                      ---------  ---------  ---------
LIQUID RESOURCES
Current asset investments...........................................................      385.8      257.7      281.6
Short-term deposits.................................................................      199.8      270.8      193.7
                                                                                      ---------  ---------  ---------
                                                                                          585.6      528.5      475.3
                                                                                      ---------  ---------  ---------
                                                                                      ---------  ---------  ---------

    As described in Note 27, deposits and cash totalling L66.3 million are subject to a floating charge.

NOTE 24--PENSIONS

    The Group operates two principal pension plans, one in the United Kingdom and the other in the United States, covering substantially all employees in those countries. Both plans are of the defined benefit type and are funded externally. The pension cost of both plans is assessed in accordance with the advice of professionally qualified actuaries, using the projected unit credit method.

    The most recent valuation of the U.K. plan, which was undertaken by a Group employee, was at December 31, 1995 and of the U.S. plan at January 1, 1997. The major assumption is that the rate of return on investments would exceed salary inflation by between 2.25% and 4.0% per annum. The market value of the investments at the respective dates of the latest actuarial valuations was L676 million and the actuarial value of the investments was sufficient to cover approximately 110% of the benefits that had accrued to members after allowing for expected future salary increases.

NOTE 25--EMPLOYEE SHARE PLANS

    The Executive Option Scheme (1984) (the "1984 Plan") and the International Executive Option Scheme (the "International Plan") expired in November 1994 from which date no further options have been granted. Prior to that date, the 1984 Plan and the International Plan were open to those employees and Directors of the Group who worked for at least 20 hours per week (or, in the case of Directors, 25 hours per week) except, in the case of the 1984 Plan, those who were within 18 months of their normal retirement date. The option price per ordinary share was determined on the date of grant as the greater of (i) the nominal value of an ordinary share and (ii) the middle market quotation of an ordinary share derived from the Daily Official List of the London Stock Exchange on the business day immediately preceding the date of the grant of the option.

    No option would have been granted under the 1984 Plan and the International Plan if immediately thereafter the aggregate number of ordinary shares issued or issuable in respect of rights granted under the 1984 Plan and the International Plan would have exceeded either the lower of 30,000,000 ordinary shares or 5% of the issued share capital at the date of grant.

    Options were normally exercisable between three and ten years after the date of grant.

             WILLIS CORROON GROUP LIMITED AND SUBSIDIARY COMPANIES

NOTE 25--EMPLOYEE SHARE PLANS (CONTINUED)
    The Willis Corroon Group plc Savings-Related Share Option Scheme 1995 (the "1995 Plan") replaced the Savings-Related Share Option Scheme (the "1981 Plan") which expired in November 1994 in respect of new grants. The 1995 Plan was open to any U.K. employee with at least 6 months' continuous service with participating Group companies (an "eligible employee").

    An eligible employee was required to enter into a savings contract for a period of three years to which he would have contributed 36 monthly payments of between L5 and L250 in aggregate, or for a period of five or seven years to which he would contribute 60 monthly payments of between L5 and L250 in aggregate. He would then be entitled to exercise his option, the aggregate subscription price of which must not have exceeded the total amount contributed to the savings contract. The exercise price of any particular option was not less than the higher of (i) 80% of the market value of ordinary shares on the business day preceding the date an offer was made and (ii) the nominal value of an ordinary share.

    Options granted under the 1995 Plan and 1981 Plan were normally exercisable only for a period of six months commencing on the expiration of the eligible employee's savings contract.

    The number of ordinary shares which could have been issued under the 1995 Plan did not at any time exceed 10% of the issued share capital of the Company immediately prior to the date of grant when aggregated with the number of ordinary shares issued or placed under option to subscribe in the previous ten years under any other employee share plan adopted by the Company. In determining the limit, no account was taken of ordinary shares where the right to acquire such ordinary shares was released or lapsed without being exercised.

    Options under the 1984 Plan, International Plan, 1981 Plan and 1995 Plan lapsed on November 6, 1998.

    The following tables show movements under the Company's employee share plans since January 1996.

                                                                           EXECUTIVE SHARE OPTION PLANS
                                              --------------------------------------------------------------------------------------
                                                              1984 PLAN                               INTERNATIONAL PLAN
                                              ------------------------------------------  ------------------------------------------
                                                NO. OF        WEIGHTED                      NO. OF        WEIGHTED
                                               ORDINARY        AVERAGE                     ORDINARY        AVERAGE
                                                SHARES      OPTION PRICE    PRICE RANGE     SHARES      OPTION PRICE    PRICE RANGE
                                              -----------  ---------------  ------------  -----------  ---------------  ------------
                                                 (000)           (P)            (P)          (000)           (P)            (P)
Outstanding January 1, 1996.................      10,104            237         149-473        3,421            207         149-296
Exercised...................................      --             --              --           --             --              --
Cancelled...................................      (1,232)           342         149-473         (208)           214         149-296
                                              -----------                                 -----------
Outstanding December 31, 1996...............       8,872            223         149-473        3,213            207         149-296
Exercised...................................      --             --              --           --             --              --
Cancelled...................................      (1,715)           257         149-378          (66)           244         152-296
                                              -----------                                 -----------
Outstanding December 31, 1997...............       7,157            215         149-296        3,147            206         149-296
Exercised...................................      (1,374)           165         149-198          (13)           149             149
Cancelled...................................      (5,783)           226         149-296       (3,134)           206         149-296
                                              -----------           ---     ------------  -----------           ---     ------------
Outstanding December 31, 1998...............      --             --              --           --             --              --
                                              -----------           ---     ------------  -----------           ---     ------------
                                              -----------           ---     ------------  -----------           ---     ------------

             WILLIS CORROON GROUP LIMITED AND SUBSIDIARY COMPANIES

NOTE 25--EMPLOYEE SHARE PLANS (CONTINUED)

                                                                           SAVINGS-RELATED OPTION PLANS
                                              --------------------------------------------------------------------------------------
                                                              1981 PLAN                                   1995 PLAN
                                              ------------------------------------------  ------------------------------------------
                                                NO. OF        WEIGHTED                      NO. OF        WEIGHTED
                                               ORDINARY        AVERAGE                     ORDINARY        AVERAGE
                                                SHARES      OPTION PRICE    PRICE RANGE     SHARES      OPTION PRICE    PRICE RANGE
                                              -----------  ---------------  ------------  -----------  ---------------  ------------
                                                 (000)           (P)            (P)          (000)           (P)            (P)
Outstanding January 1, 1996.................       7,309            148         116-246        1,477            112             112
Granted.....................................      --             --              --            1,498            112             112
Exercised...................................         (21)           117         116-119           (2)           112             112
Cancelled...................................      (1,631)           159         116-246         (248)           112             112
                                              -----------                                 -----------
Outstanding December 31, 1996...............       5,657            145         116-246        2,725            112             112
Granted.....................................      --             --              --            1,999            100             100
Exercised...................................        (207)           117         116-119          (23)           112             112
Cancelled...................................      (1,053)           181         116-246         (363)           109         100-112
                                              -----------                                 -----------
Outstanding December 31, 1997...............       4,397            138         116-246        4,338            106         100-112
Exercised...................................      (1,676)           130         116-186         (228)           111         100-112
Cancelled...................................      (2,721)           143         116-246       (4,110)           106         100-112
                                              -----------           ---     ------------  -----------           ---     ------------
Outstanding December 31, 1998...............      --             --              --           --             --              --
                                              -----------           ---     ------------  -----------           ---     ------------
                                              -----------           ---     ------------  -----------           ---     ------------

    The fair value of options granted during the year ended December 31, 1997 under the 1995 Plan was 30p (1996: 32p).

    The weighted average fair value of options granted was estimated using the Black-Scholes option pricing model with the following assumptions: dividend yield of 7% (1996: 6%), expected volatility of 30% (1996: 25%), risk-free interest rate of 7% (1996: 7%) and expected life of 5 years (1996: 5 years).

             WILLIS CORROON GROUP LIMITED AND SUBSIDIARY COMPANIES

NOTE 25--EMPLOYEE SHARE PLANS (CONTINUED)
    The following table shows the movements in options over ordinary shares pursuant to the 1982 Share Option Plan of Stewart Wrightson Holdings plc ("Stewart Wrightson"). The options under that Plan were granted in substitution for outstanding options over Stewart Wrightson shares, upon the acquisition of that company in August 1987, from which date no further options were granted.

                                                                                      1982 SHARE OPTION PLAN
                                                                           --------------------------------------------
                                                                              NO. OF        WEIGHTED
                                                                             ORDINARY        AVERAGE
                                                                              SHARES      OPTION PRICE    PRICE RANGE
                                                                           -------------  -------------  --------------
                                                                               (000)           (P)            (P)
Outstanding January 1, 1996..............................................           38            298               298
Exercised................................................................       --             --              --
Cancelled................................................................          (38)           298               298
                                                                                    --
Outstanding December 31, 1996............................................       --             --              --
Exercised................................................................       --             --              --
Cancelled................................................................       --             --              --
                                                                                    --
Outstanding December 31, 1997............................................       --             --              --
Exercised................................................................       --             --              --
Cancelled................................................................       --             --              --
                                                                                    --
                                                                                                -----    --------------
Outstanding December 31, 1998............................................       --             --              --
                                                                                    --
                                                                                    --
                                                                                                -----    --------------
                                                                                                -----    --------------

    The following table shows the movements in options over American Depositary Shares ("ADS") of the Company, each ADS representing five ordinary shares, pursuant to the Willis Corroon Corporation 1986 Long-Term Incentive Plan.

                                                                               1986 LONG-TERM INCENTIVE PLAN
                                                                       ----------------------------------------------
                                                                                          WEIGHTED
                                                                                           AVERAGE
                                                                         NO. OF ADSS    OPTION PRICE    PRICE RANGE
                                                                       ---------------  -------------  --------------
                                                                            (000)            ($)            ($)
Outstanding January 1, 1996..........................................           685           20.32       18.07-23.28
Exercised............................................................        --              --              --
Cancelled............................................................           (12)          20.73       18.59-22.52
                                                                                ---
Outstanding December 31, 1996........................................           673           20.32       18.07-23.28
Exercised............................................................        --              --              --
Cancelled............................................................          (150)          19.04       18.59-22.52
                                                                                ---
Outstanding December 31, 1997........................................           523           20.65       18.07-23.28
Exercised............................................................        --              --              --
Cancelled............................................................          (523)          20.65       18.07-23.28
                                                                                ---           -----    --------------
Outstanding December 31, 1998........................................        --              --              --
                                                                                ---           -----    --------------
                                                                                ---           -----    --------------

    On May 1, 1997, options over 2,217 ADSs were exercised at 62.5p per ADS under the Herget Scheme and the balance of 2,233 ADSs were cancelled.

             WILLIS CORROON GROUP LIMITED AND SUBSIDIARY COMPANIES

NOTE 26--CAPITAL COMMITMENTS

    Capital commitments to acquire fixed assets:

                                                                                     DECEMBER 31,
                                                                               ------------------------
                                                                                  1997         1998
                                                                               -----------     -----

                                                                                     (L MILLION)
Expenditure contracted for...................................................         5.9       3.5
                                                                                       --           --
                                                                                       --           --

    The Company and certain of its subsidiaries have call options over shares not already owned in a number of subsidiary and associated companies which are exercisable at various dates in the future at prices related to the then current and historic profits before tax at the date of exercise. There also exist put options which are exercisable at various dates in the future on a similar basis. The exact amounts payable depend on the future level of profitability of the companies concerned and exchange rates at the date of exercise. Based on current projections of profitability and exchange rates, the potential amounts payable arising from these options are not expected to exceed L160.1 million (1997:
L108.0 million). Most of this relates to amounts which may be payable under put options, exercisable between 2001 and 2012, entered into with the shareholders of Gras Savoye. If, by 2012, the Group has not reached a majority shareholding in Gras Savoye, it has call options to increase its interest to over 50%.

FINANCIAL COMMITMENTS

    The Company has undertaken to provide certain subsidiaries with financial support to enable them to meet their future operational obligations as they fall due. This financial support does not extend to providing finance for liabilities arising from negligence, breach of contract, breach of trust or any other breach of duty.

NOTE 27--CONTINGENT LIABILITIES

ASSETS SUBJECT TO CHARGE

    The Company has entered into a debenture in favor of The Chase Manhattan Bank in which it has charged by way of a first fixed charge its interests in the shares of Willis Faber Limited and, by way of a floating charge, all its assets not otherwise effectively mortgaged, charged or assigned by the first fixed charge.

    The Company has also entered into a Pledge Agreement in favor of The Chase Manhattan Bank whereby it has assigned and pledged its interest in the shares of Willis Corroon Corporation.

    Those subsidiaries which are Lloyd's brokers have each entered into a deed as required by the Lloyd's brokers bye-law under which all insurance brokering assets are subject to a floating charge held on trust by the Society of Lloyd's for the benefit of those companies' insurance brokering payables. The charge only becomes enforceable under certain circumstances as defined in the deed. The assets (including deposits and cash of L66.3 million) subject to this charge at December 31, 1998 amounted to L1,834 million (1997: L1,822 million) and the insurance brokering payables at that date amounted to L1,821 million (1997:
L1,805 million).

FINANCING OBLIGATIONS

    The Company has guaranteed, on a joint and several basis with other companies in the Group, the prompt and complete performance of Willis Corroon Corporation in respect of credit facilities ("facilities") made available to that company. At December 31, 1998 these facilities amounted to $1,175 million.

             WILLIS CORROON GROUP LIMITED AND SUBSIDIARY COMPANIES

NOTE 27--CONTINGENT LIABILITIES (CONTINUED)
    On February 2, 1999, $575 million of the facilities were repaid and Willis Corroon Corporation issued $550 million 9% Senior Subordinated Notes due 2009 (the "Notes"). The Company together with its affiliate Willis Corroon Partners, has guaranteed Willis Corroon Corporation's obligations in respect of the Notes.

OTHER

    The Company has given guarantees to bankers and other third parties amounting to L4.4 million (1997: L4.4 million). The Company has also given guarantees to bankers in respect of commitments entered into by them to provide security for membership of Lloyd's of certain Group employees who are not directors of the Company amounting to L0.3 million (1997: L0.3 million).

    The Company and certain of its U.K. subsidiaries have given the landlords of some of the leasehold properties occupied by the Group in the United Kingdom and the United States guarantees in respect of the performance of the lease obligations of the Group companies holding the leases. The operating lease obligations amounted to L104 million at December 31, 1998 (1997: L116 million).

    The Group has extensive international operations and the Company or its subsidiaries are subject to claims and litigation in the ordinary course of business resulting principally from alleged errors and omissions in connection with their businesses. Most of the claims are covered by professional indemnity insurance and many of the defenses to these claims are being conducted by the Group's insurers. In respect of any self-insured deductibles applicable to such claims, the Group has established provisions which are believed to be adequate in the light of current information and legal advice. These provisions may be adjusted from time to time according to developments. The Company does not expect the outcome of such claims, either individually or in the aggregate, to have a material effect on the Group's operations, cash flows or financial position.

NOTE 28--DIRECTORS' INTERESTS IN CONTRACTS

    The undermentioned Directors who held office during each of the three years in the period ended December 31, 1998 (except as otherwise indicated) and, where applicable, connected persons (as defined in section 346 of the Companies Act) were Underwriting Members of Lloyd's through the agency of WF&D Agencies, which was a subsidiary of the Company until October, 1997 as follows:

R J S Bucknall (1998       Mrs E H Rendle
  only)
G F Nixon                  J M P Taylor (in
                           1996 and 1997 only)
J M Pelly (1998 only)

    For the relevant years, the agreements between the above and WF&D Agencies were on similar terms to the agreements which govern all other members of the syndicates in which they participated. WF&D Agencies received a fee in respect of each of the above relating to his or her membership of Lloyd's.

    Fees exceeding L5,000 were paid to WF&D Agencies by:

                                                                 YEAR ENDED DECEMBER 31,
                                                             -------------------------------
                                                               1996       1997       1998
                                                             ---------  ---------  ---------
J M P Taylor...............................................    L21,463     --         --
                                                             ---------  ---------  ---------
                                                             ---------  ---------  ---------

             WILLIS CORROON GROUP LIMITED AND SUBSIDIARY COMPANIES

NOTE 28--DIRECTORS' INTERESTS IN CONTRACTS (CONTINUED)
    Insurance brokering subsidiaries of the Company place risks with the syndicates in which the Directors or connected persons (as defined above) participate in the normal course of their brokering activities on the same basis as such subsidiaries do with other Lloyd's syndicates.

    The Company has given J Reeve a guarantee in respect of the performance obligations of Willis Faber & Dumas Limited, his employing company, in respect of an unfunded pension scheme established for him. The Company has also guaranteed the performance obligations of Willis Corroon Corporation in respect of the pension benefits for B D Johnson and K H Pinkston under the Willis Corroon Executive Supplemental Plan, an unfunded pension plan.

    Save as disclosed above, no Director or connected person (as defined above) had any interest either during or at the end of the financial years 1996, 1997 and 1998 in any contract which was significant in relation to the Company's business, or in a contract, transaction or arrangement which required disclosure under section 232 of the Companies Act.

NOTE 29--OFFICER'S INTERESTS

    The Company had guaranteed an amount of L30,000 in respect of a letter of credit issued to provide the required security for the membership of Lloyd's of an officer, which was released during 1996.

NOTE 30--COMPANIES ACT 1985

    These financial statements do not comprise the Company's statutory accounts within the meaning of section 240 of the Companies Act. Statutory accounts for the years ended December 31, 1996 and 1997 have been, and statutory accounts for the year ended December 31, 1998 will be, delivered to the Registrar of Companies for England and Wales. The auditors' reports on such accounts were unqualified.

NOTE 31-- DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED
       KINGDOM AND THE UNITED STATES

    The Group's financial statements are prepared in accordance with U.K. GAAP which differ in certain respects from U.S. GAAP. Those differences which have a significant effect on the Group are described below.

PUSHDOWN ACCOUNTING

    Under U.S. GAAP, Trinity Acquisition's cost of acquiring the Company should be "pushed down," i.e., used to establish a new accounting basis in the Company's separate financial statements. Under U.K. GAAP, there is no such requirement.

GOODWILL

    Goodwill (which includes expirations) arising on acquisitions occurring after January 1, 1998 is capitalized and amortized on a straight-line basis over its estimated useful economic life, not exceeding 20 years. Goodwill arising on acquisitions completed before January 1, 1998 was eliminated against retained earnings and other reserves. Under U.S. GAAP, goodwill and expirations are capitalized and amortized over their respective useful economic lives. For the purposes of the reconciliation below, for periods prior to September 2, 1998, estimated useful lives of 17 1/2 to 40 years have been utilized, giving a weighted average of 31 years.

             WILLIS CORROON GROUP LIMITED AND SUBSIDIARY COMPANIES

NOTE 31-- DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED
       KINGDOM AND THE UNITED STATES (CONTINUED)
    The goodwill arising in the financial statements of Trinity Acquisition following its acquisition of the Company on September 2, 1998 is required to be pushed down into the Company's financial statements. This goodwill is being amortized over a period of 40 years for the purposes of the reconciliation below.

    Under U.K. GAAP, on the disposition of a business acquired before January 1, 1998, goodwill previously eliminated against retained earnings is reinstated and charged to income in arriving at the gain or loss on disposal of an entity; under U.S. GAAP, only unamortized goodwill is charged.

IMPAIRMENT OF LONG-LIVED ASSETS

    For the purposes of U.S. GAAP, the Group reviews the carrying amount of its long-lived assets including goodwill relating thereto (grouped at business unit level) using undiscounted cash flows, if indicators of impairment are present. If such values indicate an actual impairment, the asset would be written down to its fair value. No such impairments have been accounted for in the three years in the period ended December 31, 1998.

REVALUATION OF FREEHOLD LAND AND BUILDINGS

    Certain of the Group's freehold land and buildings are included in the financial statements at revalued amounts on which depreciation is calculated. Under U.S. GAAP such assets must be recorded at their historical cost less depreciation thereon. The depreciation charged on the revaluation increase is not significant.

PENSION COSTS

    For the purposes of the reconciliation below, the Group has adopted the provisions of U.S. Statement of Financial Accounting Standards No. 87, "Employers' Accounting for Pensions", ("FAS 87") in respect of the Group's principal U.K. pension plan. This standard requires that the projected benefit obligation be matched against the market value of the underlying plan assets and other unrecognized actuarial gains and losses in determining the pension expense for the year. As a result, pension expense can be significantly different from that computed under U.K. GAAP which requires the cost of providing pension benefits to be expensed over the periods benefiting from the employees' service on the basis of a constant percentage of current and estimated future earnings.

    The additional information required by FAS 87 in respect of the principal U.K. and U.S. pension plans is given below.

FORWARD EXCHANGE CONTRACTS AND OTHER FINANCIAL INSTRUMENTS

    The Group enters into forward exchange contracts and other financial instruments which, under U.K. GAAP, are treated as hedges of future income. Under U.S. GAAP such instruments would not be regarded as hedges and, accordingly, would be revalued at each balance sheet date and the gain or loss arising would be dealt with in income for the period then ended.

EXCEPTIONAL ITEMS

    Under U.S. GAAP, the amounts reported as exceptional items in 1998 under U.K. GAAP would not be so reported and the (loss)/gain on closure/disposal of operations would have been included in the determination of operating income.

             WILLIS CORROON GROUP LIMITED AND SUBSIDIARY COMPANIES

NOTE 31-- DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED
       KINGDOM AND THE UNITED STATES (CONTINUED)
INVESTMENTS

    Certain of the Group's investments, purchased with the intention of holding to maturity, have been valued at amortized cost. For U.S. GAAP purposes, all the Group's investments have been classified as available for sale as they do not qualify for "held-to-maturity" accounting and are reported at fair value with unrealized gains and losses reported as a separate component of shareholders' equity (net of tax effects).

DEFERRED TAX

    Under U.K. GAAP, deferred taxes are accounted for using the liability method to the extent that is is considered probable that a liability or asset will crystallize in the foreseeable future. Under U.S. GAAP, deferred taxes are accounted for using the liability method on all temporary differences and deferred tax assets are recognized where it is more likely than not that they will be realized.

    The effect on net income, comprehensive income and shareholders' equity of applying the significant differences between U.K. GAAP and U.S. GAAP described above is summarized as follows:

                                                      YEAR ENDED           JANUARY 1 TO   SEPTEMBER 2 TO
                                                     DECEMBER 31,          SEPTEMBER 1,    DECEMBER 31,
                                             ----------------------------  -------------  ---------------
NET INCOME                                     1996           1997             1998            1998
-------------------------------------------  ---------  -----------------  -------------  ---------------
                                                        (L MILLION, EXCEPT PER ORDINARY SHARE)
NET INCOME/(LOSS) AS REPORTED IN THE
  CONSOLIDATED STATEMENT OF INCOME.........       54.2           56.9            (15.6)          (25.7)
ADJUSTMENTS
Amortization of goodwill and expirations...      (17.9)         (17.7)           (12.0)           (6.5)
Gain on disposal of operations.............        2.2            5.9              9.6          --
Revaluation of forward exchange contracts
  and other financial instruments..........       10.9           (5.6)             0.2            (3.7)
Pension costs..............................      (12.1)          (7.6)            (1.6)           (1.7)
Deferred taxes--effect of above
  adjustments..............................        0.4            4.3              0.4             1.7
                                             ---------         ------           ------          ------
NET INCOME/(LOSS) AS ADJUSTED TO ACCORD
  WITH U.S. GAAP...........................       37.7           36.2            (19.0)          (35.9)
                                             ---------         ------           ------          ------
                                             ---------         ------           ------          ------
COMPRISING
Income/(loss) from continuing operations...       37.7           36.0            (19.0)          (35.9)
Income/(loss) from discontinued
  operations...............................     --                0.2           --              --
                                             ---------         ------           ------          ------
NET INCOME/(LOSS)..........................       37.7           36.2            (19.0)          (35.9)
                                             ---------         ------           ------          ------
                                             ---------         ------           ------          ------
PER ORDINARY SHARE (BASIC AND DILUTED) AS
  SO ADJUSTED
Continuing operations......................       9.0p           8.6p             (4.5)p          (8.4)p
Discontinued operations....................     --               0.1p           --              --
                                             ---------         ------           ------          ------
NET INCOME/(LOSS)..........................       9.0p           8.7p             (4.5)p          (8.4)p
                                             ---------         ------           ------          ------
                                             ---------         ------           ------          ------

             WILLIS CORROON GROUP LIMITED AND SUBSIDIARY COMPANIES

NOTE 31-- DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED
       KINGDOM AND THE UNITED STATES (CONTINUED)

                                                            YEAR ENDED DECEMBER   JANUARY 1 TO   SEPTEMBER 2 TO
                                                                    31,           SEPTEMBER 1,    DECEMBER 31,
                                                            --------------------  -------------  ---------------
COMPREHENSIVE INCOME                                          1996       1997         1998            1998
----------------------------------------------------------  ---------  ---------  -------------  ---------------
                                                                                (L MILLION)
NET INCOME/(LOSS) AS ADJUSTED TO ACCORD WITH
  U.S. GAAP...............................................       37.7       36.2        (19.0)          (35.9)
Other comprehensive income, net of tax:
  Foreign currency translation adjustments................      (35.5)      11.4         (6.5)            6.5
  Unrealized holding gains................................       (0.9)      (0.4)        (0.1)            0.8
                                                            ---------  ---------       ------          ------
COMPREHENSIVE INCOME......................................        1.3       47.2        (25.6)          (28.6)
                                                            ---------  ---------       ------          ------
                                                            ---------  ---------       ------          ------
Unrealized holding gains
Beginning of period.......................................        1.4        0.5          0.1          --
Arising during the period.................................       (0.9)      (0.4)        (0.1)            0.8
                                                            ---------  ---------       ------          ------
End of period.............................................        0.5        0.1       --                 0.8
                                                            ---------  ---------       ------          ------
                                                            ---------  ---------       ------          ------

                                                                                                    DECEMBER 31,
                                                                                                --------------------
SHAREHOLDERS' EQUITY                                                                              1997       1998
----------------------------------------------------------------------------------------------  ---------  ---------

                                                                                                    (L MILLION)
SHAREHOLDERS' EQUITY AS REPORTED IN THE CONSOLIDATED BALANCE SHEET............................      124.6       89.0
  ADJUSTMENTS
Fixed Assets
  Intangible assets
    Goodwill--cost............................................................................      580.1      800.6
           --amortization.....................................................................     (129.8)      (6.9)
  Tangible assets
    Revaluation of freehold land and buildings................................................      (14.9)    --
Current assets
  Investments.................................................................................        0.1        0.8
  Receivables--unrealized gain on forward exchange contracts..................................        6.1        2.7
  Pension costs prepayment....................................................................       16.0     --
Noncurrent liabilities
  Pension costs liability.....................................................................     --          (16.3)
Provisions for liabilities and charges
  Deferred taxes--effect of above adjustments.................................................        1.4        5.5
                                                                                                ---------  ---------
SHAREHOLDERS' EQUITY AS ADJUSTED TO ACCORD WITH U.S. GAAP.....................................      583.6      875.4
                                                                                                ---------  ---------
                                                                                                ---------  ---------

             WILLIS CORROON GROUP LIMITED AND SUBSIDIARY COMPANIES

NOTE 31-- DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED
       KINGDOM AND THE UNITED STATES (CONTINUED)

The movement in shareholders' equity as adjusted to accord with U.S. GAAP from December 31,
 1997 to December 31, 1998 is as follows:
                                                                                   (L MILLION)
                                                                                   -----------
Shareholders' equity under U.S. GAAP at December 31, 1997........................       583.6
Net income:
  January 1 to September 1, 1998.................................................       (19.0)
  September 2 to December 31, 1998...............................................       (35.9)
Ordinary shares issued...........................................................         7.8
Dividends paid...................................................................       (22.2)
Fair value adjustments:
  Freehold properties............................................................        14.9
  Pension liabilities............................................................       (29.0)
  Deferred tax...................................................................         2.0
Goodwill adjustments:
  Delete existing goodwill.......................................................      (440.2)
  Add pushdown goodwill..........................................................       812.7
Current asset investments:
  Unrealized gains...............................................................         0.7
                                                                                   -----------
Shareholders' equity under U.S. GAAP at December 31, 1998........................       875.4
                                                                                   -----------
                                                                                   -----------

    The fair value adjustments represent the differences between the carrying values of freehold properties, pension liabilities and deferred tax immediately before the acquisition of the Company by Trinity Acquisition and the fair values attributable to those assets and liabilities for the purpose of calculating pushdown goodwill.

ADDITIONAL INFORMATION REQUIRED BY FAS 87

    The pension cost for the Group's two principal pension plans computed in accordance with the requirements of FAS 87 comprises:

                                                       YEAR ENDED       JANUARY 1 TO   SEPTEMBER 2 TO
                                                      DECEMBER 31,      SEPTEMBER 1,    DECEMBER 31,
                                                  --------------------  -------------  ---------------
                                                    1996       1997         1998            1998
                                                  ---------  ---------  -------------  ---------------
                                                                      (L MILLION)

NET PENSION EXPENSE
------------------------------------------------
Service cost....................................       30.8       29.7         19.3             9.6
Interest cost...................................       47.8       51.2         34.5            14.4
Return on plan assets...........................      (70.3)    (123.0)       (76.0)          (17.8)
Net amortization and deferral...................       19.5       66.4         32.9          --
                                                  ---------  ---------       ------          ------
Net pension expense.............................       27.8       24.3         10.7             6.2
                                                  ---------  ---------       ------          ------
                                                  ---------  ---------       ------          ------

             WILLIS CORROON GROUP LIMITED AND SUBSIDIARY COMPANIES

NOTE 31-- DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED
       KINGDOM AND THE UNITED STATES (CONTINUED)

                                                      YEAR ENDED    JANUARY 1 TO   SEPTEMBER 2 TO
                                                     DECEMBER 31,   SEPTEMBER 1,    DECEMBER 31,
                                                     -------------  -------------  ---------------
                                                         1997           1998            1998
                                                     -------------  -------------  ---------------
                                                                      (L MILLION)

CHANGE IN BENEFIT OBLIGATION
---------------------------------------------------
Benefit obligation--beginning of period............        675.8          810.7           811.9
Service cost.......................................         29.7           19.3             9.6
Interest cost......................................         51.2           34.5            14.4
Benefits paid......................................        (29.5)         (20.6)           (9.8)
Actuarial gains and losses.........................         83.5          (32.0)           26.8
                                                          ------         ------          ------
Benefit obligation--end of period..................        810.7          811.9           852.9
                                                          ------         ------          ------
                                                          ------         ------          ------

                                                      YEAR ENDED    JANUARY 1 TO   SEPTEMBER 2 TO
                                                     DECEMBER 31,   SEPTEMBER 1,    DECEMBER 31,
                                                     -------------  -------------  ---------------
                                                         1997           1998            1998
                                                     -------------  -------------  ---------------
                                                                      (L MILLION)

CHANGE IN PLAN ASSETS
---------------------------------------------------
Plan assets--beginning of period...................        683.0          798.4           799.9
Actual return on plan assets.......................        129.9           11.0           111.2
Employer contribution..............................         15.0           11.1             3.8
Benefits paid......................................        (29.5)         (20.6)           (9.8)
                                                          ------         ------          ------
Plan assets--end of period.........................        798.4          799.9           905.1
                                                          ------         ------          ------
                                                          ------         ------          ------

                                                                   DECEMBER 31,     SEPTEMBER 1,     DECEMBER 31,
                                                                  ---------------  ---------------  ---------------
                                                                       1997             1998             1998
                                                                  ---------------  ---------------  ---------------
                                                                                     (L MILLION)
FUNDED STATUS
----------------------------------------------------------------
Plan assets at fair value.......................................         798.4            799.9            905.1
Projected benefit obligation....................................        (810.7)          (811.9)          (852.9)
                                                                        ------           ------           ------
Plan assets in excess of projected benefit obligation...........         (12.3)           (12.0)            52.2
Transition assets...............................................         (10.2)            (7.6)          --
Unrecognized net loss/(gain)....................................          45.3             42.8            (68.5)
Prior service cost..............................................          (0.1)          --               --
                                                                        ------           ------           ------
Prepaid/(accrued) pension costs.................................          22.7             23.2            (16.3)
                                                                        ------           ------           ------
                                                                        ------           ------           ------

    The U.K. plan assets are invested mainly in U.K. fixed interest and equity securities and non-U.K. equity securities. The U.S. plan assets are invested mainly in U.S. fixed interest and equity securities.

             WILLIS CORROON GROUP LIMITED AND SUBSIDIARY COMPANIES

NOTE 31-- DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED
       KINGDOM AND THE UNITED STATES (CONTINUED)
    The major assumptions used in computing the funded status were:

                                                                   DECEMBER 31,       SEPTEMBER 1,       DECEMBER 31,
                                                                 -----------------  -----------------  -----------------
                                                                       1997               1998               1998
                                                                 -----------------  -----------------  -----------------

                                                                         %                  %                  %
U.K. PLAN
Expected long-term rate of return on plan assets...............            8.5                7.5                7.5
Discount rate..................................................            7.0                5.75               5.5
Expected long-term rate of earnings increases..................            5.5                4.5                4.5
U.S. PLAN
Expected long-term rate of return on plan assets...............            8.5                8.5                8.5
Discount rate..................................................            7.0                6.0                6.0
Expected long-term rate of earnings increases..................            5.0                5.0                5.0
                                                                            --                 --                 --
                                                                            --                 --                 --

CONSOLIDATED STATEMENT OF CASH FLOWS

    The Consolidated Statement of Cash Flows prepared under U.K. GAAP presents substantially the same information as that required under U.S. GAAP but may differ with regard to classification of items within the statements and as regards the definition of cash under U.K. GAAP and cash and cash equivalents under U.S. GAAP.

    Under U.K. GAAP, cash flows are presented separately for operating activities, returns on investments and servicing of finance, taxation, capital expenditure and financial investments, acquisitions and disposals, equity dividends paid, management of liquid resources and financing activities. U.S. GAAP requires only three categories of cash flow activity to be reported: operating, investing and financing. Cash flows from taxation and returns on investments and servicing of finance shown under U.K. GAAP would be included as operating activities under U.S. GAAP. Cash flows from capital expenditure and financial investment, acquisitions and disposals, shown separately under U.K. GAAP, would be included as part of the investing activities under U.S. GAAP. The payment of dividends would be included as a financing activity under U.S. GAAP. Cash, as defined by U.S. GAAP, would include cash equivalents with initial maturities of less than three months and would exclude bank overdrafts.

             WILLIS CORROON GROUP LIMITED AND SUBSIDIARY COMPANIES

NOTE 31-- DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED
       KINGDOM AND THE UNITED STATES (CONTINUED)
    The categories of cash flow activity under U.S. GAAP can be summarized as follows:

                                                                   YEAR ENDED        JANUARY 1 TO    SEPTEMBER 2 TO
                                                                  DECEMBER 31,       SEPTEMBER 1,     DECEMBER 31,
                                                              --------------------  ---------------  ---------------
                                                                1996       1997          1998             1998
                                                              ---------  ---------  ---------------  ---------------
                                                                                   (L MILLION)
Cash inflow from operating activities.......................       36.2       89.9         119.1           (126.4)
Cash (outflow)/inflow on investing activities...............      (10.3)     (60.4)         36.5            (27.4)
Cash (outflow)/inflow on financing activities...............      (71.3)     (12.0)         19.4             27.9
                                                              ---------  ---------         -----           ------
Increase/(decrease) in cash and cash equivalents............      (45.4)      17.5         175.0           (125.9)
Effect of foreign exchange rate changes.....................      (30.7)      (0.7)         (9.0)            11.2
Cash and cash equivalents at start of period................      507.9      431.8         448.6            614.6
                                                              ---------  ---------         -----           ------
Cash and cash equivalents at end of period..................      431.8      448.6         614.6            499.9
                                                              ---------  ---------         -----           ------
                                                              ---------  ---------         -----           ------

    Cash and cash equivalents comprise:

                                                                DECEMBER 31,      SEPTEMBER 1,    DECEMBER 31,
                                                            --------------------  -------------  ---------------
                                                              1996       1997         1998            1998
                                                            ---------  ---------  -------------  ---------------
                                                                                (L MILLION)
As shown on balance sheet:
Cash and short-term deposits..............................      277.9      359.4        335.8           317.1
Current asset investments.................................      385.8      257.7        383.1           281.6
                                                            ---------  ---------       ------          ------
                                                                663.7      617.1        718.9           598.7
Less: deposits and investments with initial
  maturity of more than three months......................     (231.9)    (168.5)      (104.3)          (98.8)
                                                            ---------  ---------       ------          ------
Cash and cash equivalents at end of period................      431.8      448.6        614.6           499.9
                                                            ---------  ---------       ------          ------
                                                            ---------  ---------       ------          ------

FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

    FORWARD FOREIGN EXCHANGE CONTRACTS AND CURRENCY OPTIONS

    Because the Group transacts business in many different currencies, it is exposed to the risks of foreign currency exchange rate movements. To hedge this exposure, the Group enters into forward foreign exchange contracts and currency options. At December 31, 1998, the Group had contracted to exchange foreign currency, principally U.S. dollars, equivalent to approximately L72.7 million (1997: L81.3 million).

    INTEREST RATE AGREEMENTS

    In order to manage interest rate risk, the Group enters into interest rate swap agreements and forward rate agreements effectively to change the interest receivable or payable on parts of its underlying investments and borrowings from variable to fixed rates and from fixed to variable rates. Swap agreements and forward rate agreements are only entered into with high quality financial institutions with a minimum long-term credit rating of AA-. Accordingly, while the Group is exposed to market risk to the extent that receipts and payments under interest rate agreements are affected by

             WILLIS CORROON GROUP LIMITED AND SUBSIDIARY COMPANIES

NOTE 31-- DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED
       KINGDOM AND THE UNITED STATES (CONTINUED) market interest rates, any such fluctuations will be offset by changes to interest receipts or payments made on variable rate investments and borrowings. The Group accounts for interest rate agreements as hedges and the net effect is recognized as interest expense.

    Outstanding interest swap agreements and forward rate agreements are summarized as follows:

                                                                                 DECEMBER 31, 1997
                                                 ---------------------------------------------------------------------------------
                                                                                                 INTEREST RATES
                                                                              ----------------------------------------------------

                                                   NOTIONAL
                                                   PRINCIPAL    TERMINATION      FIXED      VARIABLE       FIXED       VARIABLE
                                                    BALANCE        DATES      RECEIVABLE     PAYABLE      PAYABLE     RECEIVABLE
                                                 -------------  ------------  -----------  -----------  -----------  -------------
                                                  (MILLIONS)                       %            %            %             %
U.S. dollars...................................          545       1998-2000    5.58-7.75    5.72-5.94      --            --
U.S. dollars...................................           15            1998      --           --             6.91          5.81
Sterling.......................................          275       1998-2002    6.58-8.41    7.36-7.75      --            --
Deutschemark...................................           27       1998-2001    4.51-5.07    3.44-3.78      --            --
                                                         ---    ------------  -----------  -----------         ---           ---
                                                         ---    ------------  -----------  -----------         ---           ---

                                                                                DECEMBER 31, 1998
                                                 -------------------------------------------------------------------------------
                                                                                               INTEREST RATES
                                                                            ----------------------------------------------------

                                                  NOTIONAL
                                                  PRINCIPAL   TERMINATION      FIXED      VARIABLE       FIXED       VARIABLE
                                                   BALANCE       DATES      RECEIVABLE     PAYABLE      PAYABLE     RECEIVABLE
                                                 -----------  ------------  -----------  -----------  -----------  -------------
                                                 (MILLIONS)                      %            %            %             %
U.S. dollars...................................         664      1999-2002    5.15-7.16    5.06-5.41      --            --
U.S. dollars...................................         450           2006      --           --             5.10          5.06
Sterling.......................................         166      1999-2002    6.43-8.27    6.12-7.31      --            --
Deutschemark...................................          49      1999-2001    3.70-5.07    3.70-5.07      --            --
Deutschemark...................................          10           2000      --           --          4.61          3.56
Japanese Yen...................................       2,060      1999-2001    1.45-1.70    0.22-0.40      --            --
Italian Lire...................................      14,600      2000-2001    4.54-7.10    3.25-4.59      --            --
                                                 -----------  ------------  -----------  -----------         ---           ---
                                                 -----------  ------------  -----------  -----------         ---           ---

CONCENTRATION OF CREDIT RISK

    Potential concentrations of credit risk to the Group comprise principally cash and short-term deposits, current asset investments, trade receivables and foreign exchange contracts.

    The Group places cash and short-term deposits and undertakes foreign exchange contracts with a range of banks and financial institutions and controls its exposure to any one bank or financial institution. The Group's current asset investments comprise a broad range of financial instruments issued principally in the United Kingdom and the United States.

    Trade receivables include significant amounts due from clients and underwriters. The Group's insurance brokering client base is widely dispersed throughout the world, principally in the United Kingdom and the United States. The credit risk arising from amounts due from clients and underwriters in respect of insurance premiums and claims is minimized as such premiums and claims are not generally paid to the beneficiary until collected.

             WILLIS CORROON GROUP LIMITED AND SUBSIDIARY COMPANIES

NOTE 31-- DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED
       KINGDOM AND THE UNITED STATES (CONTINUED)
    At December 31, 1998, the Group did not consider there to be any significant concentration of credit risk.

FAIR VALUES OF FINANCIAL INSTRUMENTS

    The following information is presented in compliance with the requirements of FAS 107, "Disclosure about Fair Value of Financial Instruments". The carrying amounts and fair values of the material financial instruments of the Group are as follows:

                                                                                           DECEMBER 31,
                                                                          ----------------------------------------------
                                                                                   1997                    1998
                                                                          ----------------------  ----------------------

                                                                           CARRYING      FAIR      CARRYING      FAIR
                                                                            AMOUNT       VALUE      AMOUNT       VALUE
                                                                          -----------  ---------  -----------  ---------
                                                                                            (L MILLION)
ASSETS
Cash and short-term deposits............................................       359.4       359.4       317.1       317.1
Current asset investments:
  Listed investments....................................................        55.6        55.9        48.7        49.8
  Unlisted investments..................................................       202.1       203.5       232.9       236.9
LIABILITIES
Bank loans and overdrafts...............................................       (34.5)      (34.5)     (629.1)     (629.1)
OFF-BALANCE SHEET INSTRUMENTS
  Interest rate swaps and forward rate agreements.......................      --             3.7      --            10.9
  Forward foreign exchange contracts....................................      --             6.1      --             2.7
                                                                          -----------  ---------  -----------  ---------
                                                                          -----------  ---------  -----------  ---------

    The following methods and assumptions were used by the Group in establishing its fair value disclosures for financial instruments:

        CASH AND SHORT-TERM DEPOSITS: the carrying amount approximates fair value.

        LISTED INVESTMENTS AND UNLISTED INVESTMENTS: the fair value is based on market prices.

        BANK LOANS AND OVERDRAFTS: the carrying amount approximates fair value.

        OFF-BALANCE SHEET INSTRUMENTS: fair values of interest rate swap agreements are based on discounted cash flow analyses. Fair values of forward foreign exchange contracts are based on contractual and market rates and represent net unrealized gains and losses.

ACCOUNTING AND DISCLOSURE OF STOCK-BASED COMPENSATION

    FAS 123, Accounting for Stock-Based Compensation, established accounting disclosure standards for stock-based employee compensation plans. The statement gives companies the option of continuing to account for such costs under APB 25, Accounting for Stock Issued to Employees, and related interpretations. The Group has chosen to continue to account for its employee share option plans under APB 25 and, accordingly, there is no compensation cost to the Group arising from these plans. Had the Group chosen to account for the costs of its employee share option plans under FAS 123, which requires such costs to be determined on the basis of the fair value of the options at the date of grant, the Group's net income for the year ended December 31, 1997 would have been L36.1 million

             WILLIS CORROON GROUP LIMITED AND SUBSIDIARY COMPANIES

NOTE 31-- DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED
       KINGDOM AND THE UNITED STATES (CONTINUED)
(1996: L37.7 million) and net income per Ordinary Share would have been 8.6 pence (1996: 9.0 pence). Details of the fair value of stock awards are given in
Note 25. Because options vest over several years and additional options grants may be made, the effects of these hypothetical calculations are not likely to be representative of similar future calculations. No options were granted in 1998.

DEBT AND EQUITY SECURITIES

    U.S. GAAP requires debt and equity investments to be classified into three categories: held-to-maturity, trading and available-for-sale. All the Group's investments have been classified as available-for-sale.

    The debt securities held at December 31, 1998 comprise:

                                                   AMORTIZED      UNREALIZED      UNREALIZED       FAIR
                                                     COST            GAINS          LOSSES         VALUE
                                                 -------------  ---------------  -------------  -----------
                                                                         (L MILLION)
U.S. Government securities.....................         18.5             0.2          --              18.7
U.K. Government securities.....................          2.7             0.1          --               2.8
Other foreign government securities............          4.3             0.2          --               4.5
Corporate debt securities......................         22.8             0.6          --              23.4
                                                                          --
                                                         ---                             ---           ---
                                                        48.3             1.1          --              49.4
                                                                          --
                                                                          --
                                                         ---                             ---           ---
                                                         ---                             ---           ---

    During 1998 sales of debt securities totaled L31.1 million (1997: L46.9 million), on which gross realized gains and gross realized losses were L0.3 million and Lnil million (1997: L0.1 million and L0.1 million) respectively.

    Maturities of debt securities held at December 31, 1998 are as follows:

                                                                                     (L MILLION)
within one year...................................................................         10.2
after one year through five years.................................................         36.2
after five years through ten years................................................          1.9
after more than ten years.........................................................       --
                                                                                            ---
                                                                                           48.3
                                                                                            ---
                                                                                            ---

NOTE 32--NEW ACCOUNTING STANDARDS

    Four U.K. accounting standards have recently been issued:

        FRS 12, "Provisions, Contingent Liabilities and Contingent Assets", was issued in September 1998 and is effective for accounting periods ending on or after March 23, 1999, though earlier adoption is permitted. This standard sets out rules on the recognition, measurement and disclosure of provisions and contingencies. The Company does not expect the adoption of this standard to have any impact on its financial statements for prior years or, currently, on its financial statements for future periods.

             WILLIS CORROON GROUP LIMITED AND SUBSIDIARY COMPANIES

NOTE 32--NEW ACCOUNTING STANDARDS (CONTINUED)
        FRS 13, "Derivatives and other Financial Instruments Disclosures", was also issued in September 1998 and is effective for accounting periods ending on or after March 23, 1999, though earlier adoption is permitted. This standard sets out narrative disclosure requirements which require an explanation of the role that financial instruments play in creating or changing the risks that the Company faces in its activities and its approach to the management of those risks, including a description of the objectives, policies and strategies for holding and issuing financial instruments. It also sets out numerical disclosure requirements with respect to interest rate risk, currency risk, liquidity risk, fair values, financial instruments used for trading, financial instruments used for hedging and certain commodity contracts. As this standard only relates to disclosures, its adoption will not impact the Company's results of operations or financial position reported under U.K. GAAP. The Company has not yet determined the impact that its adoption will have on its disclosures.

        FRS 14, "Earnings per Share", was issued in October 1998 and is effective for accounting periods ending after December 23, 1998. The Company's earnings per share computed under this standard will not differ from those previously reported.

        FRS 15, "Tangible Fixed Assets", was issued in February 1999 and is effective for accounting periods ending on or after March 23, 2000 though earlier adoption is permitted. This standard sets out the principles of accounting for the initial measurement, valuation and depreciation of tangible fixed assets. Adoption of this standard by the Company would have no impact on its financial statements.

    In June 1998, the FASB issued SFAS 133, "Accounting for Derivative Instruments and Hedging Activities" which has to be adopted for fiscal years beginning after June 15, 1999 or June 15, 2000 if the Exposure Draft proposing deferral of the effective date is adopted. This standard requires all derivatives to be recognized as either assets or liabilities on the balance sheet at their fair values. It also prescribes the accounting to be followed for the changes in the fair values of derivatives depending upon their intended use and resulting designation. It supersedes or amends the existing standards which deal with hedge accounting and derivatives. The Company has not yet evaluated the effect that adopting this standard will have on the U.S. GAAP amounts reported in its financial statements because the impact is dependent upon the derivative instruments in existence at the time of adoption and the market rates of interest and foreign currency exchange rates prevailing at that time.

NOTE 33--WILLIS CORROON CORPORATION AND WILLIS CORROON PARTNERS

    Willis Corroon Corporation is a wholly-owned subsidiary of Willis Corroon Partners, of which Willis Corroon Group Limited is the 99.9% general partner and Willis Group Limited, a wholly-owned subsidiary of Willis Corroon Group Limited, is the 0.1% general partner. Willis Corroon Group Limited and Willis Corroon Partners have jointly and severally, fully and unconditionally, guaranteed the Notes.

             WILLIS CORROON GROUP LIMITED AND SUBSIDIARY COMPANIES

NOTE 33--WILLIS CORROON CORPORATION AND WILLIS CORROON PARTNERS (CONTINUED) Willis Corroon Corporation prepares its financial information in accordance with U.K. GAAP. Summarized financial information under U.K. GAAP relating to Willis Corroon Corporation is as follows:

                                                                                           YEAR ENDED DECEMBER 31,
                                                                                       -------------------------------
                                                                                         1996       1997       1998
                                                                                       ---------  ---------  ---------
                                                                                                 (L MILLION)
Total operating revenues.............................................................      356.7      321.4      340.0
Operating income.....................................................................       35.6       28.4       29.0
Net income...........................................................................       14.1       11.4        8.4
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

                                                                                               AT DECEMBER 31,
                                                                                             --------------------
                                                                                               1997       1998
                                                                                             ---------  ---------

                                                                                                 (L MILLION)
Current assets.............................................................................    1,201.2    1,806.5
Fixed assets...............................................................................       52.3       59.9
                                                                                             ---------  ---------
                                                                                               1,253.5    1,866.4
                                                                                             ---------  ---------
                                                                                             ---------  ---------
Current liabilities........................................................................    1,152.5    1,756.5
Noncurrent liabilities.....................................................................       35.5       35.8
Shareholders' equity.......................................................................       65.5       74.1
                                                                                             ---------  ---------
                                                                                               1,253.5    1,866.4
                                                                                             ---------  ---------
                                                                                             ---------  ---------

    Willis Corroon Group has not presented separate financial statements for Willis Corroon Corporation because management has determined that such information is not material to holders of the Notes.

    Willis Corroon Partners, formed on November 11, 1998, has no assets other than the capital stock of Willis Corroon Corporation and conducts no business other than the holding of such capital stock.

    Willis Corroon Group has not presented separate financial statements or summarized financial information for Willis Corroon Partners because management has determined that such information is not material to holders of the Notes.

                                                                      APPENDIX A


    The following text was issued by Willis Corroon Group Limited on August 13, 1999 in respect of its results for the second quarter of 1999 and the six months ended June 30, 1999.



                 WILLIS CORROON GROUP LIMITED AND SUBSIDIARIES



                   CONDENSED CONSOLIDATED STATEMENT OF INCOME



                        (IN MILLIONS OF POUNDS STERLING)



                                  (UNAUDITED)



                                                                       THREE MONTHS ENDED        SIX MONTHS
                                                                            JUNE 30,           ENDED JUNE 30,
                                                                      --------------------  --------------------
                                                                        1999       1998       1999       1998
                                                                      ---------  ---------  ---------  ---------
OPERATING REVENUES
Commissions and fees................................................      168.2      156.2      361.6      339.0
Interest and investment income......................................       10.1       10.4       19.7       20.1
                                                                      ---------  ---------  ---------  ---------
                                                                          178.3      166.6      381.3      359.1
Operating expenses..................................................     (173.4)    (152.6)    (345.3)    (307.7)
Operating expenses--pensions review (Note 2)........................      (15.0)     (25.0)     (15.0)     (25.0)
                                                                      ---------  ---------  ---------  ---------
OPERATING INCOME/(LOSS).............................................      (10.1)     (11.0)      21.0       26.4
Share of profit of associates.......................................        0.7        0.6        9.3        7.2
Interest receivable.................................................       14.6         --       28.9         --
Interest payable....................................................      (13.5)      (0.8)     (27.6)      (1.7)
Profit/(loss) on disposal of operations.............................        0.5      (28.0)       0.5      (28.0)
                                                                      ---------  ---------  ---------  ---------
INCOME/(LOSS) BEFORE TAXATION.......................................       (7.8)     (39.2)      32.1        3.9
Taxation............................................................       (0.1)       2.3      (11.3)     (13.3)
                                                                      ---------  ---------  ---------  ---------
INCOME/(LOSS) AFTER TAXATION........................................       (7.9)     (36.9)      20.8       (9.4)
Minority interests..................................................       (0.5)      (0.5)      (1.2)      (0.8)
                                                                      ---------  ---------  ---------  ---------
NET INCOME/(LOSS) (i)...............................................       (8.4)     (37.4)      19.6      (10.2)
                                                                      ---------  ---------  ---------  ---------
                                                                      ---------  ---------  ---------  ---------
NET INCOME/(LOSS) PER ORDINARY SHARE (i)............................       (1.8)p      (8.8)p       4.2p      (2.4)p
                                                                      ---------  ---------  ---------  ---------
                                                                      ---------  ---------  ---------  ---------
Average number of ordinary shares outstanding (in millions).........      466.2      422.3      466.2      422.3
                                                                      ---------  ---------  ---------  ---------
                                                                      ---------  ---------  ---------  ---------


------------------------


(i) A summary of the significant adjustments to net income that would be required if United States generally accepted accounting principles were to be applied instead of those generally accepted in the United Kingdom is set forth in Note 5 of Notes to Condensed Financial Statements.



          CONSOLIDATED STATEMENT OF TOTAL RECOGNIZED GAINS AND LOSSES
                        (IN MILLIONS OF POUNDS STERLING)
                                  (UNAUDITED)



                                                                            THREE MONTHS ENDED        SIX MONTHS
                                                                                 JUNE 30,           ENDED JUNE 30,
                                                                           --------------------  --------------------
                                                                             1999       1998       1999       1998
                                                                           ---------  ---------  ---------  ---------
NET INCOME/(LOSS)........................................................       (8.4)     (37.4)      19.6      (10.2)
Currency translation differences.........................................       (9.0)       0.5      (25.0)       0.2
                                                                           ---------  ---------  ---------  ---------
TOTAL RECOGNIZED GAINS AND LOSSES (ii)...................................      (17.4)     (36.9)      (5.4)     (10.0)
                                                                           ---------  ---------  ---------  ---------
                                                                           ---------  ---------  ---------  ---------


------------------------


(ii) A statement of Comprehensive Income under U.S. GAAP is set forth in Note 5 of Notes to Condensed Financial Statements.



        The Notes to Condensed Financial Statements are an integral part of these Condensed Consolidated Financial Statements.

                 WILLIS CORROON GROUP LIMITED AND SUBSIDIARIES



                      CONDENSED CONSOLIDATED BALANCE SHEET



                        (IN MILLIONS OF POUNDS STERLING)
                                  (UNAUDITED)



                                                                                         JUNE 30,    DECEMBER 31,
                                                                                           1999        1998(I)
                                                                                         ---------  --------------
ASSETS
CURRENT ASSETS
  Cash and short-term deposits.........................................................      376.9         317.1
  Investments..........................................................................      322.0         281.6
  Receivables..........................................................................    4,197.4       3,794.6
                                                                                         ---------       -------
                                                                                           4,896.3       4,393.3
                                                                                         ---------       -------
FIXED ASSETS
  Intangible assets....................................................................       21.3          19.7
  Tangible assets......................................................................      142.2         141.6
  Investments..........................................................................       50.1          34.4
                                                                                         ---------       -------
                                                                                             213.6         195.7
                                                                                         ---------       -------
TOTAL ASSETS...........................................................................    5,109.9       4,589.0
                                                                                         ---------       -------
                                                                                         ---------       -------
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Trade payables.......................................................................    3,369.1       2,860.3
  Corporate tax........................................................................       24.1          17.7
  Accruals and deferred income.........................................................       58.0          67.6
  Bank loans and overdrafts............................................................        4.1         352.7
  Other................................................................................      793.0         817.4
                                                                                         ---------       -------
                                                                                           4,248.3       4,115.7
                                                                                         ---------       -------
NONCURRENT LIABILITIES
  Bank loans...........................................................................      275.7         276.4
  Other................................................................................      350.1           5.0
                                                                                         ---------       -------
                                                                                             625.8         281.4
                                                                                         ---------       -------
PROVISIONS FOR LIABILITIES AND CHARGES.................................................      109.4          94.8
MINORITY INTERESTS.....................................................................        8.0           8.1
                                                                                         ---------       -------
TOTAL LIABILITIES AND MINORITY INTERESTS...............................................    4,991.5       4,500.0
SHAREHOLDERS' EQUITY (ii)
  Share capital........................................................................       59.4          53.6
  Share premium........................................................................      115.6          28.5
  Revaluation reserve..................................................................       14.9          14.9
  Retained (deficit)...................................................................      (71.5)         (8.0)
                                                                                         ---------       -------
                                                                                             118.4          89.0
                                                                                         ---------       -------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY.............................................    5,109.9       4,589.0
                                                                                         ---------       -------
                                                                                         ---------       -------


------------------------

 (i) The balance sheet at December 31, 1998 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.



 (ii) A summary of the significant adjustments to shareholders' equity that would be required if United States generally accepted accounting principles were to be applied instead of those generally accepted in the United Kingdom is set forth in Note 5 of Notes to Condensed Financial Statements.



        The Notes to Condensed Financial Statements are an integral part of these Condensed Consolidated Financial Statements.

                 WILLIS CORROON GROUP LIMITED AND SUBSIDIARIES



                 CONDENSED CONSOLIDATED STATEMENT OF CASHFLOWS



                        (IN MILLIONS OF POUNDS STERLING)



                                  (UNAUDITED)



                                                                                                    SIX MONTHS ENDED
                                                                                                        JUNE 30,
                                                                                                  --------------------
                                                                                                    1999       1998
                                                                                                  ---------  ---------
NET CASH INFLOW FROM OPERATING ACTIVITIES.......................................................      136.0       96.0
DIVIDENDS FROM ASSOCIATED UNDERTAKINGS..........................................................        1.3        1.3
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
  Interest received.............................................................................       19.8         --
  Interest paid.................................................................................      (18.7)      (1.7)
  Minority dividends paid.......................................................................       (1.1)        --
  Bank fees on borrowings.......................................................................       (4.7)        --
                                                                                                  ---------  ---------
                                                                                                       (4.7)      (1.7)
                                                                                                  ---------  ---------
TAXATION........................................................................................       (4.4)      (6.3)
CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
  Purchase of tangible fixed assets.............................................................      (12.8)     (14.9)
  Sale of tangible fixed assets.................................................................        2.8        2.2
  Purchase of fixed asset investments...........................................................       (0.1)        --
  Sale of fixed asset investments...............................................................        0.3       (1.8)
                                                                                                  ---------  ---------
                                                                                                       (9.8)     (14.5)
                                                                                                  ---------  ---------
ACQUISITIONS AND DISPOSALS
  Purchase of subsidiaries......................................................................       (1.3)        --
  Purchase of associates........................................................................      (10.1)     (15.6)
  Sale of subsidiaries..........................................................................        5.8        2.1
  Net cash transferred on purchase/sale of subsidiaries.........................................       (0.3)       0.3
                                                                                                  ---------  ---------
                                                                                                       (5.9)     (13.2)
                                                                                                  ---------  ---------
EQUITY DIVIDENDS PAID...........................................................................      (10.0)     (12.3)
                                                                                                  ---------  ---------
CASH FLOW BEFORE MANAGEMENT OF LIQUID RESOURCES AND FINANCING...................................      102.5       49.3
MANAGEMENT OF LIQUID RESOURCES..................................................................      (75.7)     (37.9)
FINANCING
  Issue of ordinary shares......................................................................         --        0.8
  Amounts due from parent company...............................................................       15.2         --
  Debt due within a year:
    Decrease in short-term borrowings...........................................................     (347.8)        --
  Debt due beyond a year:
    Increase in long-term borrowings............................................................      319.4        0.3
  Capital element of finance lease rental payments..............................................         --       (0.7)
                                                                                                  ---------  ---------
                                                                                                      (13.2)       0.4
                                                                                                  ---------  ---------
INCREASE IN CASH................................................................................       13.6       11.8
                                                                                                  ---------  ---------
                                                                                                  ---------  ---------


------------------------


    The significant differences between the consolidated statement of cash flows presented above and that required under U.S. GAAP are described in Note 5 of Notes to Condensed Financial Statements.



        The Notes to Condensed Financial Statements are an integral part of these Condensed Consolidated Financial Statements.

                 WILLIS CORROON GROUP LIMITED AND SUBSIDIARIES



                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                        (IN MILLIONS OF POUNDS STERLING)
                                  (UNAUDITED)



NOTE 1--BASIS OF PREPARATION



    These condensed consolidated financial statements, which are unaudited, have been prepared in accordance with U.K. GAAP and the accounting policies described in the Company's audited consolidated financial statements for the year ended December 31, 1998. In the opinion of the Company's management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 1999 are not necessarily indicative of the results that may be expected for the year ending December 31, 1999.



NOTE 2--OPERATING EXPENSES--PENSIONS REVIEW



    As required by its U.K. regulator, the Group is undertaking a review of personal pension plans sold between 1988 and 1994 to determine whether redress should be made to customers. A further provision of L15.0 million was made in the second quarter 1999 (in addition to the L25 million provided in the second quarter 1998) to reflect the expected higher cost of redress as a consequence of lower U.K. interest rates.



    The ultimate exposure, as presently calculated, is subject to a number of variable factors including among others, the response rate to the pensions review mailings and the interest rates and other financial assumptions prescribed by the U.K. regulator, which are issued on a quarterly basis. The U.K. regulator also issued revised demographic assumptions on July 30, 1999 and announced on August 3, 1999 the target date of June 30, 2002 for completion of the phase 2 review. The financial effect of both these announcements has yet to be fully evaluated.

                 WILLIS CORROON GROUP LIMITED AND SUBSIDIARIES



                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                        (IN MILLIONS OF POUNDS STERLING)
                            (UNAUDITED) (CONTINUED)



NOTE 3--RECONCILIATION OF OPERATING INCOME TO NET CASH INFLOW FROM OPERATING ACTIVITIES



                                                                                                    SIX MONTHS
                                                                                                  ENDED JUNE 30,
                                                                                               --------------------
                                                                                                 1999       1998
                                                                                               ---------  ---------
OPERATING INCOME.............................................................................       21.0       26.4
Increase in pension review provision.........................................................       15.0       25.0
Depreciation and amortization................................................................       13.6       11.6
Increase in receivables......................................................................     (360.3)    (189.4)
Increase in payables.........................................................................      449.3      225.6
Net movement on provisions...................................................................       (2.6)      (3.2)
                                                                                               ---------  ---------
NET CASH INFLOW FROM OPERATING ACTIVITIES....................................................      136.0       96.0
                                                                                               ---------  ---------
                                                                                               ---------  ---------



                                                                                                    SIX MONTHS
                                                                                                  ENDED JUNE 30,
                                                                                               --------------------
RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET FUNDS                                         1999       1998
                                                                                               ---------  ---------
Opening net funds............................................................................      486.5      581.8
Net cash flow................................................................................       13.6       11.8
Management of liquid resources...............................................................       75.7       37.9
Financing....................................................................................      106.1        0.4
Currency exchange movements..................................................................      (13.6)      (6.1)
                                                                                               ---------  ---------
NET FUNDS AT JUNE 30.........................................................................      668.3      625.8
                                                                                               ---------  ---------
                                                                                               ---------  ---------



NOTE 4--RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' EQUITY



                                                                              THREE MONTHS           SIX MONTHS
                                                                             ENDED JUNE 30,        ENDED JUNE 30,
                                                                          --------------------  --------------------
                                                                            1999       1998       1999       1998
                                                                          ---------  ---------  ---------  ---------
Net income/(loss).......................................................       (8.4)     (37.4)      19.6      (10.2)
Dividends paid..........................................................      (61.1)      (7.4)     (61.1)     (14.8)
New ordinary shares issued..............................................         --        2.3       92.9        2.9
Goodwill on acquisitions eliminated.....................................         --         --         --       (2.9)
Goodwill written back on disposals......................................        3.0       30.2        3.0       30.4
Exchange adjustments....................................................       (9.0)       0.5      (25.0)       0.2
                                                                          ---------  ---------  ---------  ---------
Net (decrease)/increase in shareholders' equity.........................      (75.5)     (11.8)      29.4        5.6
Shareholders' equity at beginning of period.............................      193.9      142.0       89.0      124.6
                                                                          ---------  ---------  ---------  ---------
Shareholders' equity at end of period...................................      118.4      130.2      118.4      130.2
                                                                          ---------  ---------  ---------  ---------
                                                                          ---------  ---------  ---------  ---------

                 WILLIS CORROON GROUP LIMITED AND SUBSIDIARIES



                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                        (IN MILLIONS OF POUNDS STERLING)
                            (UNAUDITED) (CONTINUED)



NOTE 5-- DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED KINGDOM AND THE UNITED STATES



    The unaudited condensed consolidated financial statements are prepared in accordance with U.K. GAAP which differ in certain respects from U.S. GAAP. Summaries of the significant differences as they apply to the Company are set forth in Note 31 of Notes to the Company's Consolidated Financial Statements for the year ended December 31, 1998, except for pensions review costs. Following the acquisition of the Company by Trinity Acquisition plc ("Trinity") the additional liability for pensions review costs has been accounted for, under U.S. GAAP, as a fair value adjustment in the financial statements of Trinity resulting in additional goodwill which has been pushed down to the Company.



    The effect on net income, comprehensive income and shareholders' equity of applying the significant differences between U.K. GAAP and U.S. GAAP described above is summarized as follows:



                                                               THREE MONTHS ENDED     SIX MONTHS ENDED
                                                                    JUNE 30,              JUNE 30,
                                                              --------------------  --------------------
NET INCOME                                                      1999       1998       1999       1998
                                                              ---------  ---------  ---------  ---------
NET INCOME/(LOSS) AS REPORTED IN THE CONSOLIDATED STATEMENT
  OF INCOME.................................................       (8.4)     (37.4)      19.6      (10.2)
ADJUSTMENTS
Operating expenses--pensions review.........................       15.0         --       15.0         --
Amortization of goodwill....................................       (2.1)       5.3       (7.1)       0.6
Revaluation of forward exchange contracts and other
  financial instruments.....................................       (1.2)      (0.9)      (2.0)      (1.2)
Pension costs...............................................      (14.5)      (2.9)     (14.8)      (8.0)
Deferred taxes--effect of above adjustments.................        5.8        1.1        6.1        2.8
                                                              ---------  ---------  ---------  ---------
NET INCOME/(LOSS) AS ADJUSTED TO ACCORD WITH U.S. GAAP......       (5.4)     (34.8)      16.8      (16.0)
                                                              ---------  ---------  ---------  ---------
                                                              ---------  ---------  ---------  ---------



                                                               THREE MONTHS ENDED     SIX MONTHS ENDED
                                                                    JUNE 30,              JUNE 30,
                                                              --------------------  --------------------
COMPREHENSIVE INCOME                                            1999       1998       1999       1998
                                                              ---------  ---------  ---------  ---------
NET INCOME/(LOSS) AS ADJUSTED TO ACCORD WITH U.S. GAAP......       (5.4)     (34.8)      16.8      (16.0)
Other comprehensive income:
  Foreign currency translation adjustments..................        6.1       (1.0)      10.5       (1.3)
  Unrealized holding losses.................................       (1.3)      (0.1)      (1.3)      (0.1)
                                                              ---------  ---------  ---------  ---------
COMPREHENSIVE INCOME/(LOSS).................................       (0.6)     (35.9)      26.0      (17.4)
                                                              ---------  ---------  ---------  ---------
                                                              ---------  ---------  ---------  ---------

                 WILLIS CORROON GROUP LIMITED AND SUBSIDIARIES



                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                        (IN MILLIONS OF POUNDS STERLING)
                            (UNAUDITED) (CONTINUED)



NOTE 5-- DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED KINGDOM AND THE UNITED STATES (CONTINUED)



                                                                        JUNE 30,    DECEMBER 31,
SHAREHOLDERS' EQUITY                                                      1999          1998
                                                                       -----------  -------------
Shareholders' equity as reported in the consolidated balance sheet...       118.4          89.0
ADJUSTMENTS
Intangible assets:
  Goodwill--cost.....................................................       884.9         800.6
         --amortization..............................................       (44.7)         (6.9)
Current assets:
  Investments........................................................        (0.5)          0.8
  Receivables--forward exchange contracts............................         0.7           2.7
            --pension costs prepayment...............................       (32.3)        (16.3)
Provisions for liabilities and charges:
  Deferred taxes--effect of above adjustments........................        12.1           5.5
                                                                            -----         -----
SHAREHOLDERS' EQUITY AS ADJUSTED TO ACCORD WITH U.S. GAAP............       938.6         875.4
                                                                            -----         -----
                                                                            -----         -----



    The categories of cashflow activity under U.S. GAAP can be summarized as follows:



                                                                                  SIX MONTHS
                                                                                ENDED JUNE 30,
                                                                           ------------------------
CONSOLIDATED STATEMENT OF CASH FLOWS                                          1999         1998
                                                                           -----------  -----------
Cash inflow from operating activities....................................       121.5         89.3
Cash inflow/(outflow) of investing activities............................        13.3        (27.8)
Cash (outflow) of financing activities...................................       (19.4)       (11.5)
                                                                                -----        -----
Increase in cash and cash equivalents....................................       115.4         50.0
Effect of foreign exchange rate changes..................................        11.1         (5.5)
Cash and cash equivalents at beginning of period.........................       499.9        448.6
                                                                                -----        -----
Cash and cash equivalents at end of the period...........................       626.4        493.1
                                                                                -----        -----
                                                                                -----        -----



NOTE 6--WILLIS CORROON CORPORATION AND WILLIS CORROON PARTNERS



    Willis Corroon Corporation is a wholly-owned subsidiary of Willis Corroon Partners, of which Willis Corroon Group Limited is the 99.9% general partner and Willis Group Limited, a wholly-owned subsidiary of Willis Corroon Group Limited, is the 0.1% general partner. Willis Corroon Group Limited and Willis Corroon Partners have jointly and severally, fully and unconditionally, guaranteed the $550 million 9% Senior Subordinated Notes due 2009 ("the Notes"), issued by Willis Corroon Corporation.

                 WILLIS CORROON GROUP LIMITED AND SUBSIDIARIES



                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                        (IN MILLIONS OF POUNDS STERLING)
                            (UNAUDITED) (CONTINUED)



NOTE 6--WILLIS CORROON CORPORATION AND WILLIS CORROON PARTNERS (CONTINUED)


    Willis Corroon Corporation prepares its financial information in accordance with U.K. GAAP. Summarized financial information under U.K. GAAP relating to Willis Corroon Corporation is as follows:



                                                                              THREE MONTHS ENDED        SIX MONTHS
                                                                                   JUNE 30,           ENDED JUNE 30,
                                                                             --------------------  --------------------
                                                                               1999       1998       1999       1998
                                                                             ---------  ---------  ---------  ---------
Total operating revenues...................................................       85.2       77.4      173.3      158.4
Operating income/(loss)....................................................       (1.5)       4.6        4.6        9.1
Net income.................................................................        0.9        0.8        2.0        1.7
                                                                                   ---        ---  ---------  ---------
                                                                                   ---        ---  ---------  ---------



                                                                                        JUNE 30,    DECEMBER 31,
                                                                                          1999          1998
                                                                                        ---------  --------------
Current assets........................................................................    1,911.4       1,806.5
Fixed assets..........................................................................       67.5          59.9
                                                                                        ---------       -------
                                                                                          1,978.9       1,866.4
                                                                                        ---------       -------
                                                                                        ---------       -------
Current liabilities...................................................................    1,855.5       1,756.5
Noncurrent liabilities................................................................       41.8          35.8
Shareholders' equity..................................................................       81.6          74.1
                                                                                        ---------       -------
                                                                                          1,978.9       1,866.4
                                                                                        ---------       -------
                                                                                        ---------       -------



    Willis Corroon Group has not presented separate financial statements for Willis Corroon Corporation because management has determined that such information is not material to holders of the Notes.



    Willis Corroon Partners, formed on November 11, 1998, has no assets other than the capital stock of Willis Corroon Corporation and conducts no business other than the holding of such capital stock.



    Willis Corroon Group has not presented separate financial statements or summarized financial information for Willis Corroon Partners because management has determined that such information is not material to holders of the Notes.

                 WILLIS CORROON GROUP LIMITED AND SUBSIDIARIES



        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND



                             RESULTS OF OPERATIONS



OPERATING RESULTS



    The insurance marketplace is still competitive. There are signs of premium rates firming in certain parts of the world but there is still a lot of capacity in the U.S. markets.



    Commissions and fees increased by 7.7% in the second quarter of 1999 to L168.2 million and by 6.7% to L361.6 million for the first six months when compared with the corresponding periods of 1998. These increases were primarily attributable to the acquisition of Gruppo Ital Brokers in Italy and the increased investment in our Spanish operation, both of which occurred in the third quarter of 1998. The impact of foreign currency exchange rates on commissions and fees was a favorable L3.0 million for the second quarter and a favorable L3.7 million for the first six months of 1999 when compared with the corresponding periods of 1998.



    Interest and investment income arising from fiduciary funds in the second quarter and first six months decreased marginally as a result of lower prevailing interest rates in both the U.K. and the U.S. when compared to the corresponding periods in 1998.



    Total operating revenues increased by 7.0% in the second quarter of 1999 to L178.3 million and by 6.2% in the first six months to L381.3 million compared to the respective periods last year. The increases were attributable to the increase in commissions and fees.



OPERATING EXPENSES



    Total operating expenses increased by 6.1% to L188.4 million in the second quarter of 1999 and by 8.3% to L360.3 million in the first six months when compared to the corresponding periods in 1998. A further provision of L15.0 million was made in the second quarter 1999 relating to the costs of redress and administration of the review of personal pension plans sold between 1988 and 1994. This was in addition to the L25 million provided in the second quarter 1998 and reflects expected higher cost of redress as a consequence of falling U.K. interest rates. There is still considerable uncertainty as to the ultimate exposure as this is subject to a number of variable factors, including among others, the effect of future changes in financial and other assumptions as prescribed by the U.K. regulator.



    After adjusting operating expenses for the Italian and Spanish investments as if those investments had occurred on January 1, 1998 and excluding the increase in the pensions review provision and non-recurring fees written off in connection with the refinancing of the Group's debt, operating expenses were 6.9% higher than in the second quarter of 1998 and 4.7% higher than in the first six months of 1998. The increase is partly due to the acceleration of costs in connection with the change program. The impact of foreign currency exchange rates was an unfavorable L3.0 million.



ASSOCIATES



    The Group's share of income before taxation from associates increased by 16.7% to L0.7 million in the second quarter of 1999 and by 29.2% to L9.3 in the first six months of 1999 when compared to the corresponding periods in 1998. The increases were mainly because of the increased investment in Jaspers Wuppesahl at the beginning of 1999 and the profits of Assurandorgruppen, an investment made in September 1998.

                 WILLIS CORROON GROUP LIMITED AND SUBSIDIARIES



        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND



                       RESULTS OF OPERATIONS (CONTINUED)



INCOME BEFORE TAXATION



    The loss before tax was L7.8 million for the second quarter of 1999 and income before tax for the first six months of 1999 was L32.1 million compared with a loss before tax of L39.2 million for the second quarter of 1998 and income before tax of L3.9 million for the first six months of 1998. After adjusting for the non-recurring refinancing fees referred to above, the increase in the pensions review provision arising in the second quarters of both 1999 and 1998 and the closure of PLUM in 1998, income before taxation was L8.1 million for the second quarter and L51.2 million for the first six months of 1999 compared with L13.8 million and L56.9 million for the respective periods in 1998.



TAXATION



    The tax charge for the six months was L11.3 million compared with L13.3 million for the corresponding period in 1998. The forecast tax rate on the underlying profits of the business for the whole year is expected to be approximately 24% compared to 37% last year. The reduction in the overall rate is a result of relief for expenditure incurred in 1999 against provisions in made in 1998 and tax efficiencies.



LIQUIDITY AND CAPITAL RESOURCES



    The Group's cash and liquid resources, net of loans and overdrafts, increased to L668.3 million at June 30, 1999 from L486.5 million at December 31, 1998. On February 2, 1999, the loan of $575 million drawn under the Subordinated Bridge Facility was refinanced by the issue of $550 million of 9% Senior Subordinated Notes due 2009.



    On February 3, 1999, an interest-free convertible loan of L92.9 million from the Company's parent company was converted into 46,464,949 ordinary shares of the Company.



    In addition to the Senior Subordinated Notes the company has loan facilities of $587.5 million of which $150.0 million was unused at June 30, 1999.



    Capital expenditure, primarily on computer systems, was L12.8 million in the first six months of 1999 compared with L14.9 million in the first six months of 1998.



ACQUISITIONS AND DISPOSALS



    In the second quarter of 1999 the Group disposed of its interest in KSA, an underwriting agency based in the Netherlands realizing a profit on disposal of L0.5 million. During the first six months the Group increased its holding in Jaspers Wuppesahl Industrie Assekuranz GmbH & Co. KG. by 14.6% to 44.6%.



DIFFERENCES BETWEEN U.K. GAAP AND U.S. GAAP



    Net income under U.K. GAAP for the six months and second quarter ended June 30, 1999 of L19.6 million and a net loss of L8.4 million, respectively, compares with net income under U.S. GAAP of L16.8 million and a net loss of L5.4 million, respectively. The principal differences relate to the additional pensions review provision of L15.0 million which was charged to income under U.K. GAAP but which, following the acquisition of the Company by Trinity Acquisition plc ("Trinity"), has been accounted for under U.S. GAAP as a fair value adjustment in the financial statements of Trinity and the resulting additional goodwill pushed down to the Company. An increase in pension liabilities of L12.1 million in

                 WILLIS CORROON GROUP LIMITED AND SUBSIDIARIES



        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND



                       RESULTS OF OPERATIONS (CONTINUED)



connection with an early retirement window offered to certain U.S. employees was charged to income under U.S. GAAP but under U.K. GAAP was set against the pension plan surplus. Details of the reconciling differences are given in Note 5 of Notes to the Condensed Financial Statements.



QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK



    There have been no material changes in either the second quarter or the first six months of 1999.



YEAR 2000



    The 'year 2000 problem' relates to computer systems that are designed using two digits, rather than four, to represent a given year. Therefore, such systems may recognize '00' as the year 1900 rather than 2000, possibly resulting in major systems failures or miscalculations and causing disruptions to the Company's operations. Also, the Company's operation could be disrupted by reason of any failure by its clients, insurance carriers or other third parties with whom it conducts business to achieve their own year 2000 compliance in a timely fashion.



    The Company has conducted a review of its computer systems to identify the systems that could be affected by the year 2000 problem and are nearing completion of a plan to be year 2000 compliant prior to December 31, 1999. As part of the program, the Company retained outside consultants, who, working with its information technology staff, have tested computer systems and identified problem areas. The Company does not expect to exceed the L4.2 million budget for expenditures related to its year 2000 compliance program.



    The Company is developing business continuity plans aimed at minimizing the impact of unforeseen problems during the year-end transition period (December 31, 1999 to January 2, 2000). All business critical applications are being tested for compliance in a simulated year 2000 environment. The Company is continuing to monitor suppliers regarding product viability. Discussions on year 2000 readiness are underway with its strategic insurers. The Company has received inquiries from its clients regarding its year 2000 efforts and it is likely that its clients will require the Company to confirm that it is year 2000 compliant substantially in advance of December, 31 1999.



    The Company is dependent on a variety of third parties with which it has business relationships, including electrical power, telephone, water, and other necessary utilities. It is not aware currently of any material non-compliance by these parties that will materially affect its business operations; however the Company does not control these systems and cannot assure that they will be converted in a timely fashion. While the Company believes that it is taking appropriate steps to achieve its year 2000 compliance in a timely fashion, there can be no assurance that its computers, or those of third parties with whom it conducts business, will be year 2000 compliant prior to December 31, 1999, or that the costs incurred will not materially exceed amounts budgeted.



    The Company's planning for year 2000 compliance also covers contingency planning to handle the most reasonably likely worst-case scenario. Its contingency plans cover the potential risks to its information technology infrastructure, fuel supplies for uninterrupted power supply generators, building control systems, desk top systems, business critical systems and interfaces with banks and the London insurance market. Compliance testing of the Company's contingency plans for interfaces with the London insurance market is required by the Company's regulator and testing was successfully completed by the target date of June 30, 1999. There will be a monitoring review during October 1999.

                 WILLIS CORROON GROUP LIMITED AND SUBSIDIARIES



        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND



                       RESULTS OF OPERATIONS (CONTINUED)



FORWARD LOOKING INFORMATION



    Forward-looking statements in this quarterly report are made pursuant to the safe-harbor provisions of the Securities Litigation Reform Act of 1995 including
Section 21E(c) of the Securities Exchange Act of 1934. Such statements should be taken as the informed perspective of senior management of the Company on possible future performance. Actual results could differ materially from management's expectations because of many reasons, including continued deterioration of the rating environment in the insurance markets; loss of major accounts; regulatory and competitive conditions; unexpected liabilities; further consolidation among insurance markets or major insurance brokers; or fluctuation of exchange rates and interest rates.

                      HEAD OFFICE OF WILLIS CORROON GROUP

                               Ten Trinity Square
                                London EC3P 3AX

                   HEAD OFFICE OF WILLIS CORROON CORPORATION

                              26 Century Boulevard
                                P.O. Box 305026
                              Nashville, TN 37214

                        AUDITORS TO WILLIS CORROON GROUP

                                 Ernst & Young
                                  Rolls House
                               7 Rolls Buildings
                                  Fetter Lane
                                London EC4A 1NH

                           TRUSTEE AND EXCHANGE AGENT

                              The Bank of New York
                               101 Barclay Street
                            New York, New York 10286

                                 LISTING AGENT

                        Kredietbank S.A. Luxembourgeoise
                              43, Boulevard Royal
                               L-2955 Luxembourg

                     LEGAL ADVISERS TO WILLIS CORROON GROUP

      AS TO U.S. LAW         AS TO ENGLISH LAW
Simpson Thacher & Bartlett    Clifford Chance
                               200 Aldersgate
   425 Lexington Avenue            Street
    New York, NY 10017        London EC1A 4JJ

$550,000,000

WILLIS CORROON CORPORATION

OFFER TO EXCHANGE ALL OUTSTANDING 9% SENIOR SUBORDINATED
NOTES DUE 2009 FOR 9% SENIOR SUBORDINATED NOTES DUE 2009,
WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

UNCONDITIONALLY GUARANTEED ON A SENIOR SUBORDINATED BASIS BY WILLIS CORROON GROUP LIMITED AND WILLIS CORROON PARTNERS


    UNTIL NOVEMBER 16, 1999 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE EXCHANGE NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         English law does not permit a company to indemnify a director or an officer of the company against any liability which by virtue of any rule of law would otherwise attach to him in respect of negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company except liability incurred by such director or officer in defending any legal proceeding (whether civil or criminal) in which judgement is given in his favor or in which he is acquitted or in certain instances where, although he is liable, a court finds that such director or officer acted honestly and reasonably and that having regard to all the circumstances he ought fairly to be excused and relief is granted by the court.

         The Articles of Association of Willis Corroon Group Limited provide that, subject to the restrictions referred to in the immediately preceding paragraph, Willis Corroon Group Limited may indemnify each of its directors and officers or those of its subsidiaries against all costs, charges, losses, expenses and liabilities incurred by him in the actual or purported execution and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, power or office including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done omitted by him as an officer of Willis Corroon Group Limited and in which judgement is given in his favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the court

         Pursuant to the Companies Act of 1985, as amended, companies may purchase and maintain liability insurance for directors and officers. Willis Corroon Group Limited currently maintains liability insurance for the directors and officers of TA I Limited and of its subsidiaries (which includes Willis Corroon Group Limited) to the extent authorized by English law and their governing instruments. Such insurance does not cover any dishonest, fraudulent or criminal act or omission by the directors and officers of Willis Corroon Group Limited.

         Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, lines, and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

         Such 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for any transaction from which the director derives an improper personal benefit, (ii) for acts or omissions not in good faith or that involve international misconduct or a knowing violation of law, (iii) for improper payment of dividends or redemptions of shares, or (iv) for any breach of a director's duty of loyalty to the company or its stockholders. Article Thirteen of Willis Corroon Corporation's Amended Certificate of Incorporation includes such a provision.

         The directors and officers of Willis Corroon Corporation are covered by the liability insurance for directors' and officers' maintained by Willis Corroon Group Limited.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a) Exhibits

EXHIBIT NO.  DESCRIPTION OF EXHIBIT
-----------  -----------------------------------------------------------------------------------------------------

      *2.1   Master Acquisition Agreement, dated October 13, 1998, among Willis Corroon Group plc, Willis Corroon
               Europe B.V., Tolbert Insurance & Finance B.V., UTA Willis Corroon S.p.A., Saint Gallen S.r.l.,
               Olimpia S.r.l., Ital Brokers Holding S.p.A., and ARCEF N.V.

      *2.2   Stock Purchase Agreement, dated September 28, 1998, between Assurandrgruppen A/S and Willis Corroon
               Europe B.V.

      *2.3   WIFA Share Sale Agreement, dated August 4, 1997, between Willis Corroon Limited and Willis National
               Holdings Limited, including Side Agreement, dated December 11, 1998

      *2.4   ANIFA Share Sale Agreement, dated August 4, 1997, between Abbey National Independent Consulting Group
               Limited and Willis National Holdings Limited, including Side Agreement, dated December 11, 1998

      *2.5   Framework Agreement, dated January 28, 1998, for the Merger of the limited partnership Jaspers
               Industrie Assekuranz GmbH & Co. KG and the general partnership C. Wuppesahl & Co. Assekuranzmakler

      *2.6   Purchase and Transfer Agreement, dated January 27, 1998, concerning shares in Industrie-Assekuranz
               GmbH and Jaspers Industrie Assekuranz GmbH & Co. KG between Alexander & Alexander International
               Inc., Achtundsechzigste Verwaltungsgesellschaft Dammtor mbH, and Willis Corroon Group plc

      *2.7   Transfer of Shares, dated January 22, 1998, of Industrie-Assekuranz GmbH into Jaspers Industrie
               Assekuranz GmbH & Co. KG

      *2.8   Merger Contract, dated March 17, 1998, between Jaspers Industrie Assekuranz GmbH & Co. KG and C.
               Wuppesahl & Co. Assekuranzmakler

      *2.9   Purchase and Sales Agreement, dated January 27, 1998, on the acquisition of limited partner shares in
               Jaspers Wuppesahl Industrie Assekuranz GmbH & Co. KG among Ms. Irene Koenig, Ms. Doris Ballauff,
               Mr. Michael Emken, C. Wuppesahl Management GmbH, C. Wuppesahl, 68. Verwaltungsgesellschaft Dammtor
               mbH, and Willis Corroon GmbH

     *2.10   Purchase and Sales Agreement dated January 22, 1998 between Deutsche Bank Aktiengesellschaft, Willis
               Corroon GmbH and Willis Corroon Group plc in respect of a limited partnership interest of 14.6% in
               Jaspers Wuppesahl Industrie Assekuranz GmbH & Co. KG.

     *2.11   Agreement, dated July 23, 1997, among Assurances Generales de France IART, UAP Incendie-Accidents,
               Athena, Gras Savoye Euro Finance S.A., Mr. Emmanuel Gras, Mr. Patrick Lucas, Mr. Daniel Naftalski,
               Willis Corroon Group plc, Willis Corroon Europe B.V., and Gras Savoye & Cie, along with Amendment
               No. 1 thereto, dated December 11, 1997, and Addendum thereto dated July 23, 1997

EXHIBIT NO.  DESCRIPTION OF EXHIBIT
-----------  -----------------------------------------------------------------------------------------------------
     *2.12   Sale and Purchase Agreement, dated October 20, 1997, among Willis Corroon Group plc, Acegiant
               Limited, Willis Corroon Group Services Limited and Willis Faber & Dumas (Agencies) Limited

      *3.1   Amended Certificate of Incorporation of Willis Corroon Corporation

      *3.2   By-laws of Willis Corroon Corporation

      *3.3   Partnership Agreement of Willis Corroon Partners

      *3.4   Memorandum and Articles of Association of Willis Corroon Group Limited

      *4.1   Indenture, dated February 2, 1999, among Willis Corroon Corporation, as issuer, Willis Corroon
               Partners and Willis Corroon Group Limited, as guarantors, and The Bank of New York, as trustee

      *4.2   Form of 9% Senior Subordinated Notes due 2009 (the "Exchange Note") (Included as part of Exhibit 4.1 hereto)

      *4.3   Exchange and Registration Rights Agreement, dated February 2, 1999, among Willis Corroon Corporation,
               Willis Corroon Partners, Willis Corroon Group Limited, Chase Securities Inc. and Chase Manhattan
               International Limited

     **5.1   Opinion of Simpson Thacher & Bartlett as to the legality of the securities being registred hereby

     **5.2   Opinion of Steven Hutchings, head of Willis Corroon Group's U.K. legal & risk management department

     **8.1   Opinion of Simpson Thacher & Bartlett as to material U.S. federal income tax matters

     *10.1   Purchase Agreement, dated January 28, 1999, among Willis Corroon Corporation, Willis Corroon
               Partners, Willis Corroon Group Limited, Chase Securities Inc. and Chase Manhattan International
               Limited

     *10.2   Credit Agreement, dated as of July 22, 1998, and amended and restated as of September 1, 1998,
               September 25, 1998 and February 19, 1999 and amended as of October 28, 1998, among Willis Corroon
               Corporation, as borrower, Willis Corroon Group Limited and Trinity Acquisition plc, as guarantors, the lenders thereunder and The Chase Manhattan Bank, as administrative agent and collateral agent

     *10.3   Master Shareholders' Agreement, dated October 13, 1998, among Willis Corroon Group plc, Willis
               Corroon Europe B.V., Tolbert Insurance & Finance B.V., Saint Gallen S.r.l., Olimpia S.r.l., Ital
               Brokers Holding S.p.A., ARCEF Holding N.V., and the Directors (as defined therein)

     *10.4   Shareholders' Agreement, dated September 28, 1998, among Willis Corroon Europe B.V. and the Current
               Shareholders (as defined therein) (relating to the Assurandrgruppen merger)

     *10.5   Shareholders' Agreement, dated August 4, 1997, among Abbey National plc, Willis Corroon Group plc, and Willis National Holdings Limited, as supplemented on December 11, 1998

     *10.6   Shareholders' Agreement, dated July 15, 1998, between Willis Corroon Europe B.V., Jaime Castellanos
               Borrego, Antonio Serrats Iriarte and Pedro Cardelus Munoz-Seca

     *10.7   Shareholders' Agreement, dated December 17, 1998, among Willis Corroon AB, Mr. Staffan Larsson and
               Mr. Tomas Larsson

     *10.8   1998 Share Purchase and Option Plan for Key Employees of TA I Limited

EXHIBIT NO.  DESCRIPTION OF EXHIBIT
-----------  -----------------------------------------------------------------------------------------------------
     *10.9   Guarantee by Willis Corroon Group Limited of pension scheme of John Reeve

    *10.10   Guarantee by Willis Corroon Group Limited of pension plan of Kenneth Pinkston

    *10.11   Guarantee by Willis Corroon Group Limited of pension plan of Brian Johnson

    *10.12   TA I Limited Zero Cost Share Option Scheme

     *12.1   Computation of ratio of earnings to fixed charges

     *21.1   List of subsidiaries of Willis Corroon Group Limited

    **23.1   Consents of Simpson Thacher & Bartlett (Included as part of Exhibit 5.1 and Exhibit 8.1 hereto)

    **23.2   Consent of Steven Hutchings (Included as part of Exhibit 5.2 hereto)

    **23.3   Consent of Ernst & Young

     *24.1   Powers of Attorney

     *25.1   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as
               Trustee

     *99.1   Form of Letter of Transmittal

     *99.2   Form of Notice of Guaranteed Delivery


------------------------

*   Previously filed.

**  Filed herewith.

         (b) Financial Statement Schedules

                                                                                                    PAGE
                                                                                                    -----
Report of Independent Auditors on Schedule.....................................................         S-1

Schedule II--Valuation and Qualifying Accounts.................................................         S-2

ITEM 22. UNDERTAKINGS

         (a) Insofar as indemnification for liabilities arising under Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (b) The undersigned registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (c) The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) to include any prospectus required by Section
                  10(a)(3) of the Securities Act

                           (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more that a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

                (4) To file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 at the start of any delayed offering or throughout a continuous offering.

         (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant guarantor has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, Country of England, on August 16, 1999.


                                         WILLIS CORROON GROUP LIMITED

                                         BY:  /S/ THOMAS COLRAINE
                                              -----------------------------------------
                                              NAME: THOMAS COLRAINE
                                              TITLE:  GROUP FINANCE DIRECTOR


         Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed on August 16, 1999 by or on behalf of the following persons in the capacities indicated with the registrant.


          SIGNATURE                        TITLE
------------------------------  ---------------------------
                                Executive Chairman;
              *                   Director
------------------------------    (Principal Executive
          John Reeve              Officer)

                                Chief Executive of Global
                                  Specialties; Executive
              *                   responsible for
------------------------------    discontinued U.K.
    Richard J. S. Bucknall        underwriting activities;
                                  Director

                                Group Finance Director;
              *                   Director
------------------------------    (Principal Financial and
       Thomas Colraine            Accounting Officer)

              *                 Executive responsible for
------------------------------    North American Retail;
       Brian D. Johnson           Director

              *                 Managing Partner of Gras
------------------------------    Savoye; Director
        Patrick Lucas

                                Chairman of U.K. Retail and
              *                   Executive responsible for
------------------------------    Willis Corroon
       George F. Nixon            International
                                  Holdings-Europe; Director

              *                 Chairman of Willis Faber
------------------------------    Re; Director
        John M. Pelly

          SIGNATURE                        TITLE
------------------------------  ---------------------------
                                Group Executive Director
                                  responsible for North
              *                   American Retail, U.S.
------------------------------    Wholesale, Asia-Pacific
     Kenneth H. Pinkston          and rest of the world;
                                  Director

*By:     /s/ MICHAEL P.
             CHITTY
      --------------------
       Michael P. Chitty
        ATTORNEY-IN-FACT

                           AUTHORIZED REPRESENTATIVE


         Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below in the City of Nashville, State of Tennessee on August 16, 1999 by the undersigned as the duly authorized representative of WILLIS CORROON GROUP LIMITED in the United States.


                                               /s/ BART R. SCHWARTZ
                                    -----------------------------------------
                                                 BART R. SCHWARTZ

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant guarantor has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 16, 1999.


                               WILLIS CORROON PARTNERS
                               BY: WILLIS CORROON GROUP LIMITED, ITS GENERAL
                               PARTNER

                               BY:  /S/ THOMAS COLRAINE
                                    -----------------------------------------
                                    NAME: THOMAS COLRAINE
                                    TITLE:  GROUP FINANCE DIRECTOR


         Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed on August 16, 1999 by or on behalf of the following persons in the capacities indicated with the general partner of registrant.


          SIGNATURE                       TITLE
-----------------------------  ---------------------------
                               Executive Chairman;
              *                  Director
-----------------------------    (Principal Executive
         John Reeve              Officer)

                               Chief Executive of Global
                                 Specialties; Executive
              *                  responsible for
-----------------------------    discontinued U.K.
   Richard J. S. Bucknall        underwriting activities;
                                 Director

                               Group Finance Director;
              *                  Director
-----------------------------    (Principal Financial and
       Thomas Colraine           Accounting Officer)

              *                Executive responsible for
-----------------------------    North American Retail;
      Brian D. Johnson           Director

              *                Managing Partner of Gras
-----------------------------    Savoye; Director
        Patrick Lucas

                               Chairman of U.K. Retail and
              *                  Executive responsible for
-----------------------------    Willis Corroon
       George F. Nixon           International
                                 Holdings-Europe; Director

              *                Chairman of Willis Faber
-----------------------------    Re; Director
        John M. Pelly

          SIGNATURE                       TITLE
-----------------------------  ---------------------------
                               Group Executive Director
                                 responsible for North
              *                  American Retail, U.S.
-----------------------------    Wholesale, Asia-Pacific
     Kenneth H. Pinkston         and rest of the world;
                                 Director

*By:    /s/ MICHAEL P. CHITTY
      -------------------------
          Michael P. Chitty
          ATTORNEY-IN-FACT

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant issuer has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 16, 1999.


                               WILLIS CORROON CORPORATION

                               BY:  /S/ BART R. SCHWARTZ
                                    -----------------------------------------
                                    NAME: BART R. SCHWARTZ
                                    TITLE: SENIOR VICE PRESIDENT & GENERAL
                                    COUNSEL


         Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed on August 16, 1999 by or on behalf of the following persons in the capacities indicated with the registrant.


          SIGNATURE                       TITLE
-----------------------------  ---------------------------
                               Group Executive Director
                                 responsible for North
                                 American Retail, U.S.
              *                  Wholesale, Asia-Pacific
-----------------------------    and rest of the world;
     Kenneth H. Pinkston         Director
                                 (Principal Executive
                                 Officer)

              *                Executive responsible for
-----------------------------    North American Retail;
      Brian D. Johnson           Director

                               Senior Vice President;
              *                  Director of Finance and
-----------------------------    Administration; Director
     Charles D. Hamilton         (Principal Financial and
                                 Accounting Officer)

    /s/ BART R. SCHWARTZ       Senior Vice President;
-----------------------------    Corporate Secretary and
      Bart R. Schwartz           General Counsel; Director

                               Senior Vice President;
              *                  Director of Human
-----------------------------    Resources, North America;
         Kim Windrow             Director

*By:    /s/ BART R. SCHWARTZ
      -------------------------
          Bart R. Schwartz
          ATTORNEY-IN-FACT

             WILLIS CORROON GROUP LIMITED AND SUBSIDIARY COMPANIES

                   REPORT OF INDEPENDENT AUDITORS ON SCHEDULE

         We have audited the consolidated financial statements of Willis Corroon Group Limited at December 31, 1997 and 1998 and for the years ended December 31, 1996 and 1997, and the periods January 1 to September 1, 1998 and September 2 to December 31, 1998, and have issued our report thereon dated March 15, 1999. Our audits also included the financial statement schedule listed in Item 21(b) of this Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

         In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                                             Ernst & Young

London, England
March 15, 1999

                                                                     SCHEDULE II

             WILLIS CORROON GROUP LIMITED AND SUBSIDIARY COMPANIES

                       VALUATION AND QUALIFYING ACCOUNTS

                                                                 ADDITIONS        ADDITIONS
                                                BALANCE AT      CHARGED TO       CHARGED TO                       BALANCE AT
                                                 BEGINNING       COSTS AND          OTHER                           END OF
DESCRIPTION                                      OF PERIOD       EXPENSES         ACCOUNTS        DEDUCTIONS        PERIOD
---------------------------------------------  -------------  ---------------  ---------------  ---------------  -------------
Year ended December 31, 1996
  Provision for bad and doubtful debts.......         26.9             0.8             (1.3)(a)         (7.8)           18.6
                                                       ---             ---              ---              ---             ---
Year ended December 31, 1997
  Provision for bad and doubtful debts.......         18.6            (4.0)                             (3.0)           11.6
                                                       ---             ---              ---              ---             ---
January 1 to September 1, 1998
  Provision for bad and doubtful debts.......         11.6             1.5                              (0.5)           12.6
                                                       ---             ---              ---              ---             ---
September 2 to December 31, 1998
  Provision for bad and doubtful debts.......         12.6            (0.4)             0.1(a)          (0.5)           11.8

------------------------------

(a) Exchange adjustments

 EXHIBIT
   NO.                                             DESCRIPTION OF EXHIBIT
---------  -------------------------------------------------------------------------------------------------------
    *2.1   Master Acquisition Agreement, dated October 13, 1998, among Willis Corroon Group plc, Willis Corroon
           Europe B.V., Tolbert Insurance & Finance B.V., UTA Willis Corroon S.p.A., Saint Gallen S.r.l., Olimpia
           S.r.l., Ital Brokers Holding S.p.A., and ARCEF N.V.
    *2.2   Stock Purchase Agreement, dated September 28, 1998, between Assurandrgruppen A/S and Willis Corroon
           Europe B.V.
    *2.3   WIFA Share Sale Agreement, dated August 4, 1997, between Willis Corroon Limited and Willis National
           Holdings Limited, including Side Agreement, dated December 11, 1998
    *2.4   ANIFA Share Sale Agreement, dated August 4, 1997, between Abbey National Independent Consulting Group
           Limited and Willis National Holdings Limited, including Side Agreement, dated December 11, 1998
    *2.5   Framework Agreement dated January 28, 1998 for the Merger of the limited partnership Jaspers Industrie
           Assekuranz GmbH & Co. KG and the general partnership C. Wuppesahl & Co. Assekuranzmakler
    *2.6   Purchase and Transfer Agreement dated January 27, 1998 concerning shares in Industrie-Assekuranz GmbH and Jaspers Industrie Assekuranz GmbH & Co. KG between Alexander & Alexander International Inc.,
           Achtundsechzigste Verwaltungsgesellschaft Dammtor mbH, and Willis Corroon Group plc
    *2.7   Transfer of Shares dated January 22, 1998 of Industrie-Assekuranz GmbH to the Limited Partnership in
           the firm Jaspers Industrie Assekuranz GmbH & Co. KG
    *2.8   Merger Contract, dated March 17, 1998, between Jaspers Industrie Assekuranz GmbH & Co. KG and C.
           Wuppesahl & Co. Assekuranzmakler
    *2.9   Purchase and Sales Agreement, dated January 27, 1998, on the acquisition of limited partner shares in
           Jaspers Wuppesahl Industrie Assekuranz GmbH & Co. KG, among Ms. Irene Koenig, Ms. Doris Ballauff, Mr.
           Michael Emken, C. Wuppesahl Management GmbH, C. Wuppesahl, 68. Verwaltungsgesellschaft Dammtor mbH, and
           Willis Corroon GmbH
    *2.10  Purchase and Sales Agreement dated January 22, 1998 between Deutsche Bank Aktiengesellschaft, Willis
           Corroon GmbH and Willis Corroon Group plc in respect of a limited partnership interest of 14.6% in
           Jaspers Wuppesahl Industrie Assekuranz GmbH & Co. KG
    *2.11  Agreement, dated July 23, 1997, among Assurances Generales de France IART, UAP Incendie-Accidents,
           Athena, Gras Savoye Euro Finance S.A., Mr. Emmanuel Gras, Mr. Patrick Lucas, Mr. Daniel Naftalski,
           Willis Corroon Group plc, Willis Corroon Europe B.V., and Gras Savoye & Cie, along with Amendment No. 1 thereto, dated December 11, 1997, and Addendum thereto dated July 23, 1997
    *2.12  Sale and Purchase Agreement, dated October 20, 1997, among Willis Corroon Group plc, Acegiant Limited,
           Willis Corroon Group Services Limited, and Willis Faber & Dumas (Agencies) Limited
    *3.1   Amended Certificate of Incorporation of Willis Corroon Corporation
    *3.2   By-laws of Willis Corroon Corporation
    *3.3   Partnership Agreement of Willis Corroon Partners
    *3.4   Memorandum and Articles of Association of Willis Corroon Group Limited
    *4.1   Indenture, dated February 2, 1999, among Willis Corroon Corporation, as issuer, Willis Corroon Partners and Willis Corroon Group Limited, as guarantors, and The Bank of New York, as trustee
    *4.2   Form of 9% Senior Subordinated Notes due 2009 (the "Exchange Note") (Included as part of Exhibit 4.1 hereto)

 EXHIBIT
   NO.                                             DESCRIPTION OF EXHIBIT
---------  -------------------------------------------------------------------------------------------------------
    *4.3   Exchange and Registration Rights Agreement, dated February 2, 1999, among Willis Corroon Corporation,
           Willis Corroon Partners, Willis Corroon Group Limited, Chase Securities Inc. and Chase Manhattan
           International Limited
   **5.1   Opinion of Simpson Thacher & Bartlett as to the legality of the securities being registered hereby
   **5.2   Opinion of Steven Hutchings, head of Willis Corroon Group's U.K. legal & risk management department
   **8.1   Opinion of Simpson Thacher & Bartlett as to material U.S. federal income tax matters
   *10.1   Purchase Agreement, dated January 28, 1999, among Willis Corroon Corporation, Willis Corroon Partners,
           Willis Corroon Group Limited, Chase Securities Inc. and Chase Manhattan International Limited
   *10.2   Credit Agreement, dated as of July 22, 1998, and amended and restated as of September 1, 1998,
           September 25, 1998 and February 19, 1999 and amended as of October 28, 1998, among Willis Corroon
           Corporation, as borrower, Willis Corroon Group Limited and Trinity Acquisition plc, as guarantors, the lenders thereunder and The Chase Manhattan Bank, as administrative agent and collateral agent
   *10.3   Master Shareholders' Agreement, dated October 13, 1998, among Willis Corroon Group plc, Willis Corroon
           Europe B.V., Tolbert Insurance & Finance B.V., Saint Gallen S.r.l., Olimpia S.r.l., Ital Brokers
           Holding S.p.A., ARCEF Holding N.V., and the Directors (as defined therein)
   *10.4   Shareholders' Agreement, dated September 28, 1998, among Willis Corroon Europe B.V. and the Current
           Shareholders (as defined therein) (relating to the Assurandrgruppen merger)
   *10.5   Shareholders' Agreement, dated August 4, 1997, among Abbey National plc, Willis Corroon Group plc, and
           Willis National Holdings Limited, as supplemented on December 11, 1998
   *10.6   Shareholders' Agreement, dated July 15, 1998, between Willis Corroon Europe B.V., Jaime Castellanos
           Borrego, Antonio Serrats Iriarte and Pedro Cardelus Munoz-Seca
   *10.7   Shareholders' Agreement, dated December 17, 1998, among Willis Corroon AB, Mr. Staffan Larsson and Mr.
           Tomas Larsson
   *10.8   1998 Share Purchase and Option Plan for Key Employees of TA I Limited
   *10.9   Guarantee by Willis Corroon Group Limited of pension scheme of John Reeve
   *10.10  Guarantee by Willis Corroon Group Limited of pension plan of Kenneth Pinkston
   *10.11  Guarantee by Willis Corroon Group Limited of pension plan of Brian Johnson
   *10.12  TA I Limited Zero Cost Share Option Scheme
   *12.1   Computation of ratio of earnings to fixed charges
   *21.1   List of subsidiaries of Willis Corroon Group Limited
  **23.1   Consents of Simpson Thacher & Bartlett (Included as part of Exhibit 5.1 and Exhibit 8.1 hereto)
  **23.2   Consent of Steven Hutchings (Included as part of Exhibit 5.2 hereto)
  **23.3   Consent of Ernst & Young
   *24.1   Powers of Attorney
   *25.1   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as
           Trustee
   *99.1   Form of Letter of Transmittal
   *99.2   Form of Notice of Guaranteed Delivery


------------------------

 *  Previously filed

**  Filed herewith